--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE THESE SECURITIES, NOR WILL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION WHERE THAT OFFER, SOLICITATION OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------


                 SUBJECT TO COMPLETION, DATED FEBRUARY 20, 2001
     PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 20, 2001

                                  $881,687,000

                                  (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CK1

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                    depositor

                             COLUMN FINANCIAL, INC.

                          KEYBANK NATIONAL ASSOCIATION

                              mortgage loan sellers

                                 --------------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 144 commercial and multifamily mortgage loans, with a total principal balance, as of their respective due dates in March 2001, of approximately $1,028,207,257. The trust fund will issue 21 classes of certificates, six of which are being offered, as listed below. The trust fund will pay interest and/or principal monthly, commencing in April 2001. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of ___% of the total initial principal balance of the offered certificates plus accrued interest from March 1, 2001. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-33 OF THIS PROSPECTUS SUPPLEMENT.

                                                 APPROXIMATE
                           APPROXIMATE TOTAL       INITIAL                                                      EXPECTED
                           INITIAL PRINCIPAL     PASS-THROUGH        ASSUMED FINAL          RATED FINAL         RATINGS
      OFFERED CLASS             BALANCE              RATE          DISTRIBUTION DATE     DISTRIBUTION DATE   MOODY'S/FITCH
---------------------      ----------------      -----------       -----------------     -----------------   -------------
Class A-1............        $106,000,000                 %          November 2007                              Aaa/AAA
Class A-2............        $154,000,000                 %          November 2009                              Aaa/AAA
Class A-3............        $518,867,000                 %          December 2010                              Aaa/AAA
Class B..............        $ 43,698,000                 %          December 2010                              Aa2/AA
Class C..............        $ 46,270,000                 %          December 2010                               A2/A
Class D..............        $ 12,852,000                 %          December 2010                               A3/A-

     Delivery of the offered certificates, in book-entry form only, will be made on or about March 13, 2001.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston Corporation will act as lead and book running manager.

CREDIT SUISSE FIRST BOSTON

                          MCDONALD INVESTMENTS
                            A KeyCorp Company

                                          MERRILL LYNCH & CO.

                                                       SALOMON SMITH BARNEY

          The date of this prospectus supplement is ____________, 2001.

                                [MAP AND PHOTOS]


                               [GRAPHICS OMITTED]

                                   ----------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS......................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-5
RISK FACTORS................................................................S-33
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT........................S-50
FORWARD-LOOKING STATEMENTS..................................................S-50
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS................................S-50
DESCRIPTION OF THE OFFERED CERTIFICATES....................................S-103
YIELD AND MATURITY CONSIDERATIONS..........................................S-122
THE POOLING AND SERVICING AGREEMENT........................................S-126
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
  MORTGAGED PROPERTIES LOCATED IN CALIFORNIA...............................S-151
FEDERAL INCOME TAX CONSEQUENCES............................................S-152
ERISA CONSIDERATIONS.......................................................S-154
LEGAL INVESTMENT...........................................................S-158
USE OF PROCEEDS............................................................S-158
UNDERWRITING...............................................................S-158
LEGAL MATTERS..............................................................S-159
RATING.....................................................................S-160
GLOSSARY...................................................................S-162


                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1 -- CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE RELATED
                 MORTGAGED REAL PROPERTIES

EXHIBIT A-2 -- MORTGAGE POOL INFORMATION
EXHIBIT B   -- FORM OF TRUSTEE REPORT
EXHIBIT C   -- DECREMENT TABLES FOR THE CLASS A-1, A-2, A-3, B, C AND D
                 CERTIFICATES
EXHIBIT D   -- GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................11
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................27
CREDIT SUISSE FIRST BOSTON MORTGAGE
  SECURITIES CORP.............................................................27
USE OF PROCEEDS...............................................................28
DESCRIPTION OF THE TRUST ASSETS...............................................28
YIELD AND MATURITY CONSIDERATIONS.............................................51
DESCRIPTION OF THE CERTIFICATES...............................................56
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................65
DESCRIPTION OF CREDIT SUPPORT.................................................74
LEGAL ASPECTS OF MORTGAGE LOANS...............................................76
FEDERAL INCOME TAX CONSEQUENCES...............................................87
STATE AND OTHER TAX CONSEQUENCES.............................................119
ERISA CONSIDERATIONS.........................................................119
LEGAL INVESTMENT.............................................................122
PLAN OF DISTRIBUTION.........................................................124
LEGAL MATTERS................................................................125
FINANCIAL INFORMATION........................................................125
RATING.......................................................................125
GLOSSARY.....................................................................127

                                   ----------

UNTIL ____________, 2001 WHICH IS ____ DAYS AFTER THE COMMENCEMENT OF THE OFFERING, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   ----------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: the Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and the New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in each of this prospectus supplement and the prospectus identify the pages where these sections are located.

================================================================================

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2001-CK1 Commercial Mortgage Pass-Through Certificates. The series 2001-CK1 certificates will consist of 21 classes. The table below identifies, and specifies various characteristics for, 19 of those classes.

                            INITIAL     APPROXIMATE                                     ASSUMED
                           PRINCIPAL    % OF TOTAL                  PASS-      INITIAL   WEIGHTED                        ASSUMED
           EXPECTED        BALANCE OR     INITIAL    APPROXIMATE   THROUGH      PASS-   AVERAGE                          FINAL
            RATINGS         NOTIONAL     PRINCIPAL     CREDIT        RATE      THROUGH    LIFE          ASSUMED       DISTRIBUTION
 CLASS   MOODY'S/FITCH       AMOUNT       BALANCE      SUPPORT    DESCRIPTION   RATE     (YEARS)   PRINCIPAL WINDOW       DATE
------   -------------  --------------  -----------  -----------  -----------  -------  --------   ----------------   ------------
A-1         Aaa/AAA     $  106,000,000     10.31%       24.25%                     %       4.6        4/01-11/07       Nov. 2007
A-2         Aaa/AAA     $  154,000,000     14.98%       24.25%                     %       7.1        11/07-11/09      Nov. 2009
A-3         Aaa/AAA     $  518,867,000     50.46%       24.25%                     %       9.5        11/09-12/10      Dec. 2010
B           Aa2/AA      $   43,698,000      4.25%       20.00%                     %       9.8        12/10-12/10      Dec. 2010
C            A2/A       $   46,270,000      4.50%       15.50%                     %       9.8        12/10-12/10      Dec. 2010
D            A3/A-      $   12,852,000      1.25%       14.25%                     %       9.8        12/10-12/10      Dec. 2010
E          Baa1/BBB+    $   12,853,000      1.25%       13.00%                     %       N/A            N/A             N/A
F          Baa2/BBB     $   20,564,000      2.00%       11.00%                     %       N/A            N/A             N/A
G          Baa3/BBB-    $   17,994,000      1.75%        9.25%                     %       N/A            N/A             N/A
H           Ba1/BB+     $   17,993,000      1.75%        7.50%                     %       N/A            N/A             N/A
J           Ba2/BB      $   28,276,000      2.75%        4.75%                     %       N/A            N/A             N/A
K           Ba3/BB-     $    7,711,000      0.75%        4.00%                     %       N/A            N/A             N/A
L            B1/B+      $    7,712,000      0.75%        3.25%                     %       N/A            N/A             N/A
M            B2/NR      $   15,423,000      1.50%        1.75%                     %       N/A            N/A             N/A
N            B3/NR      $    5,141,000      0.50%        1.25%                     %       N/A            N/A             N/A
O            NR/NR      $   12,853,257      1.25%          N/A                     %       N/A            N/A             N/A
A-X         Aaa/AAA     $1,028,207,257    100.00%          N/A                     %       N/A            N/A             N/A
A-CP        Aaa/AAA     $  354,231,000     34.45%          N/A                     %       N/A            N/A             N/A
A-Y         Aaa/AAA     $  518,867,000     50.46%          N/A                     %       N/A            N/A             N/A

--------------------

     In reviewing the foregoing table, please note that:

     o Only the class A-1, A-2, A-3, B, C and D certificates are offered by this prospectus supplement.

     o The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and/or Fitch, Inc., respectively. "NR" means not rated.

     o The rated final distribution date for each class of offered certificates is the distribution date in __________. That is the first distribution date that is at least three years after the latest maturity date of any mortgage loan which is not a balloon loan or, for any balloon loan, the date upon which it would be deemed to mature in accordance with its original amortization schedule absent its balloon payment.

     o All of the classes shown in the foregoing table, except the A-X, A-CP and A-Y classes, have principal balances. Solely for the calculation of interest, however:

     1. the class A-X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates outstanding from time to time;

================================================================================

================================================================================

     2. the class A-CP certificates will have a total notional amount equal to the sum of--

          (a) the lesser of $200,000,000 and the total principal balance of the class A-3 certificates outstanding from time to time, and

          (b) the total principal balance of the class B, C, D, E, F and G certificates outstanding from time to time; and

     3. the class A-Y certificates will have a total notional amount equal to the total principal balance of the class A-3 certificates outstanding from time to time.

o The total initial principal balance or notional amount of any class shown in the foregoing table may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

o Each class identified in the foregoing table as having a "Fixed" pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

o Each class identified in the foregoing table as having a "WAC Cap" pass-through rate, has a variable pass-through rate equal to the lesser of--

     1.   the initial pass-through rate for that class, and

     2. a weighted average coupon derived from net interest rates on the underlying mortgage loans.

o Each class identified in the foregoing table above as having a "WAC" pass-through rate, has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

o The pass-through rate for the class A-X certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-X strip rates, are as follows:

     1. for purposes of accruing interest on those components of the related total notional amount consisting of the respective total principal balances of the class A-1, A-2, H, J, K, L, M, N and O certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the particular pass-through rate for the corresponding class of principal and interest certificates;

     2. for purposes of accruing interest during the period from and including the March 2001 interest accrual period through and including the February 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $200,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of--

          (a) the sum of 55% of a weighted average coupon derived from net interest rates on the underlying mortgage loans, plus 45% of the pass-through rate for the class A-3 certificates, over

          (b)  7.30% per annum;

     3. for purposes of accruing interest during the period from and including the March 2001 interest accrual period through and including the February 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the total principal balance of the class A-3 certificates over $200,000,000, the applicable class A-X strip

================================================================================

================================================================================

          rate for that component will equal the excess, if any, of 55% of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over 55% of the pass-through rate for the class A-3 certificates;

     4. for purposes of accruing interest during the period after the February 2008 interest accrual period on the component of the related total notional amount consisting of the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of 55% of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over 55% of the pass-through rate for the class A-3 certificates;

     5. for purposes of accruing interest during the period from and including the March 2001 interest accrual period through and including the February 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C, D, E, F and G certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over 7.95% per annum; and

     6. for purposes of accruing interest during the period after the February 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C, D, E, F and G certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of--

          (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          (b) the particular pass-through rate for the corresponding class of principal and interest certificates.

o The pass-through rate for the class A-CP certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-CP strip rates, are as follows:

     1. for purposes of accruing interest during the period from and including the March 2001 interest accrual period through and including the February 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $200,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-CP strip rate for that component will equal the excess, if any, of--

          (a) the lesser of (i) 7.30% per annum, and (ii) the sum of 55% of a weighted average coupon derived from net interest rates on the underlying mortgage loans, plus 45% of the pass-through rate for the class A-3 certificates, over

          (b)  the pass-through rate for the class A-3 certificates; and

     2. for purposes of accruing interest during the period from and including the March 2001 interest accrual period through and including the February 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C, D, E, F and G certificates, the applicable class A-CP strip rate for each such component will equal the excess, if any, of--

          (a) the lesser of (i) 7.95% per annum, and (ii) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          (b) the particular pass-through rate for the corresponding class of principal and interest certificates.

================================================================================

================================================================================

     The class A-CP certificates will cease accruing interest after the February 2008 interest accrual period.

o The pass-through rate for the class A-Y certificates will be a variable rate equal to the excess, if any, of 45% of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over 45% of the pass-through rate for the class A-3 certificates.

o As to any given class of offered certificates shown in the foregoing table, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

     1. 24 of the underlying mortgage loans are assumed to be repaid in full on their respective anticipated repayment dates,

     2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

     3.   there are no defaults with respect to the underlying mortgage loans.

o As to any class of offered certificates shown in the foregoing table, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the series 2001-CK1 certificates and the payment of each dollar of principal.

o As to any class of offered certificates shown in the foregoing table, the assumed principal window is the period during which holders would receive distributions of principal.

o As to any class of offered certificates shown in the foregoing table, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made.

o The class R and V certificates are not represented in this table. They do not have principal balances, notional amounts or pass-through rates.

     The series 2001-CK1 certificates will evidence the entire beneficial ownership of a trust fund that we, Credit Suisse First Boston Mortgage Securities Corp., intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from two separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in March 2001. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

     Initial mortgage pool balance....................................................   $1,028,207,257
     Number of mortgage loans.........................................................              144
     Number of mortgaged real properties..............................................              159

     Maximum cut-off date principal balance...........................................      $77,750,000
     Minimum cut-off date principal balance...........................................         $163,495
     Average cut-off date principal balance...........................................       $7,140,328

     Maximum mortgage interest rate...................................................          9.3700%
     Minimum mortgage interest rate...................................................          7.3250%
     Weighted average mortgage interest rate..........................................          8.1695%

     Maximum original term to maturity or anticipated repayment date..................              174
     Minimum original term to maturity or anticipated repayment date..................               60
     Weighted average original term to maturity or anticipated repayment date.........              115

     Maximum remaining term to maturity or anticipated repayment date.................              166

================================================================================

================================================================================

     Minimum remaining term to maturity or anticipated repayment date.................               57
     Weighted average remaining term to maturity or anticipated repayment date........              110
     Maximum debt service coverage ratio, based
         on underwritten net cash flow................................................            1.79x
     Minimum debt service coverage ratio, based
         on underwritten net cash flow................................................            1.20x
     Weighted average debt service coverage ratio,
         based on underwritten net cash flow..........................................            1.34x

     Maximum cut-off date loan-to-appraised ratio.....................................            79.8%
     Minimum cut-off date loan-to-appraised ratio.....................................            35.1%
     Weighted average cut-off date loan-to-value ratio................................            69.6%

     The document that will govern the issuance of the series 2001-CK1 certificates, the creation of the related trust fund and the servicing and administration of all but one of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of March 1, 2001, between us, as depositor, and a trustee, a master servicer and a special servicer.

                                RELEVANT PARTIES

"WE" AND "US"..................   Credit Suisse First Boston Mortgage Securities
                                  Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. See "Credit Suisse
                                  First Boston Mortgage Securities Corp." in the accompanying prospectus.

INITIAL MASTER SERVICER........   KeyCorp Real Estate Capital Markets, Inc., an
                                  Ohio corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters. The initial master servicer's address is 911 Main Street, Suite 1500, Kansas
                                  City, Missouri 64105. See "The Pooling and
                                  Servicing Agreement--The Initial Master
                                  Servicer" in this prospectus supplement.

                                  Notwithstanding the foregoing, the mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building, which mortgage loan represents 1.9% of the initial mortgage pool balance, is one of four pari passu loans secured by those properties. A co-lender agreement governs the relationship of the holders of those four loans and designates the holder of one of those four loans, but not the one to be included in the trust fund, as the lead lender. That lead lender is responsible for the servicing and administration of all four pari passu loans secured by the mortgaged real properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building. The lead lender's loan has already been securitized. Accordingly, the trustee for that other securitization is the lead lender. The servicer for that other securitization is CapMark Services, L.P. See "Description of the Underlying Mortgage Loans--Other Significant Mortgage Loans" in this prospectus supplement.

                                  References in this prospectus supplement to the master servicer will mean the master servicer under the series 2001-CK1 pooling and servicing agreement unless the context clearly indicates otherwise.

INITIAL SPECIAL SERVICER.......   ORIX Real Estate Capital Markets, LLC, a
                                  Delaware limited liability company. The
                                  initial special servicer's address is 1717
                                  Main Street, 14th Floor, Dallas, Texas 75201.
                                  See "The Pooling and Servicing

================================================================================

================================================================================

                                  Agreement--The Initial Special Servicer" in this prospectus supplement.

                                  Notwithstanding the foregoing, the mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building, which mortgage loan represents 1.9% of the initial mortgage pool balance, is one of four pari passu loans secured by those properties. A co-lender agreement governs the relationship of the holders of those four loans and designates the holder of one of those four loans, but not the one to be included in the trust fund, as the lead lender. That lead lender is responsible for the servicing and administration of all four pari passu loans secured by the mortgaged real properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building. The lead lender's loan has already been securitized. Accordingly, the trustee for that other securitization is the lead lender. The special servicer for that other securitization is Lennar Partners, Inc. See "Description of the Underlying Mortgage Loans--Other Significant Mortgage Loans" in this prospectus supplement.

                                  References in this prospectus supplement to the special servicer will mean the special servicer under the series 2001-CK1 pooling and servicing agreement unless the context clearly indicates otherwise.

INITIAL TRUSTEE................   Wells Fargo Bank Minnesota, N.A., a national
                                  banking association. The initial trustee maintains an office at 11000 Broken Land
                                  Parkway, Columbia, Maryland 21044-3562. See
                                  "The Pooling and Servicing Agreement--The
                                  Initial Trustee" in this prospectus
                                  supplement.

CONTROLLING CLASS OF
SERIES 2001-CK1
CERTIFICATEHOLDERS.............   At any time of determination, the holders of
                                  the most subordinate class of series 2001-CK1 certificates, exclusive of the A-X, A-CP, A-Y, R and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class.
                                  However, if no class of series 2001-CK1
                                  certificates, exclusive of the A-X, A-CP, A-Y, R and V classes, then has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2001-CK1 certificateholders will be the holders of the most subordinate class of series 2001-CK1 certificates, exclusive of the A-X, A-CP, A-Y, R and V certificates, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2001-CK1 certificateholders, the class A-1, A-2 and A-3 certificateholders will be considered a single class. See "The Pooling and Servicing Agreement--The Series 2001-CK1
                                  Controlling Class Representative" in this prospectus supplement.

SERIES 2001-CK1 CONTROLLING
CLASS REPRESENTATIVE...........   The holders of certificates representing a
                                  majority interest in the controlling class of the series 2001-CK1 certificates will be entitled to select a representative that, subject to the conditions described under "The
                                  Pooling and Servicing Agreement--The Series
                                  2001-CK1 Controlling Class Representative" and
                                  "--Replacement of the Special Servicer" in this prospectus supplement, may--

                                  o    replace the special servicer, and

                                  o direct the special servicer with respect to various special servicing matters.

================================================================================

================================================================================

UNDERWRITERS...................   Credit Suisse First Boston Corporation,
                                  McDonald Investments Inc., Merrill Lynch,
                                  Pierce, Fenner & Smith Incorporated and
                                  Salomon Smith Barney Inc. are the underwriters with respect to this offering. Credit Suisse
                                  First Boston Corporation will be lead and book running manager. McDonald Investments Inc.,
                                  Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated and Salomon Smith Barney Inc.
                                  will be co-managers.

MORTGAGE LOAN SELLERS..........   We will acquire the mortgage loans that are to
                                  back the offered certificates from two
                                  separate mortgage loan sellers:

                                  o    Column Financial, Inc., a Delaware
                                       corporation and an affiliate of us and
                                       one of the underwriters. Column
                                       Financial, Inc.'s address is 3414
                                       Peachtree Road, N.E., Suite 1140,
                                       Atlanta, Georgia 30326.

                                  o KeyBank National Association, a national banking association and an affiliate of the initial master servicer and one of the underwriters. KeyBank National Association's address is Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                                  See "Description of the Underlying Mortgage
                                  Loans--The Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE...................   The underlying mortgage loans will be
                                  considered part of the trust fund as of their respective due dates in March 2001. All payments and collections received on each of the underlying mortgage loans after its due date in March 2001, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in March 2001 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE.....................   The date of initial issuance for the series
                                  2001-CK1 certificates will be on or about
                                  March 13, 2001.

DUE DATES......................   Subject, in some cases, to a next business day
                                  convention, the dates on which monthly
                                  installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                              % OF INITIAL          NUMBER OF
                               DUE DATE   MORTGAGE POOL BALANCE   MORTGAGE LOANS
                               --------   ---------------------   --------------
                                  1st             65.0%                123
                                 11th             35.0%                 21

DETERMINATION DATE.............   The monthly cut-off for collections on the
                                  underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series
                                  2001-CK1 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with April 2001, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

================================================================================

================================================================================

DISTRIBUTION DATE..............   Distributions on the series 2001-CK1
                                  certificates are scheduled to occur monthly, commencing in April 2001. During any given month, the distribution date will be the later of--

                                  o the 15th calendar day of that month, or, if the 15th calendar day of that month is not a business day, then the next succeeding business day, and

                                  o    the fourth business day following the
                                       determination date in that month.

RECORD DATE....................   The record date for each monthly distribution
                                  on a series 2001-CK1 certificate will be the last business day of the prior calendar month.
                                  The registered holders of the series 2001-CK1 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date.

COLLECTION PERIOD..............   Amounts available for distribution on the
                                  series 2001-CK1 certificates on any
                                  distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                  o will relate to a particular distribution date,

                                  o    will begin when the prior collection
                                       period ends or, in the case of the first collection period, with respect to any underlying mortgage loan, will begin immediately following its due date in March 2001, and

                                  o will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD........   The amount of interest payable with respect to
                                  the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES

GENERAL........................   The series 2001-CK1 certificates offered by
                                  this prospectus supplement are the class A-1, A-2, A-3, B, C and D certificates. Each class of offered certificates will have the total initial principal balance and pass-through rate set forth in the table of page S-5 or otherwise described under "--Transaction
                                  Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A.  GENERAL....................   Funds collected or advanced on the underlying
                                  mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

================================================================================

================================================================================

B.  PRIORITY OF DISTRIBUTIONS..   The trustee will make distributions of
                                  interest and, if and when applicable,
                                  principal to the following classes of series
                                  2001-CK1 certificateholders, in the following order:

                                  DISTRIBUTION ORDER                 CLASS
                                  ------------------           -----------------
                                         1st                     A-1, A-2, A-3,
                                                               A-X, A-CP and A-Y
                                         2nd                           B
                                         3rd                           C
                                         4th                           D
                                         5th                           E
                                         6th                           F
                                         7th                           G
                                         8th                           H
                                         9th                           J
                                         10th                          K
                                         11th                          L
                                         12th                          M
                                         13th                          N
                                         14th                          O

                                  Allocation of interest distributions among the class A-1, A-2, A-3, A-X, A-CP and A-Y certificates will be pro rata based on the respective amounts of interest payable on each. Allocation of principal distributions between the class A-1, A-2 and A-3 certificates is described under "--Distributions--Principal Distributions" below. The class A-X, A-CP and A-Y certificates do not have principal balances and do not entitle holders to distributions of principal.

                                  See "Description of the Offered
                                  Certificates--Distributions--Priority of
                                  Distributions" in this prospectus supplement.

C.  INTEREST DISTRIBUTIONS.....   Each class of series 2001-CK1 certificates,
                                  other than the class R and V certificates, will bear interest. With respect to each interest-bearing class, that interest will accrue during each interest accrual period based upon:

                                  o    the pass-through rate with respect to
                                       that class for that interest accrual
                                       period;

                                  o    the total principal balance or notional
                                       amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                  o the assumption that each year consists of twelve 30-day months.

                                  However, the class A-CP certificates will not accrue interest beyond the February 2008 interest accrual period.

                                  A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                                  Distributions" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2001-CK1 certificates, including

================================================================================

================================================================================

                                  the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

                                  On each distribution date, subject to
                                  available funds and the distribution
                                  priorities described under
                                  "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                  See "Description of the Offered
                                  Certificates--Distributions--Interest
                                  Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

D.  PRINCIPAL DISTRIBUTIONS....   Subject to--

                                  o    available funds,

                                  o    the distribution priorities described
                                       under "--Distributions--Priority of
                                       Distributions" above, and

                                  o    the reductions to principal balances
                                       described under "--Reductions of
                                       Certificate Principal Balances in
                                       Connection with Losses and Expenses"
                                       below,

                                  the holders of each class of offered
                                  certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                  The trustee must make principal distributions in a specified sequential order to ensure that:

                                  o    no principal distributions will be made
                                       to the holders of any non-offered
                                       certificates until the total principal
                                       balance of the offered certificates is
                                       reduced to zero;

                                  o    no principal distributions will be made
                                       to the holders of the class B, C or D
                                       certificates until, in the case of each
                                       of those classes, the total principal
                                       balance of all more senior classes of
                                       offered certificates is reduced to zero;

                                  o    except as described in the following
                                       paragraph, no principal distributions
                                       will be made to the holders of the class
                                       A-3 certificates until the total
                                       principal balance of the class A-1 and
                                       A-2 certificates is reduced to zero; and

                                  o    except as described in the following
                                       paragraph, no principal distributions
                                       will be made to the holders of the class
                                       A-2 certificates until the total
                                       principal balance of the class A-1
                                       certificates is reduced to zero.

                                  Because of the losses on the underlying
                                  mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and O certificates could be reduced to zero at a time when the class A-1, A-2 and/or A-3 certificates remain outstanding. Under those circumstances,

================================================================================

================================================================================

                                  any principal distributions on the class A-1, A-2 and A-3 certificates will be made on a pro rata basis in accordance with the relative sizes of the respective total principal balances of those three classes at the time of the distribution.

                                  The total distributions of principal to be made on the series 2001-CK1 certificates on any distribution date will be a function of--

                                  o    the amount of scheduled payments of
                                       principal due or, in some cases, deemed
                                       due, on the underlying mortgage loans
                                       during the related collection period,
                                       which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                                  o    the amount of any prepayments and other
                                       unscheduled collections of previously
                                       unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                  The class A-X, A-CP, A-Y, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                  See "Description of the Offered
                                  Certificates--Distributions--Principal
                                  Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

E.  DISTRIBUTIONS OF YIELD
    MAINTENANCE CHARGES........   Any yield maintenance charge collected in
                                  respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                  Certificates--Distributions--Distributions of
                                  Yield Maintenance Charges" in this prospectus supplement, to the holders of the class A-X certificates, the holders of the class A-Y certificates and/or any holders of class A-1, A-2, A-3, B, C, D, E, F or G certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES.......................   Because of losses on the underlying mortgage
                                  loans and/or default-related and other
                                  unanticipated trust fund expenses, the total principal balance of the underlying mortgage loans, net of outstanding advances of principal, may fall below the total principal balance of the series 2001-CK1 certificates.
                                  If and to the extent that those losses and expenses cause a deficit to exist following the distributions made on the series 2001-CK1 certificates on any distribution date, then the principal balances of the following classes of series 2001-CK1 certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

================================================================================

================================================================================

                                  REDUCTION ORDER                    CLASS
                                  ---------------              -----------------
                                        1st                            O
                                        2nd                            N
                                        3rd                            M
                                        4th                            L
                                        5th                            K
                                        6th                            J
                                        7th                            H
                                        8th                            G
                                        9th                            F
                                       10th                            E
                                       11th                            D
                                       12th                            C
                                       13th                            B
                                       14th                     A-1, A-2 and A-3

                                  Any reduction of the principal balances of the class A-1, A-2 and A-3 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                  See "Description of the Offered
                                  Certificates--Reductions of Certificate
                                  Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS..........   Except as described in the next two
                                  paragraphs, the master servicer will be
                                  required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on the underlying mortgage loans.
                                  The master servicer will be required to make advances for those balloon loans that become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered
                                  Certificates--Advances of Delinquent Monthly
                                  Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                  Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan.

                                  In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving relatively small principal balances, at its option, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                  o    the principal balance of, and other
                                       delinquent amounts due under, the subject mortgage loan, exceed

                                  o    an amount equal to--

================================================================================

================================================================================

                                       1.       90% of the new estimated value
                                                of that real property, minus

                                       2.       any liens on that real property
                                                that are prior to the lien of
                                                the subject mortgage loan, plus

                                       3.       the amount of certain related
                                                escrow payments, reserve funds
                                                and letters of credit,

                                  then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2001-CK1 certificates outstanding.

                                  See "Description of the Offered
                                  Certificates--Advances of Delinquent Monthly
                                  Debt Service Payments" and "The Pooling and
                                  Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS..   On each distribution date, the trustee will
                                  provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2001-CK1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                                  Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                  See "Description of the Offered
                                  Certificates--Reports to Certificateholders;
                                  Available Information" in this prospectus supplement.

OPTIONAL TERMINATION...........   The following parties will each in turn,
                                  according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans, net of outstanding advances of principal, is less than 1.0% of the initial mortgage pool balance:

                                  o any single holder or group of holders of the controlling class of series 2001-CK1 certificates;

                                  o    the master servicer; and

                                  o    the special servicer.

================================================================================

================================================================================

                                  In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

DENOMINATIONS..................   The offered certificates will be issuable in
                                  registered form, in the following
                                  denominations:

                                                             MULTIPLES IN EXCESS
                                              MINIMUM            OF MINIMUM
                                  CLASS    DENOMINATION         DENOMINATION
                                  -----    ------------      -------------------
                                   A-1        $10,000                $1
                                   A-2        $10,000                $1
                                   A-3        $10,000                $1
                                    B         $10,000                $1
                                    C         $10,000                $1
                                    D         $10,000                $1

CLEARANCE AND SETTLEMENT.......   You will initially hold your offered
                                  certificates through The Depository Trust
                                  Company, in the United States, or Clearstream
                                  Banking, societe anonyme or The Euroclear
                                  System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                  Denominations" in this prospectus supplement and "Description of the Certificates--
                                  Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

FEDERAL INCOME TAX
TAX CONSEQUENCES...............   The trustee or its agent will make elections
                                  to treat designated portions of the assets of the trust fund as three separate real estate mortgage investment conduits under Sections
                                  860A through 860G of the Internal Revenue Code of 1986. Those three REMICs are as follows:

                                  o    REMIC I, the lowest tier REMIC, which
                                       will consist of, among other things--

                                       1.   the pooled mortgage loans, and

                                       2.   any mortgaged real properties that
                                            may be acquired by the trust fund
                                            following a borrower default,

                                       but will exclude collections of
                                       additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date;

                                  o    REMIC II, which will hold the regular
                                       interests in REMIC I; and

                                  o    REMIC III, which will hold the regular
                                       interests in REMIC II.

                                  Any assets not included in a REMIC will
                                  constitute a grantor trust for federal income tax purposes.

================================================================================

================================================================================

                                  The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                  The class certificates will be issued with more than a de minimis amount of original issue discount. The class certificates will be issued with a de minimis amount of original issue discount. The other offered certificates will not be issued with any original issue discount.

                                  When determining the rate of accrual of
                                  original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                  o    the underlying mortgage loans with
                                       anticipated repayment dates will, in each case, be paid in full on that date,

                                  o    no underlying mortgage loan will
                                       otherwise be prepaid prior to maturity,
                                       and

                                  o    there will be no extension of maturity
                                       for any underlying mortgage loan.

                                  However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                  If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                  For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS...........   The acquisition of an offered certificate by
                                  an employee benefit plan or other plan or arrangement subject to the Employee Retirement
                                  Income Security Act of 1974, as amended, or to
                                  Section 4975 of the Internal Revenue Code of
                                  1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                  We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                  o    Title I of ERISA, or

                                  o    Section 4975 of the Internal Revenue
                                       Code,

                                  will be able to invest in the offered
                                  certificates without giving rise to a
                                  prohibited transaction. This is based upon an individual prohibited

================================================================================

================================================================================

                                  transaction exemption granted to Credit Suisse First Boston Corporation by the U.S. Department of Labor.

                                  If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT...............   The offered certificates will not be mortgage
                                  related securities within the meaning of the Secondary Mortgage Market Enhancement Act of
                                  1984, as amended.

                                  You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS......   The rate and timing of payments and other
                                  collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.
                                  In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                  The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the underlying mortgage loans.

                                  See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL........................   We intend to include the 144 mortgage loans
                                  identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The
                                  Underlying Mortgage Loans", we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                  o    "Description of the Underlying Mortgage
                                       Loans"

                                  o    "Risk Factors--Risks Related to the
                                       Underlying Mortgage Loans"

================================================================================

                                  o    Exhibit A-1 - Characteristics of the
                                       Underlying Mortgage Loans and the Related
                                       Mortgaged Real Properties

                                  o    Exhibit A-2 - Mortgage Pool Information

                                  When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                  o    All numerical information provided with
                                       respect to the mortgage loans is provided on an approximate basis.

                                  o All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust fund. We show the cut-off date principal balance for each of the mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date balance of the mortgage loans.

                                  o In presenting the cut-off date principal balances of the mortgage loans, we have assumed that--

                                       1.   all scheduled payments of principal
                                            and/or interest due on the mortgage
                                            loans on or before their respective
                                            due dates in March 2001, are timely
                                            made, and

                                       2.   there are no prepayments or other
                                            unscheduled collections of principal
                                            with respect to any of the mortgage
                                            loans during the period from its due
                                            date in February 2001 up to and
                                            including its due date in March
                                            2001.

                                  o    When information with respect to
                                       mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                                  o    Some of the mortgage loans are
                                       cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans in the trust fund will be cross-collateralized with any loan that is not in the trust fund.

================================================================================

================================================================================

                                  o    In some cases, an individual mortgage
                                       loan is secured by multiple mortgaged
                                       real properties. For purposes of
                                       providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                       1.   relative appraised values,

                                       2.   relative underwritten net cash flow,
                                            or

                                       3.   prior allocations reflected in the
                                            related loan documents.

                                  o If a mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treated those parcels as a single parcel of real property.

                                  o    Whenever we refer to a particular
                                       mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

                                  o    Statistical information regarding the
                                       mortgage loans may change prior to the
                                       date of initial issuance of the offered
                                       certificates due to changes in the
                                       composition of the mortgage pool prior to that date.

SOURCE OF THE
UNDERLYING MORTGAGE LOANS......   We are not the originator of the mortgage
                                  loans that we intend to include in the trust fund. We will acquire those mortgage loans from two separate sellers. In general, each of those mortgage loans was originated by--

                                  o    the related mortgage loan seller from
                                       whom we are acquiring the mortgage loan,

                                  o an affiliate of the related mortgage loan seller, or

                                  o    a correspondent in the related mortgage
                                       loan seller's or its affiliate's conduit lending program.

                                  However--

                                  o    19 of the mortgage loans that Column
                                       Financial Inc. is selling to us,
                                       representing 11.9% of the initial
                                       mortgage pool balance, were acquired from KeyBank National Association, which originated 18 of those mortgage loans and acquired one from an unaffiliated lender other than in connection with a conduit lending program, and

                                  o    in one other case, representing 1.5% of
                                       the initial mortgage pool balance, Column
                                       Financial, Inc. acquired the subject
                                       mortgage loan from an unaffiliated lender other than in connection with a conduit lending program.

================================================================================

================================================================================

                                  The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will have acquired, directly or indirectly, from each of the mortgage loan sellers:

                                                             % OF
                                          NUMBER OF         INITIAL
                                           MORTGAGE        MORTGAGE
         MORTGAGE LOAN SELLER               LOANS        POOL BALANCE
-----------------------------------       ---------      ------------
1.  Column Financial, Inc..........           99             83.0%
2.  KeyBank National Association...           45             17.0%

PAYMENT AND OTHER TERMS........   Each of the mortgage loans that we intend to
                                  include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                  Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                                  All of the mortgage loans are or should be considered to be nonrecourse. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                  Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS..................   One hundred twenty of the mortgage loans that
                                  we intend to include in the trust fund,
                                  representing 75.7% of the initial mortgage pool balance, are balloon loans that provide for:

                                  o    an amortization schedule that is
                                       significantly longer than its remaining
                                       term to stated maturity; and

                                  o a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES................   Twenty-four of the mortgage loans that we
                                  intend to include in the trust fund,
                                  representing 24.3% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                  o    Commencing on the related anticipated
                                       repayment date, the subject mortgage loan will accrue interest in excess of interest

================================================================================

================================================================================

                                       at the initial mortgage interest rate.
                                       The additional interest will--

                                       1.   be deferred,

                                       2.   in some cases, compound,

                                       3.   be payable only after the
                                            outstanding principal balance of the
                                            mortgage loan is paid in full, and

                                       4.   be payable only to the holders of
                                            the class V certificates, which are
                                            not offered by this prospectus
                                            supplement.

                                  o    Commencing no later than the related
                                       anticipated repayment date, the subject
                                       mortgage loan may be freely prepaid.

                                  o    Commencing no later than the related
                                       anticipated repayment date, cash flow
                                       from the related mortgaged real property will be deposited into a lockbox under the control of the master servicer.

                                  o    On and after the related anticipated
                                       repayment date, cash flow from the
                                       related mortgaged real property that is
                                       not otherwise applied to pay the normal
                                       monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

LOANS WITH INITIAL INTEREST
ONLY PERIODS...................   Six of the mortgage loans, representing 14.1%
                                  of the initial mortgage pool balance, provide for an initial interest only period of between 6 and 60 months.

CROSSED LOANS AND
MULTI-PROPERTY LOANS...........   Two separate groups of mortgage loans that we
                                  intend to include in the trust fund are, in the case of each of those groups, cross-collateralized and cross-defaulted. Two separate groups of mortgage loans that we intend to include in the trust fund are, in the case of each of those groups, cross-defaulted but not cross-collateralized.
                                  Five mortgage loans that we intend to include in the trust fund are each secured by multiple real properties. The table below identifies those crossed loans and multi-property loans.

                                                            % OF INITIAL
                                             NUMBER OF        MORTGAGE
                                              MORTGAGE          POOL
             PROPERTY NAMES                    LOANS          BALANCE
-------------------------------              ---------      -------------
1.   Foxfire Apartments                          1               2.8%
     Arrowood Apartments
     Apache Springs Apartments
     Aspen Village Apartments

2.   Crescent Square Apartments                  1               2.7%
     Pecan Crossing Apartments
     Estrada Place Apartments
     Forest Creek Apartments

================================================================================

================================================================================

                                                            % OF INITIAL
                                             NUMBER OF        MORTGAGE
                                              MORTGAGE          POOL
             PROPERTY NAMES                    LOANS          BALANCE
-------------------------------              ---------      -------------

3.   Crystal Pavilion                            1               1.9%
     Petry Building

4.   College Park Medical Office Building        2               1.9%
     College Park Commons

5.   Hollins Plantation Plaza                    4               0.9%
     Centerview Plaza
     Wildwood Plaza
     Dorchester Crossing

6.   Turnquist Apartments                        1               0.5%
     Northern Parkway Apartments
     Cypress Garden Apartments
     Harford Road Apartments

7.   Superior Hill Apartments                    1               0.3%
     The Palmetto Building
     2737 Hampshire Road
     The Francis Building
     The Orono Building
     2857 Mayfield Road

8.   322 Hudson Street                           2               0.1%
     296-298 Park Street

9.   808-812 Maple Avenue                        2               0.0%
     70-72 Wilson Street

--------------------

                                  In reviewing the foregoing table, you should note that--

                                  o    the related borrower can obtain the
                                       release of individual properties
                                       comprising each of groups 1, 2, 3 and 6
                                       through partial defeasance of the related mortgage loan,

                                  o in the case of the properties comprising group 5, the related borrower can obtain a termination of the cross-collateralization upon the satisfaction of certain property performance conditions, and

                                  o    the pairs of mortgage loans secured by
                                       the properties comprising each of groups
                                       8 and 9 are cross-defaulted but not
                                       cross-collateralized.


DEFEASANCE LOANS...............   One hundred sixteen of the mortgage loans that
                                  we intend to include in the trust fund,
                                  representing 91.4% of the initial mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property, or, in the case of any crossed loan or the multi-property loan, one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The
                                  U.S. government

================================================================================

================================================================================

                                  obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL COLLATERAL LOANS....   Some of the mortgage loans that we intend to
                                  include in the trust fund are also secured by cash reserves or irrevocable letters of credit that will be released to the borrower if the borrower satisfies certain conditions that may include meeting debt service coverage ratio levels and/or satisfying leasing conditions.
                                  If these conditions are not satisfied, the related reserve or credit enhancement amount may be applied to partially prepay or defease the related mortgage loan.

                                  In the one case where such a prepayment is required, the related loan documents also require the payment of prepayment consideration in connection with the partial prepayment. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS..................   Thirty-six mortgage loans that we intend to
                                  include in the trust fund, representing 54.3% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following three types of lockboxes, each of which is described below:

                                  HARD LOCKBOX. Income is paid to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

                                  MODIFIED LOCKBOX. Income is paid to the
                                  manager of the mortgaged real properties, other than multifamily properties, which will deposit all sums collected into a lockbox account on a regular basis; or

                                  SPRINGING LOCKBOX. Income is collected by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

                                  o    a failure to pay the related mortgage
                                       loan in full on or before any related
                                       anticipated repayment date; or

                                  o    a decline, by more than a specified
                                       amount, in the net operating income of
                                       the related mortgaged real property; or

                                  o    a failure to meet a specified debt
                                       service coverage ratio; or

                                  o    an event of default under the mortgage.

================================================================================

================================================================================

                                  For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

                                  The above-referenced 36 mortgage loans provide for the following types of lockbox accounts:

                                       % OF INITIAL
                                         MORTGAGE               NUMBER OF
             TYPE OF LOCKBOX           POOL BALANCE          MORTGAGE LOANS
             ---------------           ------------          --------------
                   Hard                   12.5%                     7
                 Modified                 20.7%                     6
                Springing                 21.1%                    23

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS..........   Each mortgage loan restricts voluntary
                                  prepayments in one or more of the following ways:

                                  o by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated; and/or

                                  o by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge.

                                  Additional collateral loans may also require partial principal prepayments during the related lock-out period.

                                  As of the cut-off date, 139 of the mortgage loans that we intend to include in the trust fund, representing 97.8% of the initial mortgage pool balance, were within their respective lock-out periods, and the weighted average of the lock-out and/or defeasance periods was 99 months. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS.............   None of the mortgage loans that we intend to
                                  include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                                  o as of the related due date in March 2001, or

                                  o    at any time during the 12-month period
                                       preceding the related due date in March
                                       2001.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS....   The pool of mortgage loans that we intend to
                                  include in the trust fund will have the
                                  following general characteristics as of their respective due dates in March 2001:

          Initial mortgage pool balance..........................$1,028,207,257
          Number of mortgage loans................................          144
          Number of mortgaged real properties.....................          159

================================================================================

================================================================================

          Maximum cut-off date principal balance..................  $77,750,000
          Minimum cut-off date principal balance..................     $163,495
          Average cut-off date principal balance..................   $7,140,328

          Maximum mortgage interest rate..........................      9.3700%
          Minimum mortgage interest rate..........................      7.3250%
          Weighted average mortgage interest rate.................      8.1695%

          Maximum original term to maturity
               or anticipated repayment date......................          174
          Minimum original term to maturity
               or anticipated repayment date......................           60
          Weighted average original term to maturity
               or anticipated repayment date......................          115

          Maximum remaining term to maturity
               or anticipated repayment date......................          166
          Minimum remaining term to maturity
               or anticipated repayment date......................           57
          Weighted average remaining term to
               maturity or anticipated repayment date.............          110

          Maximum debt service coverage ratio, based
              on underwritten net cash flow.......................        1.79x
          Minimum debt service coverage ratio, based
              on underwritten net cash flow.......................        1.20x
          Weighted average debt service coverage ratio,
              based on underwritten net cash flow.................        1.34x

          Maximum cut-off date loan-to-appraised
               value ratio........................................        79.8%
          Minimum cut-off date loan-to-appraised
               value ratio........................................        35.1%
          Weighted average cut-off date loan-to-
               appraised value ratio..............................        69.6%

B.  GEOGRAPHIC CONCENTRATION...   The table below shows the number of, and
                                  percentage of the initial mortgage pool
                                  balance secured by, mortgaged real properties located in the indicated states:

                                                                    % OF INITIAL
                                                     NUMBER OF        MORTGAGE
                                  STATE              PROPERTIES     POOL BALANCE
                                  -----              ----------     ------------
                                  California             26            32.2%
                                  Texas                  22             8.7%
                                  Pennsylvania           4              6.8%
                                  Massachusetts          5              6.2%
                                  New York               5              6.2%

                                  The remaining mortgaged real properties with respect to the mortgage pool are located throughout 28 other states. No more than 4.7% of the initial mortgage pool balance are secured by mortgaged real properties located in any of these other jurisdictions.

================================================================================

================================================================================


C.  PROPERTY TYPES.............   The table below shows the number of, and
                                  percentage of the initial mortgage pool
                                  balance secured by, mortgaged real properties operated for each indicated purpose:

                                                              % OF
                                        NUMBER OF       INITIAL MORTGAGE
      PROPERTY TYPE                     PROPERTIES        POOL BALANCE
      -------------                     ----------        ------------
      Office                                 25                36.2%
      Retail                                 42                27.2%
      Multifamily                            62                19.6%
      Industrial                              8                 7.0%
      Mixed Use                               7                 4.0%
      Hotel                                   4                 3.2%
      Self-Storage                            6                 2.1%
      Manufactured Housing                    5                 0.8%

D.  ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                  percentage of the initial mortgage pool
                                  balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                      % OF
                 ENCUMBERED INTEREST IN THE      NUMBER OF      INITIAL MORTGAGE
                  MORTGAGED REAL PROPERTY       PROPERTIES        POOL BALANCE
                  -----------------------       ----------        ------------
                 Ownership                         155                  87.4%
                 Leasehold                           3                  11.6%
                 Ownership in Part/
                  Leasehold in Part                  1                   1.0%

                                  In circumstances where both the ownership and leasehold interest in the mortgaged real property are encumbered, we have treated that as simply an encumbered ownership interest.

E.  SIGNIFICANT MORTGAGE LOANS.   The ten largest mortgage loans that we intend
                                  to include in the trust fund have--

                                  o    cut-off date principal balances that
                                       range from $22,000,000 to $77,750,000,
                                       and

                                  o a total cut-off date principal balance of $400,943,621, which represents 39.0% of the initial mortgage pool balance.

                                  The ten largest mortgage loans that we intend to include in the trust fund have the following general characteristics:

1.     Property name.....................        Stonewood Center Mall
       Property type.....................                       Retail
       Property location.................                   Downey, CA
       Borrower's encumbered interest....                    Leasehold
       Appraised value...................                 $123,000,000
       Appraisal date....................             October 31, 2000
       Underwritten net cash flow........                   $9,982,211
       Cut-off date principal balance....                  $77,750,000
       Mortgage interest rate............                      7.4100%
       Maturity date.....................            December 11, 2032
       Anticipated repayment date........            December 11, 2010

================================================================================

================================================================================

       Debt service coverage ratio,
            based on underwritten
            net cash flow................                        1.54x
       Cut-off date loan-to-appraised
            value ratio..................                        63.2%

2.     Property name.....................            150 Spear Street
                                                      Office Building
       Property type.....................                      Office
       Property location.................           San Francisco, CA
       Borrower's encumbered interest....                         Fee
       Appraised value...................                $103,000,000
       Appraisal date....................           September 6, 2000
       Underwritten net cash flow........                  $8,951,341
       Cut-off date principal balance....                 $76,983,259
       Mortgage interest rate............                     8.2200%
       Maturity date.....................            January 11, 2008
       Anticipated repayment date........                         N/A
       Debt service coverage ratio,
            based on underwritten
            net cash flow................                       1.29x
       Cut-off date loan-to-
            appraised value ratio........                       74.7%

3.     Property name.....................                Central Plaza
       Property type.....................                       Office
       Property location.................              Los Angeles, CA
       Borrower's encumbered interest....                          Fee
       Appraised value...................                  $51,500,000
       Appraisal date....................            February 16, 2000
       Underwritten net cash flow........                   $4,758,657
       Cut-off date principal balance....                  $37,338,703
       Mortgage interest rate............                      8.9800%
       Maturity date.....................                 June 1, 2010
       Anticipated repayment date........                          N/A
       Debt service coverage ratio,
            based on underwritten
            net cash flow................                        1.32x
       Cut-off date loan-to-appraised
            value ratio..................                        72.5%

4.     Property name.....................         First Union Building
       Property type.....................                       Office
       Property location.................             Philadelphia, PA
       Borrower's encumbered interest....       Fee (condominium unit)
       Appraised value...................                  $46,000,000
       Appraisal date....................               August 1, 2000
       Underwritten net cash flow........                   $4,082,725
       Cut-off date principal balance....                  $36,445,087
       Mortgage interest rate............                      8.4300%
       Maturity date.....................             October 11, 2030
       Anticipated repayment date........             October 11, 2010
       Debt service coverage ratio,
            based on underwritten
            net cash flow................                        1.22x
       Cut-off date loan-to-
            appraised value ratio........                        79.2%

================================================================================

================================================================================

5.     Property name.....................            747 Third Avenue
       Property type.....................                      Office
       Property location...............                  New York, NY
       Borrower's encumbered interest....                   Leasehold
       Appraised value...................                $102,000,000
       Appraisal date....................            November 1, 1999
       Underwritten net cash flow........                  $5,629,765
       Cut-off date principal balance....                 $35,830,879
       Mortgage interest rate............                     8.6400%
       Maturity date.....................                June 1, 2007
       Anticipated repayment date........                         N/A
       Debt service coverage ratio,
            based on underwritten
            net cash flow................                       1.67x
       Cut-off date loan-to-appraised
            value ratio..................                       35.1%

6.     Property name.....................         Exodus R&D Building
       Property type.....................                  Industrial
       Property location.................                  Irvine, CA
       Borrower's encumbered interest....                         Fee
       Appraised value...................                 $54,000,000
       Appraisal date....................           September 1, 2000
       Underwritten net cash flow........                  $4,462,046
       Cut-off date principal balance....                 $34,906,620
       Mortgage interest rate............                     8.0700%
       Maturity date.....................            November 1, 2010
       Anticipated repayment date........                          N/A
       Debt service coverage ratio,
            based on underwritten
            net cash flow................                       1.44x
       Cut-off date loan-to
            appraised value ratio........                       64.6%

7.     Property portfolio name...........   The Alliance IJ Portfolio
       Property type.....................                 Multifamily
       Property location.................                     Various
       Borrower's encumbered interest....                         Fee
       Appraised value...................                 $36,650,000
       Appraisal date....................                     Various
       Underwritten net cash flow........                  $3,231,633
       Cut-off date principal balance....                 $28,980,097
       Mortgage interest rate............                     8.4100%
       Maturity date.....................            January 11, 2011
       Anticipated repayment date........                          N/A
       Debt service coverage ratio,
            based on underwritten
            net cash flow................                       1.22x
       Cut-off date loan-to
            appraised value ratio........                       79.1%

================================================================================

================================================================================

8.     Property portfolio name...........   The Alliance CC Portfolio
       Property type.....................                 Multifamily
       Property location.................                     Various
       Borrower's encumbered interest....                         Fee
       Appraised value...................                 $35,450,000
       Appraisal date....................                     Various
       Underwritten net cash flow........                  $3,123,868
       Cut-off date principal balance....                 $27,406,372
       Mortgage interest rate............                     8.5600%
       Maturity date.....................               April 1, 2010
       Anticipated repayment date........                         N/A
       Debt service coverage ratio,
            based on underwritten
            net cash flow................                       1.22x
       Cut-off date loan-to
            appraised value ratio........                       77.3%

9.     Property name.....................          133 Federal Street
                                                      Office Building
       Property type.....................                      Office
       Property location.................                  Boston, MA
       Borrower's encumbered interest....                         Fee
       Appraised value...................                 $34,000,000
       Appraisal date....................            November 1, 2000
       Underwritten net cash flow........                  $2,552,912
       Cut-off date principal balance....                 $23,302,603
       Mortgage interest rate............                     7.9800%
       Maturity date.....................           December 11, 2007
       Anticipated repayment date........                          N/A
       Debt service coverage ratio,
            based on underwritten
            net cash flow................                       1.24x
       Cut-off date loan-to
            appraised value ratio........                       68.5%

10.    Property name.....................   Brea Union Plaza Phase II
       Property type.....................                      Retail
       Property location.................                    Brea, CA
       Borrower's encumbered interest....                         Fee
       Appraised value...................                 $32,250,000
       Appraisal date....................             August 28, 2000
       Underwritten net cash flow........                  $2,513,543
       Cut-off date principal balance....                 $22,000,000
       Mortgage interest rate............                     7.8000%
       Maturity date.....................             October 1, 2010
       Anticipated repayment date........                         N/A
       Debt service coverage ratio,
            based on underwritten
            net cash flow................                       1.29x
       Cut-off date loan-to
            appraised value ratio........                       68.2%

================================================================================

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Commercial and Multifamily Lending Subjects Your Investment to Special Risks that Are Not Associated with Single-Family Residential Lending. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     o    office properties;

     o    anchored, including shadow anchored, and unanchored retail properties;

     o    multifamily properties;

     o    industrial properties;

     o    mixed use properties;

     o    full service and limited service hotel properties;

     o    self-storage properties; and

     o    manufactured housing properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     The Source of Repayment on Your Offered Certificates Will Be Limited to Payments and Other Collections on the Underlying Mortgage Loans. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The mortgage loans will not be an obligation of, or be insured or guaranteed by:

     o    any governmental entity;

     o    any private mortgage insurer;

     o    us;

     o    any mortgage loan seller;

     o    the master servicer;

     o    the special servicer;

     o    the trustee; or

     o    any of their respective affiliates.

     Repayment of each of the Underlying Mortgage Loans Will Be Dependent on the Cash Flow Produced by the Related Mortgaged Property, which Can Be Volatile and Insufficient to Allow Timely Distributions on Your Offered Certificates, and on the Value of the Related Mortgaged Property, which May Fluctuate over Time. All of the mortgage loans that we intend to include in the trust fund are or should be considered non-recourse loans. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each mortgage loan that will back the offered certificates will be primarily dependent on:

     o    the net operating income of the related mortgaged real property;

     o with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     o in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred twenty of the mortgage loans that we intend to include in the trust fund, representing 75.7% of the initial mortgage pool balance, are balloon loans; and 24 of the mortgage loans that we intend to include in the trust fund, representing the 24.3% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred fifteen of these mortgage loans, representing 66.8% of the initial mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 7-month period from July 1, 2010 to February 1, 2011. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     o    the ability to cover debt service;

     o the ability to pay a mortgage loan in full with sales or refinance proceeds; and

     o    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     o    national, regional and local economic conditions;

     o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     o changes or continued weakness in a specific industry segment that is important to the success of the related mortgage real property;

     o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     o    demographic factors;

     o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     o capable management and adequate maintenance for the related mortgaged real property;

     o    location of the related mortgaged real property;

     o if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     o the age, construction quality and design of the related mortgaged real property; and

     o whether the related mortgaged real property is readily convertible to alternative uses.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Office Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Office Properties. Twenty-five of the mortgage loans that we intend to include in the trust, representing 36.2% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system and the subject building's compatibility with current business wiring requirements;

     o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     o    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Retail Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Retail Properties. Forty-two of the mortgage loans that we intend to include in the trust, representing 27.2% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    whether the subject property is in a desirable location;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

     o whether a retail property is anchored or unanchored; if anchored, the strength, stability, quality and continuous occupancy of the anchor tenant are particularly important factors.

     We consider 21 of the subject retail properties, securing 23.3% of the initial mortgage pool balance, to be anchored, and five of those retail properties, securing 1.1% of the initial mortgage pool balance to be shadow anchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is vital in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Multifamily Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Multifamily Properties. Sixty-two of the mortgage loans that we intend to include in the trust, representing 19.6% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o    the subject property's reputation;

     o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     o    local factory or other large employer closings;

     o the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing; and

     o compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits.

     Some of the multifamily rental properties that will secure pooled mortgage loans are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     In addition, some of the multifamily rental properties that will secure pooled mortgage loans are eligible for low-income rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program. The payment of these rental subsidies to a particular project owner is made under a housing assistance payment contract between the Department of Housing and Urban Development and the owner of the project or a local public housing authority. Upon expiration of the contract, the rental subsidies will terminate, thereby eliminating a source of funds for the related borrower to make payments under its mortgage loan.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     Property Management Is Important to the Successful Operation of the Mortgaged Real Property. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     o    operating the property and providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and by overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     Reliance on a Single Tenant Increases the Risk that Cash Flow Will Be Interrupted. Sixteen mortgaged real properties, securing 12.9% of the initial mortgage pool balance, are leased by a single tenant. In addition, 40 other mortgaged real properties, securing 29.9% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 25% or more, but less than 100%, of the space at the particular property. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     Losses on Larger Loans May Adversely Affect Distributions on Your Certificates. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

               TEN LARGEST INDIVIDUAL MORTGAGE LOANS AND GROUPS OF
                       CROSS-COLLATERALIZED MORTGAGE LOANS

                                       CUT-OFF DATE     % OF INITIAL MORTGAGE
   PROPERTY/PORTFOLIO NAME            PRINCIPAL BALANCE      POOL BALANCE
   -----------------------            ----------------- ---------------------
Stonewood Center Mall                  $ 77,750,000             7.6%
150 Spear Street Office Building       $ 76,983,259             7.5%
Central Plaza                          $ 37,338,703             3.6%
First Union Building                   $ 36,445,089             3.5%
747 Third Avenue                       $ 35,830,879             3.5%
Exodus R&D Building                    $ 34,906,620             3.4%
The Alliance IJ Portfolio              $ 28,980,097             2.8%
The Alliance CC Portfolio              $ 27,406,372             2.7%
133 Federal Street Office Building     $ 23,302,603             2.3%
Brea Union Plaza Phase II              $ 22,000,000             2.1%
                                       ------------            -----
         Total                         $400,943,621            39.0%

     Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Offered Certificates. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     The following table identifies each of those groups of two or more mortgage loans that represent 1% or more of the initial mortgage pool balance and that have the same borrower or related borrowers:

                                             RELATED BORROWER LOANS

                                                                  CUT-OFF DATE         % OF INITIAL
   LOAN NO.               PROPERTY/PORTFOLIO NAME              PRINCIPAL BALANCE   MORTGAGE POOL BALANCE
   --------               -----------------------              -----------------   ---------------------

       7         The Alliance IJ Portfolio                        $28,980,097
       8         The Alliance CC Portfolio                        $27,406,372
                                                                   ----------
                                                                  $58,386,470             5.5%
                                                                   ==========
      29         Siemens Facility                                 $10,017,776
      65         Golden Stream Quality Foods                      $ 3,967,186
                                                                  -----------
                                                                  $13,984,962             1.4%
                                                                   ==========
      28         Redondo Torrance Mini Storage                    $10,134,975
      78         Van Nuys Mini Storage                            $ 2,980,875
                                                                  -----------
                                                                  $13,115,849             1.3%
                                                                  ===========

67               Sterling Creek Commons                           $ 3,907,529
34               Hollins Plantation Plaza                         $ 2,966,744
35               Centerview Plaza                                 $ 2,165,245
36               Wildwood Plaza                                   $ 2,105,281
37               Dorchester Crossing                              $ 1,894,091
                                                                  -----------
                                                                  $13,038,890             1.3%
                                                                  ===========


     Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited. Eleven of the mortgage loans that we intend to include in the trust fund, representing 11.0% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     o    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     In addition, eight of these cross-collateralized mortgage loans and multi-property mortgage loans, representing 8.8% of the initial mortgage pool balance, permit--

     o the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, six of the cross-collateralized and multi-property mortgage loans that we intend to include in the trust fund, representing 6.4% of the initial mortgage pool balance, are secured by mortgaged real properties located in two or more different states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     A Borrower's Other Loans May Reduce the Cash Flow Available to Operate and Maintain the Related Mortgaged Real Property or May Interfere with the Trust Fund's Rights under the Related Underlying Mortgage Loan, Thereby Adversely Affecting Distributions on Your Offered Certificates. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property. However, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt in connection with the ordinary operation and maintenance of the related mortgaged real property.

     The existence of other debt could:

     o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     o    complicate bankruptcy proceedings; and

     o    delay foreclosure on the related mortgaged real property.

     The mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Crystal Pavilion/Petry Building are encumbered by four pari passu loans, only one of which we intend to include in the trust fund. These four loans are subject to a co-lender agreement that governs the relationship of the respective holder and that designates the holder of one of those four loans, but not the one to be included in the trust fund, as the lead lender. That lead lender will be responsible for the servicing and administration of all four of those loans.

     The borrowers under two mortgage loans that we intend to include in the trust fund, which collectively represent 2.0% of the initial mortgage pool balance, have granted subordinate liens on the properties related to these loans to secure subordinate indebtedness on these properties.

     The borrowers under three other mortgage loans that we intend to include in the trust fund, which collectively represent 1.1% of the initial mortgage pool balance, are each also permitted to incur a limited amount of indebtedness secured by the related mortgaged real property. It is a condition to the incurrence of any future secured subordinate indebtedness in connection with any of those three mortgage loans that:

     o the total loan-to-value ratio of the subject loan and the related subordinate loan be no more than 85%;

     o the combined minimum debt service coverage of the subject loan and the related subordinate loan be no less than 1.20x; and

     o a subordination and standstill agreement be put in place between the trustee and the related subordinate lender.

     A Mezzanine Loan to a Borrower's Parent or a Preferred Equity Financing related to a Borrower May Adversely Affect Distributions on Your Offered Certificates. We are aware that in the case of one mortgage loan that we intend to include in the trust fund, representing 1.9% of the initial mortgage pool balance, the equity in the related borrower has been pledged to secure a mezzanine loan from a lender not affiliated with any mortgage loan seller. Upon a default under this mezzanine loan, the mezzanine loan lender would be entitled to foreclose upon the equity in the related borrower that has been pledged to secure payment of the mezzanine loan. This transfer of equity would not trigger the "due on sale" clause under the related pooled mortgage loan. If the mezzanine loan lender attempts to foreclose upon the pledged equity, the obligor may file for bankruptcy. The mezzanine loan lender does not have a lien on, or the power to foreclose on, the related mortgaged real properties or on any of the escrow accounts, lockbox accounts or cash collateral accounts established under the related mortgage loan. The mezzanine loan lender's only remedy in the event of non-payment is to foreclose upon the equity and cash collateral accounts pledged to it and to terminate the related property manager.

     A preferred equity holder in a borrower may be entitled to receive certain preferred distributions prior to distributions being made to the other partners or members from funds remaining after all required monthly debt service payments, reserve payments and other payments under the related mortgage loan are made, any obligations to other creditors have been satisfied when due and all monthly operating expenses with respect to the related mortgaged real property have been paid. Additionally, a preferred equity holder in a borrower may be entitled to:

     o terminate and replace the manager of the related mortgaged real property or properties, or the managing member or general partner of the borrower, upon the occurrence of certain specified breaches or, in some cases, if the debt service coverage ratio falls below certain levels; and

     o    approve various significant decisions made by the borrowers.

     Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities, Thereby Increasing the Risk of Borrower Bankruptcy. The business activities of the borrowers under pooled mortgage loans with cut-off date principal balances below $5,000,000, are generally not limited to owning their respective mortgaged real properties. In addition, even in the case of pooled mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited in their business activities. For example, KeyBank National Association generally does not require the borrowers under mortgage loans of less than $10,000,000 to be special purpose entities. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

     Changes in Mortgage Pool Composition can Change the Nature of Your Investment. If you purchase any class A-2, A-3, B, C and/or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

     The Operation of a Mortgaged Real Property upon Foreclosure of an Underlying Mortgage Loan May Affect the Tax Status of the Trust Fund and Adversely Affect the Offered Certificates. If the trust fund were to acquire a mortgaged real property pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the related special servicer would be required to retain an independent contractor to operate and manage the mortgaged real property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged real property unless that construction generally was at least 10% complete at the time default on the mortgage loan became imminent. In addition, any net income from the property other than qualifying "rents from real property" would subject the trust fund to federal and possibly state or local tax on this income at the highest marginal federal corporate tax rate, which is currently 35%. This would reduce net proceeds available for distribution to the series 2001-CK1 certificateholders. Rents from real property does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

     Geographic Concentration of the Mortgaged Real Properties May Adversely Affect Distributions on Your Offered Certificates. The concentration of mortgaged real properties in a specific state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     o    economic conditions, including real estate market conditions;

     o    changes in governmental rules and fiscal policies;

     o    acts of God, which may result in uninsured losses; and

     o    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 33 states. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 4.7%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that are expected to secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                 NUMBER OF               % OF INITIAL MORTGAGE
     STATE               MORTGAGED REAL PROPERTIES            POOL BALANCE
     -----               -------------------------       ---------------------
   California                       26                           32.2%
     Texas                          22                            8.7%
  Pennsylvania                       4                            6.8%
 Massachusetts                       5                            6.2%
    New York                         5                            6.2%

     Some Remedies May Not Be Available Following a Mortgage Loan Default. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of the mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause. A debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     o the trust fund may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

     o the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     o the bankruptcy of the related borrower could limit the related servicer's ability to collect the rents.

     Lending on Income-Producing Real Properties Entails Environmental Risks. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at, or emanating from the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials when the asbestos containing materials are in poor condition or when a property with asbestos containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings, and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds, and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund during the 22-month period ending on March 1, 2001. In the case of 115 mortgaged real properties, securing 95.5% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of 16 mortgaged real properties, securing 1.1% of the initial mortgage pool balance, the environmental investigation included a transaction screen. In the case of 28 mortgaged real properties, securing 3.4% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     o a qualified environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     o when soil or groundwater contamination was suspected or identified, either--

          1. those conditions were remediated or abated prior to the closing date,

          2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

          3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower, or

          3.   an environmental insurance policy was obtained; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower acknowledged in the related mortgage loan documents the existence of that factor and expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In the case of nine mortgage loans, representing 0.5% of initial mortgage pool balance, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead based paint.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

     There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     o an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 28 mortgaged real properties, securing 3.4% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 28 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 28 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, the policy has coverage limits. In addition, the policy does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     Appraisals and Market Studies May Inaccurately Reflect the Value of the Mortgaged Real Properties. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     The Master Servicer and the Special Servicer May Experience Conflicts of Interest. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     o be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     o have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the series 2001-CK1 pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or the portfolios of third parties.

     Encumbered Leasehold Interests Are Subject to Terms of the Ground Lease and Are Therefore Riskier than Encumbered Fee Estates as Collateral. Four of the mortgage loans that we intend to include in the trust fund, representing 12.6% of the initial mortgage pool balance, are secured in whole or in part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, for any mortgaged real property with respect to which the ground lessee and ground lessor are both parties to the related mortgage instrument, the mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/ borrower, the ground lease could be terminated.

     The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 8301 & 8251 Maryland Avenue Office Buildings, which property secures a mortgage loan with a cut-off date principal balance of $10,449,885, consists of (a) the related borrower's fee interest in two office buildings with certain underground parking facilities and (b) the related borrower's leasehold interest with respect to a surface parking lot. The ground lease covering the surface parking lot does not grant the lender under the pooled mortgage loan default notices. Any such notices would have to be obtained through the related borrower. Furthermore, that ground lease does not require the landlord to enter into a new lease with the lender under the pooled mortgage loan if the ground lease is terminated as a result of rejection in the related borrower's bankruptcy proceeding.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     Changes in Zoning Laws May Affect Ability to Repair or Restore a Mortgaged Real Property. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     o    density;

     o    use;

     o    parking;

     o    set-back requirements; or

     o    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, all of the pooled mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or permit the lender in its reasonable discretion to require, the borrower to maintain "law and ordinance" coverage which will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Except in the case of one mortgaged real properties, securing 0.1% of the initial mortgage pool balance, licensed engineers inspected all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, during the 35-month period preceding March 1, 2001, to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     At five of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In all of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements.

     Compliance with Americans with Disabilities Act May Result in Additional Costs to Borrowers. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Offered Certificates. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns."

     Prior Bankruptcies May Reflect Future Performance. We are aware that in the case of 10 mortgage loans that we intend to include in the trust fund, representing 4.3% of the initial mortgage pool balance, the related borrower, or a principal in the related borrower, or a guarantor has been a debtor in prior bankruptcy proceedings within the 10-year period preceding March 1, 2001.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     The Crystal Pavilion/Petry Building Loan May Be Serviced Differently than the Other Pooled Mortgage Loans. The pooled mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Crystal Pavilion/Petry Building, which mortgage loan represents 1.9% of the initial mortgage pool balance, will be subject to servicing and special servicing arrangements that may differ from those applicable to the other pooled mortgage loans. In addition, that mortgage loan will be serviced together with loans that are not included in the trust fund and whose owners may have interests that conflict with those of the series 2001-CK1 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Trust Fund's Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     The Class B, C and D Certificates are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2 and A-3 Certificates. If you purchase class B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the distribution priorities of the respective classes of the series 2001-CK1 certificates,

     o the order in which the principal balances of the respective classes of the series 2001-CK1 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the underlying mortgage loans.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

     o the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o the pass-through rate for, and the other payment terms of, your offered certificates,

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2001-CK1 certificates, and

     o    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the underlying mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the underlying mortgage loans.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower yield maintenance charges. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2001-CK1 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

     The Right of the Master Servicer, the Special Servicer and the Trustee to Receive Interest on Advances May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     If the Master Servicer or the Special Servicer Purchase Series 2001-CK1 Certificates, a Conflict of Interest Could Arise between Their Duties and Their Interests in the Series 2001-CK1 Certificates. The master servicer or the special servicer or an affiliate thereof may purchase any class of series 2001-CK1 certificates. The purchase of series 2001-CK1 certificates by the master servicer or the special servicer could cause a conflict between its duties under the series 2001-CK1 pooling and servicing agreement and its interest as a holder of a series 2001-CK1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2001-CK1 certificates. However, under the series 2001-CK1 pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for their own portfolio or for the portfolios of third parties.

     Similarly, if the parties responsible for the servicing and administering of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building own interests in the other loans secured by that property, then their ownership interests could conflict with their servicing duties.

     The Interests of the Series 2001-CK1 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders. The holders of certificates representing a majority interest in the controlling class of series 2001-CK1 certificates will be entitled to appoint a representative having the rights and powers described under "The Pooling and Servicing Agreement--The Series 2001-CK1 Representative" and "--Replacement of the Special Servicer" in this prospectus supplement. Among other things, the series 2001-CK1 controlling class representative may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2001-CK1 certificates, the trustee or the master servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2001-CK1 certificates. In addition, subject to the conditions discussed under "The Pooling and Servicing Agreement--The Series 2001-CK1 Controlling Class Representative", the series 2001-CK1 controlling class representative can direct various servicing actions by the special servicer. You should expect that the series 2001-CK1 controlling class representative will exercise its rights and powers on behalf of the series 2001-CK1 controlling class certificateholders, and it will not be liable to any other class of series 2001-CK1 certificateholders for doing so.

     In the absence of significant losses on the underlying mortgage loans, the series 2001-CK1 controlling class will be a non-offered class of series 2001-CK1 certificates. The series 2001-CK1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     The Series 2001-CK1 Certificateholders Will Have No Ability To Control the Servicing of the Crystal Pavilion/Petry Building Loan. The underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building is one of four pari passu loans secured by those properties. A co-lender agreement governs the relationship between the holders of those four loans and designates the holder of one of those four loans, but not the one to be included in the trust fund, as the lead lender. That lead lender will be responsible for the servicing and administration of those four loans. Neither the series 2001-CK1 certificateholders nor the trustee on their behalf will have any right to seek damages from the lead lender for any failure to perform any obligations, including servicing obligations, under the related co-lender agreement or with respect to the related loan documents, except as related to the trust fund's rights to receive payments of principal and interest on the pooled mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building. Furthermore, that lead lender owes no fiduciary duty to the series 2001-CK1 certificateholders or the trustee on their behalf with respect to any action taken under the related loan documents and need not consult any series 2001-CK1 certificateholder, the series 2001-CK1 controlling class representative or the trustee with respect to any action taken by that lead lender in connection with the pooled mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building.

     The series 2001-CK1 certificateholders will not have any ability to replace any party servicing the pooled mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building, even in a default scenario. Furthermore, any such party will be subject to removal and replacement in circumstances over which the series 2001-CK1 certificateholders will have no control.

     Book-Entry Registration of the Offered Certificates May Require You To Exercise Your Rights Through The Depository Trust Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations".

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information" and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2001-CK1 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     You May Be Bound by the Actions of Other Series 2001-CK1 Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2001-CK1 certificates will be required to direct, consent to or approve certain actions, including amending the series 2001-CK1 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2001-CK1 certificates.

     Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You to Resell Your Offered Certificates. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 144 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,028,207,257. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in March 2001, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. Those cut-off date principal balances range from $163,495 to $77,750,000 and the average of those cut-off date principal balances is $7,140,328.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o In presenting the cut-off date principal balances of the mortgage loans, we have assumed that--

          1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in March 2001, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in February 2001 up to and including its due date in March 2001.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

     o If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.


     o In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cash flow, or

          3.   prior allocations reflected in the related loan documents.

     o If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

     o Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 11 mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     Four of the mortgage loans referred to in the prior paragraph, all of which are cross-collateralized and cross-defaulted, and which collectively represent 0.9% of the initial mortgage pool balance, entitle the related borrower(s) to terminate the applicable cross-collateralization, subject to the satisfaction of one or more of various property performance conditions, including those based on achieving minimum debt service coverage ratios and occupancy levels.

     In addition, four of the individual multi-property mortgage loans referred to in the first paragraph of this section, "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers", securing 7.9% of the initial mortgage pool balance, entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through partial defeasance of the subject loan in an amount equal to 125% of the allocated loan amount for the property or properties to be released. See "--Certain Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans.

                                        NUMBER OF STATES              % OF
                                            WHERE THE           INITIAL MORTGAGE
      PROPERTY/PORTFOLIO NAMES       PROPERTIES ARE LOCATED       POOL BALANCE
      ------------------------       ----------------------       ------------
1.   THE ALLIANCE IJ PORTFOLIO                   2                     2.8%
          Foxfire Apartments
          Arrowood Apartments
          Apache Springs Apartments
          Aspen Village Apartments

2.   THE ALLIANCE CC PORTFOLIO                   3                     2.7%
          Crescent Square Apartments
          Pecan Crossing Apartments
          Estrada Place Apartments
          Forest Creek Apartments

3.   THE CRYSTAL PAVILION/PETRY BUILDING LOAN    1                     1.9%
          Crystal Pavilion
          Petry Bulding

4.   College Park Medical Office Building        1                     1.9%
     College Park Commons


5.   Hollins Plantation Plaza                    3                     0.9%
     Centerview Plaza
     Wildwood Plaza
     Dorchester Crossing


6.   MARYLAND PORTFOLIO                          1                     0.5%
          Turnquist Apartments
          Northern Parkway Apartments
          Cypress Garden Apartments
          Harford Road Apartments

7.   CLEVELAND HEIGHTS PORTFOLIO                 1                     0.3%
          Superior Hill Apartments
          The Palmetto Building
          2737 Hampshire Road
          The Francis Building
          The Orono Building
          2857 Mayfield Road

     The table below shows each group of mortgaged real properties that--

     o    have the same or affiliated borrowers, and

     o except as described in the footnotes to the table, secure two or more non-cross-collateralized mortgage loans with a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                         NUMBER OF STATES           % OF
                                             WHERE THE        INITIAL MORTGAGE
PROPERTY/PORTFOLIO NAMES              PROPERTIES ARE LOCATED    POOL BALANCE
------------------------              ----------------------    ------------
1.   THE ALLIANCE IJ PORTFOLIO                   4                  5.5%
          Foxfire Apartments (a)
          Arrowood Apartments (a)
          Apache Springs Apartments (a)
          Aspen Village Apartments (a)
     THE ALLIANCE CC PORTFOLIO
          Crescent Square Apartments (b)
          Pecan Crossing Apartments (b)
          Estrada Place Apartments (b)
          Forest Creek Apartments (b)

2.   Siemens Facility                            1                  1.4%
     Golden Stream Quality Foods

3.   Redondo Torrance Mini Storage               1                  1.3%
     Van Nuys Mini Storage

4.   Sterling Creek Commons                      3                  1.3%
     Hollins Plantation Plaza (c)
     Centerview Plaza (c)
     Wildwood Plaza (c)
     Dorchester Crossing (c)

--------------

(a) These loans are cross-collateralized and cross-defaulted with each other.
(b) These loans are cross-collateralized and cross-defaulted with each other.
(c) These loans are cross-collateralized and cross-defaulted with each other.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                              % OF THE
                                 NUMBER OF                INITIAL MORTGAGE
       DUE DATE               MORTGAGE LOANS                POOL BALANCE
       --------               --------------                ------------
          1st                       123                         65.0%
         11th                       21                          35.0%

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 7.3250% per annum to 9.3700% per annum, and the weighted average of those mortgage interest rates was 8.1695% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred forty-two of the mortgage loans that we intend to include in the trust fund, representing 98.6% of the initial mortgage pool balance, accrue interest on an Actual/360 Basis. Two of the mortgage loans that we intend to include in the trust fund, representing 1.4% of the initial mortgage pool balance, accrue interest on a 30/360 Basis.

     Balloon Loans. One hundred twenty of the mortgage loans that we intend to include in the trust fund, representing 75.7% of the initial mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Twenty-four of the mortgage loans that we intend to include in the trust fund, representing 24.3% of the initial mortgage pool balance, are characterized by the following features:

     o    A maturity date that is generally 30 years following origination.

     o The designation of an anticipated repayment date that is generally 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a yield maintenance charge, at any time on or after a date that is generally three to six months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of 14 ARD Loans, representing 19.5% of the initial mortgage pool balance, two percentage points over its initial mortgage interest rate, and

          2. in the case of 10 ARD Loans, representing 4.7% of the initial mortgage pool balance, the greater of--

               (x) two percentage points over the initial mortgage interest rate, and

               (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement not less than six months prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Six mortgage loans, representing 14.1% of the initial mortgage pool balance, provide for an initial interest only period of between 6 and 60 months.

     The mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Lowe's San Bruno, representing 1.4% of the initial mortgage pool balance, provides for a change in the amortization schedule subsequent to the first due date, thereby resulting in a change in the monthly debt service payment. That mortgage loan provides for payments 1 through 36 to be interest only, for a 360-month amortization schedule for payments 37 through 60 and for a 300-month amortization schedule for the remaining 60 payments.

     Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. As of origination:

     o 116 of the mortgage loans that we intend to include in the trust fund, representing 91.4% of the initial mortgage pool balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o 23 of the mortgage loans that we intend to include in the trust fund, representing 6.4% of the initial mortgage pool balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period during which voluntary principal prepayments are prohibited although, for a portion of that period, the mortgage loan may be defeased, followed by

          2. a yield maintenance period during which voluntary principal prepayments must be accompanied by a yield maintenance charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     o 5 of the mortgage loans that we intend to include in the trust fund, representing 2.2% of the initial mortgage pool balance, provided for--

          1. a yield maintenance period during which voluntary payments prepayments must be accompanied by a yield maintenance charge, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any pooled mortgage loan will generally begin one to twelve months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     As described below under "--Defeasance Loans", 116 of the pooled mortgage loans, representing 91.4% of the initial mortgage pool balance, will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering certain noncallable U.S. government securities obligations as substitute collateral. None of these mortgage loans permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loans during that prepayment lock-out period; and

     o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a yield maintenance charge.

     Prepayment Lock-Out Periods. One hundred thirty-nine of the mortgage loans that we intend to include in the trust fund, representing 97.8% of the initial mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in March 2001. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

     o the maximum remaining prepayment lock-out/defeasance period as of the related due date in March 2001 is 159 months;

     o the minimum remaining prepayment lock-out/defeasance period as of the related due date in March 2001 is 20 months; and

     o the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in March 2001 is 99 months.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     Yield Maintenance Periods. Twenty-eight of the mortgage loans that we intend to include in the trust fund, representing 8.6% of the initial mortgage pool balance, provide for a yield maintenance period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant yield maintenance charge will generally consist of the following:

     o In the case of seven of those mortgage loans, representing 3.5% of the initial mortgage pool balance, all of which were originated or acquired by KeyBank, and none of which are KeyBank Small Balance Loans, an amount equal to the greater of (1) either a specified dollar amount or a specified percentage of the prepaid amount, and (2) the present value, as of the date of the prepayment, of the remaining scheduled payments of principal and interest on the portion of the mortgage loan being prepaid, including any balloon payment or, in the case of an ARD Loan, the principal balance scheduled to be due on the related anticipated repayment date, determined by discounting those payments at the relevant discount rate, less the amount being prepaid. For purposes of the foregoing, the relevant discount rate will be the rate that, when compounded monthly, is equivalent to the relevant U.S. Treasury rate plus any applicable spread, when compounded semi-annually. Also for purposes of the foregoing, the relevant U.S. Treasury rate will be the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates, one longer and one shorter, most nearly approximating the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date.

     o In the case of 19 of those mortgage loans, representing 1.4% of the initial mortgage pool balance and consisting of the KeyBank Small Balance Loans, an amount equal to the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the product of (a) the ratio of the amount of the principal balance of the mortgage loan being prepaid over the outstanding principal balance of that mortgage loan on the date of the prepayment, after subtracting the scheduled principal payment on the prepayment date, multiplied by (b) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date, including any balloon payment, or in the case of an ARD Loan, through the related anticipated repayment date, including the principal balance scheduled to be due on the related anticipated repayment date, determined by discounting those payments at the relevant discount rate, less the amount of the outstanding principal balance of the mortgage loan on the prepayment date, after subtracting the scheduled principal payment on the prepayment date. For purposes of the foregoing, the relevant discount rate will be the rate that, when compounded monthly, is equivalent to the relevant U.S. Treasury rate plus any applicable spread, when compounded semi-annually. Also for purposes of the foregoing, the relevant U.S. Treasury rate will be the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rate under the heading U.S. Government Securities/Treasury Constant Maturities of U.S. Treasury constant maturities with maturity dates, one longer and one shorter, most nearly approximating the maturity date or, the case of an ARD Loan, the related anticipated repayment date.

     o In the case of one of those mortgage loans, representing 1.5% of the initial mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hotel Richelieu, an amount equal to the product of (1) the excess, if any, of (a) the then applicable interest rate payable under the mortgage loan over (b) the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the mortgage loan, as that yield rate is reported in The Wall Street Journal, or a similar business publication of general circulation selected by the lender, on the fifth business day preceding the date of prepayment or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to those United States Treasury bonds, notes or bills, as determined by the lender, plus any applicable spread, multiplied by (2) the number of years and fraction thereof remaining between the acceleration date and the maturity date for the mortgage loan, and multiplied by (3) the then current principal amount of the mortgage loan, after applying the scheduled monthly payment on the prepayment date.

     o In the case of one of those mortgage loans, representing 2.3% of the initial mortgage pool balance and secured by the 133 Federal Street Office Building Property, an amount equal to the greater of (1) 1% of the principal amount being prepaid and (2) the positive excess of (a) the present value, as of the date of prepayment, of all future installments of principal and interest due under the related mortgage note, including the principal amount due at maturity, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which the yield maintenance charge is payable for instruments having a maturity coterminous with the remaining term of the related mortgage note plus any applicable spread over (b) the principal amount of the related mortgage note outstanding immediately before the prepayment. For purposes of the foregoing, "Treasury Constant Maturity Yield Index" means the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15
          (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the related mortgage note, then the index will equal the weighted average yield to a maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than the remaining average life to maturity, calculated by averaging, and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple, the yields of the relevant Treasury Constant Maturity Yield Indices, rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the yield maintenance charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The yield maintenance charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a yield maintenance charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a yield maintenance charge, the series 2001-CK1 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as yield maintenance charges.

     The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a yield maintenance charge will be due. The enforceability of provisions providing for payments comparable to the yield maintenance charges upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a yield maintenance charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that yield maintenance charge will be enforceable under applicable state law. See "Legal Aspects of the Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a yield maintenance charge, or of the collectibility of any yield maintenance charge.

     Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the pooled mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any yield maintenance charge.

     Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay the entire principal balance of the mortgage loan without yield maintenance charge. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     Mortgage Loans Which May Require Principal Paydowns. Some of the mortgage loans that we intend to include in the trust fund are Additional Collateral Loans and are additionally secured by cash reserves or irrevocable letters of credit that will be released to the related borrowers upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achievement of certain debt service coverage ratios and/or satisfying leasing conditions within time periods prior to loan maturity. Failure to satisfy those conditions within the time periods specified therefor may result in the application of the related reserve or credit enhancement amount to partially prepay or defease the related mortgage loan. In the one case that requires that the cash reserve be applied to pay down the related mortgage loan if the earn-out conditions are not satisfied, the related loan documents also provide for the payment of prepayment consideration.

     Defeasance Loans. One hundred sixteen of the mortgage loans that we intend to include in the trust fund, representing 91.4% of the initial mortgage pool balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     Lockboxes. Thirty-six mortgage loans that we intend to include in the trust fund, representing approximately 54.3% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following three types of lockboxes, each of which is described below.

     o HARD LOCKBOX. Income is paid to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

     o MODIFIED LOCKBOX. Income is paid to the manager of the mortgaged real properties, other than multifamily properties, which will deposit all sums collected into a lockbox account on a regular basis; or

     o SPRINGING LOCKBOX. Income is collected by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

The 36 mortgage loans referred to above provide for lockbox accounts as follows:

                                    % OF INITIAL              NUMBER OF
        TYPE OF LOCKBOX        MORTGAGE POOL BALANCE       MORTGAGE LOANS
        ---------------        ---------------------       --------------
              Hard                     12.5%                      7
            Modified                   20.7%                      6
           Springing                   21.1%                     23

     For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Escrow and Reserve Accounts. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     o    taxes and insurance,

     o    capital improvements,

     o    furniture, fixtures and equipment, and/or

     o    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     Tax and Insurance Escrows. In the case of 133 of the mortgage loans that we intend to include in the trust fund, representing 94.1% of the initial mortgage pool balance, escrows were established for taxes and/or insurance, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

     o    one-twelfth of the annual real estate taxes and assessments, and

     o one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

     Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

     Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable pooled mortgage loan the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     o capital replacements, repairs and furniture, fixtures and equipment, or

     o    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that will secure a pooled mortgage loan, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases, the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

     Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A--1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans. In some cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     o various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     Due-on-Sale and Due-on-Encumbrance Provisions. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     o permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2001-CK1 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o    a transfer of ownership interests for estate planning purposes;

     o changes in ownership between existing partners and members of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower; or

     o    other transfers similar in nature to the foregoing.

     Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities, a third party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     o    obtain earthquake insurance, or

     o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the pooled mortgage loans, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     o    the trustee has an insurable interest,

     o the insurance coverage is available at commercially reasonable rates, and

     o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any pooled mortgage loan is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other pooled mortgage loans with express provisions governing such matters.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property, or

     o    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates, as was previously required under the mortgage instrument that had covered the property.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the pooled mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause, and

     o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibits A-1 and A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust fund was as of its due date in March 2001, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the pooled mortgage loans--

     o Fifty-six of the mortgaged real properties, securing 42.8% of the initial mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 25% or more of the net rentable area of the particular property.

     o Sixteen of the mortgaged real properties referred to in the prior bullet point, representing 12.9% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant. Twenty-two of the mortgaged real properties referred to in the prior bullet point, securing 10.5% of the initial mortgage pool balance, are more than 50%, but less than 100%, owner occupied or leased to a single tenant.

     o Some of the mortgaged real properties that are retail properties may have Dark Tenants.

     o A number of companies are Major Tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

     o Some of the mortgaged properties are retail or office properties that have Major Tenants that are in bankruptcy or within the last year have emerged from bankruptcy.

     Ground Leases. Four of the mortgage loans that we intend to include in the trust fund, representing 12.6% of the initial mortgage pool balance, are secured, in whole or in part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. Except as described in the next paragraph, the following is true in each of those cases--

     o the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the stated maturity or, in the case of an ARD Loan, the anticipated repayment date, of the related mortgage loan,

     o the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

     o in general, the related ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 8301 & 8251 Maryland Avenue Office Buildings, which property secures a mortgage loan with a cut-off date principal balance of $10,449,885 consists of (a) the related borrower's fee interest in two office buildings with certain underground parking facilities and (b) the related borrower's leasehold interest with respect to a surface parking lot. The ground lease covering the surface parking lot does not grant the lender under the pooled mortgage loan default notices. Any such notices would have to be obtained through the related borrower. Furthermore, that ground lease does not require the landlord to enter into a new lease with the lender under the pooled mortgage loan if the ground lease is terminated as a result of rejection in the related borrower's bankruptcy proceeding.

     The ground lessors with respect to the ground leases for the 747 Third Avenue property and the Hampton Inn and Suites property are, in each case, an affiliate of the related borrower.

     In the case of the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hampton Inn and Suites-Independence, the borrower under the related pooled mortgaged loan, which borrower is currently occupying the property under a ground lease, has the right and obligation to purchase the fee interest in the property no later than July 1, 2002. Cash in the amount of the $1.4 million purchase price has been escrowed with the lender.

     Additional and Other Financing. The Crystal Pavilion/Petry Building Properties are encumbered by four pari passu loans, only one of which we intend to include in the trust fund. These four loans are subject to a co-lender agreement that governs the relationship of the respective holders and that designates the holder of one of those four loans, but not the one to be included in the trust fund, as the lead lender. That lead lender will be responsible for the servicing and administration of all four of those loans.

     The borrowers under two mortgage loans that we intend to include in the trust fund, which collectively represent 2.0% of the initial mortgage pool balance, have granted subordinate liens on the properties related to these loans to secure subordinate indebtedness on these properties.

     The borrowers under three other mortgage loans that we intend to include in the trust fund, which collectively represent 1.1% of the initial mortgage pool balance, are each also permitted to incur a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness in connection with any of those three mortgage loans that:

     o the total loan-to-value ratio of the subject loan and the related subordinate loan be not more than 85%;

     o the combined minimum debt service coverage of the subject loan and the related subordinate loan be no less than 1.20x; and

     o a subordination and standstill agreement be put in place between the trustee and the related subordinate lender.

     In addition, we are aware that in the case of one mortgage loan that we intend to include in the trust fund, representing 1.9% of the initial mortgage pool balance, the equity in the related borrower has been pledged to secure a mezzanine loan from a lender not affiliated with any mortgage loan seller. Upon a default under this mezzanine loan, the mezzanine loan lender would be entitled to foreclose upon the equity in the related borrower that has been pledged to secure payment of the mezzanine loan. This transfer of equity would not trigger the "due on sale" clause under the related pooled mortgage loan. If the mezzanine loan lender attempts to foreclose upon the pledged equity, the obligor may file for bankruptcy. The mezzanine loan lender does not have a lien on, or the power to foreclose on, the related mortgaged real properties or on any of the escrow accounts, lockbox accounts or cash collateral accounts established under the related mortgage loan. The mezzanine loan lender's only remedy in the event of non-payment is to foreclose upon the equity and cash collateral accounts pledged to it and to terminate the related property manager.

     A preferred equity holder in a borrower may be entitled to receive certain preferred distributions prior to distributions being made to the other partners or members from funds remaining after all required monthly debt service payments, reserve payments and other payments under the related mortgage loan are made, any obligations to other creditors have been satisfied when due and all monthly operating expenses with respect to the related mortgaged real property have been paid. Additionally, a preferred equity holder in a borrower may be entitled to:

     o terminate and replace the manager of the related mortgaged real property or properties, or the managing member or general partner of the borrower, upon the occurrence of certain specified breaches or, in some cases, if the debt service coverage ratio falls below certain levels; and

     o    approve various significant decisions made by the borrowers.

     Title Issues. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on that property encroach over an easement or onto another property. In each of those cases, however, the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment.

UNDERWRITING MATTERS

     General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     Environmental Assessments. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund during the 22-month period ending on March 1, 2001. In the case of 115 of those mortgaged real properties, securing 95.5% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of 16 mortgaged real properties, securing 1.1% of the initial mortgage pool balance, the environmental investigation included a transaction screen. In the case of 28 mortgaged real properties, securing 3.4% of the initial mortgage pool balance and covered by environmental insurance, the environmental investigation was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the environmental testing materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     o a qualified environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     o when soil or groundwater contamination was suspected or identified, either--

          1. those conditions were remediated or abated prior to the closing date,

          2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

          3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower acknowledged in the related mortgage loan documents the existence of that factor and expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required--

     o the establishment of an operation and maintenance plan to address the issue, or

     o in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program.

In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by the condition. In the case of nine mortgage loans, all of which are KeyBank Small Balance Loans, representing 0.5% of initial mortgage pool balance, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In one case, involving the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Sierra Center, which secures a mortgage loan representing 0.9% of the initial mortgage pool balance, the consultant found that the property is located within a superfund site which contains regional groundwater contamination. The consultant did not recommend further action because it did not expect that the property contributed to the contamination. The government has been pursuing others to respond to the contamination.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan required the related borrower either:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     In one case, involving the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Parker Landing, which secures a mortgage loan representing 0.6% of the initial mortgage pool balance, the consultant recommended that contamination from a dry cleaner be reported to the Colorado Department of Public Health & Environment and that appropriate response activities be conducted. The related borrower established an environmental escrow with the lender, which was 190% of the consultant's estimated cost. The CDPHE was notified and stated that more activities should be taken than the consultant anticipated. Therefore, although the CDPHE acknowledged that the contamination does not present a high risk, the environmental escrow may not be sufficient to cover all response activities.

     In another case, involving the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stuart Square Shopping Center, which secures a mortgage loan representing 0.9% of the initial mortgage pool balance, a cleanup will be performed on the property by the property owner because of contamination from a former dry cleaner. The related borrower has established an escrow with the lender to cover the estimated cost of that cleanup. In addition, the lender has been named as a dual obligee on a performance bond with respect to the performance and completion of the environmental remediation. The performance bond is to be maintained until a "No Further Action" letter is obtained from the Florida Department of Environmental Protection.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     o    us,

     o any of the other parties to the series 2001-CK1 pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 28 mortgaged real properties, securing 3.4% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of these 28 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 28 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Underwriting Matters--Environmental Insurance" below.

     The series 2001-CK1 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2001-CK1 pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. As discussed above, some of the mortgaged real properties securing pooled mortgage loans will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a claim as soon as possible during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all but one of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has a "AAA" rating by S&P, "Aaa" by Moody's, "AAA" by Fitch and "A++" by A. M. Best. The insurer under one of those policies is Gulf Underwriters Insurance Company.

     Property Condition Assessments. Except in the case of one mortgaged real property, securing 0.1% of the initial mortgage pool balance, third-party engineering firms inspected all of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund, or updated previously conducted inspections, during the 35-month period ending on March 1, 2001, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of all of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund during the 20-month period ending on March 1, 2001, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     o    buyer and seller are motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o    a reasonable time is allowed to show the property in the open market;

     o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of those pooled mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan, or

          2. taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Small Balance Loans. When originating mortgage loans under its "small balance loan" program, each of Column and KeyBank generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

     o all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third party reports on which Column or KeyBank, as the case may be, relies for its standard conduit loans;

     o other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

     o review and analysis of environmental conditions of the mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property; and

     o the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans.

     In addition, in the case of each loan originated by KeyBank under its "small balance loan" program, the related mortgage loan documents--

     o in most cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower, and

     o do not require unsolicited annual operating statements with respect to the related mortgaged real property but require the related borrower, upon request of the mortgagee, to provide those operating statements on a quarterly basis.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten largest mortgage loans that we intend to include in the trust fund.

--------------------------------------------------------------------------------
                              STONEWOOD CENTER MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL
BALANCE:                     $77,750,000

FIRST PAYMENT DATE:          January 11, 2001

INTEREST RATE:               7.4100%

AMORTIZATION:                360 Months(1)

ANTICIPATED REPAYMENT DATE:  December 11, 2010

MATURITY/ARD BALANCE:        $70,965,575

MATURITY DATE:               December 11, 2032

BORROWER:                    Macerich Stonewood, LLC

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             LO/Defeasance until 90 days prior to the
                             anticipated repayment date

HYPERAMORTIZATION:           After the anticipated repayment date, the mortgage
                             interest rate increases by 2.0% and certain excess cash flow is used to reduce the outstanding principal balance of the Stonewood Center Mall
                             Loan. Payment of the Post-ARD Additional Interest is deferred until the principal balance of the Stonewood Center Mall Loan is zero.

LOAN PER SF(2):              $84

UP-FRONT RESERVES:           TI/LC Reserve           $310,000
                             Ground Lease Reserve    $147,158
                             Fire Life Safety
                               Reserve               $550,000(3)
                             Tax Reserve             $268,590

ONGOING RESERVES:            Tax                     (4)
                             Replacement Reserve     (5)
                             TI/LC Reserve           (6)
                             Ground Lease Reserve    (7)

LOCKBOX:                     Springing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:    Single Asset

 PROPERTY TYPE:             Retail

 LOCATION:                  Downey, CA

 YEAR BUILT/RENOVATED:      1958/1990

 LEASABLE SQUARE FOOTAGE:   929,792

 OCCUPANCY AT U/W:          94%

 FEE OR LEASEHOLD:          Leasehold(8)

 MAJOR TENANTS          NRSF      % OF NRSF    LEASE EXPIRATION
 -------------          ----      ---------    ----------------
 J.C. Penney          200,382      21.6%         10/31/2005
 Robinson's May(9)    146,250      15.7%          9/30/2005
 Sears(9)             143,427      15.4%          1/31/2051

 PROPERTY MANAGEMENT:       Macerich Management Company

 U/W NCF:                   $9,982,211

 APPRAISED VALUE:           $123,000,000

 APPRAISAL DATE:            October 31, 2000

 CUT-OFF DATE LTV RATIO:    63.2%

 MATURITY/ARD LTV RATIO:    57.7%

 U/W DSCR:                  1.54x

--------------------------------------------------------------------------------

(1) 24-payment interest only period followed by amortization on a 30-year schedule.

(2)  Based on cut-off date principal balance.

(3) At closing, the related borrower deposited $550,000 into a reserve to be used to upgrade the fire life safety system at the Stonewood Center Mall Property. There currently exist violations of the Downey Fire Department life safety codes. The Borrower has signed a covenant to correct these violations.

(4) The related borrower is required to make monthly payments into a tax escrow fund in an amount sufficient to accumulate funds necessary to pay all taxes prior to their respective due dates.

(5) An escrow of $4,500 will be due monthly and deposited into a replacement reserve account.

(6) At any time that the balance of the TI/LC reserve established at closing is less than $310,000, the related borrower is required to deposit on each monthly due date an amount equal to the lesser of (a) $25,000 per month or
     (b) the difference between $310,000 and the then current balance in the TI/LC reserve.

(7) The related borrower is required to make monthly deposits into a ground lease reserve in an amount sufficient to pay the ground rent payable under the ground lease at least ten business days prior to the date such payment is due. At the option of the lender, however, the related borrower will not be required to make the monthly deposits into the ground lease reserve so long as for the remainder of the term of the loan, the borrower has deposited and maintains in the ground lease reserve sufficient amounts for the payment of the next installment of ground rent due under the ground lease.

(8) The Stonewood Center Mall Property also includes the fee interest in the adjacent parking lot.

(9)  Land lease only.

--------------------------------------------------------------------------------
Lease Rollover Schedule

                                                                    Cumulative
                                                      % of Total      % of
                    Average                               Rental   Total Rental
       # of Leases  Rent per  % of Total SF Cumulative %  Revenues  Revenues
Year     Rolling   SF Rolling     Rolling   of SF Rolling Rolling   Rolling
--------------------------------------------------------------------------------
2001       30      $ 32.69       4.2%         4.2%        13.1%       13.1%
--------------------------------------------------------------------------------
2002       12        28.78       2.2           6.4         5.9        19.1
--------------------------------------------------------------------------------
2003       15        33.96       3.0           9.3         9.7        28.7
--------------------------------------------------------------------------------
2004       14        27.86       2.8          12.1         7.4        36.1
--------------------------------------------------------------------------------
2005       17         6.13      26.9          39.0        15.8        51.9
--------------------------------------------------------------------------------
2006       10        29.27       2.3          41.2         6.4        58.3
--------------------------------------------------------------------------------
2007        9        10.77      10.1          51.4        10.4        68.7
--------------------------------------------------------------------------------
2008        7        21.88       3.3          54.7         7.0        75.7
--------------------------------------------------------------------------------
2009        5        25.28       1.6          56.3         3.9        79.6
--------------------------------------------------------------------------------
2010        1        26.00       0.3          56.6         0.7        80.3
--------------------------------------------------------------------------------
2011        1        70.00       0.1          56.7         0.7        81.0
--------------------------------------------------------------------------------
2012        3        20.86       1.2          57.9         2.5        83.5
--------------------------------------------------------------------------------

The  Borrower. Macerich Stonewood, LLC is the borrower under the Stonewood
               Center Mall Loan. It is--

     o a single-purpose limited liability company formed under the laws of the State of Delaware, and

     o controlled by Pacific Premier Realty Trust, the managing member and Macerich Stonewood Corp.

     Pacific Premier Realty Trust is a joint venture between the Macerich Company and the Ontario Teachers' Pension Fund. The Macerich Company is a real estate investment trust that currently owns or has ownership interests in 48 regional shopping malls and five community shopping centers totaling approximately 41 million square feet of gross leasable area. The Ontario Teacher's Pension Fund, with over $70 billion in assets, is responsible for the retirement income of approximately 150,000 elementary and secondary school teachers and 75,000 retired teachers and survivors.

The Mortgaged Real Property. The Stonewood Center Mall Property is an anchored regional shopping mall located on 63.1 acres in Downey, Los Angeles County, California. Downey is located approximately 15 miles southeast of downtown Los Angeles and is primarily a residential community. The property was originally developed in 1958 and has been renovated and expanded numerous times. The Stonewood Center Mall Property is anchored by Mervyn's California, a subsidiary of Target Corporation, Robinson's May, a subsidiary of May Department Stores Company, Sears and J.C. Penney, and includes more than 140 retailers, including Victoria's Secret, Foot Locker, Structure, The Limited, GNC and Sam Goody. The improvements at the Stonewood Center Mall Property include one one-story building and four two- to three-story buildings comprising 929,792 net rentable square feet. The Stonewood Center Mall Property has 4,817 parking spaces.

Property Management. The Stonewood Center Mall Property is subject to a management agreement between the borrower and the Macerich Management Company, an affiliate of the related borrower. The management agreement generally provides for a management fee of 4.0% of gross revenues.

Cash Management/Lockbox. Springing lockbox does not commence until after an event of default or the lack of a commitment letter from a new lender at the related anticipated repayment date.

Ground Lease. The related borrower holds its interest in the Stonewood Center Mall Property under a ground lease with the Jenison Trust. The ground lease provides for ground lease payments of $147,158 annually. The ground rent will increase every five years based on the increase in the consumer price index over the prior period. The next adjustment date is January 1, 2003. In addition to the standard CPI rent adjustment in January 1, 2008, the ground lease payment will increase by an additional 50% of itself. The ground lease expires on January 1, 2053.

Seismic Study. A seismic study of the Stonewood Center Mall Property, performed November 3, 2000, concluded that the property has a probable maximum loss equal to 24% of the estimated replacement cost of the improvements, based on a 50-year window, a 475 year event occurrence and a 10% exceedence probability. An Earthquake Insurance Policy was obtained by Borrower.

--------------------------------------------------------------------------------
                        150 SPEAR STREET OFFICE BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL
BALANCE:                   $76,983,259

FIRST PAYMENT DATE:        February 11, 2001

INTEREST RATE:             8.2200%

AMORTIZATION:              360 Months

MATURITY DATE:             January 11, 2008

MATURITY/ARD BALANCE:      $72,328,405

BORROWER:                  Pacific Spear Corporation



INTEREST CALCULATION:      Actual/360

CALL PROTECTION:           LO/Defeasance until after the
                           date six months prior to the
                           maturity date

LOAN PER SF(1):            $300


UP-FRONT RESERVES:         Letter of Credit(2)   $2,702,118
                           Engineering Reserve   $341,974
                           Environmental Reserve $50,000

ONGOING RESERVES:          Tax and Insurance     (3)


LOCKBOX:                   Springing

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Office

LOCATION:                  San Francisco, CA

YEAR BUILT/RENOVATED:      1982/1999

LEASABLE SQUARE FOOTAGE:   256,438

OCCUPANCY AT U/W:          98%

FEE OR LEASEHOLD:          Fee



MAJOR TENANTS              NRSF      % OF NRSF     LEASE EXPIRATION
-------------              ----      ---------     ----------------
Providian Financial       82,506       32.2%          6/30/2006
Internet Barter, Inc.     45,438       17.7%          7/31/2007
First Union               30,232       11.8%          5/31/2005

PROPERTY MANAGEMENT:       Pacific Eagle Holdings
                           Corporation

U/W NCF:                   $8,951,341

APPRAISED VALUE:           $103,000,000

APPRAISAL DATE:            September 6, 2000


CUT-OFF DATE LTV RATIO:    74.7%

MATURITY/ARD LTV RATIO:    70.2%

U/W DSCR:                  1.29x

--------------------------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) At closing, letters of credit in the amounts of $222,118 and $2,480,000 for tenants Lante Corporation and Internet Barter, Inc., respectively, were deposited with the lender and may be drawn upon in the event that either tenant fails to perform its obligations under the terms of its respective lease.

(3) The related borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

--------------------------------------------------------------------------------
Lease Rollover Schedule

                                                                    Cumulative
                                                      % of Total      % of
                    Average                               Rental   Total Rental
       # of Leases  Rent per  % of Total SF Cumulative %  Revenues  Revenues
Year     Rolling   SF Rolling     Rolling   of SF Rolling Rolling   Rolling
--------------------------------------------------------------------------------
2001       2        $30.51        6.5%          6.5%       3.9%        3.9%
--------------------------------------------------------------------------------
2002       3         28.98        6.3          12.8        3.6         7.4
--------------------------------------------------------------------------------
2003       2         48.48        4.0          16.8        3.8        11.2
--------------------------------------------------------------------------------
2004       5         46.25       15.8          32.7       14.3        25.5
--------------------------------------------------------------------------------
2005       4         63.25       15.9          48.6       19.6        45.2
--------------------------------------------------------------------------------
2006       6         52.93       31.4          80.0       32.4        77.6
--------------------------------------------------------------------------------
2007       3         65.00       17.7          97.7       22.4       100.0
--------------------------------------------------------------------------------

The  Borrower. Pacific Spear Corporation is the borrower under the 150 Spear
               Street Office Building Loan. It is--

     o a single-purpose corporation formed under the laws of the State of Delaware, and

     o controlled by Pacific Landmark Limited, a subsidiary of Pacific Eagle Holding Corporation.

     Pacific Landmark Limited owns and manages a $250 million portfolio of U.S. office and hospitality properties. Pacific Eagle Holdings Corporation is a Delaware corporation established by the Lo family in 1991. The Lo family has been involved in global real estate investment for over 60 years.

The Mortgaged Real Property. The 150 Spear Street Office Building Property is a
0.4 acre property located in San Francisco, California. It is improved by an 18-story, Class A office building that was originally built in 1982 and was subject to renovations in 1999. The improvements are comprised of 256,438 rentable square feet of office space.

     Providian Financial, a San Francisco based consumer lender, occupies 82,506 square feet of the 150 Spear Street Office Building Property under various coterminous leases. These leases terminate in 2006. In the event that Providian Financial fails to extend the terms of its leases for a period of not less than five years at 95% of the market rate, the borrower is required to deposit with the lender either $4,000,000 in cash or a $4,000,000 letter of credit. The amount of this cash reserve or letter of credit will be reduced by the amount of $666,666.66 for each floor leased for a term of no less than five years at a rental rate of not less than 95% of the market rate.

Property Management. The 150 Spear Street Office Building Property is subject to a management agreement between the related borrower and Pacific Eagle Holdings Corporation, an affiliate of the related borrower. The management agreement generally provides for a management fee of 3.0% of total building income, which is subordinated to the 150 Spear Street Office Building Loan.

Cash Management/Lockbox. The borrower under the 150 Spear Street Office Building Loan must cause all rents from the 150 Spear Street Office Building Property to be deposited into a rent account under the control of the lender and the borrower within three business days of receipt. Unless and until an event of default occurs under the 150 Spear Street Office Building Loan, the related borrower will have access to those funds.

Environmental Recommendation. The environmental report obtained in connection with the origination of the 150 Spear Street Office Building Loan recommends that a closure letter for a removed underground storage tank be obtained from the San Francisco Environmental Health Department.

--------------------------------------------------------------------------------
                                  CENTRAL PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL
BALANCE:                      $37,338,703

FIRST PAYMENT DATE:           July 1, 2000

INTEREST RATE:                8.9800%

AMORTIZATION:                 360 Months

MATURITY DATE:                June 1, 2010

MATURITY/ARD BALANCE:         $34,285,721

BORROWER:                     Central Plaza, LLC

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              LO/Defeasance until after the
                              date six months prior to the
                              maturity date

LOAN PER SF(1):               $48

UP-FRONT RESERVES:            Retrofit Reserve(2)      $650,000
                              Engineering Reserve      $ 33,750
                              Environmental Reserve    $ 25,000
                              Security Deposit Reserve $165,000

ONGOING RESERVES:             Tax and Insurance  (3)
                              TI/LC Reserve      (4)
LOCKBOX:                      Springing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Office

LOCATION:                  Los Angeles, CA

YEAR BUILT/RENOVATED:      1952/1992

LEASABLE SQUARE FOOTAGE:   785,914

OCCUPANCY AT U/W:          86%

FEE OR LEASEHOLD:          Fee


TOP TENANT                       NRSF      % OF NRSF    LEASE EXPIRATION
----------                      -------    ---------    ----------------
Pacific Bell-Directory          130,187      16.6%         8/31/2005

PROPERTY MANAGEMENT:       Jamison Properties, Inc.

U/W NCF:                   $4,758,657

APPRAISED VALUE:           $51,500,000

APPRAISAL DATE:            February 16, 2000

CUT-OFF DATE LTV RATIO:    72.5%

MATURITY/ARD LTV RATIO:    66.6%

U/W DSCR:                  1.32x

--------------------------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) The seismic analysis report dated April 3, 2000 indicated a "probable maximum loss" in the event of an earthquake of 38% of the estimated replacement cost of the improvements. That report recommended retrofitting the Central Plaza Property so as to reduce the probable maximum loss to 20%. At closing, a $650,000 retrofit reserve was established to be released upon the completion of the retrofitting work necessary to bring the probable maximum loss with respect to the Central Plaza Property down to no more than 20% within one year of closing. An earthquake insurance policy for the Central Plaza Property will be maintained by the related borrower until the probable maximum loss with respect to the Central Plaza Property has been brought down to no more than 20%.

(3) The related borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(4) The related borrower is required to make monthly payments into a TI/LC reserve in the amount of $20,000. To the extent the balance of the TI/LC reserve should equal or exceed $240,000, then the related borrower's obligation for monthly deposits thereafter is suspended. However, the obligation for monthly deposits will be reinstated to the extent the balance of the TI/LC reserve should fall below $240,000.

--------------------------------------------------------------------------------
Lease Rollover Schedule

                                                                    Cumulative
                                                      % of Total      % of
                    Average                               Rental   Total Rental
       # of Leases  Rent per  % of Total SF Cumulative %  Revenues  Revenues
Year     Rolling   SF Rolling     Rolling   of SF Rolling Rolling   Rolling
--------------------------------------------------------------------------------
2001       65       $13.73        15.0%        15.0%       17.0%      17.0%
--------------------------------------------------------------------------------
2002       46        14.57        11.0         26.0        13.2       30.2
--------------------------------------------------------------------------------
2003       33        13.86        10.9         36.9        12.5       42.7
--------------------------------------------------------------------------------
2004       16        14.47        10.6         47.4        12.6       55.3
--------------------------------------------------------------------------------
2005       29        13.85        34.4         81.9        39.4       94.7
--------------------------------------------------------------------------------
2006        3        26.56         0.6         82.5         1.3       96.0
--------------------------------------------------------------------------------
2007        1        12.60         0.9         83.3         0.9       96.9
--------------------------------------------------------------------------------
2008        0         --           0.0         83.3         0.0       96.9
--------------------------------------------------------------------------------
2009        3        13.34         2.0         85.4         2.2       99.1
--------------------------------------------------------------------------------
2010        2        14.30         0.7         86.1         0.9      100.0
--------------------------------------------------------------------------------

The Borrower. Central Plaza, LLC is the borrower under the Central Plaza Loan.
              It is--

     o a single-purpose limited liability company formed under the laws of the State of California, and

     o    controlled by Dr. David Lee.

     Dr. Lee owns interests in and operates over seven million square feet of office space within the Mid-Wilshire submarket of Los Angeles, California.

The Mortgaged Real Property. The Central Plaza Property is a 18.0 acre property located on Wilshire Boulevard in Los Angeles, California. It is improved by a four building Class A-minus office project that was originally built in 1952 and was subject to renovations in 1992. The improvements are comprised of 785,914 square feet of office space with 75,377 square feet of ground level retail space and two adjacent parking structures with 1,858 parking spaces.

Property Management. The Central Plaza Property is subject to a management agreement between the related borrower and Jamison Properties, Inc., an affiliate of the related borrower. The management agreement generally provides for a management fee of 3.0% of gross income, which is subordinated to the Central Plaza Loan.

Cash Management/Lockbox. The borrower under the Central Plaza Loan must cause all rents from the Central Plaza Property to be deposited into a rent account under the control of the lender and the borrower. Unless and until a trigger event occurs under the Central Plaza Loan, the related borrower will have access to those funds.

--------------------------------------------------------------------------------
              FIRST UNION BUILDING--UNIT 1, 123 SOUTH BROAD STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL
BALANCE:                     $36,445,087

FIRST PAYMENT DATE:          November 11, 2000

INTEREST RATE:               8.4300%

AMORTIZATION:                360 Months

ANTICIPATED REPAYMENT DATE:  October 11, 2010

MATURITY/ARD BALANCE:        $33,009,387

MATURITY DATE:               October 11, 2030


BORROWER:                    First States Partners
                             123 South Broad I, L.P.

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             LO/Defesance until one month prior to the
                             anticipated repayment date

HYPERAMORTIZATION:           After the anticipated repayment date, the mortgage
                             interest rate increases by 2.0% and certain excess cash flow is used to reduce the outstanding principal balance of the First Union Building Loan.
                             Payment of the Post-ARD Additional Interest is deferred until the principal balance of the First Union Building Loan is zero.

LOAN PER SF(1):              $142

UP-FRONT RESERVES:           Engineering Reserve   $6,250

ONGOING RESERVES:            Insurance             (2)
                             Replacement Reserve   (3)
                             Duke Contract Reserve (4)

LOCKBOX:                     Hard

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Office

LOCATION:                  Philadelphia, PA

YEAR BUILT/RENOVATED:      1927/1996

LEASABLE SQUARE FOOTAGE:   255,992

OCCUPANCY AT U/W:          100%

FEE OR LEASEHOLD:          Fee


SOLE TENANT                       NRSF        % OF NRSF       LEASE EXPIRATION
-----------                       ----        ---------       ----------------
First Union National Bank       255,992          100%             9/30/2020

PROPERTY MANAGEMENT:       First States Management Corp.

U/W NCF:                   $4,082,725

APPRAISED VALUE:           $46,000,000

APPRAISAL DATE:            August 1, 2000

CUT-OFF DATE LTV RATIO:    79.2%

MATURITY/ARD LTV RATIO:    71.8%

U/W DSCR:                  1.22x

--------------------------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) The related borrower is required to make monthly payments into an insurance escrow fund in an amount sufficient to accumulate funds necessary to pay insurance premiums prior to the expiration of the related policies. So long as (x) no event of default has occurred under the First Union Building Loan, and (y) First Union National Bank is the tenant at the property and has received a credit rating of no less than "BBB" by S&P, the related borrower is not required to make payments for taxes into the tax and insurance reserve.

(3) An escrow of $4,270 will be due monthly and will be deposited into a replacement reserve account.

(4) The related borrower is required to make monthly payments of $23,258 for deposit into an escrow account for payments due under a contract between the related borrower and Duke Solutions.

The Borrower. First States Partners 123 South Broad I, L.P. is the borrower under the First Union Building Loan. It is--

     o a single-purpose limited partnership formed under the laws of the State of Delaware, and

     o controlled by First States Partners 123 South Broad I, LLC, the general partner.

     Nicholas Schorsch is the principal of the related borrower. In 1998, Mr. Schorsch established American Financial Resource Group, Inc., a real estate management company specializing in the acquisition of real estate companies and the development of new commercial real estate projects.

The Mortgaged Real Property. The First Union Building Property includes 255,992 square feet of Class A office space contained in the lower floor condominium of the 29-story First Union Building and the adjacent 11-story Witherspoon Building, located in the central business district of Philadelphia, Pennsylvania. The lower floor condominium includes floors B2, B1 and 1 through 5 of the First Union Building and floors B1, basement mezzanine and 1 through 5 of the Witherspoon Building.

Property Management. The First Union Building Property is subject to a management agreement between the related borrower and First States Management Corp., an affiliate of the related borrower. The management agreement generally provides for a management fee of 3.5% of gross revenues. First States Management Corp. currently manages in excess of 2.5 million square feet of commercial real estate contained in 160 properties.

Cash Management/Lockbox. The borrower under the First Union Building Loan is required to cause all rents from the First Union Building Property to be deposited directly into a lender controlled lockbox.

Environmental Considerations. The environmental report obtained in connection with the origination of the First Union Building Loan recommended, among other things, the removal of damaged asbestos-containing pipe fittings and insulation, duct insulation, transite panels and Makite blocks at an estimated cost of $20,350.

--------------------------------------------------------------------------------
                                747 THIRD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL
BALANCE:                     $35,830,879

FIRST PAYMENT DATE:          July 1, 2000

INTEREST RATE:               8.6400%

AMORTIZATION:                360 Months

MATURITY DATE:               June 1, 2007

MATURITY/ARD BALANCE:        $33,984,130

BORROWER:                    4 Third Avenue Leasehold LLC

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             LO/Defeasance until after the date three months
                             prior to the maturity date

LOAN PER SF(1):              $88

UP-FRONT RESERVES:           Engineering Reserve     $736,840
                             Ground Lease Reserve    $ 70,833

ONGOING RESERVES:            Tax and Insurance       (2)
                             Ground Lease Reserve    (3)
                             Replacement Reserve     (4)

LOCKBOX:                     Springing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Office

LOCATION:                  New York, NY

YEAR BUILT/RENOVATED:      1972/1998

LEASABLE SQUARE FOOTAGE:   404,894

OCCUPANCY AT U/W:          98%

FEE OR LEASEHOLD:          Leasehold

TOP THREE TENANTS               NRSF        % OF NRSF    LEASE EXPIRATION
-----------------              -------      ---------    ----------------
Independent Television         30,311          7.5%         7/31/2005
  Network, Inc.
BCC Worldwide Americas,
  Inc.                         30,285          7.5%        10/31/2009
Grey Advertising, Inc.         20,740          5.1%        12/31/2014

PROPERTY MANAGEMENT:       Sage Realty Corporation

U/W NCF:                   $5,629,765

APPRAISAL DATE:            November 1, 1999

APPRAISED VALUE:           $102,000,000

CUT-OFF DATE LTV RATIO:    35.1%

MATURITY/ARD LTV RATIO:    33.3%

U/W DSCR:                  1.67x

--------------------------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) The related borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(3) The related borrower is required to make monthly deposits in the amount of $70,833 into a ground lease escrow fund to pay the ground rent of $850,000 per annum.

(4) The related borrower is required to make monthly deposits in the amount of $9,276 into a replacement reserve account.

--------------------------------------------------------------------------------
Lease Rollover Schedule

                                                                    Cumulative
                                                      % of Total      % of
                    Average                               Rental   Total Rental
       # of Leases  Rent per  % of Total SF Cumulative %  Revenues  Revenues
Year     Rolling   SF Rolling     Rolling   of SF Rolling Rolling   Rolling
--------------------------------------------------------------------------------
 2001       12      $38.12          7.6%        7.6%         8.3%     8.3%
--------------------------------------------------------------------------------
 2002       19       35.86         15.5        23.1         15.9     24.3
--------------------------------------------------------------------------------
 2003       19       38.71         15.2        38.3         16.8     41.1
--------------------------------------------------------------------------------
 2004       23       34.20         19.5        57.8         19.2     60.3
--------------------------------------------------------------------------------
 2005       20       31.14         16.0        73.8         14.2     74.5
--------------------------------------------------------------------------------
 2006        2       40.25          1.1        74.9          1.3     75.8
--------------------------------------------------------------------------------
 2007        2       32.59          1.7        76.6          1.6     77.4
--------------------------------------------------------------------------------
 2008        3       45.44          3.5        80.1          4.6     82.0
--------------------------------------------------------------------------------
 2009        5       27.40          9.2        89.3          7.2     89.3
--------------------------------------------------------------------------------

The Borrower. 4 Third Avenue Leasehold LLC is the borrower under the 747 Third
              Avenue Loan. It is--

     o a single-purpose limited liability company formed under the laws of the State of New York;

     o owned 50% by W-4 Third Lease LLC, the managing member, and 50% by St. Paul Fire and Marine Insurance; and

     o controlled, through the managing member and the property manager, by the William Kaufman Organization, a major family owned real estate development concern that was formed in 1924.

The Mortgaged Real Property. The 747 Third Avenue Property is a 9.3 acre property located in midtown Manhattan in New York, New York. It is improved by a 38-story Class A office building that was originally built in 1972 and renovated in 1998. The improvements are comprised of 404,894 square feet of office space.

Property Management. The 747 Third Avenue Property is subject to a management agreement between the related borrower and Sage Realty Corporation, an affiliate of the related borrower. Sage Realty Corporation is controlled by Melvyn and Robert Kaufman, who actively control the related borrower through the William Kaufman Organization and Sage Realty Corporation. Sage Realty Corporation manages over 2.7 million square feet of office space in the borough of Manhattan in New York, New York.

Cash Management/Lockbox. The borrower under the 747 Third Avenue Loan must cause all rents from the 747 Third Avenue Property to be deposited into a rent account under the control of the lender and the borrower within one business day of receipt. Unless and until an event of default occurs under the 747 Third Avenue Loan, the related borrower will have access to those funds.

Ground Lease. The related borrower holds its leasehold interest in the 747 Third Avenue Property under a ground lease with an affiliate. The ground lease provides for fixed monthly ground lease payments of $70,833 or $850,000 annually. The ground lease expires on December 31, 2040, with two successive renewal options of 20 years and 19 years and three months, respectively.

--------------------------------------------------------------------------------
                               EXODUS R&D BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL
BALANCE:                     $34,906,620

FIRST PAYMENT DATE:          December 1, 2000

INTEREST RATE:               8.0700%

AMORTIZATION:                360 Months

MATURITY DATE:               November 1, 2010

MATURITY/ARD BALANCE:        $31,340,738

BORROWER:                    Main Street, LLC


INTEREST CALCULATION:        Actual/360


CALL PROTECTION:             LO/Defeasance until after the date six months prior
                             to the maturity date

LOAN PER SF(1):              $90

UP-FRONT RESERVES:           Security Deposit Reserve(2)
                             Build-Out Reserve       (3)
                             Debt Service Reserve    (4)
                             Environmental Reserve   $30,000

ONGOING RESERVES:            Tax and Insurance       (5)

LOCKBOX:                     Hard

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Industrial

LOCATION:                  Irvine, CA

YEAR BUILT/RENOVATED:      1975/2000

LEASABLE SQUARE FOOTAGE:   388,654

OCCUPANCY AT U/W:          100%

FEE OR LEASEHOLD:          Fee


SOLE TENANT                    NRSF          % OF NRSF       LEASE EXPIRATION
-----------                    ----          ---------       ----------------
Exodus
Communications, Inc.(6)      388,654           100%             3/1/2016

PROPERTY MANAGEMENT: Towne Center Resources Corporation

U/W NCF:                   $4,462,046

APPRAISED VALUE:           $54,000,000

CUT-OFF DATE LTV RATIO:    64.6%

MATURITY/ARD LTV RATIO:    58.0%

U/W DSCR:                  1.44x

--------------------------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) At closing, a $4,620,000 security deposit reserve was established to be released to the related borrower upon the tenant, Exodus Communications, Inc., securing an investment grade rating of at least BBB- with stable outlook by any of Moody's, Fitch or S&P.

(3) At closing, a $4,300,000 build-out reserve was established to be released to the related borrower upon performance of the tenant Exodus Communications, Inc.'s obligations under its lease to construct and install certain tenant improvements.

(4) At closing, a $1,450,000 debt service reserve was established for payment of required debt service for the Exodus R&D Building Loan during the first 24 months of the loan term.

(5) The related borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(6) The Exodus R&D Building Property is still partially occupied by TDK Electronics. However, the related borrower bought TDK Electronics out of its lease and leased the entire building to Exodus Communications, Inc. TDK Electronics is to be completely vacated by June 2001. Exodus
     Communications, Inc. will phase into the TDK space over the next 24 months, building out at its sole cost.

The Borrower.  Main Street, LLC is the borrower under the Exodus R&D Building
               Loan.  It is--

     o a single-purpose limited liability company formed under the laws of the State of California,

     o    owned 17.5% by Nexus Properties, Inc., the managing member, and

     o controlled through the managing member by Darrell Gary and Michael J. Reidy.

     Nexus Properties, Inc. is a full-service real estate firm based in California and has developed more than three million square feet of commercial real estate over the past 25 years. Nexus Properties Inc. currently owns and manages 16 commercial properties.

The Mortgaged Real Property. The Exodus R&D Building Property is a 8.9 acre property located in Irvine, California. It is improved by a single-story, 388,654 square foot flex-industrial facility that was originally built in 1975 and is currently subject to extensive renovations.

     The Exodus R&D Building Property is partially, and upon TDK Electronics' vacating its space, will be entirely, occupied by Exodus Communications, Inc., a provider of internet system and network management solutions. Exodus

Communications, Inc. is currently in the process of converting the Exodus R&D Building Property into an internet data center entirely at its own cost of approximately $71.5 million.

Property Management. The Exodus R&D Building Property is subject to a management agreement between the related borrower and Towne Center Resources Corporation. The management agreement generally provides for a management fee of 2.0% of base monthly rent.

Cash Management/Lockbox. The borrower under the Exodus R&D Building Loan has instructed the tenants of the Exodus R&D Building Property to make all rent payments into a lender-controlled rent account.

Environmental Considerations. A former owner/lessee with respect to the Exodus R&D Building Property had underground tanks which caused contamination. Remediation was performed, and governmental agencies issued closure letters. A small area of residual soil contamination remains under a building, which may have to be removed if the building is demolished. The environmental consultant estimated the cost of that removal to be between $9,000 and $12,000.

     Although the on-site source of contamination has been addressed, it is likely that contamination has migrated onto the site from an upgradient source. The environmental consultant reported that remediation has been performed on the upgradient site, but the extent and current status of the remediation is unknown. In response to this risk, a secured creditor impaired property policy was purchased for the Exodus R&D Building Loan. The terms of that policy are generally consistent with those described under "--Underwriting Matters-- Environmental Insurance" above, except for the first term. Under the policy for this property, if during the term of the policy the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related mortgaged real property, the insurer will indemnify the trust fund for the lesser of the outstanding principal balance of the subject mortgage loan on the date of the default or cleanup costs. If cleanup costs are less than the outstanding balance, the insured must foreclose on the property prior to the insurer's payment of cleanup costs.

--------------------------------------------------------------------------------
                            THE ALLIANCE IJ PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL
BALANCE:                      $28,980,097

FIRST PAYMENT DATE:           February 11, 2001

INTEREST RATE:                8.4100%

AMORTIZATION:                 360 Months

MATURITY DATE:                January 11, 2011

MATURITY/ARD BALANCE:         $26,192,534

BORROWER:                     Alliance IJ Limited Partnership

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              LO/Defeasance until after the
                              date six months prior to the
                              maturity date

LOAN PER UNIT(1):             $24,559

UP-FRONT RESERVES:            Engineering Reserve    $159,875

                              Environmental Reserve  $938

ONGOING RESERVES:             Tax and Insurance      (2)
                              Replacement Reserve    (3)

LOCKBOX:                      Springing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Portfolio of Four Assets

PROPERTY TYPE:             Multifamily

LOCATION:                  Various

YEAR BUILT/RENOVATED:      Various

UNITS:                     1,180

OCCUPANCY AT U/W:          90%-95%

FEE OR LEASEHOLD:          Fee

PROPERTY MANAGEMENT:       Alliance Residential Management, L.L.C.

U/W NCF:                   $3,231,633


APPRAISED VALUE:           $36,650,000

APPRAISAL DATE:            Various


CUT-OFF DATE LTV RATIO:    79.1%

MATURITY/ARD LTV RATIO:    71.5%

U/W DSCR:                  1.22x

--------------------------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) The related borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(3) An escrow of $24,583 will be due monthly and deposited into a replacement reserve account.

--------------------------------------------------------------------------------------------------------------------------------
                                                ALLOCATED                    OWNERSHIP    YEAR BUILT/
          PROPERTY               LOCATION      LOAN AMOUNT   PROPERTY TYPE   INTEREST      RENOVATED     OCCUPANCY      UNITS
--------------------------------------------------------------------------------------------------------------------------------
Foxfire Apartments            Amarillo, TX      $ 9,101,989   Multifamily       Fee        1990/1998        93%          328
Arrowood Apartments           Arlington, TX     $ 8,141,700   Multifamily       Fee        1978/1998        94%          336
Apache Springs Apartments     Houston, TX       $ 7,342,877   Multifamily       Fee        1982/1998        95%          296
Aspen Village Apartments      Indianapolis, IN  $ 4,393,531   Multifamily       Fee        1972/1997        90%          220

--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                                 $28,980,097                                                 93%        1,180
--------------------------------------------------------------------------------------------------------------------------------

The Borrower.  Alliance IJ Limited Partnership is the borrower under the
               Alliance IJ Portfolio Loan. It is--

     o a single-purpose limited liability partnership formed under the laws of the State of Delaware,

     o    owned by Alliance Holdings, LLC, and

     o controlled through Alliance Holdings, LLC by Andrew Schor and Steven Ivankovich.

     Alliance Holdings, LLC is a privately-owned real estate investment, development and finance firm concentrated in the multifamily housing business. Alliance Holdings, LLC, together with its affiliates, owns interests in and manages approximately 46,000 multifamily units throughout Texas, the Midwest and along the eastern seaboard from Virginia to Florida.

The Mortgaged Real Properties. The Alliance IJ Portfolio Properties are comprised of four garden-style multifamily rental properties.

Property Management. The Alliance IJ Portfolio Properties are each subject to a property management agreement between the related borrower and Alliance Residential Management, L.L.C., an affiliate of the related borrower. The management agreement generally provides for a management fee of 4.0% of gross collections, which is subordinated to the Alliance IJ Portfolio Loan. Alliance Residential Management, L.L.C. currently manages over 46,000 units and has approximately 1,200 employees. Alliance Residential Management, L.L.C. is headquartered in Houston, Texas.

Cash Management/Lockbox. The borrower under the Alliance IJ Portfolio Loan must cause all rents from the Alliance IJ Portfolio Properties to be deposited into a rent account under the control of the lender and the borrower within one day of receipt. Unless and until an event of default occurs under the Alliance IJ Portfolio Loan, the related borrower will have access to those funds.

Property Releases. The borrower under the Alliance IJ Portfolio Loan may obtain a release of any of the Alliance IJ Portfolio Properties by partially defeasing that loan in an amount equal to 125% of the allocated loan amount for the property to be released.

--------------------------------------------------------------------------------
                            THE ALLIANCE CC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL
BALANCE:                      $27,406,372

FIRST PAYMENT DATE:           May 1, 2000

INTEREST RATE:                8.5600%

AMORTIZATION:                 360 Months

MATURITY DATE:                April 1, 2010

MATURITY/ARD BALANCE:         $24,973,537

BORROWER:                     Alliance GD CC Limited Partnership

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              LO/Defeasance until after the
                              date six months prior to the
                              maturity date

LOAN PER UNIT(1):             $31,286

UP-FRONT RESERVES:            Engineering Reserve    $270,000

ONGOING RESERVES:             Tax and Insurance      (2)
                              Replacement Reserve    (3)

 LOCKBOX:                     Springing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Portfolio of Four Assets

PROPERTY TYPE:             Multifamily

LOCATION:                  Various

YEAR BUILT/RENOVATED:      Various

UNITS:                     876

OCCUPANCY AT U/W:          95%-100%

FEE OR LEASEHOLD:          Fee

PROPERTY MANAGEMENT:       Alliance Residential Management, L.L.C.

U/W NCF:                   $3,123,868

APPRAISED VALUE:           $35,450,000

APPRAISAL DATE:            Various

CUT-OFF DATE LTV RATIO:    77.3%

MATURITY/ARD LTV RATIO:    70.4%

U/W DSCR:                  1.22x

--------------------------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) The related borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(3) An escrow of $18,250 will be due monthly and deposited into a replacement reserve account.

------------------------------------------------------------------------------------------------------------------------------
                                                ALLOCATED      PROPERTY     OWNERSHIP     YEAR BUILT/
          PROPERTY               LOCATION      LOAN AMOUNT       TYPE       INTEREST       RENOVATED      OCCUPANCY    UNITS
------------------------------------------------------------------------------------------------------------------------------
Crescent Square Apartments     Marietta, GA     $12,657,214  Multifamily       Fee         1973/1998         95%        360
Pecan Crossing Apartments      DeSoto, TX       $ 7,329,842  Multifamily       Fee         1982/1998         95%        252
Estrada Place Apartments       Irving, TX       $ 4,898,563  Multifamily       Fee         1983/1998         98%        160
Forest Creek Apartments        Largo, FL        $ 2,520,753  Multifamily       Fee         1985/1999        100%        104
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                                 $27,406,372                                                  96%        876
------------------------------------------------------------------------------------------------------------------------------

The Borrower.  Alliance GD CC Limited Partnership is the borrower under the
               Alliance CC Portfolio Loan. It is--

     o a single-purpose limited partnership formed under the laws of the State of Delaware,

     o owned 45% by Alliance Holdings, LLC and 55% by Belcrest Realty Corporation, a subsidiary of Belcrest Capital Fund LLC, and

     o Alliance Holdings, LLC is controlled by Andrew Schor and Steven Ivankovich and Belcrest Realty Corporation is controlled by Eaton Vance Corp.

     Alliance Holdings, LLC is a privately-owned real estate investment, development and finance firm concentrated in the multifamily housing business. Alliance Holdings, LLC, together with its affiliates, owns interests in and manages approximately 46,000 multifamily units throughout Texas, the Midwest and along the eastern seaboard from Virginia to Florida.

     Eaton Vance Corp. manages more than $42 billion in assets in over 70 mutual funds as well as managing individual and institutional accounts for retirement plans, pension funds and endowments.

The Mortgaged Real Properties. The Alliance CC Portfolio Properties are comprised of four garden-style multifamily rental properties. Each of the properties was substantially renovated in 1998/1999 at an average cost of $2,360/unit.

Property Management. The Alliance CC Portfolio Properties are each subject to a property management agreement between the related borrower and Alliance Residential Management, L.L.C., an affiliate of the related borrower. The management agreement generally provides for a management fee of 4.0% of gross collections, which is subordinated to the Alliance CC Portfolio Loan. Alliance Residential Management, L.L.C. currently manages over 46,000 units and has approximately 1,200 employees. Alliance Residential Management, L.L.C. is headquartered in Houston, Texas.

Cash Management/Lockbox. The borrower under the Alliance CC Portfolio Loan must cause all rents from the Alliance CC Portfolio Properties to be deposited into a rent account under the control of the lender and the borrower within one day of receipt. Unless and until an event of default occurs under the Alliance CC Portfolio Loan, the related borrower will have access to those funds.

Property Releases. The borrower under the Alliance CC Portfolio Loan may obtain a release of any of the Alliance CC Portfolio Properties by partially defeasing that loan in an amount equal to 125% of the allocated loan amount for the property to be released.

--------------------------------------------------------------------------------
                       133 FEDERAL STREET OFFICE BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL
BALANCE:                      $23,302,603

FIRST PAYMENT DATE:           January 11, 2001

INTEREST RATE:                7.9800%

AMORTIZATION:                 360 Months

MATURITY DATE:                December 11, 2007

MATURITY/ARD BALANCE:         $21,828,819

BORROWER:                     B.E. Realty Limited Partnership


INTEREST CALCULATION:         Actual/360


CALL PROTECTION:              23-payment prepayment lockout
                              from the date of origination
                              with yield maintenance until
                              during the last three months
                              of the original loan term.

LOAN PER SF(1):               $181

UP-FRONT RESERVES:            Earnout Reserve        (2)

ONGOING RESERVES:             Tax                    (3)
                              TI/LC Reserve          (4)
                              Replacement Reserve    (5)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Office

LOCATION:                  Boston, MA

YEAR BUILT/RENOVATED:      1960/1997

LEASABLE SQUARE FOOTAGE:   128,637

OCCUPANCY AT U/W:          100%

FEE OR LEASEHOLD:          Fee


TOP FOUR TENANTS            NRSF            % OF NRSF         LEASE EXPIRATION
----------------            ----            ---------         ----------------
Fitcorp Health
Centers, Inc.              19,467             15.1%               3/1/2002
Gensler & Associates       19,460             15.1%               9/1/2007
Foster Wheeler             19,460             15.1%               6/1/2005
American Arbitration       19,456             15.1%               2/1/2001

PROPERTY MANAGEMENT:       Charlesgate West Management, Inc.

U/W NCF:                   $2,552,912

APPRAISED VALUE:           $34,000,000

APPRAISAL DATE:            November 1, 2000

CUT-OFF DATE LTV RATIO:    68.5%

MATURITY/ARD LTV RATIO:    64.2%

U/W DSCR:                  1.24x

--------------------------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) At closing, $2,250,000 of the loan proceeds were deposited with the Lender. The funds are to be released on or before September 1, 2001, upon (a) the property achieving a minimum debt service coverage ratio of 1.20 to 1.00, and (b) delivery of a fully executed lease with current tenant American Arbitration, and/or a substitute tenant acceptable to the lender for the 19,456 square feet of space currently occupied by American Arbitration (2/1/01 lease expiration date) at a rental rate of not less than $40.00 per square foot for a term of not less than five years. In the event the earn-out conditions do not occur on or before September 1, 2001, the lender may, in its sole discretion, (x) apply the funds in the earn-out reserve to pay down the principal balance of the 133 Federal Street Office Building Loan, subject to any applicable prepayment penalty, (y) extend the deadline for performance of the earn-out conditions, or (z) continue to hold the earn-out reserve as additional security for the 133 Federal Street Office Building Loan, throughout the remaining term of the loan. Since origination, the tenant, American Arbitration, has signed a letter of intent to (s) extend its lease through June 30, 2001 at a rental rate equal to $48 per square foot, and (t) consolidate its occupancy to include 9,730 square feet as of July 1, 2001 at an initial rental rate equal to $ 48 per square foot with a new lease expiration date of June 30, 2006. The earn-out reserve will continue to be held by the lender until all of the earn-out conditions are satisfied.

(3) The related borrower is required to make monthly payments into a tax escrow fund in an amount sufficient to accumulate funds necessary to pay all taxes prior to their respective due dates.

(4) The related borrower is required to make monthly payments into a TI/LC reserve in the amount of $13,958 to be allocated between two sub-accounts, the Fit Corp. sub-account and the Foster Wheeler sub-account. The Fit-Corp. sub-account is structured so that $100,000 ($5.14 per square foot for the 19,467 square feet leased to Fitcorp Health Centers, Inc.) will be accumulated by 3/31/02, Fitcorp Health Centers, Inc.'s lease expiration date. This sub-account is to be used for potential TI/LC costs incurred in retenanting this space. The Foster Wheeler sub-account is structured so that $350,000 ($17.99 per square foot for the 19,460 square feet of space leased to tenants Gensler & Associates and Foster Wheeler) will be accumulated by 1/1/05, Foster Wheeler's lease expiration date. This sub-account is to be used for potential TI/LC costs incurred in retenanting that space.

(5) An escrow of $2,125 will be due monthly and deposited into a replacement reserve account.

--------------------------------------------------------------------------------
Lease Rollover Schedule

                                                                     Cumulative
                                                         % of Total    % of
                    Average                                Rental   Total Rental
       # of Leases  Rent per  % of Total SF Cumulative %  Revenues   Revenues
Year     Rolling   SF Rolling     Rolling   of SF Rolling Rolling     Rolling
--------------------------------------------------------------------------------
2001         7        $27.64       34.5%        34.5%       28.9%      28.9%
--------------------------------------------------------------------------------
2002         1         23.50       15.1         49.7        10.8       39.7
--------------------------------------------------------------------------------
2003         2         37.12        3.9         53.6         4.4       44.1
--------------------------------------------------------------------------------
2004         1         32.00        5.2         58.8         5.1       49.2
--------------------------------------------------------------------------------
2005         3         40.94       21.7         80.5        26.9       76.1
--------------------------------------------------------------------------------
2006         0          --          0.0         80.5         0.0       76.1
--------------------------------------------------------------------------------
2007         1         41.38       15.1         95.6        19.0       95.1
--------------------------------------------------------------------------------
2008         2         30.79        2.6         98.2         2.4       97.5
--------------------------------------------------------------------------------
2009         0          --          0.0         98.2         0.0       97.5
--------------------------------------------------------------------------------

The Borrower.  B.E. Realty Limited Partnership is the borrower under the 133
               Federal Street Office Building Loan.  It is--

     o a single-purpose limited partnership formed under the laws of the State of Massachusetts, and

     o owned 1% by 133 Federal Street, Inc., the general partner, 19% by Steven Belkin, 40% by Julie Ann Belkin and 40% by Amy Jill Belkin.

The Mortgaged Real Property. The 133 Federal Street Office Building Property is a 3.0 acre property located in Boston, Massachusetts. It is improved by a 12-story office building which was originally built in 1960 and was renovated in 1994. The improvements are comprised of 128,637 square feet of office space.

Property Management. The 133 Federal Street Office Building Property is subject to a management agreement between the related borrower and Charlesgate West Management, Inc., an affiliate of the borrower. Charlesgate West Management, Inc. currently manages three other commercial properties in Boston and Cape Cod Massachusetts.

Cash Management/Lockbox. The borrower under the 133 Federal Street Office Building Loan did not enter into a cash management agreement with the lender.

--------------------------------------------------------------------------------
                            BREA UNION PLAZA PHASE II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL
BALANCE:                     $22,000,000

FIRST PAYMENT DATE:          November 1, 2000

INTEREST RATE:               7.8000%

AMORTIZATION:                324 Months(1)

MATURITY DATE:               October 1, 2010

MATURITY/ARD BALANCE:        $20,517,917

BORROWER:                    Brea Union Plaza II, LLC


INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             LO/Defeasance until after the
                             date six months prior to the
                             maturity date

LOAN PER SF(2):              $125

UP-FRONT RESERVES:           Letter of Credit        (3)

LOCKBOX:                     Springing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Retail

LOCATION:                  Brea, CA

YEAR BUILT:                1999

LEASABLE SQUARE FOOTAGE:   175,372

OCCUPANCY AT U/W:          100%

FEE OR LEASEHOLD:          Fee

MAJOR TENANTS         NRSF    % OF NRSF    LEASE EXPIRATION
-------------         ----    ---------    ----------------
Sears HomeLife       42,997    24.5%          8/23/2014
Nordstrom Rack       40,725    23.2%          9/30/2014
Staples, Inc.        24,042    13.7%          8/31/2014

PROPERTY MANAGEMENT:       DSB Properties, Inc.

U/W NCF:                   $2,513,543

APPRAISED VALUE:           $32,250,000

CUT-OFF DATE LTV RATIO:    68.2%

MATURITY/ARD LTV RATIO:    63.6%

U/W DSCR:                  1.32x

--------------------------------------------------------------------------------

(1) The Brea Union Plaza Phase II Loan features interest only payments for the first 36 payments, followed by amortization on a 324 month schedule.

(2)  Based on cut-off date principal balance.

(3) At closing, a $99,000 letter of credit was posted, to be held for the life of the Brea Union Plaza Phase II Loan, in lieu of monthly collections for taxes and insurance.

--------------------------------------------------------------------------------
Lease Rollover Schedule

                                                                     Cumulative
                                                         % of Total    % of
                    Average                               Rental    Total Rental
       # of Leases  Rent per  % of Total SF Cumulative %  Revenues    Revenues
Year     Rolling   SF Rolling     Rolling   of SF Rolling Rolling     Rolling
--------------------------------------------------------------------------------
2001        0          --          0.0%        0.0%        0.0%         0.0%
--------------------------------------------------------------------------------
2002        0          --          0.0         0.0         0.0          0.0
--------------------------------------------------------------------------------
2003        0          --          0.0         0.0         0.0          0.0
--------------------------------------------------------------------------------
2004        1        $18.00        3.4         3.4         4.0          4.0
--------------------------------------------------------------------------------
2005        0          --          0.0         3.4         0.0          4.0
--------------------------------------------------------------------------------
2006        0          --          0.0         3.4         0.0          4.0
--------------------------------------------------------------------------------
2007        0          --          0.0         3.4         0.0          4.0
--------------------------------------------------------------------------------
2008        1         22.00        3.2         6.6         4.5          8.5
--------------------------------------------------------------------------------
2009        2         20.49        9.1        15.7        12.0         20.4
--------------------------------------------------------------------------------
2010        2         22.22        9.4        25.2        13.4         33.9
--------------------------------------------------------------------------------
2011        0          --          0.0        25.2         0.0         33.9
--------------------------------------------------------------------------------
2012        1         12.70       13.4        38.6         10.9        44.8
--------------------------------------------------------------------------------

The Borrower.  Brea Union Plaza II, LLC is the borrower under the Brea Union
               Plaza Phase II Loan.  It is--

     o a single-purpose limited liability company formed under the laws of the State of California, and

     o owned 50% by Samuel Mevorach, the managing member, and 50% by the Samuel Mevorach Trust

     Samuel Mevorach also owns the adjacent Brea Union Plaza Phase I, a 183,756 square foot retail power center anchored by Wal-Mart, Linen & Things and Ralphs.

The Mortgaged Real Property. The Brea Union Plaza Phase II Property is a 4.0 acre property located in Brea, California. It is improved by six single-story and 2-story buildings that were constructed in 1999. The improvements are comprised of 175,372 square feet of retail space and 945 parking spaces. The Brea Union Plaza Phase II Property is anchored by Staples, Inc., Nordstrom Rack, Sears HomeLife and Michael's Crafts. Each anchor tenant's lease extends beyond the term of the Brea Union Plaza Phase II Loan.

Property Management. The Brea Union Plaza Phase II Property is subject to a management agreement between the borrower and DSB Properties, Inc. DSB Properties, Inc. provides professional property management, leasing services and brokerage for investment properties to owners of commercial shopping centers throughout Los Angeles, Orange and Venture Counties. DSB Properties, Inc. currently manages 1.5 million square feet of retail centers.

Cash Management/Lockbox. The borrower under the Brea Union Plaza Phase II Loan must cause all rents from the Brea Union Plaza Phase II Property to be deposited into a rent account under the control of the lender and the borrower within one day of receipt. Unless and until an event of default occurs under the Brea Union Plaza Phase II Loan, the related borrower will have access to those funds.

Environmental Considerations. The Brea Union Plaza Phase II Property is subject to ongoing groundwater remediation of a dissolved nitrate plume via a pump and discharge system operated by Unocal Land & Development Company and Union Oil Company of California in connection with the operation of an inorganic fertilizer production facility on the property. Unocal and Union Oil are performing the remediation pursuant to an Indemnity and Remediation Agreement which requires remediation to achieve the goal of allowing the property to be used for surface commercial development. As part of the remediation, Unocal and Union Oil have performed soil cleanup for which government agencies have issued written approval.

OTHER SIGNIFICANT MORTGAGE LOANS

     Set forth below is a summary discussion of the Crystal Pavilion/Petry Building Loan. It is the only mortgage loan to be included in the trust fund as to which there are other pari passu loans secured by the same mortgaged real properties.

--------------------------------------------------------------------------------
                      CRYSTAL PAVILION/PETRY BUILDING LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL
BALANCE(1):                    $19,799,168


FIRST PAYMENT DATE:            May 11, 2000


INTEREST RATE:                 7.3250%


AMORTIZATION:                  328 months

ANTICIPATED REPAYMENT DATE:    July 11, 2008

MATURITY DATE:                 July 11, 2028

MATURITY/ARD BALANCE:          $17,628,164


BORROWER:                      Madison Third Building
                               Companies LLC

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               LO/Defeasance until during
                               60 days preceding the
                               anticipated repayment date

HYPERAMORTIZATION:            After the anticipated repayment date, the mortgage
                              interest rate increases by 2.00% and a pro rata portion of certain excess cash flow is used to reduce the outstanding principal balance. Payment of the Post-ARD Additional Interest is deferred until the principal balance is zero.

LOAN PER SF(6):                $135(5)

UP-FRONT RESERVES(5):          Engineering Reserve:  $135,063

ONGOING RESERVES(5):           Replacement Reserve:  (2)
                               TI/LC Reserve:        (2)
                               Tax and Insurance     (3)

LOCKBOX:                       Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERYTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Portfolio of Two Assets

PROPERTY TYPE:             Office

LOCATION:                  New York, NY

YEAR BUILT/RENOVATED:      Crystal Pavilion
                           1983/1995

                           Petry Building
                           1959/1990

LEASABLE SQUARE FOOTAGE(5):         876,625

OCCUPANCY AT U/W(4):       Crystal Pavilion          98%
                           Petry Building            100%

FEE OR LEASEHOLD:          Fee

CRYSTAL PAVILION:
MAJOR TENANTS            NRSF      % OF NRSF    LEASE EXPIRATION
----------------        -------    ---------    ----------------
Bozell Inc.(7)          235,021      39.6%        6/30/2007
Baker and McKenzie       77,700      13.1%        6/30/2008
Andrews & Kurth, LLP     23,500       4.0%        7/31/2003

PETRY BUILDING:
MAJOR TENANTS             NRSF      % OF NRSF    LEASE EXPIRATION
-------------            ------     ---------    ----------------
Petry T.V.               90,761      32.0%          12/31/2015
The Gap, Inc.(7)         65,896      23.3%          12/31/2006
Square Alpha             61,200      21.6%           6/30/2008

PROPERTY MANAGEMENT:       Cohen Brothers Realty Corporation

U/W NCF(6):                $18,097,836

APPRAISED VALUE(5):        $270,000,000

APPRAISAL DATES:           October 3, 2000 and November 1, 2000

CUT-OFF DATE LTV RATIO(5)(6):       43.7%

MATURITY/ARD LTV RATIO(5)(6)::      38.9%

U/W DSCR(5)(6):                     1.79x

--------------------------------------------------------------------------------

(1) Existing notes in the total original principal amount of $119,120,086 were consolidated on June 15, 1998. The consolidated note was split into four notes as of April 11, 2000.

(2) The borrower is required to escrow $193,741 on a monthly basis ($2.65/SF annually) into a tenant improvement and leasing commission reserve and $14,587 on a monthly basis ($0.20/SF annually) into a capital expenditure reserve.

(3) The borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(4)  Occupancy is based on the January 1, 2000 rent roll.

(5)  Aggregate of Crystal Pavilion and Petry Building.

(6) Calculated based on the entire outstanding indebtedness, as of the relevant date, of the Crystal Pavilion/Petry Building Loan and the three other pari passu loans secured by the Crystal Pavilion/Petry Building Property.

(7)  All of the tenant's space is currently being sub-let.

The Crystal Pavilion/Petry Building Loan. The Crystal Pavilion/Petry Building Loan is evidenced by a note in the amount of $20,000,000, which is one of four promissory notes issued by the borrower and secured by the Crystal Pavilion/Petry Building Properties. The other three notes, which evidence the Related Crystal Pavilion/Petry Building Loans, are not included in the trust fund. The Crystal Pavilion/Petry Building Loan, together with the three Related Crystal Pavilion/Petry Building Loans, have a total principal balance as of March 11, 2001 of $117,923,932.

     The Crystal Pavilion/Petry Building Co-Lender Agreement governs the relationship between the holders of the Crystal Pavilion/Petry Building Loan and the three Related Crystal Pavilion/Petry Building Loans and designates the holder of one of the three Related Crystal Pavilion/Petry Building Loans as the lead lender. The Crystal Pavilion/Petry Building Lead Lender is responsible for the servicing and administration of the Crystal Pavilion/Petry Building Loan and the three Related Crystal Pavilion/Petry Building Loans. Pursuant to the Crystal Pavilion/Petry Building Co-Lender Agreement, all amounts received with respect to the outstanding indebtedness of the Crystal Pavilion/Petry Building Loan and the three Related Crystal Pavilion/Petry Building Loans, will be paid pro rata to the holders of all four of those loans.

The Borrower. The Crystal Pavilion/Petry Building Loan was made to Madison Third Building Companies LLC, a New York limited liability company. The principals of the borrower are Charles Stephen Cohen and Sherman Cohen, who are also the principals of Cohen Brothers Real Estate, a large office developer and owner in New York City.

The Mortgaged Real Properties. The Crystal Pavilion/Petry Building Properties consist of two office buildings located in Midtown Manhattan, New York, New York. The Crystal Pavilion is a 31-story office building located at 805 Third Avenue, New York, New York which was constructed in 1983 and renovated in 1995. The Petry Building is a 19-story office building located at 3 East 54th Street, New York, New York, which was constructed in 1959 and renovated in 1990. The Crystal Pavilion has a net rentable area of approximately 593,293 square feet of office space. In addition, the Crystal Pavilion has approximately 33,350 square feet of retail space. The Petry Building has a net rentable area of approximately 283,332 square feet of office space. In addition, it has approximately 15,273 square feet of retail space.

Property Management. The Crystal Pavilion/Petry Building Properties are managed by Cohen Brothers Realty Corporation pursuant to a management agreement. The management agreement provides for the payment to the manager of the Crystal Pavilion/Petry Building Properties of management fees of 4.0% of gross revenues, which are subordinated to payments under the Crystal Pavilion/Petry Building Loan.

Mezzanine Loan and Preferred Equity Interest. Madison Third Building Companies Mezz LLC is the borrower under a loan with an aggregate principal balance as of the cut-off date of $50,000,000, made by Capital Trust. Capital Trust has agreed not to transfer its interest in the mezzanine loan to any entity other than certain permitted institutional transferees unless each of Moody's and Fitch confirms that the transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the offered certificates.

     Capital Trust owns a preferred equity interest in the related borrower having an initial equity investment in the amount of $1,000. Capital Trust has agreed not to transfer its preferred equity interest to any entity other than certain permitted institutional transferees unless each of Moody's and Fitch confirms that the transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the offered certificates.

     The mezzanine loan and the preferred equity interest held by Capital Trust require monthly payments of interest and yield, respectively, plus principal and capital payments, respectively, sufficient to amortize the mezzanine loan and the preferred equity interest over a term of 28 years. However, both the mezzanine loan and the preferred equity interest mature in July 2009.

Cash Management. The borrower is required to cause all rents from the Crystal Pavilion/Petry Building Properties to be deposited directly to a lender-controlled rent account.

Property Releases. The borrower under the Crystal Pavilion/Petry Building Loan may obtain a release of either of the Crystal Pavilion/Petry Building Properties by partially defeasing that loan in an amount equal to 125% of the allocated loan amount for the property to be released.

Servicing. Pursuant to the Crystal Pavilion/Petry Building Co-Lender Agreement, the Crystal Pavilion/Petry Building Lead Lender is responsible for the servicing and administration of the Crystal Pavilion/Petry Building Loan and the three Related Crystal Pavilion/Petry Building Loans and may fulfill its obligations in that regard through third-party servicers.

     The Crystal Pavilion/Petry Building Lead Lender will be required to distribute, upon receipt, to the trustee, as holder of the Crystal Pavilion/Petry Building Loan, payments received on the Crystal Pavilion/Petry Building Loan. In addition, the Crystal Pavilion/Petry Building Lead Lender will be required to distribute, upon receipt, to the trustee copies of all documents, certificates, instruments, notices and correspondence sent or received by the Crystal Pavilion/Petry Building Lead Lender with respect to the Crystal Pavilion/Petry Building Loan. Also, the Crystal Pavilion/Petry Building Lead Lender will be required to provide the trustee with written notice of any defaults by the related borrower under the Crystal Pavilion/Petry Building Loan or any other material matters relating to the Crystal Pavilion/Petry Building Loan. Furthermore, the Crystal Pavilion/Petry Building Lead Lender will be required to make available to the trustee copies of all financial statements of the related borrower and all other documents, certificates, reports and financial statements received by the Crystal Pavilion/Petry Building Lead Lender under the related loan documents.

     The Crystal Pavilion/Petry Building Lead Lender will have the exclusive right and obligation to administer the Crystal Pavilion/Petry Building Loan and the three Related Crystal Pavilion/Petry Building Loans. The Crystal Pavilion/Petry Building Lead Lender may use its sole discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any actions, which may be vested in it or which it may be entitled to take or assert under or with respect to any of the related loan documents. The Crystal Pavilion/Petry Building Lead Lender is required to give the same degree of care to the administration of the Crystal Pavilion/Petry Building Loan and the three Related Crystal Pavilion/Petry Building Loans as is consistent with any pooling and servicing agreement, or similar agreement, entered into by the Crystal Pavilion/Petry Building Lead Lender and a servicer with respect to the administration of those loans, provided that the Crystal Pavilion/Petry Building Lead Lender will not be liable to the trustee with respect to anything the Crystal Pavilion/Petry Building Lead Lender may do or omit to do in connection with the Crystal Pavilion/Petry Building Loan in the absence of gross negligence or willful misconduct on its part in the administration of the Crystal Pavilion/Petry Building Loan. Neither the series 2001-CK1 certificateholders nor the trustee may seek damages from the Crystal Pavilion/Petry Building Lead Lender for any failure to perform any obligation under the Crystal Pavilion/Petry Building Co-Lender Agreement or with respect to the related loan documents except as to the trust fund's right to receive payments of principal and interest relating to the Crystal Pavilion/Petry Building Loan. Furthermore, the Crystal Pavilion/Petry Building Lead Lender owes no fiduciary duty to the series 2001-CK1 certificateholders or the trustee with respect to any action taken under the loan documents and need not consult with any series 2001-CK1 certificateholder, the series 2001-CK1 controlling class representative or the trustee with respect to any action taken by the Crystal Pavilion/Petry Building Lead Lender with respect to the Crystal Pavilion/Petry Building Loan.

     Subject to various limitations set forth in the Crystal Pavilion/Petry Building Co-Lender Agreement, including those intended to avoid adverse tax consequences for a REMIC holding the Crystal Pavilion/Petry Building Loan, the Crystal Pavilion/Petry Building Lead Lender will be entitled to modify, amend or waive any term of the related loan documents.

     The Crystal Pavilion/Petry Building Lead Lender is authorized to take legal action to enforce or protect the trust fund's interests with respect to the Crystal Pavilion/Petry Building Loan. The master servicer will be required to make advances to reimburse the Crystal Pavilion/Petry Building Lead Lender for the trust fund's pro rata share of any servicing advances made or servicing expenses, including special servicing fees, incurred by the Crystal Pavilion/Petry Building Lead Lender. The master servicer will be entitled to reimbursement for those advances from future collections on the Crystal Pavilion/Petry Building Loan and otherwise from the trust fund.

     The Related Crystal Pavilion/Petry Building Loan held by the Crystal Pavilion/Petry Building Lead Lender has been previously securitized and is being serviced under the pooling and servicing agreement for that securitization, subject to and in accordance with the Crystal Pavilion/Petry Building Co-Lender Agreement. Because of the relationship and pari passu nature of the Crystal Pavilion/Petry Building Loan and the Related Crystal Pavilion/Petry Building Loans, much of the servicing conducted under that pooling and servicing agreement will benefit the trust fund. That pooling and servicing agreement provides for servicing similar but not identical to the servicing provided for under the series 2001-CK1 pooling and servicing agreement.

     CapMark Services, L.P., a Texas limited partnership, is the servicer under the pooling and servicing agreement for that other securitization. CapMark's principal servicing offices are located at 245 Peachtree Center Avenue N.E., Atlanta, Georgia 30303.

     Lennar Partners, Inc., a Florida corporation, is the special servicer under the pooling and servicing agreement for that other securitization. The principal executive offices of Lennar Partners, Inc. are located at 760 N.W. 107th Avenue, Miami, Florida 33172.

THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     o Column Financial Inc.--99 mortgage loans, representing 83.0% of the initial mortgage pool balance; and

     o KeyBank National Association--45 mortgage loans, representing 17.0% of the initial mortgage pool balance.

     Column acquired 12 of the mortgage loans that it is selling to us, representing 18.6% of the initial mortgage pool balance, from Credit Suisse First Boston Mortgage Capital LLC, which originated or purchased each of those 12 mortgage loans. Column acquired eight of the mortgage loans that it is selling to us, representing 4.6% of the initial mortgage pool balance, from Union Capital Investments, LLC, which originated each of those eight mortgage loans. Column acquired one of the mortgage loans that it is selling to us, representing 1.5% of the initial mortgage pool balance, from Allied Capital Corporation, which originated that mortgage loan. Column acquired 19 of the mortgage loans that it is selling to us, representing 11.9% of the initial mortgage pool balance, from KeyBank, which originated 18 of those 19 mortgage loans and acquired one of those 19 mortgage loans from Bridger Commercial Realty Funding LLC. Column originated each of the other mortgage loans that it is selling to us.

     KeyBank originated each of the mortgage loans that it is selling to us.

     Column Financial, Inc. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Bethesda, Maryland; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Hollywood, Florida; Houston, Texas; Los Angeles, California; Nashville, Tennessee; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 2,100 commercial and multifamily rental mortgage loans totaling $11.0 billion since beginning operations in 1993. Column is a wholly-owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston Corporation, one of the underwriters.

     KeyBank National Association. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of December 31, 2000, KeyBank had total assets of approximately $77.8 billion, total liabilities of approximately $72.0 billion and approximately $5.7 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters. KeyCorp Real Estate Capital Markets, Inc., the initial master servicer with respect to the pooled mortgage loans, is a wholly-owned subsidiary of KeyBank.

     Credit Suisse First Boston Mortgage Capital LLC. CSFBMC is a limited liability company formed under the laws of Delaware. Its principal offices are in New York, New York. CSFBMC originates and acquires loans secured by mortgages on commercial and multifamily real estate. CSFBMC is a subsidiary of Credit Suisse First Boston, Inc. and an affiliate of us, Column and Credit Suisse First Boston Corporation, one of the underwriters.

     Union Capital Investments, LLC. Union Capital is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending. It originates, underwrites and closes first mortgage loans secured by all types of multifamily rental and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     o    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

     o an executed original assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o an executed original assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a pro forma title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     o in those cases where applicable, the original or a copy of the related ground lease.

Notwithstanding the foregoing, in the case of the Crystal Pavilion/Petry Building Loan, Column will deliver to the trustee only the original promissory note because the remaining loan documents are being held as part of a separate securitization of commercial mortgage loans.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2001-CK1 certificateholders. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the value of, or the interests of the series 2001-CK1 certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the series 2001-CK1 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates--

     o Union Capital will make with respect to each pooled mortgage loan that it originated and sold to Column,

     o CSFBMC will make with respect to each pooled mortgage loan that it originated and sold to Column,

     o KeyBank will make with respect to each pooled mortgage loan that it is selling to us, as well as with respect to each pooled mortgage loan that it previously sold to Column, and

     o Column will make with respect to each remaining pooled mortgage loan that is not identified in one of the prior three bullets,

specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by Column, CSFBMC, KeyBank and Union Capital may not be identical. However, the representations and warranties to be made by each warranting party will generally include--

     o The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in March 2001. That information will include select items of information included on Exhibit A-1 to this prospectus supplement, including--

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the mortgage loan,

          3. the amount of the monthly debt service payment due on the related due date in April 2001,

          4. the mortgage interest rate as of the related due date in March 2001, and

          5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

     o Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     o The related mortgage instrument is a valid and, subject to the exceptions in the next bullet point, enforceable first priority lien upon the corresponding mortgaged real property and all buildings and fixtures on the property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     o The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related maker, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and (2) by general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o To its knowledge, there is no proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     o There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment, which in either case is binding on the title insurance company, on which the required premium has been paid, insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

          1. the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, and

          2.   the other exceptions set forth in the policy.

     o The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs and other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     o If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has been properly designated and currently serves.

     o Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan.

     o If the mortgaged real property is covered by a secured creditor impaired property policy, then the Seller has:

          1. disclosed in the application for that policy or otherwise to the insurer under that policy all "pollution conditions", as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the warranting party's possession or are otherwise known to the warranting party; and

          2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

               in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

     The representations and warranties made by each of Column, CSFBMC, KeyBank and Union Capital as listed and described above will be assigned by us to the trustee under the series 2001-CK1 pooling and servicing agreement. If--

     o there exists a breach of any of the above-described representations and warranties made by any of Column, CSFBMC, KeyBank or Union Capital, and

     o that breach materially and adversely affects the value of, or the interests of the series 2001-CK1 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2001-CK1 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by Column, CSFBMC, KeyBank or Union Capital with respect to any of the mortgage loans included in the trust fund, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of the mortgage loans included in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then the warranting party, in the case of a material breach of a representation or warranty, or the related mortgage loan seller, in the case of a material document defect, will be required to take one of the following courses of action:

     o cure the material breach or the material document defect in all material respects; or

     o repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the Stated Principal Balance of the mortgage loan at the time of purchase, plus

          2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

          3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

          4. all unpaid special servicing fees and other special servicing compensation and other unpaid Additional Trust Fund Expenses related to that mortgage loan, plus

          5.   any costs incurred in enforcing the repurchase obligation; or

     o prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Moody's or Fitch to the series 2001-CK1 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

          1. has comparable payment terms to those of the mortgage loan that is being replaced, and

          2. is acceptable to the series 2001-CK1 controlling class representative.

     If any of Column, CSFBMC, KeyBank or Union Capital replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet point of the preceding paragraph, exceeds

     o the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust fund.

     The time period within which Column, CSFBMC, KeyBank or Union Capital, as applicable, must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, if Column, CSFBMC, KeyBank or Union Capital, as applicable, is diligently attempting to correct the problem, then it may be entitled to up to an additional 90 days to complete that remedy, repurchase or substitution. The length of the cure period extension will depend on whether the subject loan is in special servicing.

     In addition to the foregoing, Column will--

     o make the same representations and warranties, including those discussed under "--Representations and Warranties" above, with respect to each pooled mortgage loan originated by CSFBMC and Union Capital as it does with respect to each other mortgage loan as to which it is identified as the mortgage loan seller on Exhibit A-1, except for those acquired from KeyBank, and

     o have similar cure, repurchase or replacement obligations in the event of material breaches of those representations and warranties.

In general, however, if--

     o there exists a breach of any of those representations or warranties by Column and a breach of any representation or warranty made by either CSFBMC or Union Capital, as applicable, with respect to the same mortgage loan,

     o those breaches otherwise give rise to a cure, repurchase or replacement obligation on the part of both Column and either CSFBMC or Union Capital, as applicable, and

     o either CSFBMC or Union Capital, as applicable, fails to satisfy its cure, repurchase or replacement obligation within the time period provided,

then Column will be required to cure the material breach of its representation or warranty as to, or repurchase or replace, the affected mortgage loan. For this purpose, however, the cure, repurchase or substitution period for Column may extend by as much as 45 days beyond the above-described cure, repurchase or substitution period for either CSFBMC or Union Capital, as applicable.

     The cure/repurchase/substitution obligations of each of Column, CSFBMC, KeyBank and Union Capital described above, will constitute the sole remedy available to the series 2001-CK1 certificateholders in connection with a material breach of any of the representations and warranties made by Column, CSFBMC, KeyBank or Union Capital, as applicable, or a material document defect, in any event with respect to a mortgage loan in the trust fund. No other person will be obligated to perform those obligations in the event of a default on the part of Column, CSFBMC, KeyBank and/or Union Capital, as applicable.

     Each of Column, CSFBMC, KeyBank and Union Capital has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any of Column, CSFBMC, KeyBank or Union Capital, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise. Expenses incurred by the master servicer, the special servicer and the trustee with respect to enforcing any repurchase/substitution obligation will be borne by Column, CSFBMC, KeyBank or Union Capital, as applicable, or, if not, will be reimbursable out of the collection account to be maintained by the master servicer.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust fund, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust fund, then the related mortgage loan seller will be permitted, with the consent of the series 2001-CK1 controlling class representative, to repurchase or replace only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o determining the materiality of the subject breach or document defect, and

     o    the repurchase and substitution remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in March 2001. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2001-CK1 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2001-CK1 certificates will be issued, on or about March 13, 2001, under a pooling and servicing agreement to be dated as of March 1, 2001, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     o    the pooled mortgage loans;

     o any and all payments under and proceeds of the pooled mortgage loans received after their respective due dates in March 2001, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans;

     o    our rights under each of the mortgage loan purchase agreements;

     o any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2001-CK1 certificates will include the following classes:

     o the A-1, A-2, A-3, B, C and D classes, which are the classes of series 2001-CK1 certificates that are offered by this prospectus supplement; and

     o the A-X, A-CP, A-Y, E, F, G, H, J, K, L, M, N, O, R and V classes, which are the classes of series 2001-CK1 certificates that--

          1. will be retained or privately placed by us, and

          2. are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates are the only series 2001-CK1 certificates that will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, A-CP and A-Y certificates will not have principal balances, and the holders of the class A-X, A-CP and A-Y certificate will not be entitled to receive distributions of principal. However, class A-X, A-CP and A-Y certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     For purposes of calculating the accrual of interest:

     1. the class A-X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates outstanding from time to time;

     2. the class A-CP certificates will have a total notional amount equal to the sum of--

          (a) the lesser of $200,000,000 and the total principal balance of the class A-3 certificates outstanding from time to time, and

          (b) the total principal balance of the class B, C, D, E, F and G certificates outstanding from time to time; and

     3. the class A-Y certificates will have a total notional amount equal to the total principal balance of the class A-3 certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2001-CK1 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream, Luxembourg. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets it settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     o credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2001-CK1 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2001-CK1 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2001-CK1 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2001-CK1 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances or Additional Trust Fund Expenses with respect to the related pooled mortgage loan, Default Interest and late payment charges,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;
                    and

          4. amounts deposited in the master servicer's collection account in error.

     o Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     o Any payments to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2002, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2001-CK1 pooling and servicing agreement;

     o to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2002, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2001-CK1 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     o the portion of those funds that represent yield maintenance charges collected on the pooled mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of one or more of the respective classes of offered certificates as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     o the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2001-CK1 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2002, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, net of the related master servicing fee rate and the trustee fee rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2002, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

DISTRIBUTIONS

     General. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2001-CK1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2001-CK1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2001-CK1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Interest Distributions. All of the classes of the series 2001-CK1 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2001-CK1 certificates, that interest will accrue during each interest accrual period based upon:

     o    the pass-through rate for that class and interest accrual period;

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

However, interest will not accrue with respect to the class A-CP certificates beyond the February 2008 interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Distributions--Priority of Distributions" below, the holders of each interest-bearing class of the series 2001-CK1 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2001-CK1 certificates.

     If the holders of any interest-bearing class of the series 2001-CK1 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described under "--Distributions--Priority of Distributions" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular interest-bearing class of the series 2001-CK1 certificates will equal the product of--

     o the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2001-CK1 certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2001-CK1 certificates for the initial interest accrual period is shown on page S-5.

     The pass-through rates applicable to the class _____, ________ and _________ certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2001-CK1 certificates for the initial interest accrual period.

     The pass-through rates applicable to the class _____, _______, _______ and ______certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the lesser of--

     o the pass-through rate applicable to the particular class of series 2001-CK1 certificates for the interest accrual period, and

     o the Weighted Average Pool Pass-Through Rate for the distribution date that relates to that subsequent interest accrual period.

     The pass-through rates applicable to the class and class certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the distribution date that relates to that subsequent interest accrual period.

     The pass-through rate for the class A-X certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-X strip rates, are as follows:

     1. for purposes of accruing interest during any interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class A-1, A-2, H, J, K, L, M, N and O certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Pool Pass-Through Rate for the related distribution date, over the particular pass-through rate for the corresponding class of principal and interest certificates for the subject interest accrual period;

     2. for purposes of accruing interest during any interest accrual period from and including the March 2001 interest accrual period through and including the February 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $200,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of--

          (a) the sum of 55% of the Weighted Average Pool Pass-Through Rate for the related distribution date, plus 45% of the pass-through rate for the class A-3 certificates for the subject interest accrual period, over

          (b)  7.30% per annum;

     3. for purposes of accruing interest during any interest accrual period from and including the March 2001 interest accrual period through and including the February 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the total principal balance of the class A-3 certificates over $200,000,000, the applicable class A-X strip rate for that component will equal the excess, if any, of 55% of the Weighted Average Pool Pass-Through Rate for the related distribution date, over 55% of the pass-through rate for the class A-3 certificates for the subject interest accrual period;

     4. for purposes of accruing interest during any interest accrual period after the February 2008 interest accrual period on the component of the related total notional amount consisting of the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of 55% of the Weighted Average Pool Pass-Through Rate for the related distribution date, over 55% of the pass-through rate for the class A-3 certificates for the subject interest accrual period;

     5. for purposes of accruing interest during any interest accrual period from and including the March 2001 interest accrual period to and including the February 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C, D, E, F and G certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Pool Pass-Through Rate for the related distribution date, over 7.95% per annum; and

     6. for purposes of accruing interest during any interest accrual period after the February 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C, D, E, F and G certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of--

          (a) the Weighted Average Pool Pass-Through Rate for the related distribution date, over

          (b) the particular pass-through rate for the corresponding class of principal and interest certificates for the subject interest accrual period.

     The pass-through rate for the class A-CP certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-CP strip rates, are as follows:

     1. for purposes of accruing interest during any interest accrual period from and including the March 2001 interest accrual period through and including the February 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $200,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-CP strip rate for that component will equal the excess, if any, of--

          (a) the lesser of (i) 7.30% per annum, and (ii) the sum of 55% of the Weighted Average Pool Pass-Through Rate for the related distribution date, plus 45% of the pass-through rate for the class A-3 certificates for the subject interest accrual period, over

          (b) the pass-through rate for the class A-3 certificates for the subject interest accrual period; and

     2. for purposes of accruing interest during any interest accrual period from and including the March 2001 interest accrual period through and including the February 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C, D, E, F and G certificates, the applicable class A-CP strip rate for each such component will equal the excess, if any, of--

          (a) the lesser of (i) 7.95% per annum, and (ii) the Weighted Average Pool Pass-Through Rate for the related distribution date, over

          (b) the particular pass-through rate for the corresponding class of principal and interest certificates for the subject interest accrual period.

The class A-CP certificates will cease accruing interest after the February 2008 interest accrual period.

     The pass-through rate for the class A-Y certificates will be a variable rate equal to the excess, if any, of 45% of the Weighted Average Pool Pass-Through Rate for the related distribution date, over 45% of the pass-through rate for the class A-3 certificates for the subject interest accrual period.

     The pass-through rates applicable to the other interest-bearing non-offered classes of series 2001-CK1 certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2001-CK1 certificates for the initial interest accrual period.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2001-CK1 certificates, other than the class A-X, A-CP, A-Y, R and V certificates, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

     In general, the portion of the Total Principal Distribution Amount that will be allocated to the class A-1, A-2 and A-3 certificates on each distribution date will equal:

     o    in the case of the class A-1 certificates, the lesser of--

          1. the entire Total Principal Distribution Amount for that distribution date, and

          2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;

     o    in the case of the class A-2 certificates, the lesser of--

          1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet point, and

          2. the total principal balance of the class A-2 certificates immediately prior to that distribution date; and

     o    in the case of the class A-3 certificates, the lesser of--

          1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 and A-2 certificates as described in the preceding two bullet points, and

          2. the total principal balance of the class A-3 certificates immediately prior to that distribution date.

     However, if all or any two of those classes are outstanding as of any Senior Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2001-CK1 certificates, then the Total Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable among or between, as the case may be, those remaining classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     While the class A-1, A-2 and A-3 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2001-CK1 certificates.

     Following the retirement of the class A-1, A-2 and A-3 certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2001-CK1 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Distribution Amount that remains unallocated, and

     o the total principal balance of the particular class immediately prior to that distribution date.

     ORDER OF ALLOCATION              CLASS
     -------------------              -----
             1st                        B
             2nd                        C
             3rd                        D
             4th                        E
             5th                        F
             6th                        G
             7th                        H
             8th                        J
             9th                        K
            10th                        L
            11th                        M
            12th                        N
            13th                        O

     In no event will the holders of any class of series 2001-CK1 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2001-CK1 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2001-CK1 certificates, if any, listed above it in the foregoing table is reduced to zero.

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2001-CK1 certificates, other than the class A-X, A-CP, A-Y, R and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2001-CK1 certificates, then, subject to the relevant Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Distributions. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:


ORDER OF                 RECIPIENT
DISTRIBUTION          CLASS OR CLASSES                             TYPE AND AMOUNT OF DISTRIBUTION
------------         ------------------                            -------------------------------
1st                    A-1, A-2, A-3,      Interest up to the total interest distributable on those classes, pro rata
                     A-X, A-CP and A-Y     based on the total interest distributable on each class

2nd                  A-1, A-2 and A-3      Principal up to the total principal distributable on those classes, allocable as between those classes as described immediately following this table

3rd                  A-1, A-2 and A-3      Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the loss reimbursement amount for each class
---------------------------------------------------------------------------------------------------------------------------
4th                          B             Interest up to the total interest distributable on that class

5th                          B             Principal up to the total principal distributable on that class

6th                          B             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
7th                          C             Interest up to the total interest distributable on that class

8th                          C             Principal up to the total principal distributable on that class

9th                          C             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------


ORDER OF                  RECIPIENT
DISTRIBUTION           CLASS OR CLASSES                            TYPE AND AMOUNT OF DISTRIBUTION
------------         ------------------                            -------------------------------
10th                         D             Interest up to the total interest distributable on that class

11th                         D             Principal up to the total principal distributable on that class

12th                         D             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
13th                         E             Interest up to the total interest distributable on that class

14th                         E             Principal up to the total principal distributable on that class

15th                         E             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
16th                         F             Interest up to the total interest distributable on that class

17th                         F             Principal up to the total principal distributable on that class

18th                         F             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
19th                         G             Interest up to the total interest distributable on that class

20th                         G             Principal up to the total principal distributable on that class

21st                         G             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
22nd                         H             Interest up to the total interest distributable on that class

23rd                         H             Principal up to the total principal distributable on that class

24th                         H             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
25th                         J             Interest up to the total interest distributable on that class

26th                         J             Principal up to the total principal distributable on that class

27th                         J             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
28th                         K             Interest up to the total interest distributable on that class

29th                         K             Principal up to the total principal distributable on that class

30th                         K             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
31st                         L             Interest up to the total interest distributable on that class

32nd                         L             Principal up to the total principal distributable on that class

33rd                         L             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------


ORDER OF                  RECIPIENT
DISTRIBUTION           CLASS OR CLASSES                            TYPE AND AMOUNT OF DISTRIBUTION
------------         ------------------                            -------------------------------
34th                         M             Interest up to the total interest distributable on that class

35th                         M             Principal up to the total principal distributable on that class

36th                         M             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
37th                          N            Interest up to the total interest distributable on that class

38th                          N            Principal up to the total principal distributable on that class

39th                          N            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
40th                          O            Interest up to the total interest distributable on that class

41st                          O            Principal up to the total principal distributable on that class

42nd                          O            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
43rd                          R            Any remaining portion of the Available P&I Funds

     In general, no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date for the series 2001-CK1 certificates, the trustee will make distributions of principal on the class A-1, A-2 and A-3 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2001-CK1 certificates, other than the class A-X, A-CP, A-Y, R and V certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Distributions of Yield Maintenance Charges. If any yield maintenance charge is collected during any particular collection period in connection with the prepayment of any pooled mortgage loan, then the trustee will distribute that yield maintenance charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     o the holders of any class A-1, A-2, A-3, B, C, D, E, F or G certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of that yield maintenance charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2001-CK1 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2001-CK1 certificates on that distribution date, and the denominator of which is equal to the Total Principal Distribution Amount for that distribution date; and

     o any portion of the yield maintenance charge that may remain after any distribution(s) contemplated by the prior bullet point will be distributable to the holders of the class A-X and/or A-Y certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject yield maintenance charge, exclusive of any applicable spread. However, in the case of the two pooled mortgage loans that provide for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     After the distribution date on which the last of the offered certificates is retired, 100% of all yield maintenance charges collected on the pooled mortgage loans will be distributed on non-offered classes of the series 2001-CK1 certificates.

     If a liquidation fee or workout fee is paid out of any yield maintenance charge, then the foregoing allocations will be based on the net amount.

     Neither we nor any of the underwriters makes any representation as to--

     o the enforceability of any provision of the pooled mortgage loans requiring the payment of any yield maintenance charge, or

     o    the collectability of that yield maintenance charge.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2001-CK1 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2001-CK1 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2001-CK1 pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2001-CK1 certificates. If this occurs following the distributions made to the 2001-CK1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2001-CK1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2001-CK1 certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

       ORDER OF ALLOCATION                   CLASS
       -------------------                   -----
                1st                            O
                2nd                            N
                3rd                            M
                4th                            L
                5th                            K
                6th                            J
                7th                            H
                8th                            G
                9th                            F
               10th                            E
               11th                            D
               12th                            C
               13th                            B
               14th                    A-1, A-2 and A-3
                                    pro rata based on total
                                      principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2001-CK1 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2001-CK1 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent they are not attributable to a particular pooled mortgage loan or are not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan, are some examples of Additional Trust Fund Expenses:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2001-CK1 pooling and servicing agreement; and

     o any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan in the trust fund, as described under "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments, in each case net of master servicing fees, that--

     o were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2001-CK1 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2001-CK1 certificates on that distribution date.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable--

     o first, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

     o then, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet point are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2001-CK1 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2001-CK1 certificate, a reporting statement substantially in the form of, and containing the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2001-CK1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the pooled mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in May 2001.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2001-CK1 certificateholders only those persons in whose names the series 2001-CK1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make the trustee's reports available to any interested party each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of an offered certificate via the trustee's internet website. The trustee's internet website will initially be located at "www.ctslink.com/cmbs". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2001-CK1 pooling and servicing agreement.

     Series 2001-CK1 certificateholders may request additional information regarding the performance of the pooled mortgage loans from the trustee by directing inquiries by e-mail through the trustee's internet website. The trustee will post responses to investor inquiries in the "Investor Q&A Forum" section of its website within the time specified in the series 2001-CK1 pooling and servicing agreement, or indicate the time within which a response will be provided, or indicate that the master servicer or the special servicer, as applicable, has declined to answer such investor inquiry. Series 2001-CK1 certificateholders may also obtain, through the trustee's website, a listing of certain "special events" and updates on mortgage loan performance and other financial information concerning the trust fund, as specified in the series 2001-CK1 pooling and servicing Agreement.

     Other Information. The series 2001-CK1 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     o the series 2001-CK1 pooling and servicing agreement, including exhibits, and any amendments to the series 2001-CK1 pooling and servicing agreement;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2001-CK1 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the mortgage files for the pooled mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2001-CK1 certificates will be allocated as follows:

     o 99.0% of the voting rights will be allocated to the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates, in proportion to the respective total principal balances of those classes;

     o 1.0% of the voting rights will be allocated to the class A-X, A-CP and A-Y certificates, in proportion to the respective total notional amounts of those classes; and

     o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2001-CK1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     o    the pass-through rate for the certificate,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     Pass-Through Rates. The pass-through rates applicable to the class _______, __________ and __________ certificates will be variable and will be equal to, based upon or limited by, as applicable, the Weighted Average Pool Pass-Through Rate from time to time. Accordingly, the yield on the class _______, ________ and ___________ certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Pool Pass-Through Rate and, accordingly, the pass-through rates for the class ______, __________ and __________ certificates will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" and "Description of the Underlying Mortgage Loans" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers,

Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal distributions on your offered certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment lock-out periods, and

          2.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Delay in Distributions. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March __, 2001 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2 and/or A-3 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, with principal balances, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2 and A-3 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal distribution amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2001-CK1 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the class A-1, A-2, A-3, B, C and D certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     o the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     o all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2001-CK1 certificates will be issued, the trust fund will be created and all but one of the pooled mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of March 1, 2001, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2001-CK1 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the series 2001-CK1 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2001-CK1 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition we will arrange for the series 2001-CK1 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "www.sec.gov."

THE INITIAL MASTER SERVICER

     KeyCorp Real Estate Capital Markets, Inc. will be the initial master servicer under the series 2001-CK1 pooling and servicing agreement. KRECM is an Ohio corporation. KRECM is a wholly owned subsidiary of KeyBank National Association, which is a wholly owned subsidiary of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of December 31, 2000, KRECM was responsible for the servicing of approximately 3,665 commercial and multifamily loans with an aggregate principal balance of approximately $8.3 billion, the collateral for which is located throughout the United States, the District of Columbia, and the Virgin Islands. Approximately 1,246 of the loans, with a principal balance of approximately $5.3 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     The information set forth in this prospectus supplement concerning KRECM has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL SPECIAL SERVICER

     ORIX Real Estate Capital Markets, LLC will be acting as the initial special servicer under the series 2001-CK1 pooling and servicing agreement and will be responsible for servicing any specially serviced mortgage loans, other than the Crystal Pavilion/Petry Building Loan. ORECM is a Delaware limited liability company. ORECM manages a servicing portfolio of commercial and multifamily loans encompassing in excess of 11,000 assets with a total principal balance, as of December 31, 2000, of approximately $45.7 billion, the collateral for which is located in 50 states, the District of Columbia, Canada, Mexico, Puerto Rico, the United Kingdom and the Virgin Islands. As of December 31, 2000, ORECM served as the named special servicer on 86 securitized transactions encompassing in excess of 16,000 loans, with a total principal balance of approximately $55.8 billion. ORECM's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth in this prospectus supplement concerning ORECM has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

     Wells Fargo Bank Minnesota, N.A. will act as initial trustee under the series 2001-CK1 pooling and servicing agreement. Wells Fargo is a direct wholly owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at 11000 Broken Land Parkway, Columbia, Maryland 21044. Its CMBS customer service help desk can be contacted at (301) 815-6600.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the pooled mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2001-CK1 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the pooled mortgage loans from the mortgage loan sellers.

SERVICING UNDER THE SERIES 2001-CK1 POOLING AND SERVICING AGREEMENT

     The master servicer and the special servicer must each service and administer the pooled mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o the express terms of the series 2001-CK1 pooling and servicing agreement,

     o    the express terms of the respective pooled mortgage loans, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred,

except that the special servicer will, as to those mortgage loans, have approval rights with respect to the release of earn-outs, certain modifications, management company changes, franchise changes and waivers of "due-on-sale" and "due-on-encumbrance" clauses.

     In general, the special servicer will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the series 2001-CK1 pooling and servicing agreement will require the master servicer:

     o to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

     o otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2001-CK1 pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a pooled mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     Notwithstanding the foregoing, the Crystal Pavilion/Petry Building Loan will, for the most part, not be serviced under the series 2001-CK1 pooling and servicing agreement. Pursuant to the Crystal Pavilion/Petry Building Co-Lender Agreement, the Crystal Pavilion/Petry Building Lead Lender will be responsible for the servicing and administering of the Crystal Pavilion/Petry Building Loan and the three Related Crystal Pavilion/Petry Building Loans. THE DISCUSSION BELOW REGARDING SERVICING RELATES SOLELY TO THE SERVICING OF THE POOLED MORTGAGE LOANS, OTHER THAN THE CRYSTAL PAVILION/PETRY BUILDING LOAN, UNDER THE SERIES 2001-CK1 POOLING AND SERVICING AGREEMENT.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     o will be earned with respect to each and every underlying mortgage loan, including--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan as to which defeasance has occurred; and

     o    in the case of each mortgage loan, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.05% per annum to 0.15% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan.

     As of the date of initial issuance of the series 2001-CK1 certificates, the weighted average master servicing fee for the mortgage pool will be 0.0539% per annum.

     Prepayment Interest Shortfalls. The series 2001-CK1 pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the excess, if any, of--

          1.   the total amount of those Prepayment Interest Shortfalls, over

          2. the total amount of Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period; and

     o with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.02% per annum.

Notwithstanding the foregoing, if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments, other than (a) subsequent to a default under the related mortgage loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the series 2001-CK1 controlling class representative, then, for purposes of determining the payment that the master servicer is required to make in accordance with the prior sentence to cover that Prepayment Interest Shortfall, the "0.02%" referenced in the second bullet of the prior sentence will instead be "0.05%" except in the case of eight of the underlying mortgage loans for which it will be "0.03%".

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     o any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

     o any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2001-CK1 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any, and

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     o in the case of each mortgage loan described in the foregoing bullet point, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

     Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust fund. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal, and each payment of a yield maintenance charge, received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2001-CK1 certificateholders.

     Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     o the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan or REO Property in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2001-CK1 controlling class, as described under "--Realization Upon Defaulted Mortgage Loans" below; or

     o the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2001-CK1 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2001-CK1 certificateholders.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of--

     o the amount of any Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

     o the amount of any Prepayment Interest Shortfalls incurred with respect the mortgage pool during that collection period.

     In addition, the following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2001-CK1 pooling and servicing agreement:

     o any late payment charges and Default Interest collected during any collection period and not otherwise applied--

          1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to the related mortgage loan,

          2. to reimburse the trust fund for any interest on advances that were made with respect to the related mortgage loan, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on the related mortgage loan;

          3. to pay, or to reimburse the trust fund for, any other expenses incurred with respect to the related mortgage loan that, if paid from a source of funds other than late payment charges and Default Interest collected on the related mortgage loan, is or will be an Additional Trust Fund Expense, and

     o any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     o will generally be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

     o will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal from its own funds.

     The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2001-CK1 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2001-CK1 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2001-CK1 certificateholders. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2001-CK1 pooling and servicing agreement to make a servicing advance, but neither does so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its reasonable and good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the series 2001-CK1 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2001-CK1 certificateholders, as a collective whole.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

     o first, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

     o then, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet point are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

THE SERIES 2001-CK1 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2001-CK1 certificateholders will be the holders of the most subordinate class of series 2001-CK1 certificates then outstanding, other than the class A-X, A-CP, A-Y, R and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2001-CK1 certificates, exclusive of the class A-X, A-CP, A-Y, R and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2001-CK1 certificateholders will be the holders of the most subordinate class of series 2001-CK1 certificates then outstanding, other than the class A-X, A-CP, A-Y, R and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2001-CK1 controlling class, the class A-1, A-2 and A-3 certificates will represent a single class.

     Election of the Series 2001-CK1 Controlling Class Representative. The holders of series 2001-CK1 certificates representing more than 50% of the total principal balance of the series 2001-CK1 controlling class, will be entitled to--

     o select a representative having the rights and powers described under "--The Series 2001-CK1 Controlling Class Representative--Rights and Powers of the Series 2001-CK1 Controlling Class Representative" below, or

     o    replace an existing series 2001-CK1 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2001-CK1 controlling class that they may select a series 2001-CK1 controlling class representative upon:

     o the receipt by the trustee of written requests for the selection of a series 2001-CK1 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2001-CK1 controlling class;

     o the resignation or removal of the person acting as series 2001-CK1 controlling class representative; or

     o a determination by the trustee that the controlling class of series 2001-CK1 certificateholders has changed.

     The notice will explain the process for selecting a series 2001-CK1 controlling class representative. The appointment of any person as a series 2001-CK1 controlling class representative will not be effective until:

     o the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2001-CK1 controlling class representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2001-CK1 controlling class; and

     o    that person provides the trustee with--

          1.   written confirmation of its acceptance of its appointment,

          2. written confirmation of its agreement to keep confidential all information received by it with respect to the trust fund,

          3. an address and telecopy number for the delivery of notices and other correspondence, and

          4. a list of officers or employees of the person with whom the parties to the series 2001-CK1 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2001-CK1 Controlling Class Representative. The series 2001-CK1 controlling class representative may at any time resign by giving written notice to the trustee, the special servicer and each series 2001-CK1 certificateholder of the series 2001-CK1 controlling class. The holders of series 2001-CK1 certificates representing more than 50% of the total principal balance of the series 2001-CK1 controlling class will be entitled to remove any existing series 2001-CK1 controlling class representative by giving written notice to the trustee, the special servicer and to the existing series 2001-CK1 controlling class representative.

     Rights and Powers of the Series 2001-CK1 Controlling Class Representative. The series 2001-CK1 controlling class representative will be entitled to advise the special servicer with respect to the actions identified in clauses 1. through 7. of the following sentence. In addition, except as otherwise indicated below in this "--Rights and Powers of the Series 2001-CK1 Controlling Class Representative" subsection, the special servicer will not be permitted to take any of the following actions as to which the series 2001-CK1 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     1. any foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2. any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a specially serviced mortgage loan in the trust fund;

     3. any proposed sale of a defaulted mortgage loan or REO Property out of the trust fund for less than par, other than in connection with the termination of the trust fund as described under "--Termination" below;

     4. any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

     5. any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     6. any release of collateral for a specially serviced mortgage loan in the trust fund, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     7. any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust fund, other than in accordance with the terms of that mortgage loan;

     8. any management company or franchise change with respect to any mortgaged real property securing a pooled mortgage loan;

     9. any releases of earn-out reserves with respect to a mortgaged real property securing a pooled mortgage loan; and

     10. any waiver of a due-on-sale or due-on-encumbrance clause in a pooled mortgage loan.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2001-CK1 controlling class representative, as contemplated by the preceding paragraph, may:

     o require or cause the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the series 2001-CK1 pooling and servicing agreement, including the special servicer's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund;

     o expose the trust fund, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

     o expand the scope of the master servicer's or special servicer's responsibilities under the series 2001-CK1 pooling and servicing agreement.

     The special servicer is to disregard any advice, direction or objection given or made by the series 2001-CK1 controlling class representative that would have any of the effects described in the immediately preceding four bullet points.

Furthermore, the special servicer will not be obligated to seek approval from the series 2001-CK1 controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if--

     o the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Series 2001-CK1 Controlling Class Representative" subsection, notified the series 2001-CK1 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan and has provided the series 2001-CK1 controlling class representative with all information reasonably requested under the terms of the series 2001-CK1 pooling and servicing agreement by the series 2001-CK1 controlling class representative with respect to those actions, and

     o for 30 days following its receipt of that notice and information, the series 2001-CK1 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     When reviewing the rest of this section, "The Pooling and Servicing Agreement", it is important that you consider the effects that the rights and powers of the series 2001-CK1 controlling class representative discussed above could have on the actions of the special servicer. However, the foregoing discussion will not apply to the Crystal Pavilion/Petry Building Loan which will, if necessary, be specially serviced by Lennar Partners, Inc. under the terms of the related co-lender agreement and a separate pooling and servicing agreement.

     Liability to Borrowers. In general, any and all expenses of the series 2001-CK1 controlling class representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2001-CK1 controlling class representative by a borrower with respect to the series 2001-CK1 pooling and servicing agreement or any particular mortgage loan, the series 2001-CK1 controlling class representative is to notify immediately the trustee, the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the special servicer will assume the defense of the claim at the expense of the trust fund against the series 2001-CK1 controlling class representative, but only if--

     o the special servicer, the master servicer or the trust fund are also named parties to the same action, and

     o    in the judgment of the special servicer,

          1. the series 2001-CK1 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2. there is no potential for the special servicer, the master servicer or the trust fund to be an adverse party in the action as regards the series 2001-CK1 controlling class representative.

     Liability to the Trust Fund and Certificateholders. The series 2001-CK1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2001-CK1 controlling class representative does not have any duties to the holders of any class of series 2001-CK1 certificates other than the controlling class. It may act solely in the interests of the certificateholders of the series 2001-CK1 controlling class and will have no liability to any other series 2001-CK1 certificateholders for having done so. No series 2001-CK1 certificateholder may take any action against the series 2001-CK1 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2001-CK1 controlling class.

     Beneficial Owners of the Controlling Class. If the controlling class of series 2001-CK1 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o to receive all notices described under "--The Series 2001-CK1 Controlling Class Representative" above, and

     o to exercise directly all rights described under "--The Series 2001-CK1 Controlling Class Representative" above,

that it otherwise would if it were the registered holder of certificates of the series 2001-CK1 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

     The series 2001-CK1 controlling class representative may, upon not less than 10 days' prior written notice to the respective parties to the series 2001-CK1 pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the series 2001-CK1 controlling class certificateholders. In addition, if any special servicer is terminated as a result of an event of default, then for 45 days following that termination the series 2001-CK1 controlling class representative will be entitled to appoint a successor special servicer. However, in either case, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2001-CK1 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2001-CK1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2001-CK1 pooling and servicing agreement against the proposed special servicer.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

     o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation; and

     o reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     The special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the master servicer, with respect to the other pooled mortgage loans, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any pooled mortgage loan may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, subject to the related loan documents, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or, in circumstances involving a mortgage loan that has or is part of a group of cross-collateralized mortgage loans that has a cut-off date principal balance in excess of $20,000,000, under any due-in-sale clause, unless it has received written confirmation from each of Moody's and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2001-CK1 certificates. Furthermore, the master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o defer or forgive the payment of interest on and principal of any mortgage loan;

     o defer or forgive the payment of late payment charges on any mortgage loan;

     o permit the release, addition or substitution of collateral securing any mortgage loan; or

     o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2001-CK1 Controlling Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to each of the following limitations, conditions and restrictions:

     o With limited exception generally involving the waiver of Default Interest, late payment charges or minor covenant defaults, releases of non-material parcels of a mortgaged property, grants of easements that do not materially affect the use or value of the mortgaged property and, as described below in this "--Modifications, Waivers, Amendments and Consents" section, Post-ARD Additional Interest with respect to non-specially serviced mortgage loans, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2.   affect the security for the mortgage loan,

          unless the master servicer has obtained the consent of the special servicer.

     o With limited exception generally involving the waiver of Default Interest and late payment charges, the special servicer may not agree to or consent to the master servicer's agreeing to modify, waive or amend any term of, and may not take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2. in the judgment of the special servicer, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2001-CK1 certificateholders, as a collective whole, on a present value basis than would liquidation.

     o The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust fund to a date beyond the earliest of--

          1. the fifth anniversary of the mortgage loan's original stated maturity date,

          2.   two years prior to the rated final distribution date,

          3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

          4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two years prior to the expiration of the term of that policy, unless the master servicer or special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

     o Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

          2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

          3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

     o The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust fund, unless the special servicer has first--

          1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

               (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

          2. received, at the expense of the related borrower, confirmation from each of Moody's and Fitch that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2001-CK1 certificates.

     o With limited exception generally involving the delivery of substitute collateral or the release of non-material parcels, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulation Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the master servicer will be permitted, with the consent of the series 2001-CK1 controlling class representative, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

     o the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

     o the master servicer determines that waiving the trust's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

The master servicer will not have any liability to the trust fund, the series 2001-CK1 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The series 2001-CK1 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     All modifications, amendments and material waivers entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicer, as applicable, must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2001-CK1 pooling and servicing agreement, unless--

     o an appraisal had previously been obtained within the prior twelve months, and

     o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged real property.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing of the Underlying Mortgage Loans" above, and

     o no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2001-CK1 controlling class representative will have the right at any time within six months of the date of any appraisal to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2001-CK1 controlling class certificateholders. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2001-CK1 pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

     Deposits. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt, in the case of payments from borrowers and other collections on the pooled mortgage loans, or as otherwise required under the series 2001-CK1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the pooled mortgage loans subsequent to the date of initial issuance of the offered certificates:

     o    all principal payments collected, including principal prepayments;

     o all interest payments collected, including Default Interest and Post-ARD Additional Interest;

     o    any yield maintenance charges and late payment charges collected;

     o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     o any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     o any amounts paid by any of Column, CSFBMC, KeyBank or Union Capital in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o any amounts paid to purchase all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in anyblanket insurance policy or master force placed insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     o    any amount transferred by the special servicer from its REO account;
          and

     o    any amounts transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first five bullet points of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2001-CK1 certificateholders in accordance with any of clauses 2. through
               18. below;

     2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

     3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

     7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the series 2001-CK1 pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the mortgage loan as to which the advance was made;

     8. to pay expenses, other than interest on advances covered by clause 7. above, that were incurred with respect to any pooled mortgage loan or related REO Property and that, if paid from a source other than late payment charges and Default Interest, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to that pooled mortgage loan;

     9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

     10. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust fund;

     14. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for the costs of opinions of counsel, the cost of recording the series 2001-CK1 pooling and servicing agreement and expenses properly incurred by the trustee in connection with providing advice to the special servicer;

     16. to pay any other items described in this prospectus supplement as being payable from the collection account;

     17. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the pooled mortgage loans on or before their respective due dates in March 2001 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;

     18. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund; and

     19. to clear and terminate the collection account upon the termination of the series 2001-CK1 pooling and servicing agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The series 2001-CK1 pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the series 2001-CK1 controlling class, a right to purchase from the trust fund defaulted mortgage loans in the priority described in the next paragraph.

     If the special servicer has determined that any defaulted mortgage loan has or will become subject to foreclosure or similar proceedings and that the sale of that mortgage loan by the trust fund under the circumstances described below in this paragraph is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required, within five days after receipt of that notice, to provide a similar notice to all certificateholders of the series 2001-CK1 controlling class. Any single certificateholder or group of certificateholders of the series 2001-CK1 controlling class may, at its or their option, within 15 days after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust fund, at a cash price generally equal to--

     o    the Stated Principal Balance of the mortgage loan,

     o all unpaid and unadvanced interest on the mortgage loan through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest, and

     o all unreimbursed advances with respect to the mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them.

     If two or more separate certificateholders or groups of certificateholders of the series 2001-CK1 controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series 2001-CK1 controlling class. If certificateholders of the series 2001-CK1 controlling class have not purchased that defaulted mortgage loan within 15 days of their having received the relevant notice, then for a limited period, either the master servicer or the special servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust fund at the same cash price as was applicable for the certificateholders of the series 2001-CK1 controlling class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

     The special servicer may offer to sell on behalf of the trust fund, any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series 2001-CK1 certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph and under "--The Series 2001-CK1 Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the series 2001-CK1 pooling and servicing agreement, for the mortgage loan.

     The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, consistent with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series 2001-CK1 certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Series 2001-CK1 Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity, other than itself or an affiliate, if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the series 2001-CK1 certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted mortgage loan or any REO Property.

     In connection with the sale of any defaulted mortgage loan on behalf of the trust fund, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

     If a default on a pooled mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2001-CK1 Controlling Class Representative" above, the special servicer may, on behalf of the trust fund, choose to take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed-in-lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2001-CK1 certificateholders, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged real property, within the meaning of federal environmental laws, unless--

     o the special servicer has previously received, at the expense of the trust fund, a report prepared by a person who regularly conducts environmental audits, and

     o    either:

          1.   the report indicates that--

               (a) the mortgaged real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery for the series 2001-CK1 certificateholders, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If the trust fund acquires title to any mortgaged real property, the special servicer, on behalf of the trust fund, has to sell the particular real property not later than the end of the third calendar year following the year of acquisition of the property, subject to limited exceptions as described under "--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on, and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with, the defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. Prior to the payment of any liquidation proceeds to series 2001-CK1 certificateholders, the special servicer and/or the master servicer will be entitled to reimbursement out of those proceeds, for--

     o    any unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan,

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan, and

     o any interest payable on the unreimbursed servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     The special servicer will generally be required to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund--

     1.   in accordance with the Servicing Standard, and

     2. in a manner that maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code.

     The special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO property that is a hospitality property or a health care facility. To the extent that income the trust fund receives from an REO property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2001-CK1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2001-CK1 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

     o any withdrawals made out of those amounts, as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves, as described in the next sentence.

     The special servicer may, subject to the limitations described in the series 2001-CK1 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust fund, to inspect or cause an inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2002, the master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of each pooled mortgage loan with an unpaid principal balance of under $2,000,000, once every two years, if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

     o any change in the property's condition or occupancy that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware of and considers to be material, or

     o any waste committed on the property that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware of and considers to be material.

     At the request of the trustee, the master servicer and the special servicer will each be required to deliver to the trustee a copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following the request or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the master servicer or the special servicer, as applicable, or receipt of the related inspection report if the inspection is prepared by a third party.

     Commencing with respect to the calendar quarter ended March 2001, the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and the master servicer, in the case of each other mortgage loan in the trust fund, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

     o the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

     o    the quarterly and annual financial statements of the borrower.

     The special servicer will be required to forward to the master servicer copies, in hard copy or electronic format, of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. The master servicer will be required to forward to the trustee, upon request, copies, in hard copy or electronic format, of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the special servicer.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust fund. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, and neither the master servicer nor the special servicer is likely to have any practical means of compelling delivery.

     Within 30 days of its receipt from the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers, in the case of each other mortgage loan in the trust fund, of any annual or quarterly operating statements or rent rolls as contemplated above, the master servicer will be required, based upon those operating statements or rent rolls, to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology employed during the original underwriting as, and to the extent, provided to the master servicer or the special servicer, as applicable, by the respective mortgage loan sellers.

     The master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust fund. The master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee and the special servicer an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

     o    the series 2001-CK1 controlling class representative,

     o    any series 2001-CK1 certificateholder, or

     o any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

     On or before May 31 of each year, beginning in 2002, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the series 2001-CK1 pooling and servicing agreement in all material respects throughout the preceding calendar year.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2001-CK1 pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2001-CK1 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2001-CK1 pooling and servicing agreement, and that failure continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2001-CK1 pooling and servicing agreement or by certificateholders entitled to not less than 25% of the series 2001-CK1 voting rights;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2001-CK1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2001-CK1 certificateholders, and that breach continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2001-CK1 pooling and servicing agreement or by certificateholders entitled to not less than 25% of the series 2001-CK1 voting rights;

     o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

     o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     o the trustee receives written notice from Moody's or Fitch to the effect that the continuation of the master servicer or the special servicer in that capacity would result:

          (1) in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series 2001-CK1 certificates, or

          (2) in any rating assigned by that rating agency to any class of the series 2001-CK1 certificates becoming the subject of a "negative" credit watch,

          and that notice is not rescinded within 30 days following the delivery of that notice, or within such longer period as would not, as confirmed by that rating agency, result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of series 2001-CK1 certificates;

     o the trustee receives written notice from Moody's or Fitch to the effect that the master servicer's or special servicer's acting in that capacity has resulted in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series 2001-CK1 certificates; and

     o the trustee receives notice from Fitch that the master servicer no longer possesses at least the minimum Fitch rating for a commercial mortgage loan master servicer, or the special servicer no longer possesses at least the minimum Fitch rating for a commercial mortgage loan special servicer.

     The series 2001-CK1 pooling and servicing agreement may provide for additional events of default. When a single entity acts as master servicer and special servicer, an event of default in one capacity, other than an event of default described in one of the last three bullet points of the prior paragraph, will automatically be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2001-CK1 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2001-CK1 pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2001-CK1 certificateholder. Upon any termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2001-CK1 pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     Certificateholders entitled to a majority of the series 2001-CK1 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2001-CK1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last three bullet points under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2001-CK1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2001-CK1 pooling and servicing agreement.

     No series 2001-CK1 certificateholder will have the right under the series 2001-CK1 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     o that holder previously has given to the trustee written notice of default;

     o except in the case of a default by the trustee, series 2001-CK1 certificateholders entitled to not less than 25% of the series 2001-CK1 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2001-CK1 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2001-CK1 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2001-CK1 certificateholders, unless in the trustee's opinion, those series 2001-CK1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2001-CK1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0029% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrue basis, which is either an Actual/365 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

     The obligations created by the series 2001-CK1 pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2001-CK1 controlling class, the master servicer or the special servicer, in that order of preference.

     Written notice of termination of the series 2001-CK1 pooling and servicing agreement will be given to each series 2001-CK1 certificateholder. The final distribution with respect to each series 2001-CK1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2001-CK1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single holder or group of holders of the series 2001-CK1 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

     o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

     o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2001-CK1 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2001-CK1 certificates. However, the right of the master servicer, the special servicer or any single holder or group of holders of the series 2001-CK1 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2001-CK1 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2001-CK1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                   MORTGAGED PROPERTIES LOCATED IN CALIFORNIA

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in California, which mortgage loans represent 32.2% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

CALIFORNIA

     Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2001-CK1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o any REO Properties acquired on behalf of the series 2001-CK1 certificateholders,

     o    the master servicer's collection account,

     o    the special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class A-X, A-CP, A-Y, A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III, and

     o the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes--

     o    the class   certificates will be issued with more than a de minimis
          amount of original issue discount,

     o    the class   certificates will be issued with a de minimis amount of
          original issue discount, and

     o none of the other classes of offered certificates will be issued with any original issue discount.

     When determining the rate of original issue discount, accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

     o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities;

     2.   the mortgage loan documents allow that substitution;

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     4.   the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be, or give rise, to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust fund are "plan assets" for purposes of Part 4 of Title I of ERISA and
Section 4975 of the Internal Revenue Code. Whether the assets of the trust fund will be plan assets at any time will depend on a number of factors, including the portion of any class of series 2001-CK1 certificates that is held by benefit plan investors, within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston Corporation identified as PTE 89-90. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and
(b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     o first, the acquisition of the certificate by an ERISA Plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the ERISA Plan, that certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     o    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2001-CK1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of an ERISA Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of an ERISA Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     o the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of S&P, Fitch or Moody's for at least one year prior to the ERISA Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing ERISA Plan,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by an ERISA Plan, and

     o    the continued holding of offered certificates by an ERISA Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     o on behalf of an ERISA Plan sponsored by any member of the Restricted Group, and

     o by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is--

          1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by an ERISA Plan, and

     o    the continued holding of offered certificates by an ERISA Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of that Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of that Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the ERISA Plan, or

     o    having a specified relationship to this person,

solely as a result of the ERISA Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of an ERISA Plan should itself confirm that--

     o the offered certificates are certificates for purposes of the Underwriter Exemption, and

     o the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in the Underwriter Exemption, a fiduciary of an ERISA Plan considering an investment in offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by an ERISA Plan in offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or

     o the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     o    prudent investor provisions,

     o    percentage-of-assets limits, and

     o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated __, 2001, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:


                                     PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL
                                     AMOUNT OF      AMOUNT OF       AMOUNT OF      AMOUNT OF       AMOUNT OF      AMOUNT OF
                                     CLASS A-1      CLASS A-2       CLASS A-3       CLASS B         CLASS C        CLASS D
           UNDERWRITER             CERTIFICATES    CERTIFICATES   CERTIFICATES    CERTIFICATES   CERTIFICATES    CERTIFICATES
--------------------------------   ------------    ------------   ------------    ------------   ------------    ------------
Credit Suisse First Boston
   Corporation.................
McDonald Investments Inc.......
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated..........
Salomon Smith Barney Inc.......
     Total.....................

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be
approximately   % of the total initial principal balance of the offered
certificates, plus accrued interest from March 1, 2001, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $_________.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the mortgage loans.

     We expect that delivery of the offered certificates will be made against payment therefor on or about March __, 2001, which is the business day following the date of pricing of the offered certificates. This settlement cycle being referred to as "T+ ". Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade any class of offered certificates on the date of pricing or the next succeeding business day[s] will be required, by virtue of the fact that the offered certificates initially will settle in T+, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of any class of offered certificates who wish to trade those certificates on the date of pricing or the
next   succeeding business day[s] should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Sidley & Austin, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

          CLASS                        MOODY'S                     FITCH
          -----                        -------                     -----
        Class A-1                        Aaa                        AAA
        Class A-2                        Aaa                        AAA
        Class A-3                        Aaa                        AAA
        Class B                          Aa2                         AA
        Class C                          A2                          A
        Class D                          A3                          A-


     The ratings on the offered certificates address the likelihood of--

     o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the mortgage pool,

     o structural and legal aspects associated with the offered certificates, and

     o the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "133 Federal Street Office Building Loan" means the pooled mortgage loan secured by the 133 Federal Street Office Building Property.

     "133 Federal Street Office Building Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 133 Federal Street Office Building.

     "150 Spear Street Office Building Loan" means the pooled mortgage loan secured by the 150 Spear Street Office Building Property.

     "150 Spear Street Office Building Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 150 Spear Street.

     "747 Third Avenue Loan" means the pooled mortgage loan secured by the 747 Third Avenue Property.

     "747 Third Avenue Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 747 Third Avenue.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Collateral Loan" means any mortgage loan in the trust fund having the characteristics described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans which May Require Principal Paydowns" in this prospectus supplement.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o to the extent that it is allocable to a particular pooled mortgage loan, is not covered by late payment charges or Default Interest collected on that pooled mortgage loan.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Alliance CC Portfolio Loan" means the group of cross-collateralized and cross-defaulted pooled mortgage loans secured by the Alliance CC Portfolio Properties.

     "Alliance CC Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Crescent Square Apartments, Pecan Crossing Apartments, Estrada Place Apartments and Forest Creek Apartments.

     "Alliance IJ Portfolio Loan" means the group of cross-collateralized and cross-defaulted pooled mortgage loans secured by the Alliance IJ Portfolio Properties.

     "Alliance IJ Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Foxfire Apartments, Arrowood Apartments, Apache Springs Apartments and Aspen Village Apartments.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following the later of--

          1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement;

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     o    will equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

     o    the Stated Principal Balance of the mortgage loan;

     o to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

     o all accrued but unpaid special servicing fees with respect to the mortgage loan;

     o all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with interest on those advances; and

     o all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

          2.   "y" is equal to the sum of:

     o the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

     o various escrow payments, other reserves and letters of credit held by the master servicer or the special servicer with respect to the mortgage loan, other than any such items that are to be applied to taxes, insurance premiums and/or ground rents or that were taken into account in determining the appraised or estimated value referred to in the prior bullet.

     If, however--

     o the appraisal or other valuation referred to in the first bullet point of this definition is not obtained or performed within 60 days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and

     o    either--

          1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust fund, any of the following events:

     o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues uncured for 120 days;

     o sixty days after the special servicer receives notice that a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o sixty days after the special servicer receives notice that the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed;

     o the mortgaged real property securing the mortgage loan becomes an REO Property; and

     o any other events that may be required by the applicable rating agencies, which may include events involving loan modifications.

     "ARD Loan" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     o    yield maintenance charges, or

     o    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2001-CK1 certificates on that date.

     "Brea Union Plaza Phase II Loan" means the pooled mortgage loan secured by the Brea Union Plaza Phase II Property.

     "Brea Union Plaza Phase II Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Brea Union Plaza Phase II.

     "Central Plaza Loan" means the pooled mortgage loan secured by the Central Plaza Property.

     "Central Plaza Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Central Plaza.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "Column" means Column Financial, Inc.

     "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "Crystal Pavilion/Petry Building Co-Lender Agreement" means the Co-Lender Agreement dated as of July 11, 2000, between the holder of the Crystal Pavilion/Petry Building Loan and the holders of the Related Crystal Pavilion/Petry Building Loans.

     "Crystal Pavilion/Petry Building Lead Lender" means the holder of the Related Crystal Pavilion/Petry Building Loan that is designated as the "lead lender" in the Crystal Pavilion/Petry Building Co-Lender Agreement.

     "Crystal Pavilion/Petry Building Loan" means the pooled mortgage loan secured by the Crystal Pavilion/Petry Building Properties.

     "Crystal Pavilion/Petry Building Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Crystal Pavilion/Petry Building.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the cut-off-date principal balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "Default Interest" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest accrued on the mortgage loan.

     "Effective Gross Income" means the revenue derived from the use and operation of any mortgaged real property securing a pooled mortgage loan, primarily consisting of rental income, together with other income such as parking fees, percentage rents and expense reimbursements, among other items, less vacancies and/or collection losses and rent concessions.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986.

     "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 1997, 1998 or 1999 or a trailing 12-month period ended in 1998, 1999 or 2000,

          2. by annualizing the amount of expenses for partial 1998, 1999 or 2000 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     o the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   including the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     o    salaries and wages,

     o    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "Estimated Annual Revenues" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     o the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     o for multifamily rental properties and manufactured housing communities, rental and other revenues;

     o for hospitality properties, room, food and beverage, telephone and other revenues; and

     o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the estimated annual revenues were--

     o determined on the assumption that the property was net leased to a single tenant at market rents, and

     o derived from rental rate and vacancy information for the surrounding real estate market.

     "Exemption-Favored Party" means any of the following--

     o    Credit Suisse First Boston Corporation,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston Corporation, and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullet points is a manager or co-manager with respect to any particular class of the offered certificates.

     "Exodus R&D Building Loan" means the pooled mortgage loan secured by the Exodus R&D Building.

     "Exodus R&D Building Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Exodus R&D Building.

     "First Union Building Loan" means the pooled mortgage loan secured by the First Union Building Property.

     "First Union Building Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as First Union Building.

     "Fitch" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles.

     "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Cash Flow for that property, resulting in variances in the related net operating income values.

     "Internal Revenue Code" means the Internal Revenue Code of 1986.

     "IRS" means the Internal Revenue Service.

     "KeyBank" means KeyBank National Association.

     "KeyBank Small Balance Loans" means the 19 pooled mortgage loans originated or acquired by KeyBank and secured by the mortgaged real properties identified on Exhibit A-1 as Blackstone, Ashton Place Apartments I & II, Birmingham Drug & Video Max, Windhorst Mobile Home Park, Florida Retail Center, Vanowen Self Storage, Aspin Storage, 322 Hudson Street, 296-298 Park Street, 41st Street Office Building, CSK Auto Store - Anchorage, Pine Avenue Apartments, Westside Mobile Home Park, CSK Auto - Albuquerque, Crooks Road Apartments, Lawn Avenue Apartments, 808-812 Maple Avenue, 70-72 Wilson Street and 8422-8434 Telegraph Road, respectively.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

     "L" or "LO" means the prepayment lock-out period and/or defeasance period during which voluntary principal prepayments are prohibited, although the mortgage may be defeased.

     "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Major Tenant" means any one of the top three tenants, based on the net rentable area of its space, of a commercial property that leases at least 10% or more of the net rentable area of the property.

     "Maturity/ARD Balance" means, for any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

     o with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the Maturity/ARD Balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2001-CK1 certificates and the mortgage loans in the trust fund:

     o the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,028,207,257;

     o the total initial principal balance or notional amount, as the case may be, of each class of series 2001-CK1 certificates is as described in this prospectus supplement;

     o the pass-through rate for each interest-bearing class of series 2001-CK1 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     o monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest, and

          (2)  received on the applicable due date of the relevant month;

     o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     o no mortgage loan is required to be repurchased by Column, CSFBMC, KeyBank or Union Capital, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the only trust fund expenses are the trustee fee and the master serving fee;

     o    there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 15th day of each month, commencing in April 2001; and

     o    the offered certificates are settled on March __, 2001.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage Pass-Through Rate" means, with respect to any mortgage loan in the trust fund or any distribution date, an annual rate generally equal to:

     o in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in March 2001, minus the sum of the master servicing fee rate for that mortgage loan and 0.0029%; and

     o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in March 2001, minus the sum of the master servicing fee rate for that mortgage loan and 0.0029%, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, other than March 2001, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "Most Recent Appraised Value" means, for any mortgaged real property securing a mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     o    the "as is" value set forth in the related appraisal, plus

     o the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

          In general, the amount of costs assumed by the appraiser for these purposes is based on--

     o    an estimate by the individual appraiser,

     o    an estimate by the related borrower,

     o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     o    a combination of these estimates.

     "Most Recent Debt Service Coverage Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Most Recent Net Operating Income for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on its due date in March 2001 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the total Most Recent Net Operating Income for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2001 or, in the case of any underlying mortgage loan that is currently in an interest-only period, on the first due date after amortization begins.

     "Most Recent Expenses" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     o    salaries and wages,

     o    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     o    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, and operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Expenses for that property.

     "Most Recent Net Operating Income" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

     "Most Recent Operating Statement Date" means, with respect to each of the pooled mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "Most Recent Revenues" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including--

     o for a multifamily rental property or a manufactured housing community, rental and other revenues;

     o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Revenues for that property.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the sum of--

          1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

          2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "NRSF" means net rentable square footage.

     "O" means the open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. Information shown in this prospectus supplement with respect to any weighted average of Occupancy Rates at Underwriting excludes hospitality properties from the relevant calculations.

     "ORECM" means ORIX Real Estate Capital Markets, LLC.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the related mortgage loan,

     o if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     o if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the series 2001-CK1 pooling and servicing agreement.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PTCE" means prohibited transaction class exemption.

     "PTE" means prohibited transaction exemption.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Related Crystal Pavilion/Petry Building Loans" means the three mortgage loans secured by the Crystal Pavilion/Petry Building Properties that are not included in the trust fund.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code of 1986.

     "REO Property" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicer,

     o    the special servicer,

     o    the special sub-servicer,

     o    any other sub-servicers,

     o    each of the mortgage loan sellers,

     o each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2 and A-3 certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     o the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     o    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-CP, A-Y, A-1, A-2 and A-3 certificates have been made on that distribution date.

     "Servicing Standard" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any REO Properties owned by the trust fund for which that party is responsible:

     o with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever servicing procedures are of a higher standard, with respect to mortgage loans and REO Properties that are comparable to those pooled mortgage loans for which it is responsible under the series 2001-CK1 pooling and servicing agreement;

     o    with a view to--

          1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

          2. the full collection of all yield maintenance charges that may become payable under those mortgage loans, and

          3. in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of yield maintenance charges, the maximization of the recovery on that defaulted mortgage loan to the series 2001-CK1 certificateholders, as a collective whole, on a present value basis; and

     o    without regard to--

          1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the series 2001-CK1 pooling and servicing agreement,

          2. the ownership of any series 2001-CK1 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

          3.   the obligation of the master servicer to make advances,

          4. the obligation of the special servicer to make, or to direct the master servicer to make, servicing advances,

          5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2001-CK1 pooling and servicing agreement or with respect to any particular transaction, and

          6. the ownership, servicing and/or management by the master servicer or the special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events:

          1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related promissory note or the related mortgage instrument and either the failure actually continues, or the master servicer believes it will continue, unremedied--

     o except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

     o solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

          2. the master servicer determines that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage instrument, is likely to occur within 30 days and either--

     o the default is likely to remain unremedied for at least the time period contemplated by clause 1. of this definition, or

     o the related borrower has requested a material modification of the payment terms of related mortgage loan;

          3. the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

          4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984 as amended.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, an amount that:

     o will initially equal its unpaid principal balance as of its due date in March 2001 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "Stonewood Center Mall Loan" means the pooled mortgage loan secured by the Stonewood Center Mall Property.

     "Stonewood Center Mall Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stonewood Center Mall.

     "TI/LC" means tenant improvements and leasing commissions.

     "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2001-CK1 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Total Principal Distribution Amount" means:

     o for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in March 2001 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage in March 2001, and

          4. all advances of principal made with respect to the pooled mortgage loans for that distribution date; and

     o for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     "Underwriter Exemption" means PTE 89-90, as subsequently amended by PTE 97-34 and PTE 2000-58.

     "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in March 2001 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2001 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins.

     "Underwritten Effective Gross Income" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Revenues for that property.

     "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     o    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten Net Operating Income" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the estimated annual operating expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     o    underwritten recurring replacement reserve amounts;

     o    capital improvements, including recurring capital improvements;

     o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "Union Capital" means Union Capital Investments, LLC.

     "United States Person" means--


     o    a citizen or resident of the United States,

     o    a domestic partnership,

     o    a domestic corporation,

     o any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code of 1986, and

     o    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "Units" means--

     o in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "Wells Fargo" means Wells Fargo Bank Minnesota, N.A.

     "Year Built" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Year Renovated" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

             MANAGERS AND LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                      ADDITIONAL MORTGAGE LOAN INFORMATION

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                              MULTIFAMILY SCHEDULE


                                     A-1-1

                              MANAGERS AND LOCATIONS OF THE MANAGED REAL PROPERTIES


     #   Property Name                                                    Manager
------------------------------------------------------------------------------------------------------------------
     1   Stonewood Center Mall                                            Macerich Management Company
     2   150 Spear Street Office Building                                 Pacific Eagle Holdings Corporation
     3   Central Plaza                                                    Jamison Properties, Inc.
     4   First Union Building                                             First States Management Corp.
     5   747 Third Avenue                                                 Sage Realty Corporation
     6   Exodus R&D Building                                              Towne Center Resources Corporation
    7a   Foxfire Apartments                                               Alliance Residential Management, L.L.C.
    7b   Arrowood Apartments                                              Alliance Residential Management, L.L.C.
    7c   Apache Springs Apartments                                        Alliance Residential Management, L.L.C.
    7d   Aspen Village Apartments                                         Alliance Residential Management, L.L.C.
    8a   Crescent Square Apartments                                       Alliance Residential Management, L.L.C.
    8b   Pecan Crossing Apartments                                        Alliance Residential Management, L.L.C.
    8c   Estrada Place Apartments                                         Alliance Residential Management, L.L.C.
    8d   Forest Creek Apartments                                          Alliance Residential Management, L.L.C.
     9   133 Federal Street Office Building                               Charlesgate West Management, Inc.
    10   Brea Union Plaza Phase II                                        DSB Properties, Inc.
    11   Connector Park                                                   Owner Managed
    12   Wieden & Kennedy Building                                        Gerding/Edlen Development Co.
   13a   Crystal Pavilion                                                 Cohen Brothers Realty Corporation
   13b   Petry Building                                                   Cohen Brothers Realty Corporation
    14   College Park Medical Office Building  (2A)                       Premier Management Services, Ltd
    15   College Park Commons  (2A)                                       Premier Management Company
    16   One Rennaisance Center                                           Dewitt Corporation
    17   Cedarbrook Plaza Shopping Center                                 Winbrook Management, Inc.
    18   Kauai Village Shopping Center                                    Wade Lord
    19   Hotel Richelieu                                                  Milepost Inns
    20   63-101 Sprague Street                                            First Highland
    21   Strathmore Park Apartments                                       Gold Crown Management
    22   Lowe's San Bruno                                                 Owner Managed
    23   Reflections Apartments                                           A & M Business Properties, Inc.
    24   Metro Park South                                                 Denholtz Management Co.
    25   Forbes Business Center II & Metro Business Center V              Robt. Depew & Associates
    26   Trendwest Office Building                                        Trendwest Resorts, Inc.
    27   8251 & 8301 Maryland Avenue Buildings                            THF Realty
    28   Redondo Torrance Mini Storage                                    Self Storage Management Co
    29   Siemens Facility                                                 INOK Investments, LLC
    30   Stuart Square Shopping Center                                    Noble Properties, Inc.
    31   Chantilly Plaza I-IV                                             Velsor Properties
    32   Fairlane Village Mall                                            EIG Operating Partnership, L.P.
    33   Sierra Center                                                    SDC Partners, Ltd.
    34   Hollins Plantation Plaza  (2B)                                   Victory Commercial Real Estate, Inc.
    35   Centerview Plaza  (2B)                                           Victory Commercial Real Estate, Inc.
    36   Wildwood Plaza  (2B)                                             Victory Commercial Real Estate, Inc.
    37   Dorchester Crossing  (2B)                                        Victory Commercial Real Estate, Inc.
    38   Holiday Inn - Portsmouth                                         Holiday Hospitality Franchising, Inc.
    39   St. Johns Village Apartments                                     Feit Management Company
    40   Antelope Valley Plaza                                            Columbus Pacific Properties
    41   Park Creek Manor Apartments                                      Olympic Realty Group
    42   Alameda West Shopping Center                                     Las Colinas Realty and Development Company
    43   Oak Meadows Apartments and The Residence Apartments              J. Hester Properties, Inc.
    44   Oak View Plaza North Shopping Center                             Investors Realty, Inc.
    45   Embassy and Diplomat Towers                                      BDB Properties, LLC
    46   Sunrise Pointe Apartments                                        H & H Realty, Inc.
    47   Parker Landing                                                   CSM Corporation, Inc.
    48   The Crossroads at Middlebury-East                                Corbo Associates, Inc.
    49   70 Universal Drive                                               Raymours Furniture Company, Inc.
    50   Westpark Industrial                                              West Valley Parnters
    51   Milford Commons                                                  Pritchard Brothers
    52   Oak Crossing Apartments                                          Wentwood Properties, L.P.
    53   Tiffany                                                          PRIET Rubin Organization
    54   Hollyview Apartments                                             Grey Star Management Services, Inc.
    55   Hampton Inn and Suites                                           Owner Managed
    56   Lakewood City Center Shopping Center                             The Coral Company
   57a   Turnquist Apartments                                             Owner Managed
   57b   Northern Parkway Apartments                                      Owner Managed
   57c   Cypress Garden Apartments                                        Owner Managed
   57d   Harford Road Apartments                                          Owner Managed
    58   Bartell Warehouse & Office                                       Parkway Capital
    59   572 Main Street                                                  RPW Group
    60   Greenbrier West Business Park                                    James C. Nocito, Inc.
    61   13020 Yukon Avenue                                               Owner Managed
    62   Heatherwood Apartments                                           InterWest Properties
    63   Harper's Corners Apartments                                      EMES Management Corp.
    64   The Maple Leaf Square Shopping Center                            Zaremba Group Inc.
    65   Golden Stream Quality Foods                                      INOK Investments, LLC
    66   Andover Park Apartments                                          Realmark
    67   Sterling Creek Commons                                           Victory Commercial Real Estate, Inc
    68   Mill Plain Plaza                                                 Elliott Associates, Inc.
    69   North Mountain Apartments                                        InterWest Properties
    70   Redmond Self Storage                                             Urban Self-Storage
    71   Coachwood Colony Mobile Home Park                                Diversified Investments - EW, LLC
    72   Courtside Crossing at Bocage                                     Owner Managed
    73   FDC II Office Building                                           Horizon West Property Management, Inc.
    74   Comfort Inn - Syracuse                                           Tramz Hotels, Inc.
    75   AT&T Cable Center                                                Owner Managed
    76   Evergreen Park Manor Apartments                                  ASK Properties
    77   275 Turnpike Street                                              Community Habitat, Inc.
    78   Van Nuys Mini Storage                                            Self Storage Management
   79a   Superior Hill Apartments                                         Owner Managed
   79b   The Palmetto Building                                            Owner Managed
   79c   2737 Hampshire Road                                              Owner Managed
   79d   The Francis Building                                             Owner Managed
   79e   The Orono Building                                               Owner Managed
   79f   2857 Mayfield Road                                               Owner Managed
    80   S&A Brookline                                                    Samuels & Associates
    81   Premier Self Storage                                             Litton Property Management, Inc.
    82   Greenway Hayden Center                                           Birtcher Property Services
    83   Rosegate Place Apartments                                        Owner Managed
    84   Durkopp Adler America                                            Owner Managed
    85   The 2411 Fountainview Drive Office Building                      Asset Plus Corporation
    86   Piedmont Plaza                                                   Wyatt Development Co., Inc.
    87   Tractor Supply Company                                           Admiralty Properties, LLC
    88   Alta Park Apartments                                             Owner Managed
    89   Willow Wood Apartments                                           Owner Managed
    90   Peppers Ferry Centre                                             Wyatt Development Co., Inc.
    91   Charlotte Arms Apartments                                        DIHP Enterprises
    92   Garber's Crossing                                                Wyatt Devlopement Co., Inc.
    93   Parkway Place Apartments                                         Bender Property Management, Inc.
    94   Topics RV Park                                                   Diversified Investments - EW, LLC
    95   Pompano Plaza                                                    Owner Managed
    96   Sierra Pointe Apartments                                         Owner Managed
    97   New London Square                                                Mutual Property Associates
    98   Town & Country Professional Building                             Owner Managed
    99   Fischer & Bay Shopping Center                                    Stavola Realty Company
   100   CVS Drug Store                                                   Bruce A. Bodner Company
   101   Blackstone                                                       Sandstone Management Company
   102   Somerdale Square                                                 Owner Managed
   103   Scripps Ranch Village                                            Marketplace Properties
   104   Clairmont Apartments                                             Owner Managed
   105   Inwood Gardens Apartments                                        Owner Managed
   106   Ashton Place Apartments I & II                                   Creative Management
   107   The Lofts Apartments                                             Gough Properties Management, Inc.
   108   Pert Ltd. Office Building                                        Dana Butcher Associates
   109   El Rancho Seven Mobile Home Park                                 Owner Managed
   110   Lennox Avenue Townhomes                                          Kaufman Bloomfield Properties
   111   Patrick Henry Apartments                                         Garfield Investment
   112   Southridge Commons                                               O'Neil Property Management
   113   Ridgemoor Square Building                                        Heidt Torres Company
   114   Birmingham Drug & Video Max                                      Owner Managed
   115   Dorothy Park Place                                               Owner Managed
   116   Windhorst Mobile Home Park                                       Royce Communities
   117   Oak Manor Apartments                                             Owner Managed
   118   Palmdale Villa Apartments                                        Kaufman Bloomfield Properties
   119   14801 Broadway Avenue                                            Capstone Limited
   120   Bel-Aire Apartments                                              Owner Managed
   121   The Meadows                                                      Kaufman Bloomfield Properties
   122   Newport Center                                                   Owner Managed
   123   Florida Retail Center                                            Hunt Douglas Real Estate Services
   124   Wyncrest Manor Apartments                                        Owner Managed
   125   Rawlins Chateau                                                  Ross Investments, Inc.
   126   Chelsea Palms Apartments                                         Owner Managed
   127   Vanowen Self Storage                                             So Cal Development Co., Inc
   128   Aspin Storage                                                    Owner Managed
   129   322 Hudson Street  (2C)                                          Rego Realty Corp
   130   296-298 Park Street  (2C)                                        Rego Realty Corp
   131   CVS/Pharmacy                                                     Owner Managed
   132   Tiffany Village                                                  Owner Managed
   133   South Towne Retail Center                                        Owner Managed
   134   7171 Jurupa Avenue                                               Owner Managed
   135   41st Street Office Building                                      41st Street Associates II
   136   CSK Auto Store - Anchorage                                       Owner Managed
   137   Pine Avenue Apartments                                           Owner Managed
   138   Westside Mobile Home Park                                        Owner Managed
   139   CSK Auto - Albuquerque                                           Owner Managed
   140   Crooks Road Apartments                                           Owner Managed
   141   Lawn Avenue Apartments                                           JFP Properties
   142   808-812 Maple Avenue  (2D)                                       Rego Management Corporation
   143   70-72 Wilson Street  (2D)                                        Rego Realty Corporation
   144   8422-8434 Telegraph Road                                         Owner Managed



  #   Address                                                        City               County                      State   Zip Code
------------------------------------------------------------------------------------------------------------------------------------
  1   251 Stonewood Street                                           Downey             Los Angeles                 CA       90241
  2   150 Spear Street                                               San Francisco      San Francisco               CA       94105
  3   3440-3470 Wilshire Boulevard                                   Los Angeles        Los Angeles                 CA       90010
  4   123 South Broad Street                                         Philadelphia       Philadelphia                PA       19109
  5   747 Third Avenue                                               New York           New York                    NY       10017
  6   17871 Von Karman & 17836 Gillette Avenue                       Irvine             Orange                      CA       92614
 7a   4101 West 45th Street                                          Amarillo           Randall                     TX       79109
 7b   707 Washington Drive                                           Arlington          Tarrant                     TX       76011
 7c   300 North Vista                                                Houston            Harris                      TX       77073
 7d   3510 Kebil Drive                                               Indianapolis       Marion                      IN       46224
 8a   2050 Austell Road                                              Marietta           Cobb                        GA       30008
 8b   1225 East Pleasant Run Road                                    DeSoto             Dallas                      TX       75115
 8c   1900 Estrada Parkway                                           Irving             Dallas                      TX       75061
 8d   13500 Rodgers Avenue                                           Largo              Pinellas                    FL       33771
  9   133 Federal Street                                             Boston             Suffolk                     MA       02110
 10   2315-2395 East Imperial Highway                                Brea               Orange                      CA       92821
 11   790 Chelmsford Street, 41 Wellman Street and 59 Composite Way  Lowell             Middlesex                   MA       01850
 12   1227 Northwest Davis Street                                    Portland           Multnomah                   OR       97201
13a   805 Third Avenue                                               New York           New York                    NY       10022
13b   3 East 54th Street                                             New York           New York                    NY       10022
 14   7800 West Outer Drive                                          Detroit            Wayne                       MI       48235
 15   17550 Southfield Freeway                                       Detroit            Wayne                       MI       48235
 16   3301 Benson Drive                                              Raleigh            Wake                        NC       27609
 17   1000 Easton Road                                               Wyncote            Montgomery                  PA       19095
 18   4-831 Kuhio Highway                                            Kapaa              Kauai                       HI       96746
 19   1050 Van Ness Avenue                                           San Francisco      San Francisco               CA       94109
 20   63-101 Sprague Street                                          Dedham             Norfolk                     MA       02137
 21   440 Strathmore Lane                                            Lafayette          Boulder                     CO       80026
 22   1340 El Camino Real                                            San Bruno          San Mateo                   CA       94066
 23   3891 Solomon Boulevard                                         Fort Myers         Lee                         FL       33901
 24   100 Atrium Drive                                               Old Bridge         Middlesex                   NJ       07747
 25   4351-4485 Nicole Drive & 4501 Forbes Boulevard                 Lanham             Prince George's             MD       20706
 26   9805 Willows Road                                              Redmond            King                        WA       98052
 27   8251 & 8301 Maryland Avenue                                    Clayton            Saint Louis                 MO       63105
 28   3701 Inglewood Avenue                                          Redondo Beach      Los Angeles                 CA       90278
 29   Highway 52                                                     Lafayette          Tippecanoe                  IN       47904
 30   1900 South Federal Highway                                     Stuart             Martin                      FL       34994
 31   14155, 14175, 14201 and 14225 Sullyfield Circle                Chantilly          Fairfax                     VA        20151
 32   7211 Route 61 North                                            Pottsville         Schuylkill                  PA       17901
 33   3000-3060 Baldwin Park Boulevard                               Baldwin Park       Los Angeles                 CA       91706
 34   4812 Hollins Road                                              Roanoke            Roanoke                     VA       24019
 35   106 North U.S. Highway 29                                      China Grove        Rowan                       NC       28023
 36   28 Wildwood Road                                               Salem              Roanoke                     VA       24153
 37   7550 Dorchester Road                                           North Charleston   Charleston                  SC       29418
 38   300 Woodbury Avenue                                            Portsmouth         Rockingham                  NH       03801
 39   2174 Sharp Court                                               Fern Park          Seminole                    FL       32730
 40   2002-2072 West Avenue J                                        Lancaster          Los Angeles                 CA       93536
 41   2520 Coombs Creek Drive                                        Dallas             Dallas                      TX       75211
 42   10131 Coors Road Northwest                                     Albuquerque        Bernalillo                  NM       87114
 43   1810 Teasley Lane and 1800-1801 Jason Drive                    Denton             Denton                      TX       76205
 44   3103-3225  Oak View Drive                                      Omaha              Douglas                     NE       68144
 45   15700-15800 Providence Drive                                   Southfield         Oakland                     MI       48075
 46   5700 Oporto Boulevard                                          Birmingham         Jefferson                   AL       35210
 47   3100-3112 South Parker Road                                    Aurora             Arapahoe                    CO       80014
 48   850 - 930 Straits Turnpike                                     Middlebury         New Haven                   CT       06762
 49   70 Universal Drive                                             North Haven        New Haven                   CT       06473
 50   1224 37th Street Northwest                                     Auburn             King                        WA       98001
 51   10 Commons Drive                                               Miami              Clermont                    OH       45150
 52   3631 Callaghan Road                                            San Antonio        Bexar                       TX       78228
 53   1418 Walnut Street                                             Philadelphia       Philadelphia                PA       19102
 54   5555 Holly View Drive                                          Houston            Harris                      TX       77091
 55   6020 Jefferson Drive                                           Independence       Cuyahoga                    OH       44131
 56   14833-81 Detroit Avenue                                        Lakewood           Cuyahoga                    OH       44107
57a   110 Windward Court                                             Elkton             Cecil                       MD       21921
57b   401-409 East Northern Parkway                                  Baltimore          Baltimore City              MD       21212
57c   1402-1410 Cypress Street                                       Baltimore          Baltimore City              MD       21226
57d   5101-5105 Harford Road                                         Baltimore          Baltimore City              MD       21214
 58   4727 Denver Avenue South                                       Seattle            King                        WA       98134
 59   572 Main Street                                                New Rochelle       Westchester                 NY       10801
 60   Research and Technology Drives                                 Chesapeake         Washington Borough          VA       23320
 61   13020 Yukon Avenue                                             Hawthorne          Los Angeles                 CA       90250
 62   8603 North 22nd Avenue                                         Phoenix            Maricopa                    AZ       85021
 63   6602 Everhart Road                                             Corpus Christi     Nueces                      TX       78413
 64   5400-5488 Warrensville Center Road                             Maple Heights      Cuyahoga                    OH       44137
 65   11899 Exit Five Parkway                                        Fishers            Hamilton                    IN       46038
 66   831 Cleveland Street                                           Greenville         Greenville                  SC       29601
 67   5601 High Street West                                          Portsmouth         Hampton Roads               VA       23703
 68   221-A & 221-G Northeast 104th Avenue                           Vancouver          Clark                       WA       98684
 69   10001 North 7th Street                                         Phoenix            Maricopa                    AZ       85020
 70   17825 - Northeast 70th Street                                  Redmond            King                        WA       98052
 71   2610 West Dogwood Place                                        Leesburg           Lake                        FL       34748
 72   7474 Corporate Boulevard                                       Baton Rouge        East Baton Rouge            LA       70809
 73   5250 Hahns Peak Drive                                          Loveland           Larimer                     CO       80538
 74   6491 Thompson Road                                             Syracuse           Onondaga                    NY       13206
 75   1617 South Acoma Street                                        Denver             Denver                      CO       80223
 76   7200-7224 Camden Avenue North                                  Brooklyn Center    Hennepin                    MN       55430
 77   275 Turnpike Street                                            Canton             Norfolk                     MA       02021
 78   9635 Van Nuys Boulevard                                        Los Angeles        Los Angeles                 CA       91402
79a   14148 Superior Road                                            Cleveland Heights  Cuyahoga                    OH       44106
79b   2733 Hampshire Road                                            Cleveland Heights  Cuyahoga                    OH       44106
79c   2737 Hampshire Road                                            Cleveland Heights  Cuyahoga                    OH       44106
79d   2863 Mayfield Road                                             Cleveland Heights  Cuyahoga                    OH       44106
79e   2769 Lancashire Road                                           Cleveland Heights  Cuyahoga                    OH       44106
79f   2857 Mayfield Road                                             Cleveland Heights  Cuyahoga                    OH       44106
 80   301 Harvard Street                                             Brookline          Suffolk                     MA       02446
 81   2101 Sylvan Avenue                                             Modesto            Stanislaus                  CA       95355
 82   15678 North Greenway-Hayden Loop                               Scottsdale         Maricopa                    AZ       85260
 83   4221 Rose Hill Road                                            Garland            Dallas                      TX       75043
 84   3025 Northwoods Parkway                                        Norcross           Gwinnett                    GA       30071
 85   2411 Fountainview Drive                                        Houston            Harris                      TX       77057
 86   107-157 Floyd Baker Boulevard                                  Gaffney            Cherokee                    SC       29341
 87   320 Plus Park Boulevard                                        Nashville          Davidson                    TN       37217
 88   2111-2125 East 7th Street & 611-635 South T Avenue             National City      San Diego                   CA       91950
 89   9767 Denton Drive                                              Dallas             Dallas                      TX       75220
 90   7381-7401 Peppers Ferry Boulevard                              Radford            Pulaski                     VA       24141
 91   1166 North Macomb Street                                       Monroe             Monroe                      MI       48162
 92   2184-2204 John Wayland Highway                                 Harrisonburg       Rockingham                  VA       22801
 93   300 West Pioneer Parkway                                       Arlington          Tarrant                     TX       76010
 94   13063 County Line Road                                         Spring Hill        Hernando                    FL       34609
 95   100 East McNab Road                                            Pompano Beach      Broward                     FL       33060
 96   4301 West 51st Street                                          Amarillo           Randall                     TX       79109
 97   1745 Main Street                                               West Warwick       Kent                        RI       02893
 98   10405 & 10409 Town and Country Way                             Houston            Harris                      TX       77024
 99   805 Fisher Boulevard                                           Dover Township     Ocean                       NJ       08753
100   21 West Main Street                                            Brownsburg         Hendricks                   IN       46112
101   824-890 Washington Avenue                                      Miami Beach        Dade                        FL       33139
102   1200 South Whitehorse Pike                                     Somerdale          Camden                      NJ       08083
103   10006 Scripps Ranch Boulevard                                  San Diego          San Diego                   CA       92131
104   1502 Pech Road                                                 Houston            Harris                      TX       77055
105   6110 Fairdale Lane                                             Houston            Harris                      TX       77057
106   101 South Allen Genoa Road and 1408 Avenue H                   Houston            Harris                      TX       77587
107   26 Sheldon Avenue Southeast                                    Grand Rapids       Kent                        MI       46503
108   4910 East Clinton Way                                          Fresno             Fresno                      CA       93727
109   5551 Johnson Street                                            Coconut Creek      Broward                     FL       33073
110   6930 Lennox Avenue                                             Van Nuys           Los Angeles                 CA       91405
111   2688 Patrick Henry Drive                                       Auburn Hills       Oakland                     MI       48326
112   2298 South Beck Lane                                           Lafayette          Tippecanoe                  IN       47909
113   11440 Ventura Boulevard                                        Studio City        Los Angeles                 CA       91604
114   33855 & 33877 Woodward Avenue                                  Birmingham         Oakland                     MI       48009
115   1610 North Normandie Avenue                                    Los Angeles        Los Angeles                 CA       90027
116   7515 East Washington Street                                    Indianapolis       Marion                      IN       46219
117   2800 Victory Drive                                             Marshall           Harrison                    TX       75670
118   38675-38707 12th Street East                                   Palmdale           Los Angeles                 CA       93550
119   14801 Broadway Avenue                                          Maple Heights      Cuyahoga                    OH       44137
120   2847 & 2851 Fillmore Street                                    Hollywood          Broward                     FL       33020
121   1617 East Avenue R                                             Palmdale           Los Angeles                 CA       93550
122   1191-1199 West Newport Center Drive                            Deerfield Beach    Broward                     FL       33442
123   9340 North Florida Avenue                                      Tampa              Hillsborough                FL       33612
124   48 Craftwood Road                                              Waterbury          New Haven                   CT       06705
125   3917-3929 Rawlins Street                                       Dallas             Dallas                      TX       75219
126   902 Romeria Drive                                              Austin             Travis                      TX       78757
127   16225 Vanowen Street                                           Van Nuys           Los Angeles                 CA       91406
128   1845 Aspin Avenue                                              Redding            Shasta                      CA       96003
129   322 Hudson Street                                              Hartford           Hartford                    CT       06114
130   296-298 Park Street                                            Hartford           Hartford                    CT       06114
131   4224 Pearl Road                                                Cleveland          Cuyahoga                    OH       44103
132   4226 Desoto Avenue                                             Fort Myers         Lee                         FL       33905
133   13017 South State Street                                       Sandy              Salt Lake                   UT       84070
134   7171 Jurupa Avenue                                             Riverside          Riverside                   CA       92504
135   4004 Colby Avenue                                              Everett            Snohomish                   WA       98201
136   4245 Debarr Road                                               Anchorage          N/A                         AK       99508
137   517-523 Pine Avenue                                            Long Beach         Los Angeles                 CA       90802
138   5921 Avenue O                                                  Fort Madison       Lee                         IA       52627
139   3721 State Highway 528 Northwest                               Albuquerque        Bernalillo                  NM       87048
140   1500-1520 Crooks Road                                          Royal Oak          Oakland                     MI       48096
141   2214-2216 Lawn Avenue                                          Norwood            Hamilton                    OH       45212
142   808-812 Maple Avenue                                           Hartford           Hartford                    CT       06114
143   70-72 Wilson Street                                            Hartford           Hartford                    CT       06106
144   8422-8434 Telegraph Road                                       Downey             Los Angeles                 CA       90240

(2A) The Underlying Mortgage Loans secured by College Park Medical Office Building and College Park Commons are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Hollins Plantation Plaza, Centerview Plaza, Wildwood Plaza and Dorchester Crossing are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by 322 Hudson Street and 296-298 Park Street are cross-defaulted.

(2D) The Underlying Mortgage Loans secured by 808-812 Maple Avenue and 70-72 Wilson Street are cross-defaulted.


                                          DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES
                                                                                         Property                      Hotel
#     Property Name                                         Property Type                Sub-Type                    Franchise
-----------------------------------------------------------------------------------------------------------------------------------
  1   Stonewood Center Mall                                 Retail                       Anchored
  2   150 Spear Street Office Building                      Office
  3   Central Plaza                                         Office
  4   First Union Building                                  Office
  5   747 Third Avenue                                      Office
  6   Exodus R&D Building                                   Industrial
 7a   Foxfire Apartments                                    Multifamily
 7b   Arrowood Apartments                                   Multifamily
 7c   Apache Springs Apartments                             Multifamily
 7d   Aspen Village Apartments                              Multifamily
 8a   Crescent Square Apartments                            Multifamily
 8b   Pecan Crossing Apartments                             Multifamily
 8c   Estrada Place Apartments                              Multifamily
 8d   Forest Creek Apartments                               Multifamily
  9   133 Federal Street Office Building                    Office
 10   Brea Union Plaza Phase II                             Retail                       Anchored
 11   Connector Park                                        Office
 12   Wieden & Kennedy Building                             Office
13a   Crystal Pavilion                                      Office
13b   Petry Building                                        Office
 14   COLLEGE PARK MEDICAL OFFICE BUILDING  (2A)            Office
 15   COLLEGE PARK COMMONS  (2A)                            Retail                       Anchored
 16   One Rennaisance Center                                Office
 17   Cedarbrook Plaza Shopping Center                      Retail                       Anchored
 18   Kauai Village Shopping Center                         Retail                       Anchored
 19   Hotel Richelieu                                       Hotel                      Full Service                    None
 20   63-101 Sprague Street                                 Industrial
 21   Strathmore Park Apartments                            Multifamily
 22   Lowe's San Bruno                                      Retail                       Anchored
 23   Reflections Apartments                                Multifamily
 24   Metro Park South                                      Office
 25   Forbes Business Center II & Metro Business Center V   Office
 26   Trendwest Office Building                             Office
 27   8251 & 8301 Maryland Avenue Buildings                 Office
 28   Redondo Torrance Mini Storage                         Self Storage
 29   Siemens Facility                                      Mixed Use                Office/Industrial
 30   Stuart Square Shopping Center                         Retail                       Anchored
 31   Chantilly Plaza I-IV                                  Mixed Use                Office/Industrial
 32   Fairlane Village Mall                                 Retail                       Anchored
 33   Sierra Center                                         Retail                       Anchored
 34   HOLLINS PLANTATION PLAZA  (2B)                        Retail                       Anchored
 35   CENTERVIEW PLAZA  (2B)                                Retail                       Anchored
 36   WILDWOOD PLAZA  (2B)                                  Retail                       Anchored
 37   DORCHESTER CROSSING  (2B)                             Retail                       Anchored
 38   Holiday Inn - Portsmouth                              Hotel                      Full Service                 Holiday Inn
 39   St. Johns Village Apartments                          Multifamily
 40   Antelope Valley Plaza                                 Retail
 41   Park Creek Manor Apartments                           Multifamily                  Anchored
 42   Alameda West Shopping Center                          Retail
 43   Oak Meadows Apartments and The Residence Apartments   Multifamily                  Anchored
 44   Oak View Plaza North Shopping Center                  Retail
 45   Embassy and Diplomat Towers                           Multifamily
 46   Sunrise Pointe Apartments                             Multifamily                  Anchored
 47   Parker Landing                                        Mixed Use
 48   The Crossroads at Middlebury-East                     Mixed Use
 49   70 Universal Drive                                    Retail                     Office/Retail
 50   Westpark Industrial                                   Industrial                 Office/Retail
 51   Milford Commons                                       Multifamily                  Anchored
 52   Oak Crossing Apartments                               Multifamily
 53   Tiffany                                               Retail
 54   Hollyview Apartments                                  Multifamily
 55   Hampton Inn and Suites                                Hotel                       Unanchored
 56   Lakewood City Center Shopping Center                  Retail
57a   Turnquist Apartments                                  Multifamily               Limited Service         Hampton Inn and Suites
57b   Northern Parkway Apartments                           Multifamily                  Anchored
57c   Cypress Garden Apartments                             Multifamily
57d   Harford Road Apartments                               Multifamily
 58   Bartell Warehouse & Office                            Industrial
 59   572 Main Street                                       Office
 60   Greenbrier West Business Park                         Mixed Use
 61   13020 Yukon Avenue                                    Industrial
 62   Heatherwood Apartments                                Multifamily              Office/Industrial
 63   Harper's Corners Apartments                           Multifamily
 64   The Maple Leaf Square Shopping Center                 Retail
 65   Golden Stream Quality Foods                           Industrial
 66   Andover Park Apartments                               Multifamily                  Anchored
 67   Sterling Creek Commons                                Retail
 68   Mill Plain Plaza                                      Retail
 69   North Mountain Apartments                             Multifamily                  Anchored
 70   Redmond Self Storage                                  Self Storage              Shadow Anchored
 71   Coachwood Colony Mobile Home Park                     Manufactured Housing
 72   Courtside Crossing at Bocage                          Retail
 73   FDC II Office Building                                Office
 74   Comfort Inn - Syracuse                                Hotel                       Unanchored
 75   AT&T Cable Center                                     Office
 76   Evergreen Park Manor Apartments                       Multifamily               Limited Service               Comfort Inn
 77   275 Turnpike Street                                   Office
 78   Van Nuys Mini Storage                                 Self Storage
79a   Superior Hill Apartments                              Multifamily
79b   The Palmetto Building                                 Multifamily
79c   2737 Hampshire Road                                   Multifamily
79d   The Francis Building                                  Multifamily
79e   The Orono Building                                    Multifamily
79f   2857 Mayfield Road                                    Multifamily
 80   S&A Brookline                                         Retail
 81   Premier Self Storage                                  Self Storage
 82   Greenway Hayden Center                                Mixed Use                    Anchored
 83   Rosegate Place Apartments                             Multifamily                  Anchored
 84   Durkopp Adler America                                 Industrial
 85   The 2411 Fountainview Drive Office Building           Office                   Office/Industrial
 86   Piedmont Plaza                                        Retail
 87   Tractor Supply Company                                Office
 88   Alta Park Apartments                                  Multifamily
 89   Willow Wood Apartments                                Multifamily
 90   Peppers Ferry Centre                                  Retail                      Unanchored
 91   Charlotte Arms Apartments                             Multifamily
 92   Garber's Crossing                                     Retail
 93   Parkway Place Apartments                              Multifamily
 94   Topics RV Park                                        Manufactured Housing      Shadow Anchored
 95   Pompano Plaza                                         Retail
 96   Sierra Pointe Apartments                              Multifamily               Shadow Anchored
 97   New London Square                                     Retail
 98   Town & Country Professional Building                  Office
 99   Fischer & Bay Shopping Center                         Retail                      Unanchored
100   CVS Drug Store                                        Retail
101   Blackstone                                            Retail                      Unanchored
102   Somerdale Square                                      Retail
103   Scripps Ranch Village                                 Retail                      Unanchored
104   Clairmont Apartments                                  Multifamily                 Unanchored
105   Inwood Gardens Apartments                             Multifamily                 Unanchored
106   Ashton Place Apartments I & II                        Multifamily                 Unanchored
107   The Lofts Apartments                                  Multifamily               Shadow Anchored
108   Pert Ltd. Office Building                             Office
109   El Rancho Seven Mobile Home Park                      Manufactured Housing
110   Lennox Avenue Townhomes                               Multifamily
111   Patrick Henry Apartments                              Multifamily
112   Southridge Commons                                    Multifamily
113   Ridgemoor Square Building                             Retail
114   Birmingham Drug & Video Max                           Retail
115   Dorothy Park Place                                    Multifamily
116   Windhorst Mobile Home Park                            Manufactured Housing
117   Oak Manor Apartments                                  Multifamily                 Unanchored
118   Palmdale Villa Apartments                             Multifamily                 Unanchored
119   14801 Broadway Avenue                                 Mixed Use
120   Bel-Aire Apartments                                   Multifamily
121   The Meadows                                           Multifamily
122   Newport Center                                        Office
123   Florida Retail Center                                 Retail                   Office/Industrial
124   Wyncrest Manor Apartments                             Multifamily
125   Rawlins Chateau                                       Multifamily
126   Chelsea Palms Apartments                              Multifamily
127   Vanowen Self Storage                                  Self Storage                Unanchored
128   Aspin Storage                                         Self Storage
129   322 HUDSON STREET  (2C)                               Multifamily
130   296-298 PARK STREET  (2C)                             Multifamily
131   CVS/Pharmacy                                          Retail
132   Tiffany Village                                       Multifamily
133   South Towne Retail Center                             Retail
134   7171 Jurupa Avenue                                    Industrial
135   41st Street Office Building                           Office                      Unanchored
136   CSK Auto Store - Anchorage                            Retail
137   Pine Avenue Apartments                                Multifamily               Shadow Anchored
138   Westside Mobile Home Park                             Manufactured Housing
139   CSK Auto - Albuquerque                                Retail                      Unanchored
140   Crooks Road Apartments                                Multifamily
141   Lawn Avenue Apartments                                Multifamily                 Unanchored
142   808-812 MAPLE AVENUE  (2D)                            Multifamily
143   70-72 WILSON STREET  (2D)                             Multifamily
144   8422-8434 Telegraph Road                              Retail                      Unanchored


TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
Minimum:



            Units/
           Sq. Ft./
            Rooms/       Fee Simple/                        Year          Occupancy               Date of               Appraised
#            Pads         Leasehold        Year Built     Renovated    Rate at U/W (3)       Occupancy Rate (3)           Value
------------------------------------------------------------------------------------------------------------------------------------
  1          929,792      Leasehold           1958          1990             94%                 10/31/00              $ 123,000,000
  2          256,438         Fee              1982          1999             98%                  8/31/00                103,000,000
  3          785,914         Fee              1952          1992             86%                  11/1/00                 51,500,000
  4          255,992         Fee              1927          1996            100%                  6/8/00                  46,000,000
  5          404,894      Leasehold           1972          1998             98%                  10/1/00                102,000,000
  6          388,654         Fee              1975          2000            100%                 10/13/00                 54,000,000
 7a              328         Fee              1980          1998             93%                 10/26/00                 11,400,000
 7b              336         Fee              1978          1998             94%                 10/27/00                 10,350,000
 7c              296         Fee              1982          1998             95%                 10/25/00                  9,400,000
 7d              220         Fee              1972          1997             90%                 12/28/00                  5,500,000
 8a              360         Fee              1973          1998             95%                 10/24/00                 16,400,000
 8b              252         Fee              1982          1998             95%                 10/25/00                  9,500,000
 8c              160         Fee              1983          1998             98%                 10/25/00                  6,200,000
 8d              104         Fee              1985          1999            100%                  7/25/00                  3,350,000
  9          128,637         Fee              1960          1994            100%                  10/1/00                 34,000,000
 10          175,372         Fee              1999           N/A            100%                  5/31/00                 32,250,000
 11          362,320         Fee              1969          1996             96%                  12/1/00                 35,600,000
 12          182,775         Fee              1910          1998             98%                 11/13/00                 37,100,000
13a          593,293         Fee              1983          1995             98%                  1/1/01                 195,000,000
13b          283,332         Fee              1959          1990            100%                  1/1/01                  75,000,000
 14          173,787         Fee              1996           N/A            100%                 11/15/00                 18,250,000
 15           80,002         Fee              1996           N/A            100%                 10/31/00                  8,600,000
 16          160,509         Fee              1999           N/A            100%                  10/4/00                 23,700,000
 17          530,858         Fee              1964          1998             95%                  5/16/00                 27,900,000
 18          113,507         Fee              1988           N/A             94%                  8/24/00                 24,000,000
 19              167         Fee              1909          1998             N/A                    N/A                   29,500,000
 20          622,000         Fee              1899          1991             85%                  8/24/00                 19,700,000
 21              208         Fee              1999           N/A             99%                  9/25/00                 19,100,000
 22          106,854         Fee              1987          1990            100%                  8/30/00                 18,600,000
 23              282         Fee              1987           N/A             97%                  8/1/00                  15,640,000
 24          130,149         Fee              1986           N/A            100%                  12/5/00                 16,600,000
 25          194,514         Fee              1984           N/A             93%                  11/1/00                 16,000,000
 26           76,340         Fee              1999           N/A            100%                 11/15/00                 16,000,000
 27          106,521    Fee/Leasehold         1955          1997             94%                 10/16/00                 14,200,000
 28            1,351         Fee              1984           N/A             95%                  7/1/00                  13,850,000
 29          146,811         Fee              2000           N/A            100%                  9/5/00                  13,100,000
 30          178,090         Fee              1972          1994             97%                  7/1/00                  13,000,000
 31          143,513         Fee              1988           N/A            100%                 10/15/00                 13,300,000
 32          450,068         Fee              1974          1995             92%                  12/1/00                 14,000,000
 33          100,253         Fee              1997           N/A            100%                  6/19/00                 13,600,000
 34           45,920         Fee              1985           N/A            100%                  7/20/00                  3,720,000
 35           43,720         Fee              1986          1994            100%                  7/20/00                  2,720,000
 36           39,580         Fee              1985          1994            100%                  7/20/00                  2,640,000
 37           45,271         Fee              1985          1998             90%                  7/20/00                  2,430,000
 38              130         Fee              1969          1999             N/A                    N/A                   12,500,000
 39              352         Fee              1970          1990             97%                 10/25/00                 10,800,000
 40          127,295         Fee              1979           N/A            100%                  9/13/00                 10,100,000
 41              322         Fee              1964          1999             93%                 11/13/00                  9,950,000
 42          126,627         Fee              1982          1999             99%                 10/17/00                 10,650,000
 43              275         Fee              1979          1997             93%                  9/1/00                   9,750,000
 44           91,598         Fee              2000           N/A             95%                  10/1/00                 12,000,000
 45              388         Fee              1972           N/A            100%                 10/25/00                 11,100,000
 46              360         Fee              1978          1995            100%                  11/1/00                  8,800,000
 47          112,682         Fee              1981          1997             97%                  7/31/00                  8,500,000
 48           72,925         Fee              1988           N/A             95%                 10/30/00                  8,900,000
 49           61,203         Fee              1994          2000             80%                  12/6/00                  7,950,000
 50          133,165         Fee              2000           N/A             94%                 10/31/00                  9,665,000
 51              234         Fee              1975          1990            100%                  8/14/00                  7,450,000
 52              240         Fee              1984          1998            100%                  6/9/00                   7,250,000
 53           14,065         Fee              1920          1990             97%                  8/30/00                  7,100,000
 54              328         Fee              1980          1992             95%                  6/6/00                   6,850,000
 55              103      Leasehold           1998           N/A            100%                  10/1/00                  7,500,000
 56           67,280         Fee              1992           N/A             95%                  10/2/00                  6,500,000
57a              120         Fee              1989           N/A             N/A                    N/A                    4,200,000
57b               33         Fee              1978          1998             91%                  9/27/00                    810,000
57c               23         Fee              1972          1995             97%                 12/29/00                    475,000
57d               15         Fee              1977          1998             97%                 12/29/00                    450,000
 58          104,786         Fee              1969          1989             96%                 12/29/00                  6,350,000
 59           77,236         Fee              1928          1996             93%                 12/29/00                  7,000,000
 60           75,745         Fee              1997           N/A            100%                  8/23/00                  6,000,000
 61           80,983         Fee              1969          1999            100%                 11/10/00                  6,350,000
 62              150         Fee              1983           N/A             97%                  9/1/00                   5,330,000
 63              216         Fee              1974           N/A             89%                  8/24/00                  5,700,000
 64           49,608         Fee              1997           N/A             92%                  9/25/00                  5,200,000
 65          116,811         Fee              1988          1992             95%                  8/29/00                  5,435,000
 66              215         Fee              1975          1999            100%                  10/2/00                  5,905,000
 67           75,160         Fee              1998           N/A            100%                 10/30/00                  5,330,000
 68           24,300         Fee              1999           N/A             92%                  7/19/00                  5,650,000
 69              140         Fee              1982           N/A             96%                  7/20/00                  4,690,000
 70              616         Fee              1984           N/A             79%                  9/1/00                   5,450,000
 71              200         Fee              1968           N/A             96%                  9/25/00                  4,430,000
 72           33,596         Fee              2000           N/A             87%                  9/25/00                  4,350,000
 73           32,194         Fee              1999           N/A             98%                  1/3/01                   4,595,000
 74              109         Fee              1985           N/A             96%                  9/1/00                   5,300,000
 75           47,250         Fee              1990           N/A            100%                  8/31/00                  4,750,000
 76               80         Fee              1973           N/A             N/A                    N/A                    3,760,000
 77           39,266         Fee              1987           N/A            100%                  8/25/00                  4,000,000
 78              861         Fee              1979           N/A             98%                 10/27/00                  4,580,000
79a               35         Fee              1920          1997             97%                  7/31/00                  1,190,000
79b               27         Fee              1925          1997             98%                  7/1/00                     940,000
79c                7         Fee              1925          1997             91%                  8/1/00                     450,000
79d               15         Fee              1920          1997            100%                  8/1/00                     460,000
79e                7         Fee              1920          1997            100%                  8/1/00                     410,000
79f                7         Fee              1920          1997             93%                  8/1/00                     350,000
 80            8,290         Fee              1926          1989            100%                  8/1/00                   4,100,000
 81              670         Fee              1998           N/A            100%                  8/1/00                   4,000,000
 82           37,058         Fee              1997           N/A             93%                  9/28/00                  4,600,000
 83               72         Fee              1984           N/A            100%                  11/8/00                  3,650,000
 84           68,230         Fee              1991          1998             86%                  11/9/00                  3,650,000
 85           54,212         Fee              1974          1997            100%                  7/1/00                   3,650,000
 86           33,060         Fee              2000           N/A            100%                  11/1/00                  3,500,000
 87           40,252         Fee              1986           N/A            100%                  1/1/01                   4,200,000
 88               88         Fee              1972           N/A            100%                  9/28/00                  4,100,000
 89              169         Fee              1962          1998             92%                  12/1/00                  3,065,000
 90           30,100         Fee              2000           N/A             92%                  11/1/00                  3,100,000
 91              108         Fee              1971           N/A            100%                  12/1/00                  2,880,000
 92           29,100         Fee              2000           N/A            100%                  8/24/00                  2,910,000
 93               66         Fee              1968          1999             98%                  8/24/00                  2,900,000
 94              231         Fee              1985           N/A             92%                  5/31/00                  3,130,000
 95           64,698         Fee              1976          1998             92%                 12/13/00                  3,400,000
 96              112         Fee              1975          2000            100%                  5/31/00                  2,650,000
 97           51,402         Fee              1960          1985             97%                  8/25/00                  2,740,000
 98           36,255         Fee              1973          1994             88%                  7/1/00                   2,700,000
 99           19,002         Fee              1978          2000            100%                  7/1/00                   3,400,000
100           10,125         Fee              1999           N/A             96%                  7/1/00                   2,900,000
101           11,760         Fee              1939           N/A             90%                  8/29/00                  2,650,000
102           24,380         Fee              1990           N/A             94%                 11/30/00                  2,340,000
103           10,274         Fee              1983          1999             80%                 10/19/00                  2,680,000
104               68         Fee              1964          1999            100%                 10/31/00                  2,250,000
105              100         Fee              1980           N/A            100%                 11/16/00                  2,150,000
106               98         Fee              1963          1999            100%                  8/1/00                   2,150,000
107               55         Fee              1927          1998            100%                  1/1/01                   2,100,000
108           20,131         Fee              1991           N/A             99%                  8/1/00                   2,200,000
109               68         Fee              1971          1999             93%                  7/1/00                   1,800,000
110               27         Fee              1976           N/A            100%                  8/25/00                  1,975,000
111               48         Fee              1967           N/A             95%                  6/13/00                  1,680,000
112               30         Fee              2000           N/A             92%                  8/1/00                   1,695,000
113           12,083         Fee              1987           N/A            100%                  9/1/00                   1,810,000
114           11,728         Fee              1927          1968            100%                  7/14/00                  1,800,000
115               67         Fee              1929          1983             98%                  8/1/00                   1,515,000
116               86         Fee              1955           N/A            100%                  11/1/00                  1,600,000
117               60         Fee              1980          2000            100%                 10/23/00                  1,520,000
118               38         Fee              1985           N/A            100%                  8/29/00                  1,480,000
119           33,322         Fee              1975          1998             96%                  6/30/00                  2,000,000
120               38         Fee              1974           N/A             95%                  8/24/00                  1,415,000
121               56         Fee              1984          1998             95%                  9/19/00                  1,400,000
122           16,483         Fee              1985          2000             95%                  7/1/00                   1,500,000
123           25,842         Fee              1964          1987            100%                 10/24/00                  1,500,000
124               63         Fee              1986           N/A             95%                  5/12/00                  1,400,000
125               54         Fee              1969           N/A             93%                  5/30/00                  1,350,000
126               36         Fee              1971          1999            100%                  6/1/00                   1,200,000
127              191         Fee              1987           N/A            100%                  9/1/00                   1,500,000
128              335         Fee              1979           N/A             87%                  7/24/00                  1,425,000
129               34         Fee              1966          1999             98%                  9/25/00                    850,000
130                8         Fee              1925          1999             92%                 11/22/00                    310,000
131           10,150         Fee              1999           N/A            100%                  11/7/00                  1,475,000
132               53         Fee              1984           N/A             90%                  9/20/00                  1,200,000
133            5,000         Fee              2000           N/A             97%                  9/30/00                  1,325,000
134           22,500         Fee              1980           N/A            100%                  6/30/00                    935,000
135            5,776         Fee              1916          1989            100%                  3/31/00                  1,050,000
136            8,000         Fee              1999           N/A            100%                  9/1/00                   1,060,000
137               16         Fee              1925          1993            100%                  7/1/00                     740,000
138              137         Fee              1955          1975            100%                  8/31/00                    725,000
139            7,000         Fee              1999           N/A            100%                  8/18/00                  1,175,000
140               16         Fee              1960           N/A            100%                  8/31/00                    750,000
141               22         Fee              1967           N/A            100%                 11/27/00                    510,000
142                7         Fee              1920          1996            100%                  10/1/00                    280,000
143                6         Fee              1927          1999             85%                  8/29/00                    220,000
144            8,212         Fee              1959           N/A            100%                 11/27/00                    445,000
                                              --------------------------------------------------------------------------------------
                                              1972           1996            96%                                     $ 1,748,265,000
                                              ======================================================================================
                                              2000           2000           100%                                     $   195,000,000
                                              1899           1968            79%                                     $       220,000



            Most Recent               Most               Most                Most
        Operating Statement          Recent             Recent              Recent
#               Date                 Revenue           Expenses              NOI                   U/W NOI             U/W NCF (4)
----------------------------------------------------------------------------------------------------------------------------------
  1           6/30/00             $ 14,557,198        $ 4,227,808        $ 10,329,390           $10,247,913           $ 9,982,211
  2            9/6/00               13,865,561          3,554,275          10,311,286             9,554,420             8,951,341
  3           2/16/00               10,598,710          4,340,650           6,258,060             5,835,956             4,758,657
  4           7/31/00                      N/A                N/A                 N/A             4,133,960             4,082,725
  5           11/1/99               14,806,829          7,653,399           7,153,430             6,691,544             5,629,765
  6            9/1/00                5,721,064            891,644           4,829,420             4,705,841             4,462,046
 7a           6/30/00                1,892,437            760,227           1,132,210             1,120,424             1,038,424
 7b           6/30/00                2,028,276          1,149,737             878,539               997,066               913,066
 7c           6/30/00                1,634,080            811,460             822,620               899,512               825,512
 7d           10/31/00               1,141,990            646,975             495,015               509,631               454,631
 8a           6/30/00                2,572,586          1,156,831           1,415,755             1,543,942             1,453,942
 8b           6/30/00                1,644,674            739,609             905,065               888,717               825,717
 8c           6/30/00                1,038,469            481,478             556,991               589,653               549,653
 8d           6/30/00                  601,974            321,558             280,416               320,556               294,556
  9           6/30/00                3,883,211          1,650,782           2,232,429             2,842,990             2,552,912
 10           8/28/00                3,424,606            764,782           2,659,824             2,573,426             2,513,543
 11           11/30/00               3,506,592          1,415,967           2,090,625             2,732,515             2,351,524
 12           7/31/00                3,532,157            650,349           2,881,809             2,906,406             2,695,093
13a           9/30/00               20,576,331          8,722,287          11,854,044            12,215,201            11,821,254
13b           9/30/00                8,990,667          3,404,136           5,586,531             6,795,198             6,276,582
 14           9/30/00                      N/A                N/A                 N/A             1,629,839             1,493,239
 15           9/30/00                      N/A                N/A                 N/A               798,754               787,954
 16           10/1/00                3,094,425            883,216           2,211,209             2,241,832             2,052,791
 17           5/31/00                4,170,159          1,562,181           2,607,978             2,422,403             2,276,081
 18           4/30/00                2,712,798            668,843           2,043,955             2,041,236             1,957,799
 19           7/14/99                5,260,000          2,300,000           2,960,000             2,812,554             2,549,976
 20             N/A                        N/A                N/A                 N/A             1,857,817             1,729,653
 21           8/30/00                2,300,409            771,341           1,529,069             1,616,774             1,616,774
 22           11/1/00                1,543,719             10,685           1,533,034             1,497,407             1,497,407
 23           9/30/00                2,206,504            793,500           1,413,004             1,447,662             1,377,162
 24           6/30/00                2,738,716          1,157,594           1,581,122             1,546,474             1,367,823
 25           9/30/00                1,840,677            400,161           1,440,516             1,546,933             1,360,779
 26           10/1/00                1,947,875            362,639           1,585,236             1,419,281             1,335,880
 27           8/31/00                2,211,126            873,857           1,337,269             1,336,549             1,193,493
 28           6/30/00                1,823,732            336,092           1,487,640             1,386,034             1,386,034
 29             N/A                        N/A                N/A                 N/A             1,208,938             1,138,670
 30           6/30/00                1,243,787            334,529             909,258             1,165,495             1,057,464
 31           10/31/00               1,625,846            419,814           1,206,032             1,201,740             1,076,963
 32           12/31/99               2,626,778          1,260,513           1,366,265             1,342,659             1,093,764
 33           5/31/00                1,704,139            467,272           1,236,867             1,208,594             1,182,846
 34            8/1/00                  419,590             69,136             350,454               340,640               324,419
 35           7/30/00                  327,524             41,751             285,773               258,313               236,536
 36           7/31/00                  316,879             39,380             277,499               240,659               231,334
 37           7/30/00                  316,962             71,147             245,815               226,815               210,007
 38           9/30/00                3,956,312          2,324,043           1,632,269             1,504,960             1,313,678
 39           4/30/00                1,903,955            743,031           1,160,924             1,055,632               967,632
 40           10/31/00               1,191,301            287,960             903,341               900,902               846,776
 41           9/30/00                2,186,321          1,097,119           1,089,203               842,944               842,944
 42           6/30/00                1,138,874            350,970             787,904               959,609               873,094
 43           6/30/00                1,786,648            826,130             960,518               953,725               884,975
 44           6/29/00                1,501,399            353,427           1,147,972             1,130,741             1,028,714
 45           9/30/00                2,595,238          1,165,976           1,429,262               895,713               895,713
 46           10/31/00               1,688,370            796,143             892,227               900,405               810,405
 47           5/15/00                1,216,283            459,384             756,899               775,430               702,806
 48           10/31/00               1,404,642            371,334           1,033,308               897,297               792,400
 49           10/1/00                1,034,949            238,137             796,812               769,798               706,894
 50             N/A                        N/A                N/A                 N/A               803,939               737,759
 51           8/31/00                1,305,090            566,019             739,071               700,180               637,841
 52           4/30/00                1,128,760            548,087             580,673               739,850               679,850
 53           9/30/00                  938,831            199,069             739,761               636,460               605,267
 54           9/30/00                1,612,334            999,758             612,576               656,102               574,102
 55           6/30/00                2,057,477          1,239,783             817,694               806,495               708,426
 56           8/31/00                1,003,020            336,896             666,124               630,139               583,469
57a           6/30/00                  733,281            275,608             457,673               414,946               384,342
57b           6/30/00                  172,810             88,774              84,036                83,634                75,384
57c           6/30/00                  113,047             62,381              50,666                53,316                44,848
57d           6/30/00                   89,416             44,646              44,770                37,129                33,379
 58             N/A                        N/A                N/A                 N/A               535,815               510,990
 59           10/31/00                 891,329            117,930             773,399               647,691               563,206
 60           7/31/00                  668,283             78,030             590,253               577,093               506,521
 61           8/24/00                  693,623            136,749             556,874               542,434               507,486
 62           8/31/00                  893,948            347,278             546,670               456,300               456,300
 63           7/31/00                1,225,483            712,145             513,338               469,821               469,821
 64           9/30/00                  790,455            222,338             568,116               478,901               455,599
 65             N/A                        N/A                N/A                 N/A               488,813               462,256
 66           9/30/00                1,068,088            632,443             435,645               459,518               459,518
 67            8/1/00                  659,504            147,074             512,430               473,644               442,272
 68           8/25/00                  608,414            111,055             497,359               447,923               421,485
 69           8/31/00                  841,952            355,684             486,268               425,724               425,724
 70           5/31/00                  644,426            189,830             454,596               438,504               438,504
 71           10/31/99                 516,954            144,600             372,354               374,649               364,649
 72           7/18/00                  568,453            111,312             457,141               427,443               389,135
 73           7/10/00                  663,749            212,183             451,566               426,646               384,152
 74           6/30/00                1,546,213            941,103             605,110               548,120               474,505
 75           8/25/00                  499,392             16,212             483,180               435,013               390,193
 76           10/31/00                 618,505            263,530             354,976               338,638               338,638
 77           7/31/00                  573,186            240,067             333,119               384,133               327,784
 78           6/30/00                  676,146            153,962             522,184               411,444               411,444
79a           7/31/00                  216,814            127,060              89,754               107,890                99,140
79b           7/31/00                  171,609             80,483              91,126                94,570                87,820
79c           7/31/00                   68,652             25,115              43,537                44,613                42,863
79d           7/31/00                   90,499             50,384              40,115                44,602                40,852
79e           7/31/00                   65,657             26,274              39,383                38,950                37,187
79f           7/31/00                   52,847             37,373              15,474                30,497                28,113
 80           10/31/00                 821,340            195,216             626,124               365,702               349,994
 81           10/31/00                     N/A                N/A                 N/A               353,696               353,696
 82            9/6/00                  541,526            145,271             396,255               386,113               337,512
 83           7/31/00                  564,859            216,537             348,322               341,154               323,154
 84           4/25/00                  369,500              3,695             365,805               343,242               325,486
 85           8/30/00                  739,022            367,886             371,136               373,295               307,916
 86           10/10/00                 425,916             81,990             343,926               330,613               299,089
 87           10/31/00                 578,378            158,380             419,999               332,130               290,425
 88           10/18/00                 662,184            231,993             430,191               328,289               306,289
 89           8/31/00                  842,608            546,121             296,487               324,435               277,302
 90           8/31/00                  353,895             49,491             304,404               290,598               258,517
 91           10/31/00                 565,937            254,329             311,608               247,199               247,199
 92           8/28/00                  333,403             46,849             286,554               285,147               253,165
 93           6/30/00                  444,212            190,139             254,073               260,199               243,699
 94           7/31/00                  387,910            110,354             277,556               270,859               259,309
 95           6/30/00                  550,616            211,890             338,726               320,289               268,530
 96           7/31/00                  606,896            189,925             416,971               333,571               305,571
 97           7/31/00                  423,007            146,794             276,213               286,158               253,856
 98           11/30/00                 455,027            139,996             315,031               316,508               271,554
 99           9/30/00                      N/A                N/A                 N/A               261,293               256,517
100           10/30/00                 246,037             17,286             228,751               237,644               237,644
101           10/31/00                 398,273             78,975             319,298               252,612               238,515
102           7/31/00                  257,718             92,630             165,088               227,190               204,028
103           10/31/00                 328,713            111,743             216,970               209,533               196,150
104           7/31/00                  419,628            155,950             263,678               222,469               205,469
105           6/30/00                  413,482            229,614             183,868               212,714               187,714
106           5/31/00                  470,596            238,819             231,778               203,324               203,324
107           6/30/00                  334,740            183,554             151,186               175,611               164,611
108           6/30/00                  262,947             36,039             226,908               208,503               183,309
109           8/31/00                  334,860            133,120             201,740               176,974               173,574
110           6/30/00                  287,035             99,988             187,047               168,590               160,490
111           7/31/00                  316,245            129,302             186,943               155,271               155,271
112           11/30/00                 203,992             27,052             176,940               142,014               142,014
113           7/31/00                  234,987             48,890             186,098               170,469               156,808
114           9/30/00                  183,603             11,229             172,373               177,157               165,188
115           4/30/00                  296,075            110,330             185,745               179,101               156,330
116           12/31/99                 225,662             33,235             192,427               161,896               161,896
117           7/31/00                  305,785            135,722             170,063               170,867               155,867
118           12/31/99                 234,605             76,388             158,217               151,304               135,402
119           9/30/00                      N/A                N/A                 N/A               170,545               149,628
120           3/31/00                  245,880             95,566             150,314               137,755               128,255
121           4/30/00                  249,323             93,033             156,290               157,031               140,231
122           12/31/99                 223,125             61,255             161,870               143,741               128,081
123           8/31/00                  244,553             46,223             198,330               175,267               155,898
124           6/30/00                  313,464            162,796             150,668               126,541               110,791
125           9/30/00                  260,163            134,765             125,398               139,967               126,467
126           11/30/00                 205,986             87,548             118,438               119,987               110,987
127           10/31/00                 198,468             53,256             145,212               123,107               123,107
128           10/17/00                 234,984             93,688             141,296               144,836               144,836
129           6/30/00                  173,260             86,510              86,750                91,759                91,759
130           6/30/00                   79,248             24,458              54,790                39,960                39,960
131           7/31/00                      N/A                N/A                 N/A               132,938               132,938
132           5/31/00                  240,756            137,745             103,011               141,491               125,291
133            8/9/00                  128,725              6,936             121,789               110,257               104,507
134           7/31/00                  136,755             26,716             110,039                99,920                85,295
135           7/31/00                  117,096             16,541             100,555                92,991                85,180
136             N/A                        N/A                N/A                 N/A                84,309                81,250
137           6/30/00                  125,092             48,216              76,876                69,787                69,787
138           8/20/00                  181,659             66,132             115,527                76,302                76,302
139             N/A                        N/A                N/A                 N/A                90,438                87,511
140           6/30/00                  109,526             22,956              86,570                60,639                60,639
141           7/31/00                   86,695             31,927              54,768                42,672                42,672
142           9/30/00                   79,376             33,498              45,878                37,510                36,582
143           9/30/00                   51,497             26,637              24,860                31,442                31,442
144           6/30/00                   78,960             17,240              61,720                48,474                45,134
                                  -----------------------------------------------------------------------------------------------
                                  $221,707,407       $ 81,632,857       $ 140,074,550         $ 150,842,407          $139,921,771
                                  ===============================================================================================
                                  $ 20,576,331       $  8,722,287       $  11,854,044         $  12,215,201          $ 11,821,254
                                  $     51,497       $      3,695       $      15,474         $      30,497          $     28,113

(2A) The Underlying Mortgage Loans secured by College Park Medical Office Building and College Park Commons are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Hollins Plantation Plaza, Centerview Plaza, Wildwood Plaza and Dorchester Crossing are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by 322 Hudson Street and 296-298 Park Street are cross-defaulted.

(2D) The Underlying Mortgage Loans secured by 808-812 Maple Avenue and 70-72 Wilson Street are cross-defaulted.

(3)  Does not include the hotel properties.

(4) Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.


                                        CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
                                                                                                                  Origination
                                                                Original       Cut-off Date   Percentage of       Amortization
                                                                Principal        Principal      Mortgage             Term
#      Loan Name                                                 Balance          Balance      Pool Balance         (months)
-------------------------------------------------------------------------------------------------------------------------------
  1    Stonewood Center Mall                                   $ 77,750,000    $ 77,750,000        7.6%                360
  2    150 Spear Street Office Building                          77,100,000      76,983,259        7.5%                360
  3    Central Plaza                                             37,500,000      37,338,703        3.6%                360
  4    First Union Building                                      36,550,000      36,445,087        3.5%                360
  5    747 Third Avenue                                          36,000,000      35,830,879        3.5%                360
  6    Exodus R&D Building                                       35,000,000      34,906,620        3.4%                360
  7    The Alliance IJ Portfolio                                 29,022,770      28,980,097        2.8%                360
  8    The Alliance CC Portfolio                                 27,566,869      27,406,372        2.7%                360
  9    133 Federal Street Office Building                        23,350,000      23,302,603        2.3%                360
 10    Brea Union Plaza Phase II                                 22,000,000      22,000,000        2.1%                324
 11    Connector Park                                            20,000,000      19,965,923        1.9%                360
 12    Wieden & Kennedy Building                                 20,000,000      19,861,229        1.9%                204
 13    The Crystal Pavilion/Petry Building Loan  (1)             20,000,000      19,799,168        1.9%                328
 14    College Park Medical Office Building  (2A)                14,128,000      12,950,714        1.3%                360
 15    College Park Commons  (2A)                                 6,850,000       6,824,415        0.7%                360
 16    One Rennaisance Center                                    18,800,000      18,800,000        1.8%                360
 17    Cedarbrook Plaza Shopping Center                          18,550,000      18,425,199        1.8%                360
 18    Kauai Village Shopping Center                             18,100,000      18,050,820        1.8%                360
 19    Hotel Richelieu                                           15,292,198      15,292,198        1.5%                271
 20    63-101 Sprague Street                                     14,550,000      14,475,093        1.4%                300
 21    Strathmore Park Apartments                                14,500,000      14,457,556        1.4%                360
 22    Lowe's San Bruno  (3)                                     14,000,000      14,000,000        1.4%                360
 23    Reflections Apartments                                    12,480,000      12,454,616        1.2%                360
 24    Metro Park South                                          12,100,000      12,054,813        1.2%                360
 25    Forbes Business Center II & Metro Business Center V       12,000,000      11,975,443        1.2%                360
 26    Trendwest Office Building                                 11,700,000      11,677,706        1.1%                360
 27    8251 & 8301 Maryland Avenue Buildings                     10,470,000      10,449,885        1.0%                360
 28    Redondo Torrance Mini Storage                             10,200,000      10,134,975        1.0%                300
 29    Siemens Facility                                          10,050,000      10,017,776        1.0%                360
 30    Stuart Square Shopping Center                              9,700,000       9,670,978        0.9%                360
 31    Chantilly Plaza I-IV                                       9,600,000       9,580,828        0.9%                360
 32    Fairlane Village Mall                                      9,500,000       9,459,433        0.9%                360
 33    Sierra Center                                              9,400,000       9,400,000        0.9%                360
 34    Hollins Plantation Plaza  (2B)                             2,976,000       2,966,744        0.3%                360
 35    Centerview Plaza  (2B)                                     2,172,000       2,165,245        0.2%                360
 36    Wildwood Plaza  (2B)                                       2,112,000       2,105,281        0.2%                360
 37    Dorchester Crossing  (2B)                                  1,900,000       1,894,091        0.2%                360
 38    Holiday Inn - Portsmouth                                   9,000,000       8,964,157        0.9%                300
 39    St. Johns Village Apartments                               8,600,000       8,579,706        0.8%                360
 40    Antelope Valley Plaza                                      7,960,000       7,944,038        0.8%                360
 41    Park Creek Manor Apartments                                7,900,000       7,878,052        0.8%                360
 42    Alameda West Shopping Center                               7,900,000       7,876,634        0.8%                360
 43    Oak Meadows Apartments and The Residence Apartments        7,600,000       7,575,877        0.7%                360
 44    Oak View Plaza North Shopping Center                       7,600,000       7,571,109        0.7%                360
 45    Embassy and Diplomat Towers                                7,600,000       7,531,168        0.7%                300
 46    Sunrise Pointe Apartments                                  6,500,000       6,472,701        0.6%                360
 47    Parker Landing                                             6,345,000       6,332,328        0.6%                360
 48    The Crossroads at Middlebury-East                          6,300,000       6,280,443        0.6%                300
 49    70 Universal Drive                                         6,000,000       5,985,064        0.6%                360
 50    Westpark Industrial                                        6,000,000       5,980,760        0.6%                300
 51    Milford Commons                                            5,800,000       5,787,465        0.6%                360
 52    Oak Crossing Apartments                                    5,670,000       5,647,143        0.5%                360
 53    Tiffany                                                    5,522,000       5,504,843        0.5%                336
 54    Hollyview Apartments                                       5,472,000       5,459,886        0.5%                360
 55    Hampton Inn and Suites                                     5,200,000       5,188,700        0.5%                300
 56    Lakewood City Center Shopping Center                       4,800,000       4,787,679        0.5%                360
 57    Maryland Portfolio                                         4,672,000       4,663,314        0.5%                360
 58    Bartell Warehouse & Office                                 4,600,000       4,585,563        0.4%                360
 59    572 Main Street                                            4,585,000       4,570,997        0.4%                300
 60    Greenbrier West Business Park                              4,500,000       4,486,381        0.4%                360
 61    13020 Yukon Avenue                                         4,400,000       4,382,362        0.4%                300
 62    Heatherwood Apartments                                     4,250,000       4,236,172        0.4%                360
 63    Harper's Corners Apartments                                4,000,000       3,979,407        0.4%                300
 64    The Maple Leaf Square Shopping Center                      4,000,000       3,977,481        0.4%                360
 65    Golden Stream Quality Foods                                3,975,000       3,967,186        0.4%                360
 66    Andover Park Apartments                                    3,950,000       3,934,163        0.4%                360
 67    Sterling Creek Commons                                     3,920,000       3,907,529        0.4%                360
 68    Mill Plain Plaza                                           3,800,000       3,788,235        0.4%                360
 69    North Mountain Apartments                                  3,750,000       3,737,799        0.4%                360
 70    Redmond Self Storage                                       3,476,000       3,458,839        0.3%                300
 71    Coachwood Colony Mobile Home Park                          3,300,000       3,300,000        0.3%                360
 72    Courtside Crossing at Bocage                               3,200,000       3,191,295        0.3%                360
 73    FDC II Office Building                                     3,200,000       3,190,687        0.3%                360
 74    Comfort Inn - Syracuse                                     3,200,000       3,188,339        0.3%                300
 75    AT&T Cable Center                                          3,100,000       3,090,746        0.3%                360
 76    Evergreen Park Manor Apartments                            3,008,000       2,998,244        0.3%                300
 77    275 Turnpike Street                                        3,000,000       2,990,733        0.3%                360
 78    Van Nuys Mini Storage                                      3,000,000       2,980,875        0.3%                300
 79    Cleveland Heights Portfolio                                2,970,000       2,962,314        0.3%                360
 80    S&A Brookline                                              2,900,000       2,894,406        0.3%                360
 81    Premier Self Storage                                       2,900,000       2,892,856        0.3%                300
 82    Greenway Hayden Center                                     2,900,000       2,892,571        0.3%                360
 83    Rosegate Place Apartments                                  2,800,000       2,792,842        0.3%                360
 84    Durkopp Adler America                                      2,750,000       2,742,466        0.3%                360
 85    The 2411 Fountainview Drive Office Building                2,700,000       2,691,959        0.3%                360
 86    Piedmont Plaza                                             2,650,000       2,644,919        0.3%                360
 87    Tractor Supply Company                                     2,630,000       2,625,693        0.3%                360
 88    Alta Park Apartments                                       2,500,000       2,493,840        0.2%                360
 89    Willow Wood Apartments                                     2,402,000       2,396,154        0.2%                360
 90    Peppers Ferry Centre                                       2,360,000       2,353,865        0.2%                360
 91    Charlotte Arms Apartments                                  2,255,000       2,251,096        0.2%                360
 92    Garber's Crossing                                          2,230,000       2,224,203        0.2%                360
 93    Parkway Place Apartments                                   2,215,000       2,208,266        0.2%                360
 94    Topics RV Park                                             2,200,000       2,196,187        0.2%                360
 95    Pompano Plaza                                              2,200,000       2,187,851        0.2%                300
 96    Sierra Pointe Apartments                                   2,120,000       2,114,327        0.2%                360
 97    New London Square                                          2,055,000       2,045,067        0.2%                300
 98    Town & Country Professional Building                       2,000,000       1,995,290        0.2%                360
 99    Fischer & Bay Shopping Center                              2,000,000       1,990,119        0.2%                240
100    CVS Drug Store                                             1,850,000       1,840,618        0.2%                240
101    Blackstone                                                 1,800,000       1,796,036        0.2%                300
102    Somerdale Square                                           1,755,000       1,750,790        0.2%                360
103    Scripps Ranch Village                                      1,725,000       1,720,680        0.2%                360
104    Clairmont Apartments                                       1,720,000       1,715,441        0.2%                360
105    Inwood Gardens Apartments                                  1,700,000       1,693,984        0.2%                360
106    Ashton Place Apartments I & II                             1,700,000       1,690,055        0.2%                300
107    The Lofts Apartments                                       1,533,678       1,524,792        0.1%                338
108    Pert Ltd. Office Building                                  1,500,000       1,494,716        0.1%                360
109    El Rancho Seven Mobile Home Park                           1,440,000       1,437,107        0.1%                360
110    Lennox Avenue Townhomes                                    1,430,000       1,426,073        0.1%                360
111    Patrick Henry Apartments                                   1,340,000       1,331,982        0.1%                300
112    Southridge Commons                                         1,325,000       1,322,972        0.1%                360
113    Ridgemoor Square Building                                  1,320,000       1,316,476        0.1%                360
114    Birmingham Drug & Video Max                                1,285,000       1,268,440        0.1%                300
115    Dorothy Park Place                                         1,212,000       1,208,656        0.1%                360
116    Windhorst Mobile Home Park                                 1,194,000       1,188,430        0.1%                300
117    Oak Manor Apartments                                       1,190,000       1,187,846        0.1%                360
118    Palmdale Villa Apartments                                  1,184,000       1,180,749        0.1%                360
119    14801 Broadway Avenue                                      1,175,000       1,170,251        0.1%                300
120    Bel-Aire Apartments                                        1,132,000       1,127,521        0.1%                360
121    The Meadows                                                1,120,000       1,115,732        0.1%                360
122    Newport Center                                             1,104,000       1,100,904        0.1%                360
123    Florida Retail Center                                      1,068,000       1,063,537        0.1%                300
124    Wyncrest Manor Apartments                                  1,000,000         996,946        0.1%                360
125    Rawlins Chateau                                              975,000         972,280        0.1%                300
126    Chelsea Palms Apartments                                     950,000         947,482        0.1%                360
127    Vanowen Self Storage                                         900,000         897,972        0.1%                300
128    Aspin Storage                                                897,000         893,474        0.1%                300
129    322 Hudson Street  (2C)                                      637,000         632,296        0.1%                300
130    296-298 Park Street  (2C)                                    232,000         230,426        0.0%                300
131    CVS/Pharmacy                                                 882,000         850,762        0.1%                180
132    Tiffany Village                                              830,000         820,715        0.1%                180
133    South Towne Retail Center                                    800,000         798,200        0.1%                360
134    7171 Jurupa Avenue                                           701,000         699,403        0.1%                360
135    41st Street Office Building                                  640,000         637,186        0.1%                300
136    CSK Auto Store - Anchorage                                   607,600         605,922        0.1%                300
137    Pine Avenue Apartments                                       550,000         545,923        0.1%                300
138    Westside Mobile Home Park                                    525,000         522,700        0.1%                300
139    CSK Auto - Albuquerque                                       500,000         498,619        0.0%                300
140    Crooks Road Apartments                                       500,000         497,996        0.0%                300
141    Lawn Avenue Apartments                                       376,000         374,893        0.0%                360
142    808-812 Maple Avenue  (2D)                                   210,000         208,084        0.0%                300
143    70-72 Wilson Street  (2D)                                    165,000         163,495        0.0%                300
144    8422-8434 Telegraph Road                                     337,500         334,553        0.0%                300
                                                            --------------------------------------------------------------
Total/Weighted Average:                                     $ 1,032,379,616  $1,028,207,257      100.0%                347
                                                            ==============================================================
Maximum:                                                    $    77,750,000  $   77,750,000        7.6%                360
Minimum:                                                    $       165,000  $      163,495        0.0%                180



                                                                  Initial
         Remaining           Original           Remaining         Interest
       Amortization          Term to             Term to            Only              Mortgage                             First
           Term              Maturity           Maturity           Period             Interest        Monthly             Payment
#        (months)          (months) (4)       (months) (4)        (months)              Rate          Payment              Date
------------------------------------------------------------------------------------------------------------------------------------
  1         360                120                 117               24                7.4100%      $ 538,855.79          1/11/01
  2         358                 84                 82                                  8.2200%        577,601.29          2/11/01
  3         351                120                 111                                 8.9800%        301,193.99          7/1/00
  4         355                120                 115                                 8.4300%        279,227.00         11/11/00
  5         351                 84                 75                                  8.6400%        280,388.60          7/1/00
  6         356                120                 116                                 8.0700%        258,527.59          12/1/00
  7         358                120                 118                                 8.4100%        221,311.46          2/11/01
  8         349                120                 109                                 8.5600%        213,138.70          5/1/00
  9         357                 84                 81                                  7.9800%        171,008.59          1/11/01
 10         324                120                 115               36                7.8000%        162,973.41          11/1/00
 11         358                120                 118                                 7.4700%        139,432.28          2/1/01
 12         201                120                 117                                 8.0700%        180,486.53          1/1/01
 13         317                 99                 88                                  7.3250%        141,286.29          5/11/00
 14         353                132                 125                                 8.4400%         99,212.93          9/1/00
 15         353                132                 125                                 8.6100%         53,205.51          9/1/00
 16         360                120                 118               6                 8.3400%        142,429.37          2/11/01
 17         347                120                 107                                 8.7900%        146,463.19          3/11/00
 18         356                120                 116                                 7.9800%        132,559.12         12/11/00
 19         271                 88                 88                                  8.2500%        124,592.68          4/1/01
 20         295                120                 115                                 7.9400%        111,721.56          11/1/00
 21         356                120                 116                                 7.6100%        102,480.51          12/1/00
 22         360                120                 114               36                8.0600%        103,313.22          10/1/00
 23         357                120                 117                                 7.9700%         91,312.95         1/1/01
 24         354                120                 114                                 8.1500%         90,054.02         10/1/00
 25         357                144                 141                                 7.9400%         87,550.34         1/1/01
 26         357                120                 117                                 8.2900%         88,227.42         1/1/01
 27         357                144                 141                                 8.2500%         78,657.61         1/1/01
 28         294                120                 114                                 7.8200%         77,512.89         10/1/00
 29         355                132                 127                                 8.2900%         75,785.09         11/1/00
 30         355                120                 115                                 8.2500%         72,872.86         11/1/00
 31         357                120                 117                                 8.0600%         70,843.35         1/1/01
 32         352                120                 112                                 8.4600%         72,777.64         8/1/00
 33         360                120                 114               60                8.3600%         71,347.29         10/1/00
 34         355                120                 115                                 8.0800%         22,003.03         11/1/00
 35         355                120                 115                                 8.0800%         16,058.66         11/1/00
 36         355                120                 115                                 7.9800%         15,467.67         11/1/00
 37         355                120                 115                                 8.0800%         14,047.63         11/1/00
 38         296                120                 116                                 8.3900%         71,804.50        12/11/00
 39         356                120                 116                                 8.6700%         67,165.45         12/1/00
 40         357                120                 117                                 8.0400%         58,629.78         1/1/01
 41         356                120                 116                                 7.8700%         57,253.07         12/1/00
 42         355                120                 115                                 8.3000%         59,627.98         11/1/00
 43         355                120                 115                                 7.9900%         55,713.14         11/1/00
 44         354                120                 114                                 8.0700%         56,137.42         10/1/00
 45         291                120                 111                                 7.9800%         58,557.38         7/1/00
 46         351                120                 111                                 9.0700%         52,628.19         7/1/00
 47         357                120                 117                                 8.0600%         46,823.03         1/1/01
 48         297                120                 117                                 8.1300%         49,168.21         1/1/01
 49         356                120                 116                                 8.4100%         45,752.65         12/1/00
 50         297                120                 117                                 7.9300%         46,031.09         1/1/01
 51         357                120                 117                                 7.6700%         41,231.73         1/11/01
 52         352                120                 112                                 8.6800%         44,322.74         8/11/00
 53         332                120                 116                                 8.2100%         42,031.98         12/1/00
 54         357                120                 117                                 7.5500%         38,448.54         1/11/01
 55         298                120                 118                                 8.5200%         41,941.92         2/1/01
 56         356                120                 116                                 8.2600%         36,094.55         12/1/00
 57         357                120                 117                                 8.4100%         35,626.08         1/11/01
 58         355                120                 115                                 8.0400%         33,881.53         11/1/00
 59         297                132                 129                                 8.2300%         36,089.18         1/1/01
 60         355                120                 115                                 8.2000%         33,648.95         11/1/00
 61         296                120                 116                                 8.3500%         34,986.33         12/1/00
 62         355                120                 115                                 7.8800%         30,830.20         11/1/00
 63         295                120                 115                                 7.9400%         30,713.83         11/1/00
 64         350                120                 110                                 8.2400%         30,022.58         6/1/00
 65         357                120                 117                                 8.1500%         29,583.86         1/1/01
 66         353                120                 113                                 8.3200%         29,869.64         9/1/00
 67         355                120                 115                                 7.9800%         28,708.94         11/1/00
 68         355                120                 115                                 8.1000%         28,148.41         11/1/00
 69         355                120                 115                                 7.8800%         27,203.12         11/1/00
 70         295                120                 115                                 8.1800%         27,244.13         11/1/00
 71         360                120                 117               12                7.5600%         23,209.81         1/11/01
 72         355                120                 115                                 8.6600%         24,969.00         11/1/00
 73         355                120                 115                                 8.3700%         24,311.02         11/1/00
 74         296                120                 116                                 8.9300%         26,701.06         12/1/00
 75         355                120                 115                                 8.2600%         23,311.06         11/1/00
 76         297                120                 117                                 7.8600%         22,937.95         1/1/01
 77         355                120                 115                                 8.1100%         22,243.42         11/1/00
 78         294                120                 114                                 7.8200%         22,797.91         10/1/00
 79         356                120                 116                                 8.2200%         22,250.01         12/1/00
 80         357                 84                 81                                  8.2300%         21,745.97         1/1/01
 81         298                120                 118                                 7.5900%         21,600.80         2/1/01
 82         356                120                 116                                 8.2700%         21,827.52         12/1/00
 83         356                120                 116                                 8.2800%         21,094.55         12/1/00
 84         355                120                 115                                 8.6300%         21,399.00         11/1/00
 85         355                120                 115                                 8.2700%         20,322.17         11/1/00
 86         357                120                 117                                 8.2600%         19,927.20         1/1/01
 87         358                120                 118                                 7.7200%         18,787.15         2/1/01
 88         356                120                 116                                 8.4600%         19,152.01         12/1/00
 89         356                120                 116                                 8.5200%         18,503.36         12/1/00
 90         356                120                 116                                 8.1980%         17,643.69         12/1/00
 91         358                120                 118                                 7.3700%         15,567.04         2/1/01
 92         356                120                 116                                 8.1980%         16,671.79         12/1/00
 93         355                120                 115                                 8.1800%         16,531.68         11/1/00
 94         357                120                 117                                 8.7500%         17,307.41         1/1/01
 95         294                120                 114                                 8.6500%         17,937.93         10/1/00
 96         355                120                 115                                 8.7300%         16,647.78         11/1/00
 97         295                120                 115                                 8.3000%         16,271.37         11/1/00
 98         356                120                 116                                 8.6800%         15,634.12         12/1/00
 99         237                120                 117                                 8.2900%         17,091.56         1/1/01
100         237                120                 117                                 8.0800%         15,566.38         1/1/01
101         298                120                 118                                 8.4200%         14,397.18         2/1/01
102         356                120                 116                                 8.5900%         13,606.53         12/1/00
103         356                120                 116                                 8.3800%         13,117.33         12/1/00
104         355                 84                 79                                  8.7700%         13,555.82         11/1/00
105         354                120                 114                                 8.3900%         12,939.23         10/1/00
106         294                120                 114                                 8.3200%         13,483.27         10/1/00
107         330                174                 166                                 7.9750%         11,407.79         8/11/00
108         354                120                 114                                 8.4100%         11,438.16         10/1/00
109         357                120                 117                                 8.0300%         10,596.34         1/1/01
110         355                120                 115                                 8.6200%         11,117.31        11/11/00
111         294                120                 114                                 8.1900%         10,511.56         10/1/00
112         358                120                 118                                 8.1500%          9,861.29         2/1/01
113         355                120                 115                                 8.7400%         10,375.02         11/1/00
114         284                120                 104                                 9.2400%         10,995.64         12/1/99
115         355                120                 115                                 8.6000%          9,405.26        11/11/00
116         295                120                 115                                 8.5000%          9,614.41         11/1/00
117         357                120                 117                                 8.5400%          9,183.83         1/1/01
118         355                120                 115                                 8.6200%          9,204.82        11/11/00
119         296                144                 140                                 8.3000%          9,303.58         12/1/00
120         352                120                 112                                 8.7500%          8,905.45         8/1/00
121         352                120                 112                                 8.8900%          8,923.27         8/11/00
122         355                120                 115                                 8.5300%          8,512.29         11/1/00
123         295                120                 115                                 9.1100%          9,043.20         11/1/00
124         355                120                 115                                 8.1600%          7,449.49         11/1/00
125         297                 60                 57                                  8.7800%          8,035.78         1/11/01
126         355                120                 115                                 8.7700%          7,487.23         11/1/00
127         298                120                 118                                 8.2500%          7,096.05         2/1/01
128         296                120                 116                                 8.4700%          7,204.76         12/1/00
129         291                120                 111                                 9.0700%          5,376.25         7/1/00
130         292                120                 112                                 8.8100%          1,916.84         8/1/00
131         167                120                 107                                 8.8400%          8,862.08         3/1/00
132         176                120                 116                                 8.4800%          8,163.61         12/1/00
133         356                120                 116                                 8.9000%          6,379.50         12/1/00
134         356                120                 116                                 8.8400%          5,559.89         12/1/00
135         295                120                 115                                 8.8300%          5,296.55         11/1/00
136         297                120                 117                                 8.8400%          5,032.55         1/1/01
137         291                120                 111                                 9.0500%          4,634.42         7/1/00
138         295                120                 115                                 8.8500%          4,351.98         11/1/00
139         297                120                 117                                 8.8400%          4,141.34         1/1/01
140         296                120                 116                                 8.3500%          3,975.75         12/1/00
141         355                120                 115                                 8.3200%          2,843.29         11/1/00
142         288                120                 108                                 9.3700%          1,815.82         4/1/00
143         288                120                 108                                 9.3700%          1,426.72         4/1/00
144         289                120                 109                                 9.2300%          2,885.63         5/1/00
            --------------------------------------------------------------------------------------------------------------------
            343                115                 110                                 8.1695%    $ 7,791,244.02        11/10/00
            ====================================================================================================================
            360                174                 166                                 9.3700%    $   577,601.29          4/1/01
            167                 60                  57                                 7.3250%    $     1,426.72         12/1/99


                  Maturity                                  Prepayment Provision                                   Defeasance
#                   Date                   ARD (5)          as of Origination (6)                                  Option (7)
-----------------------------------------------------------------------------------------------------------------------------
  1               12/11/32                 12/11/10         L (9.75), O (0.25)                                         Yes
  2                1/11/08                                  L (6.5), O (0.5)                                           Yes
  3                6/1/10                                   L (9.5), O (0.5)                                           Yes
  4               10/11/30                 10/11/10         L (9.83), O (0.17)                                         Yes
  5                6/1/07                                   L (6.75), O (0.25)                                         Yes
  6                11/1/10                                  L (9.5), O (0.5)                                           Yes
  7                1/11/11                                  L (9.5), O (0.5)                                           Yes
  8                4/1/10                                   L (9.5), O (0.5)                                           Yes
  9               12/11/07                                  L (1.92), YM 1% (4.75), O (0.33)                           Yes
 10                10/1/10                                  L (9.5), O (0.5)                                           Yes
 11                1/1/11                                   L (1.92), YM 1% (7.75), O (0.33)                           Yes
 12                12/1/10                                  L (9.67), O (0.33)                                         Yes
 13                7/11/28                 7/11/08          L (8.08), O (0.17)                                         Yes
 14                8/1/11                                   L (10.75), O (0.25)                                        Yes
 15                8/1/11                                   L (10.75), O (0.25)                                        Yes
 16                1/11/11                                  L (9.5), O (0.5)                                           Yes
 17                2/11/30                 2/11/10          L (9.75), O (0.25)                                         Yes
 18               11/11/30                 11/11/10         L (9.75), O (0.25)                                         Yes
 19                7/1/08                                   YM (6.75), O (0.58)                                        Yes
 20                10/1/25                 10/1/10          L (9.67), O (0.33)                                         Yes
 21                11/1/10                                  L (9.67), O (0.33)                                         Yes
 22                9/1/10                                   L (9.5), O (0.5)                                           Yes
 23                12/1/10                                  L (9.5), O (0.5)                                           Yes
 24                9/1/10                                   L (9.75), O (0.25)                                         Yes
 25                12/1/12                                  L (11.5), O (0.5)                                          Yes
 26                12/1/10                                  L (9.75), O (0.25)                                         Yes
 27                12/1/12                                  L (11.75), O (0.25)                                        Yes
 28                9/1/10                                   L (9.67), O (0.33)                                         Yes
 29                10/1/11                                  L (9.92), O (1.08)                                         Yes
 30                10/1/10                                  L (9.5), O (0.5)                                           Yes
 31                12/1/10                                  L (9.75), O (0.25)                                         Yes
 32                7/1/10                                   L (9.5), O (0.5)                                           Yes
 33                9/1/10                                   L (9.5), O (0.5)                                           Yes
 34                10/1/10                                  L (9.5), O (0.5)                                           Yes
 35                10/1/10                                  L (9.5), O (0.5)                                           Yes
 36                10/1/10                                  L (9.5), O (0.5)                                           Yes
 37                10/1/10                                  L (9.5), O (0.5)                                           Yes
 38               11/11/25                 11/11/10         L (9.67), O (0.33)                                         Yes
 39                11/1/10                                  L (9.5), O (0.5)                                           Yes
 40                12/1/30                                  L (9.67), O (0.33)                                         Yes
 41                11/1/10                                  L (9.75), O (0.25)                                         Yes
 42                10/1/10                                  L (9.5), O (0.5)                                           Yes
 43                10/1/10                                  L (9.5), O (0.5)                                           Yes
 44                9/1/10                                   L (9.5), O (0.5)                                           Yes
 45                6/1/10                                   L (9.75), O (0.25)                                         Yes
 46                6/1/10                                   L (9.5), O (0.5)                                           Yes
 47                12/1/10                                  L (9.25), O (0.75)                                         Yes
 48                12/1/10                                  L (9.75), O (0.25)                                         Yes
 49                11/1/10                                  L (9.5), O (0.5)                                           Yes
 50                12/1/10                                  L (9.75), O (0.25)                                         Yes
 51               12/11/10                                  L (9.5), O (0.5)                                           Yes
 52                7/11/30                                  L (9.42), O (0.58)                                         Yes
 53                11/1/28                                  L (9.67), O (0.33)                                         Yes
 54               12/11/10                                  L (9.5), O (0.5)                                           Yes
 55                1/1/11                                   L (9.5), O (0.5)                                           Yes
 56                11/1/10                                  L (9.67), O (0.33)                                         Yes
 57               12/11/10                                  L (9.5), O (0.5)                                           Yes
 58                10/1/30                                  L (9.67), O (0.33)                                         Yes
 59                12/1/25                                  L (10.67), O (0.33)                                        Yes
 60                10/1/10                                  L (9.75), O (0.25)                                         Yes
 61                11/1/10                                  L (9.5), O (0.5)                                           Yes
 62                10/1/10                                  L (2.92), YM 1% (6.75), O (0.33)                           Yes
 63                10/1/10                                  L (9.67), O (0.33)                                         Yes
 64                5/1/30                                   L (9.67), O (0.33)                                         Yes
 65                12/1/30                                  L (9.67), O (0.33)                                         Yes
 66                8/1/10                                   YM 2% (4.92), YM 1% (4.75), O (0.33)                       Yes
 67                10/1/10                                  L (9.5), O (0.5)                                           Yes
 68                10/1/10                                  L (9.5), O (0.5)                                           Yes
 69                10/1/10                                  L (2.92), YM 1% (6.75), O (0.33)                           Yes
 70                10/1/25                                  L (9.67), O (0.33)                                         Yes
 71               12/11/10                                  L (9.5), O (0.5)                                           Yes
 72                10/1/10                                  L (9.5), O (0.5)                                           Yes
 73                10/1/10                                  L (9.5), O (0.5)                                           Yes
 74                11/1/10                                  L (9.5), O (0.5)                                           Yes
 75                10/1/30                                  L (9.67), O (0.33)                                         Yes
 76                12/1/10                                  L (9.75), O (0.25)                                         Yes
 77                10/1/10                                  L (9.5), O (0.5)                                           Yes
 78                9/1/10                                   L (9.67), O (0.33)                                         Yes
 79                11/1/10                                  L (9.5), O (0.5)                                           Yes
 80                12/1/30                                  L (6.67), O (0.33)                                         Yes
 81                1/1/11                                   L (9.75), O (0.25)                                         Yes
 82                11/1/10                                  L (9.5), O (0.5)                                           Yes
 83                11/1/10                                  L (9.5), O (0.5)                                           Yes
 84                10/1/10                                  L (9.5), O (0.5)                                           Yes
 85                10/1/10                                  L (9.5), O (0.5)                                           Yes
 86                12/1/10                                  L (9.5), O (0.5)                                           Yes
 87                1/1/31                                   L (9.67), O (0.33)                                         Yes
 88                11/1/10                                  L (9.5), O (0.5)                                           Yes
 89                11/1/10                                  L (9.5), O (0.5)                                           Yes
 90                11/1/10                                  L (9.5), O (0.5)                                           Yes
 91                1/1/11                                   L (9.75), O (0.25)                                         Yes
 92                11/1/10                                  L (9.5), O (0.5)                                           Yes
 93                10/1/10                                  L (9.5), O (0.5)                                           Yes
 94                12/1/10                                  L (9.5), O (0.5)                                           Yes
 95                9/1/10                                   L (9.5), O (0.5)                                           Yes
 96                10/1/10                                  L (9.5), O (0.5)                                           Yes
 97                10/1/10                                  L (9.75), O (0.25)                                         Yes
 98                11/1/10                                  L (9.5), O (0.5)                                           Yes
 99                12/1/10                                  L (9.75), O (0.25)                                         Yes
100                12/1/10                                  L (9.67), O (0.33)                                         Yes
101                1/1/11                                   L (5), YM 1% (4.67), O (0.33)                              Yes
102                11/1/10                                  L (9.5), O (0.5)                                           Yes
103                11/1/10                                  L (9.5), O (0.5)                                           Yes
104                10/1/07                                  L (6.5), O (0.5)                                           Yes
105                9/1/10                                   L (9.5), O (0.5)                                           Yes
106                9/1/10                                   L (5), YM 1% (4.67), O (0.33)                              Yes
107                1/11/30                                  L (13.92), O (0.58)                                        Yes
108                9/1/10                                   L (9.5), O (0.5)                                           Yes
109                12/1/10                                  L (9.5), O (0.5)                                           Yes
110               10/11/30                                  L (9.83), O (0.17)                                         Yes
111                9/1/10                                   YM 5% (9.67), O (0.33)                                     Yes
112                1/1/11                                   YM 5% (9.67), O (0.33)                                     Yes
113                10/1/10                                  L (9.75), O (0.25)                                         Yes
114                11/1/09                                  L (5), YM 1% (4.67), O (0.33)                              Yes
115               10/11/30                                  L (9.83), O (0.17)                                         Yes
116                10/1/10                                  L (5), YM 1% (4.67), O (0.33)                              Yes
117                12/1/10                                  L (9.5), O (0.5)                                           Yes
118               10/11/30                                  L (9.83), O (0.17)                                         Yes
119                11/1/12                                  YM 4% (11.67), O (0.33)                                    Yes
120                7/1/10                                   L (9.5), O (0.5)                                           Yes
121                7/11/30                                  L (9.83), O (0.17)                                         Yes
122                10/1/10                                  L (9.5), O (0.5)                                           Yes
123                10/1/10                                  L (5), YM 1% (4.67), O (0.33)                              Yes
124                10/1/10                                  L (9.5), O (0.5)                                           Yes
125               12/11/05                                  L (4.5), O (0.5)                                           Yes
126                10/1/10                                  L (9.5), O (0.5)                                           Yes
127                1/1/11                                   L (5), YM 1% (4.67), O (0.33)                              Yes
128                11/1/10                                  L (5), YM 1% (4.67), O (0.33)                              Yes
129                6/1/10                                   L (5), YM 1% (4.67), O (0.33)                              Yes
130                7/1/10                                   L (5), YM 1% (4.67), O (0.33)                              Yes
131                2/1/15                                   L (9.67), O (0.33)                                         Yes
132                11/1/10                                  L (9.5), O (0.5)                                           Yes
133                11/1/10                                  L (9.5), O (0.5)                                           Yes
134                11/1/10                                  L (9.5), O (0.5)                                           Yes
135                10/1/10                                  L (5), YM 1% (4.67), O (0.33)                              Yes
136                12/1/10                                  L (5), YM 1% (4.67), O (0.33)                              Yes
137                6/1/10                                   L (5), YM 1% (4.67), O (0.33)                              Yes
138                10/1/10                                  L (5), YM 1% (4.67), O (0.33)                              Yes
139                12/1/10                                  L (5), YM 1% (4.67), O (0.33)                              Yes
140                11/1/10                                  L (5), YM 1% (4.67), O (0.33)                              Yes
141                10/1/10                                  L (5), YM 1% (4.67), O (0.33)                              Yes
142                3/1/10                                   L (5), YM 1% (4.67), O (0.33)                              Yes
143                3/1/10                                   L (5), YM 1% (4.67), O (0.33)                              Yes
144                4/1/10                                   L (5), YM 1% (4.67), O (0.33)                              Yes
                  --------
                   3/13/15
                  ========
                  12/11/32
                  12/11/05

(1) The Crystal Pavilion/Petry Building Loan is one of four existing pari passu notes. The total original principal amount of all four notes is $119,120,085.86. The U/W DSCR and LTV ratios presented are based on the entire outstanding indebtedness of the Crystal Pavilion/Petry Building four existing pari passu notes.

(2A) The Underlying Mortgage Loans secured by College Park Medical Office Building and College Park Commons are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Hollins Plantation Plaza, Centerview Plaza, Wildwood Plaza and Dorchester Crossing are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by 322 Hudson Street and 296-298 Park Street are cross-defaulted.

(2D) The Underlying Mortgage Loans secured by 808-812 Maple Avenue and 70-72 Wilson Street are cross-defaulted.

(3) The Underlying Mortgage Loan secured by Lowe's San Bruno follows the following amortization schedule: Payments 1-36 are based on an Interest-Only Period Payments 37-60 are based on a 360-month amortization of principal Payments 61-120 are based on a 300-month amortization of principal

(4) In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

(5)  Anticipated Repayment Date.

(6) Prepayment Provision as of Origination: L (x) = Lockout or Defeasance for x years YM A% (x) = Greater of Yield Maintenance Premium and A% Prepayment for x years O (x) = Prepayable at par for x years

(7)  "Yes" means that defeasance is permitted notwithstanding the Lockout
     Period.

                                                ADDITIONAL MORTGAGE LOAN INFORMATION
                                                              Cut-off Date
                                                               Principal              Appraised      Cut-off Date      Maturity/ARD
#   Loan Name                                                   Balance                 Value        LTV Ratio (4)       Balance
-----------------------------------------------------------------------------------------------------------------------------------
  1 Stonewood Center Mall                                     $ 77,750,000         $ 123,000,000         63.2%         $ 70,965,575
  2 150 Spear Street Office Building                            76,983,259           103,000,000         74.7%           72,328,405
  3 Central Plaza                                               37,338,703            51,500,000         72.5%           34,285,721
  4 First Union Building                                        36,445,087            46,000,000         79.2%           33,009,387
  5 747 Third Avenue                                            35,830,879           102,000,000         35.1%           33,984,130
  6 Exodus R&D Building                                         34,906,620            54,000,000         64.6%           31,340,738
  7 The Alliance IJ Portfolio                                   28,980,097            36,650,000         79.1%           26,192,534
  8 The Alliance CC Portfolio                                   27,406,372            35,450,000         77.3%           24,973,537
  9 133 Federal Street Office Building                          23,302,603            34,000,000         68.5%           21,828,819
 10 Brea Union Plaza Phase II                                   22,000,000            32,250,000         68.2%           20,003,670
 11 Connector Park                                              19,965,923            35,600,000         56.1%           17,648,519
 12 Wieden & Kennedy Building                                   19,861,229            37,100,000         53.5%           11,855,796
 13 The Crystal Pavilion/Petry Building Loan  (1)               19,799,168           270,000,000         43.7%           17,628,164
 14 College Park Medical Office Building  (2A)                  12,950,714            18,250,000         73.7%           11,590,655
 15 College Park Commons  (2A)                                   6,824,415             8,600,000         73.7%            6,111,820
 16 One Rennaisance Center                                      18,800,000            23,700,000         79.3%           17,089,965
 17 Cedarbrook Plaza Shopping Center                            18,425,199            27,900,000         66.0%           16,889,125
 18 Kauai Village Shopping Center                               18,050,820            24,000,000         75.2%           16,173,111
 19 Hotel Richelieu                                             15,292,198            29,500,000         51.8%           13,128,414
 20 63-101 Sprague Street                                       14,475,093            19,700,000         73.5%           11,969,512
 21 Strathmore Park Apartments                                  14,457,556            19,100,000         75.7%           12,840,473
 22 Lowe's San Bruno  (3)                                       14,000,000            18,600,000         75.3%           12,833,680
 23 Reflections Apartments                                      12,454,616            15,640,000         79.6%           11,150,342
 24 Metro Park South                                            12,054,813            16,600,000         72.6%           10,855,839
 25 Forbes Business Center II & Metro Business Center V         11,975,443            16,000,000         74.8%           10,309,411
 26 Trendwest Office Building                                   11,677,706            16,000,000         73.0%           10,532,253
 27 8251 & 8301 Maryland Avenue Buildings                       10,449,885            14,200,000         73.6%            9,079,559
 28 Redondo Torrance Mini Storage                               10,134,975            13,850,000         73.2%            8,360,497
 29 Siemens Facility                                            10,017,776            13,100,000         76.5%            8,687,101
 30 Stuart Square Shopping Center                                9,670,978            13,000,000         74.4%            8,724,229
 31 Chantilly Plaza I-IV                                         9,580,828            13,300,000         72.0%            8,595,545
 32 Fairlane Village Mall                                        9,459,433            14,000,000         67.6%            8,587,861
 33 Sierra Center                                                9,400,000            13,600,000         69.1%            9,033,744
 34 Hollins Plantation Plaza  (2B)                               2,966,744             3,720,000         79.3%            2,666,005
 35 Centerview Plaza  (2B)                                       2,165,245             2,720,000         79.3%            1,945,754
 36 Wildwood Plaza  (2B)                                         2,105,281             2,640,000         79.3%            1,887,519
 37 Dorchester Crossing  (2B)                                    1,894,091             2,430,000         79.3%            1,702,087
 38 Holiday Inn - Portsmouth                                     8,964,157            12,500,000         71.7%            7,497,212
 39 St. Johns Village Apartments                                 8,579,706            10,800,000         79.4%            7,807,171
 40 Antelope Valley Plaza                                        7,944,038            10,100,000         78.7%            7,123,765
 41 Park Creek Manor Apartments                                  7,878,052             9,950,000         79.2%            7,040,411
 42 Alameda West Shopping Center                                 7,876,634            10,650,000         74.0%            7,113,521
 43 Oak Meadows Apartments and The Residence Apartments          7,575,877             9,750,000         77.7%            6,793,827
 44 Oak View Plaza North Shopping Center                         7,571,109            12,000,000         63.1%            6,805,739
 45 Embassy and Diplomat Towers                                  7,531,168            11,100,000         67.8%            6,259,970
 46 Sunrise Pointe Apartments                                    6,472,701             8,800,000         73.6%            5,954,322
 47 Parker Landing                                               6,332,328             8,500,000         74.5%            5,681,117
 48 The Crossroads at Middlebury-East                            6,280,443             8,900,000         70.6%            5,210,705
 49 70 Universal Drive                                           5,985,064             7,950,000         75.3%            5,415,177
 50 Westpark Industrial                                          5,980,760             9,665,000         61.9%            4,934,196
 51 Milford Commons                                              5,787,465             7,450,000         77.7%            5,144,483
 52 Oak Crossing Apartments                                      5,647,143             7,250,000         77.9%            5,151,019
 53 Tiffany                                                      5,504,843             7,100,000         77.5%            4,830,033
 54 Hollyview Apartments                                         5,459,886             6,850,000         79.7%            4,839,132
 55 Hampton Inn and Suites                                       5,188,700             7,500,000         69.2%            4,347,073
 56 Lakewood City Center Shopping Center                         4,787,679             6,500,000         73.7%            4,317,266
 57 Maryland Portfolio                                           4,663,314             5,935,000         78.6%            4,217,287
 58 Bartell Warehouse & Office                                   4,585,563             6,350,000         72.2%            4,116,943
 59 572 Main Street                                              4,570,997             7,000,000         65.3%            3,682,707
 60 Greenbrier West Business Park                                4,486,381             6,000,000         74.8%            4,042,621
 61 13020 Yukon Avenue                                           4,382,362             6,350,000         69.0%            3,661,220
 62 Heatherwood Apartments                                       4,236,172             5,330,000         79.5%            3,789,176
 63 Harper's Corners Apartments                                  3,979,407             5,700,000         69.8%            3,290,587
 64 The Maple Leaf Square Shopping Center                        3,977,481             5,200,000         76.5%            3,597,842
 65 Golden Stream Quality Foods                                  3,967,186             5,435,000         73.0%            3,497,740
 66 Andover Park Apartments                                      3,934,163             5,905,000         66.6%            3,558,577
 67 Sterling Creek Commons                                       3,907,529             5,330,000         73.3%            3,503,349
 68 Mill Plain Plaza                                             3,788,235             5,650,000         67.0%            3,405,779
 69 North Mountain Apartments                                    3,737,799             4,690,000         79.7%            3,343,390
 70 Redmond Self Storage                                         3,458,839             5,450,000         63.5%            2,879,230
 71 Coachwood Colony Mobile Home Park                            3,300,000             4,430,000         74.5%            2,971,803
 72 Courtside Crossing at Bocage                                 3,191,295             4,350,000         73.4%            2,905,003
 73 FDC II Office Building                                       3,190,687             4,595,000         69.4%            2,886,065
 74 Comfort Inn - Syracuse                                       3,188,339             5,300,000         60.2%            2,705,172
 75 AT&T Cable Center                                            3,090,746             4,750,000         65.1%            2,788,802
 76 Evergreen Park Manor Apartments                              2,998,244             3,760,000         79.7%            2,468,664
 77 275 Turnpike Street                                          2,990,733             4,000,000         74.8%            2,689,406
 78 Van Nuys Mini Storage                                        2,980,875             4,580,000         65.1%            2,458,970
 79 Cleveland Heights Portfolio                                  2,962,314             3,800,000         78.0%            2,668,835
 80 S&A Brookline                                                2,894,406             4,100,000         70.6%            2,721,248
 81 Premier Self Storage                                         2,892,856             4,000,000         72.3%            2,360,756
 82 Greenway Hayden Center                                       2,892,571             4,600,000         62.9%            2,608,951
 83 Rosegate Place Apartments                                    2,792,842             3,650,000         76.5%            2,519,568
 84 Durkopp Adler America                                        2,742,466             3,650,000         75.1%            2,494,821
 85 The 2411 Fountainview Drive Office Building                  2,691,959             3,650,000         73.8%            2,429,520
 86 Piedmont Plaza                                               2,644,919             3,500,000         75.6%            2,383,856
 87 Tractor Supply Company                                       2,625,693             4,200,000         62.5%            2,335,210
 88 Alta Park Apartments                                         2,493,840             4,100,000         60.8%            2,258,885
 89 Willow Wood Apartments                                       2,396,154             3,065,000         78.2%            2,173,276
 90 Peppers Ferry Centre                                         2,353,865             3,100,000         75.9%            2,119,607
 91 Charlotte Arms Apartments                                    2,251,096             2,880,000         78.2%            1,984,851
 92 Garber's Crossing                                            2,224,203             2,910,000         76.4%            2,002,849
 93 Parkway Place Apartments                                     2,208,266             2,900,000         76.1%            1,988,939
 94 Topics RV Park                                               2,196,187             3,130,000         70.2%            2,001,054
 95 Pompano Plaza                                                2,187,851             3,400,000         64.3%            1,845,936
 96 Sierra Pointe Apartments                                     2,114,327             2,650,000         79.8%            1,927,547
 97 New London Square                                            2,045,067             2,740,000         74.6%            1,707,965
 98 Town & Country Professional Building                         1,995,290             2,700,000         73.9%            1,816,024
 99 Fischer & Bay Shopping Center                                1,990,119             3,400,000         58.5%            1,424,123
100 CVS Drug Store                                               1,840,618             2,900,000         63.5%            1,307,898
101 Blackstone                                                   1,796,036             2,650,000         67.8%            1,500,603
102 Somerdale Square                                             1,750,790             2,340,000         74.8%            1,590,377
103 Scripps Ranch Village                                        1,720,680             2,680,000         64.2%            1,555,800
104 Clairmont Apartments                                         1,715,441             2,250,000         76.2%            1,626,521
105 Inwood Gardens Apartments                                    1,693,984             2,150,000         78.8%            1,533,680
106 Ashton Place Apartments I & II                               1,690,055             2,150,000         78.6%            1,413,457
107 The Lofts Apartments                                         1,524,792             2,100,000         72.6%            1,183,054
108 Pert Ltd. Office Building                                    1,494,716             2,200,000         67.9%            1,353,865
109 El Rancho Seven Mobile Home Park                             1,437,107             1,800,000         79.8%            1,288,416
110 Lennox Avenue Townhomes                                      1,426,073             1,975,000         72.2%            1,297,017
111 Patrick Henry Apartments                                     1,331,982             1,680,000         79.3%            1,110,069
112 Southridge Commons                                           1,322,972             1,695,000         78.1%            1,188,643
113 Ridgemoor Square Building                                    1,316,476             1,810,000         72.7%            1,200,436
114 Birmingham Drug & Video Max                                  1,268,440             1,800,000         70.5%            1,095,911
115 Dorothy Park Place                                           1,208,656             1,515,000         79.8%            1,098,800
116 Windhorst Mobile Home Park                                   1,188,430             1,600,000         74.3%              997,910
117 Oak Manor Apartments                                         1,187,846             1,520,000         78.1%            1,077,346
118 Palmdale Villa Apartments                                    1,180,749             1,480,000         79.8%            1,073,894
119 14801 Broadway Avenue                                        1,170,251             2,000,000         58.5%              912,569
120 Bel-Aire Apartments                                          1,127,521             1,415,000         79.7%            1,029,983
121 The Meadows                                                  1,115,732             1,400,000         79.7%            1,022,195
122 Newport Center                                               1,100,904             1,500,000         73.4%              999,316
123 Florida Retail Center                                        1,063,537             1,500,000         70.9%              907,419
124 Wyncrest Manor Apartments                                      996,946             1,400,000         71.2%              897,521
125 Rawlins Chateau                                                972,280             1,350,000         72.0%              914,830
126 Chelsea Palms Apartments                                       947,482             1,200,000         79.0%              864,520
127 Vanowen Self Storage                                           897,972             1,500,000         59.9%              746,747
128 Aspin Storage                                                  893,474             1,425,000         62.7%              748,882
129 322 Hudson Street  (2C)                                        632,296               850,000         74.4%              540,722
130 296-298 Park Street  (2C)                                      230,426               310,000         74.4%              195,610
131 CVS/Pharmacy                                                   850,762             1,475,000         57.7%              443,208
132 Tiffany Village                                                820,715             1,200,000         68.4%              410,878
133 South Towne Retail Center                                      798,200             1,325,000         60.2%              729,911
134 7171 Jurupa Avenue                                             699,403               935,000         74.8%              638,753
135 41st Street Office Building                                    637,186             1,050,000         60.7%              539,731
136 CSK Auto Store - Anchorage                                     605,922             1,060,000         57.2%              512,512
137 Pine Avenue Apartments                                         545,923               740,000         73.8%              466,625
138 Westside Mobile Home Park                                      522,700               725,000         72.1%              442,986
139 CSK Auto - Albuquerque                                         498,619             1,175,000         42.4%              421,750
140 Crooks Road Apartments                                         497,996               750,000         66.4%              416,042
141 Lawn Avenue Apartments                                         374,893               510,000         73.5%              338,723
142 808-812 Maple Avenue  (2D)                                     208,084               280,000         74.3%              179,729
143 70-72 Wilson Street  (2D)                                      163,495               220,000         74.3%              141,215
144 8422-8434 Telegraph Road                                       334,553               445,000         75.2%              287,716
                                                           -------------------------------------------------------------------------
Total/Weighted Average (7):                                $ 1,028,207,257       $ 1,748,265,000         69.6%         $ 917,533,578
                                                           =========================================================================
           Maximum:                                        $    77,750,000       $   270,000,000         79.8%         $  72,328,405
           Minimum:                                        $       163,495       $       220,000         35.1%         $     141,215



                                                                                                                   Mortgage
      Maturity/ARD        Most Recent     Most Recent        U/W                U/W            U/W                  Loan
#   LTV Ratio (4) (5)        NOI            DSCR (6)         NOI              NCF (7)        DSCR (6)             Originator
------------------------------------------------------------------------------------------------------------------------------------
  1       57.7%          $ 10,329,390        1.60x       $ 10,247,913        $ 9,982,211       1.54x                CSFBMC
  2       70.2%            10,311,286         1.49          9,554,420          8,951,341       1.29                 Column
  3       66.6%             6,258,060         1.73          5,835,956          4,758,657       1.32                 Column
  4       71.8%                   N/A         N/A           4,133,960          4,082,725       1.22                 CSFBMC
  5       33.3%             7,153,430         2.13          6,691,544          5,629,765       1.67                 Column
  6       58.0%             4,829,420         1.56          4,705,841          4,462,046       1.44                 Column
  7       71.5%             3,328,384         1.25          3,526,633          3,231,633       1.22                 Column
  8       70.4%             3,158,227         1.23          3,342,868          3,123,868       1.22                 Column
  9       64.2%             2,232,429         1.09          2,842,990          2,552,912       1.24                 Column
 10       62.0%             2,659,824         1.36          2,573,426          2,513,543       1.29                 Column
 11       49.6%             2,090,625         1.25          2,732,515          2,351,524       1.41                 KeyBank
 12       32.0%             2,881,809         1.33          2,906,406          2,695,093       1.24                 KeyBank
 13       38.9%            17,440,575         1.73         19,010,399         18,097,836       1.79                 CSFBMC
 14       65.9%                   N/A         N/A           1,629,839          1,493,239       1.25                 KeyBank
 15       65.9%                   N/A         N/A             798,754            787,954       1.25                 KeyBank
 16       72.1%             2,211,209         1.29          2,241,832          2,052,791       1.20              Union Capital
 17       60.5%             2,607,978         1.48          2,422,403          2,276,081       1.30                 CSFBMC
 18       67.4%             2,043,955         1.28          2,041,236          1,957,799       1.23                 CSFBMC
 19       44.5%             2,960,000         1.98          2,812,554          2,549,976       1.71       Allied Capital Corporation
 20       60.8%                   N/A         N/A           1,857,817          1,729,653       1.29                 KeyBank
 21       67.2%             1,529,069         1.24          1,616,774          1,616,774       1.31                 KeyBank
 22       69.0%             1,533,034         1.24          1,497,407          1,497,407       1.21                 Column
 23       71.3%             1,413,004         1.29          1,447,662          1,377,162       1.26              Union Capital
 24       65.4%             1,581,122         1.46          1,546,474          1,367,823       1.27                 Bridger
 25       64.4%             1,440,516         1.37          1,546,933          1,360,779       1.30                 KeyBank
 26       65.8%             1,585,236         1.50          1,419,281          1,335,880       1.26                 KeyBank
 27       63.9%             1,337,269         1.42          1,336,549          1,193,493       1.26                 KeyBank
 28       60.4%             1,487,640         1.60          1,386,034          1,386,034       1.49                 KeyBank
 29       66.3%                   N/A         N/A           1,208,938          1,138,670       1.25                 KeyBank
 30       67.1%               909,258         1.04          1,165,495          1,057,464       1.21                 Column
 31       64.6%             1,206,032         1.42          1,201,740          1,076,963       1.27                 KeyBank
 32       61.3%             1,366,265         1.56          1,342,659          1,093,764       1.25                 Column
 33       66.4%             1,236,867         1.44          1,208,594          1,182,846       1.38                 Column
 34       71.3%               350,454         1.43            340,640            324,419       1.24                 Column
 35       71.3%               285,773         1.43            258,313            236,536       1.24                 Column
 36       71.3%               277,499         1.43            240,659            231,334       1.24                 Column
 37       71.3%               245,815         1.43            226,815            210,007       1.24                 Column
 38       60.0%             1,632,269         1.89          1,504,960          1,313,678       1.52                 CSFBMC
 39       72.3%             1,160,924         1.44          1,055,632            967,632       1.20                 Column
 40       70.5%               903,341         1.28            900,902            846,776       1.20                 KeyBank
 41       70.8%             1,089,203         1.59            842,944            842,944       1.23                 KeyBank
 42       66.8%               787,904         1.10            959,609            873,094       1.22                 Column
 43       69.7%               960,518         1.44            953,725            884,975       1.32                 Column
 44       56.7%             1,147,972         1.70          1,130,741          1,028,714       1.53                 Column
 45       56.4%             1,429,262         2.03            895,713            895,713       1.27                 KeyBank
 46       67.7%               892,227         1.41            900,405            810,405       1.28                 Column
 47       66.8%               756,899         1.35            775,430            702,806       1.25                 Column
 48       58.5%             1,033,308         1.75            897,297            792,400       1.34                 KeyBank
 49       68.1%               796,812         1.45            769,798            706,894       1.29                 Column
 50       51.1%                   N/A         N/A             803,939            737,759       1.34                 KeyBank
 51       69.1%               739,071         1.49            700,180            637,841       1.29                 Column
 52       71.0%               580,673         1.09            739,850            679,850       1.28                 CSFBMC
 53       68.0%               739,761         1.47            636,460            605,267       1.20                 KeyBank
 54       70.6%               612,576         1.33            656,102            574,102       1.24                 Column
 55       58.0%               817,694         1.62            806,495            708,426       1.41                 Column
 56       66.4%               666,124         1.54            630,139            583,469       1.35                 KeyBank
 57       71.1%               637,145         1.49            589,025            537,953       1.26                 Column
 58       64.8%                   N/A         N/A             535,815            510,990       1.26                 KeyBank
 59       52.6%               773,399         1.79            647,691            563,206       1.30                 KeyBank
 60       67.4%               590,253         1.46            577,093            506,521       1.25                 KeyBank
 61       57.7%               556,874         1.33            542,434            507,486       1.21                 Column
 62       71.1%               546,670         1.48            456,300            456,300       1.23                 KeyBank
 63       57.7%               513,338         1.39            469,821            469,821       1.27                 KeyBank
 64       69.2%               568,116         1.58            478,901            455,599       1.26                 KeyBank
 65       64.4%                   N/A         N/A             488,813            462,256       1.30                 KeyBank
 66       60.3%               435,645         1.22            459,518            459,518       1.28                 KeyBank
 67       65.7%               512,430         1.49            473,644            442,272       1.28                 Column
 68       60.3%               497,359         1.47            447,923            421,485       1.25                 Column
 69       71.3%               486,268         1.49            425,724            425,724       1.30                 KeyBank
 70       52.8%               454,596         1.39            438,504            438,504       1.34                 KeyBank
 71       67.1%               372,354         1.34            374,649            364,649       1.31              Union Capital
 72       66.8%               457,141         1.53            427,443            389,135       1.30              Union Capital
 73       62.8%               451,566         1.55            426,646            384,152       1.32                 Column
 74       51.0%               605,110         1.89            548,120            474,505       1.48                 Column
 75       58.7%               483,180         1.73            435,013            390,193       1.39                 KeyBank
 76       65.7%               354,976         1.29            338,638            338,638       1.23                 KeyBank
 77       67.2%               333,119         1.25            384,133            327,784       1.23                 Column
 78       53.7%               522,184         1.91            411,444            411,444       1.50                 KeyBank
 79       70.2%               319,389         1.20            361,122            335,975       1.26                 Column
 80       66.4%               626,124         2.40            365,702            349,994       1.34                 KeyBank
 81       59.0%                   N/A         N/A             353,696            353,696       1.36                 KeyBank
 82       56.7%               396,255         1.51            386,113            337,512       1.29                 Column
 83       69.0%               348,322         1.38            341,154            323,154       1.28                 Column
 84       68.4%               365,805         1.42            343,242            325,486       1.27                 Column
 85       66.6%               371,136         1.52            373,295            307,916       1.26                 Column
 86       68.1%               343,926         1.44            330,613            299,089       1.25              Union Capital
 87       55.6%               419,999         1.86            332,130            290,425       1.29                 KeyBank
 88       55.1%               430,191         1.87            328,289            306,289       1.33                 Column
 89       70.9%               296,487         1.34            324,435            277,302       1.25                 Column
 90       68.4%               304,404         1.44            290,598            258,517       1.22              Union Capital
 91       68.9%               311,608         1.67            247,199            247,199       1.32                 KeyBank
 92       68.8%               286,554         1.43            285,147            253,165       1.27              Union Capital
 93       68.6%               254,073         1.28            260,199            243,699       1.23                 Column
 94       63.9%               277,556         1.34            270,859            259,309       1.25              Union Capital
 95       54.3%               338,726         1.57            320,289            268,530       1.25                 Column
 96       72.7%               416,971         2.09            333,571            305,571       1.53                 Column
 97       62.3%               276,213         1.41            286,158            253,856       1.30                 KeyBank
 98       67.3%               315,031         1.68            316,508            271,554       1.45                 Column
 99       41.9%                   N/A         N/A             261,293            256,517       1.25                 KeyBank
100       45.1%               228,751         1.22            237,644            237,644       1.27                 KeyBank
101       56.6%               319,298         1.85            252,612            238,515       1.38                 KeyBank
102       68.0%               165,088         1.01            227,190            204,028       1.25                 Column
103       58.1%               216,970         1.38            209,533            196,150       1.25                 Column
104       72.3%               263,678         1.62            222,469            205,469       1.26                 Column
105       71.3%               183,868         1.18            212,714            187,714       1.21                 Column
106       65.7%               231,778         1.43            203,324            203,324       1.26                 KeyBank
107       56.3%               151,186         1.10            175,611            164,611       1.20                 CSFBMC
108       61.5%               226,908         1.65            208,503            183,309       1.34                 Column
109       71.6%               201,740         1.59            176,974            173,574       1.37                 Column
110       65.7%               187,047         1.40            168,590            160,490       1.20                 CSFBMC
111       66.1%               186,943         1.48            155,271            155,271       1.23                 KeyBank
112       70.1%               176,940         1.50            142,014            142,014       1.20                 KeyBank
113       66.3%               186,098         1.49            170,469            156,808       1.26                 KeyBank
114       60.9%               172,373         1.31            177,157            165,188       1.25                 KeyBank
115       72.5%               185,745         1.65            179,101            156,330       1.39                 CSFBMC
116       62.4%               192,427         1.67            161,896            161,896       1.40                 KeyBank
117       70.9%               170,063         1.54            170,867            155,867       1.41                 Column
118       72.6%               158,217         1.43            151,304            135,402       1.23                 CSFBMC
119       45.6%                   N/A         N/A             170,545            149,628       1.34                 KeyBank
120       72.8%               150,314         1.41            137,755            128,255       1.20                 Column
121       73.0%               156,290         1.46            157,031            140,231       1.31                 CSFBMC
122       66.6%               161,870         1.58            143,741            128,081       1.25                 Column
123       60.5%               198,330         1.83            175,267            155,898       1.44                 KeyBank
124       64.1%               150,668         1.69            126,541            110,791       1.24                 Column
125       67.8%               125,398         1.30            139,967            126,467       1.31                 Column
126       72.0%               118,438         1.32            119,987            110,987       1.24                 Column
127       49.8%               145,212         1.71            123,107            123,107       1.45                 KeyBank
128       52.6%               141,296         1.63            144,836            144,836       1.68                 KeyBank
129       63.5%                86,750         1.62             91,759             91,759       1.51                 KeyBank
130       63.5%                54,790         1.62             39,960             39,960       1.51                 KeyBank
131       30.0%                   N/A         N/A             132,938            132,938       1.25                 KeyBank
132       34.2%               103,011         1.05            141,491            125,291       1.28                 Column
133       55.1%               121,789         1.59            110,257            104,507       1.37                 Column
134       68.3%               110,039         1.65             99,920             85,295       1.28                 Column
135       51.4%               100,555         1.58             92,991             85,180       1.34                 KeyBank
136       48.4%                   N/A         N/A              84,309             81,250       1.35                 KeyBank
137       63.1%                76,876         1.38             69,787             69,787       1.25                 KeyBank
138       61.1%               115,527         2.21             76,302             76,302       1.46                 KeyBank
139       35.9%                   N/A         N/A              90,438             87,511       1.76                 KeyBank
140       55.5%                86,570         1.81             60,639             60,639       1.27                 KeyBank
141       66.4%                54,768         1.61             42,672             42,672       1.25                 KeyBank
142       64.2%                45,878         1.82             37,510             36,582       1.75                 KeyBank
143       64.2%                24,860         1.82             31,442             31,442       1.75                 KeyBank
144       64.7%                61,720         1.78             48,474             45,134       1.30                 KeyBank
          ------------------------------------------------------------------------------------------
          62.2%          $140,074,550         1.49x     $ 150,842,407      $ 139,921,771       1.34x
          ==========================================================================================
          73.0%          $ 17,440,575         2.40x     $  19,010,399      $  18,097,836       1.79x
          30.0%          $     24,860         1.01x     $      31,442      $      31,442       1.20x


                           Servicer
           Mortgage          and
             Loan          Trustee
#           Seller          Fees
----------------------------------
  1         Column        0.05290%
  2         Column        0.05290%
  3         Column        0.05290%
  4         Column        0.05290%
  5         Column        0.05290%
  6         Column        0.05290%
  7         Column        0.05290%
  8         Column        0.05290%
  9         Column        0.05290%
 10         Column        0.05290%
 11         KeyBank       0.05290%
 12         Column        0.05290%
 13         Column        0.10290%
 14         KeyBank       0.05290%
 15         KeyBank       0.05290%
 16         Column        0.05290%
 17         Column        0.05290%
 18         Column        0.05290%
 19         Column        0.05290%
 20         KeyBank       0.05290%
 21         KeyBank       0.05290%
 22         Column        0.05290%
 23         Column        0.05290%
 24         Column        0.05290%
 25         Column        0.10290%
 26         Column        0.05290%
 27         Column        0.07290%
 28         KeyBank       0.05290%
 29         KeyBank       0.05290%
 30         Column        0.05290%
 31         Column        0.10290%
 32         Column        0.05290%
 33         Column        0.05290%
 34         Column        0.05290%
 35         Column        0.05290%
 36         Column        0.05290%
 37         Column        0.05290%
 38         Column        0.05290%
 39         Column        0.05290%
 40         Column        0.05290%
 41         KeyBank       0.05290%
 42         Column        0.05290%
 43         Column        0.05290%
 44         Column        0.05290%
 45         KeyBank       0.05290%
 46         Column        0.05290%
 47         Column        0.05290%
 48         KeyBank       0.10290%
 49         Column        0.05290%
 50         KeyBank       0.05290%
 51         Column        0.08290%
 52         Column        0.05290%
 53         Column        0.05290%
 54         Column        0.05290%
 55         Column        0.05290%
 56         Column        0.05290%
 57         Column        0.05290%
 58         KeyBank       0.10290%
 59         Column        0.05290%
 60         Column        0.05290%
 61         Column        0.05290%
 62         KeyBank       0.05290%
 63         KeyBank       0.05290%
 64         KeyBank       0.05290%
 65         KeyBank       0.05290%
 66         KeyBank       0.10290%
 67         Column        0.05290%
 68         Column        0.05290%
 69         KeyBank       0.05290%
 70         Column        0.05290%
 71         Column        0.05290%
 72         Column        0.05290%
 73         Column        0.05290%
 74         Column        0.05290%
 75         Column        0.05290%
 76         KeyBank       0.10290%
 77         Column        0.05290%
 78         KeyBank       0.05290%
 79         Column        0.05290%
 80         Column        0.05290%
 81         KeyBank       0.05290%
 82         Column        0.05290%
 83         Column        0.05290%
 84         Column        0.05290%
 85         Column        0.05290%
 86         Column        0.05290%
 87         Column        0.05290%
 88         Column        0.05290%
 89         Column        0.05290%
 90         Column        0.05290%
 91         Column        0.05290%
 92         Column        0.05290%
 93         Column        0.06290%
 94         Column        0.05290%
 95         Column        0.05290%
 96         Column        0.05290%
 97         KeyBank       0.05290%
 98         Column        0.05290%
 99         Column        0.10290%
100         Column        0.05290%
101         KeyBank       0.05290%
102         Column        0.05290%
103         Column        0.05290%
104         Column        0.05290%
105         Column        0.05290%
106         KeyBank       0.05290%
107         Column        0.05290%
108         Column        0.05290%
109         Column        0.05290%
110         Column        0.15290%
111         KeyBank       0.05290%
112         Column        0.05290%
113         KeyBank       0.10290%
114         KeyBank       0.05290%
115         Column        0.15290%
116         KeyBank       0.05290%
117         Column        0.05290%
118         Column        0.15290%
119         KeyBank       0.05290%
120         Column        0.05290%
121         Column        0.15290%
122         Column        0.05290%
123         KeyBank       0.05290%
124         Column        0.05290%
125         Column        0.05290%
126         Column        0.05290%
127         KeyBank       0.05290%
128         KeyBank       0.05290%
129         KeyBank       0.05290%
130         KeyBank       0.05290%
131         KeyBank       0.05290%
132         Column        0.05290%
133         Column        0.05290%
134         Column        0.05290%
135         KeyBank       0.05290%
136         KeyBank       0.05290%
137         KeyBank       0.05290%
138         KeyBank       0.05290%
139         KeyBank       0.05290%
140         KeyBank       0.05290%
141         KeyBank       0.05290%
142         KeyBank       0.05290%
143         KeyBank       0.05290%
144         KeyBank       0.05290%

(1) The Crystal Pavilion/Petry Building Loan is one of four existing pari passu notes. The total original principal amount of all four notes is $119,120,085.86. The U/W DSCR and LTV ratios presented are based on the entire outstanding indebtedness of the Crystal Pavilion/Petry Building four existing pari passu notes.

(2A) The Underlying Mortgage Loans secured by College Park Medical Office Building and College Park Commons are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Hollins Plantation Plaza, Centerview Plaza, Wildwood Plaza and Dorchester Crossing are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by 322 Hudson Street and 296-298 Park Street are cross-defaulted.

(2D) The Underlying Mortgage Loans secured by 808-812 Maple Avenue and 70-72 Wilson Street are cross-defaulted.

(3) The Underlying Mortgage Loan secured by Lowe's San Bruno follows the following amortization schedule: Payments 1-36 are based on an Interest-Only Period Payments 37-60 are based on a 360-month amortization of principal Payments 61-120 are based on a 300-month amortization of principal

(4) In the case of cross-collateralized and/or cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.

(5) At maturity with respect to Balloon Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(6) U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and/or cross-defaulted Underlying Mortgage Loans the combined U/W DSCR is presented for each and every related Underlying Mortgage Loan.

(7) Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.


                                    ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES
                                                                                                                Contractual
                                                                                     Engineering                 Recurring
                                                                                     Reserve at                 Replacement
#        Loan Name                                                                   Origination                  Reserve
---------------------------------------------------------------------------------------------------------------------------
  1      Stonewood Center Mall                                                           N/A                      $54,000
  2      150 Spear Street Office Building                                             $341,974                      N/A
  3      Central Plaza                                                                 $33,750                      N/A
  4      First Union Building                                                          $6,250                     $51,240
  5      747 Third Avenue                                                             $736,840                    $111,317
  6      Exodus R&D Building                                                             N/A                        N/A
  7      The Alliance IJ Portfolio                                                    $159,875                    $295,000
  8      The Alliance CC Portfolio                                                       N/A                        N/A
  9      133 Federal Street Office Building                                              N/A                      $25,504
 10      Brea Union Plaza Phase II                                                       N/A                        N/A
 11      Connector Park                                                               $935,625                    $39,737
 12      Wieden & Kennedy Building                                                       N/A                       $4,638
 13      The Crystal Pavilion/Petry Building Loan                                     $135,063                    $175,047
 14      College Park Medical Office Building  (2A)                                      N/A                      $34,452
 15      College Park Commons  (2A)                                                      N/A                       $6,000
 16      One Rennaisance Center                                                          N/A                        N/A
 17      Cedarbrook Plaza Shopping Center                                              $10,063                    $78,016
 18      Kauai Village Shopping Center                                                 $6,563                     $17,026
 19      Hotel Richelieu                                                                 N/A                        4.0%
 20      63-101 Sprague Street                                                        $512,375                    $10,931
 21      Strathmore Park Apartments                                                      N/A                        N/A
 22      Lowe's San Bruno                                                                N/A                        N/A
 23      Reflections Apartments                                                       $120,000                    $70,500
 24      Metro Park South                                                              $13,125                      N/A
 25      Forbes Business Center II & Metro Business Center V                             N/A                      $38,880
 26      Trendwest Office Building                                                       N/A                      $11,445
 27      8251 & 8301 Maryland Avenue Buildings                                         $57,121                      N/A
 28      Redondo Torrance Mini Storage                                                   N/A                        N/A
 29      Siemens Facility                                                            $1,500,000                     N/A
 30      Stuart Square Shopping Center                                                   N/A                        N/A
 31      Chantilly Plaza I-IV                                                            N/A                      $34,430
 32      Fairlane Village Mall                                                         $21,094                      N/A
 33      Sierra Center                                                                   N/A                        N/A
 34      Hollins Plantation Plaza  (2B)                                                  N/A                        N/A
 35      Centerview Plaza  (2B)                                                          N/A                        N/A
 36      Wildwood Plaza  (2B)                                                            N/A                        N/A
 37      Dorchester Crossing  (2B)                                                       N/A                        N/A
 38      Holiday Inn - Portsmouth                                                      $16,378                      5.0%
 39      St. Johns Village Apartments                                                    N/A                      $88,000
 40      Antelope Valley Plaza                                                           N/A                      $11,558
 41      Park Creek Manor Apartments                                                     N/A                      $80,500
 42      Alameda West Shopping Center                                                    N/A                        N/A
 43      Oak Meadows Apartments and The Residence Apartments                           $11,625                      N/A
 44      Oak View Plaza North Shopping Center                                            N/A                        N/A
 45      Embassy and Diplomat Towers                                                  $872,813                      N/A
 46      Sunrise Pointe Apartments                                                     $73,225                    $90,000
 47      Parker Landing                                                                  N/A                        N/A
 48      The Crossroads at Middlebury-East                                               N/A                        N/A
 49      70 Universal Drive                                                              N/A                       $9,180
 50      Westpark Industrial                                                             N/A                        N/A
 51      Milford Commons                                                              $127,889                    $58,500
 52      Oak Crossing Apartments                                                       $15,719                    $60,000
 53      Tiffany                                                                         N/A                       $2,110
 54      Hollyview Apartments                                                          $46,250                    $82,000
 55      Hampton Inn and Suites                                                          N/A                        4.0%
 56      Lakewood City Center Shopping Center                                            N/A                       $1,595
 57      Maryland Portfolio                                                            $45,938                    $51,072
 58      Bartell Warehouse & Office                                                      N/A                        N/A
 59      572 Main Street                                                                 N/A                        $990
 60      Greenbrier West Business Park                                                   N/A                      $11,362
 61      13020 Yukon Avenue                                                              N/A                        N/A
 62      Heatherwood Apartments                                                          N/A                      $39,600
 63      Harper's Corners Apartments                                                   $13,688                    $51,973
 64      The Maple Leaf Square Shopping Center                                         $19,938                     $1,483
 65      Golden Stream Quality Foods                                                     N/A                      $23,040
 66      Andover Park Apartments                                                         N/A                      $53,750
 67      Sterling Creek Commons                                                          N/A                        N/A
 68      Mill Plain Plaza                                                                N/A                        N/A
 69      North Mountain Apartments                                                       N/A                      $35,000
 70      Redmond Self Storage                                                          $12,125                    $12,356
 71      Coachwood Colony Mobile Home Park                                               N/A                        N/A
 72      Courtside Crossing at Bocage                                                    N/A                       $5,041
 73      FDC II Office Building                                                          N/A                        N/A
 74      Comfort Inn - Syracuse                                                          N/A                        4.0%
 75      AT&T Cable Center                                                               N/A                       $9,450
 76      Evergreen Park Manor Apartments                                                 N/A                        N/A
 77      275 Turnpike Street                                                           $11,900                    $10,395
 78      Van Nuys Mini Storage                                                           N/A                        N/A
 79      Cleveland Heights Portfolio                                                   $82,838                    $24,500
 80      S&A Brookline                                                                   N/A                       $1,244
 81      Premier Self Storage                                                            N/A                        N/A
 82      Greenway Hayden Center                                                          N/A                        N/A
 83      Rosegate Place Apartments                                                     $96,375                      N/A
 84      Durkopp Adler America                                                         $1,875                       N/A
 85      The 2411 Fountainview Drive Office Building                                   $54,156                      N/A
 86      Piedmont Plaza                                                                  N/A                       $4,959
 87      Tractor Supply Company                                                          N/A                       $6,621
 88      Alta Park Apartments                                                          $58,155                    $22,000
 89      Willow Wood Apartments                                                        $25,219                    $43,855
 90      Peppers Ferry Centre                                                            N/A                       $4,515
 91      Charlotte Arms Apartments                                                     $18,638                    $29,700
 92      Garber's Crossing                                                               N/A                       $4,365
 93      Parkway Place Apartments                                                      $31,188                    $16,500
 94      Topics RV Park                                                                  N/A                        N/A
 95      Pompano Plaza                                                                   N/A                        N/A
 96      Sierra Pointe Apartments                                                     $271,855                    $28,000
 97      New London Square                                                               N/A                        N/A
 98      Town & Country Professional Building                                          $11,813                      N/A
 99      Fischer & Bay Shopping Center                                                   N/A                        N/A
100      CVS Drug Store                                                                  N/A                        N/A
101      Blackstone                                                                      N/A                        N/A
102      Somerdale Square                                                              $20,375                      N/A
103      Scripps Ranch Village                                                           N/A                        N/A
104      Clairmont Apartments                                                          $13,063                    $17,000
105      Inwood Gardens Apartments                                                     $18,125                    $25,000
106      Ashton Place Apartments I & II                                                $24,381                      N/A
107      The Lofts Apartments                                                          $5,500                     $11,004
108      Pert Ltd. Office Building                                                       N/A                        N/A
109      El Rancho Seven Mobile Home Park                                              $18,275                      N/A
110      Lennox Avenue Townhomes                                                       $5,625                      $8,233
111      Patrick Henry Apartments                                                      $30,700                      N/A
112      Southridge Commons                                                              N/A                       $6,000
113      Ridgemoor Square Building                                                       N/A                       $1,813
114      Birmingham Drug & Video Max                                                   $1,969                       N/A
115      Dorothy Park Place                                                            $4,750                     $22,771
116      Windhorst Mobile Home Park                                                      N/A                        N/A
117      Oak Manor Apartments                                                          $21,250                    $15,000
118      Palmdale Villa Apartments                                                     $10,425                    $13,594
119      14801 Broadway Avenue                                                           N/A                        N/A
120      Bel-Aire Apartments                                                           $1,500                      $9,500
121      The Meadows                                                                   $15,610                    $16,800
122      Newport Center                                                                 $813                        N/A
123      Florida Retail Center                                                          $188                        N/A
124      Wyncrest Manor Apartments                                                     $4,700                     $15,750
125      Rawlins Chateau                                                               $11,790                    $13,500
126      Chelsea Palms Apartments                                                      $3,500                      $9,000
127      Vanowen Self Storage                                                            N/A                        N/A
128      Aspin Storage                                                                 $1,563                       N/A
129      322 Hudson Street  (2C)                                                         N/A                        N/A
130      296-298 Park Street  (2C)                                                       N/A                        N/A
131      CVS/Pharmacy                                                                    N/A                        N/A
132      Tiffany Village                                                               $3,450                       N/A
133      South Towne Retail Center                                                       N/A                        N/A
134      7171 Jurupa Avenue                                                            $8,675                       N/A
135      41st Street Office Building                                                     N/A                        N/A
136      CSK Auto Store - Anchorage                                                      N/A                        N/A
137      Pine Avenue Apartments                                                          N/A                        N/A
138      Westside Mobile Home Park                                                     $32,612                      N/A
139      CSK Auto - Albuquerque                                                          N/A                        N/A
140      Crooks Road Apartments                                                          N/A                        N/A
141      Lawn Avenue Apartments                                                          N/A                        N/A
142      808-812 Maple Avenue  (2D)                                                     $625                        N/A
143      70-72 Wilson Street  (2D)                                                       N/A                        N/A
144      8422-8434 Telegraph Road                                                      $1,000                       N/A


               U/W
            Recurring                        Contractual                                                          Tax &
           Replacement                        Recurring                              U/W                        Insurance
#            Reserve                           LC & TI                             LC & TI                       Escrows
---------------------------------------------------------------------------------------------------------------------------
  1          $55,349                             N/A                              $210,353                         Tax
  2          $51,288                             N/A                              $551,791                         Both
  3         $156,422                           $240,000                           $920,877                         Both
  4          $51,235                             N/A                                 N/A                        Insurance
  5         $111,317                             N/A                              $950,462                         Both
  6          $58,298                             N/A                              $185,497                         Both
  7         $295,000                             N/A                                 N/A                           Both
  8         $219,000                             N/A                                 N/A                           Both
  9          $25,504                           $167,500                           $264,574                         Tax
 10          $26,300                             N/A                               $33,583                         None
 11          $90,580                           $300,000                           $380,991                         Both
 12          $36,555                             N/A                              $211,313                         Both
 13         $219,156                          $2,324,893                          $693,407                         Both
 14          $43,447                           $44,004                            $136,600                         Both
 15          $12,000                             N/A                               $10,800                         Both
 16          $24,090                             N/A                              $164,951                         Both
 17          $78,016                           $75,000                             $68,306                         Both
 18          $17,026                           $58,200                             $66,411                         Both
 19           5.0%                               N/A                                 N/A                           Both
 20          $93,300                           $171,000                           $128,164                         Both
 21          $36,400                             N/A                                 N/A                           Both
 22            N/A                               N/A                                 N/A                           Both
 23          $70,500                             N/A                                 N/A                           Both
 24          $32,537                           $189,996                           $178,651                         Both
 25          $42,793                           $50,000                            $186,154                         Both
 26          $15,268                           $96,000                             $83,401                         Tax
 27          $26,630                             N/A                              $143,056                         None
 28          $18,182                             N/A                                 N/A                           Tax
 29          $22,005                             N/A                               $70,268                         None
 30          $17,809                             N/A                               $90,222                         Both
 31          $34,431                             N/A                              $124,777                         Both
 32          $67,510                           $63,600                            $181,385                         Both
 33          $15,037                             N/A                               $10,711                         Tax
 34          $7,312                             $7,020                             $8,909                          Both
 35          $7,432                            $10,140                             $14,345                         Both
 36          $6,333                             $3,000                             $2,992                          Both
 37          $6,586                             $8,280                             $10,222                         Both
 38           5.0%                               N/A                                 N/A                           Both
 39          $88,000                             N/A                                 N/A                           Both
 40          $19,094                           $20,000                             $54,126                         Both
 41          $80,500                             N/A                                 N/A                           Both
 42          $18,994                           $45,000                             $67,521                         Both
 43          $68,750                             N/A                                 N/A                           Both
 44          $13,740                             N/A                               $88,287                         Both
 45         $134,475                             N/A                                 N/A                           Both
 46          $90,000                             N/A                                 N/A                           Both
 47          $17,083                           $56,341                             $55,541                         Both
 48          $14,585                           $34,380                            $104,897                         Both
 49          $9,180                              N/A                               $53,724                         Both
 50          $18,186                           $69,600                             $66,180                         Both
 51          $62,339                             N/A                                 N/A                           Both
 52          $60,000                             N/A                                 N/A                           Both
 53          $2,110                              N/A                               $31,193                         Both
 54          $82,000                             N/A                                 N/A                           Both
 55           5.0%                               N/A                                 N/A                           Both
 56          $10,092                           $16,668                             $46,670                         Both
 57          $51,072                             N/A                                 N/A                           Both
 58          $15,718                             N/A                               $24,825                         None
 59          $15,447                           $115,020                            $84,485                         Both
 60          $11,362                             N/A                               $70,572                         Both
 61          $10,552                           $60,000                             $24,396                         Both
 62          $39,600                             N/A                                 N/A                           Both
 63          $54,000                             N/A                                 N/A                           Both
 64          $4,961                            $50,004                             $23,302                         Both
 65          $23,362                           $80,004                             $26,557                         None
 66          $53,750                             N/A                                 N/A                           Tax
 67          $11,274                           $15,000                             $20,098                         Both
 68          $2,430                              N/A                               $24,008                         Both
 69          $35,000                             N/A                                 N/A                           Both
 70          $12,925                             N/A                                 N/A                           Both
 71          $10,000                             N/A                                 N/A                           Both
 72          $5,041                            $12,000                             $33,267                         Both
 73          $4,829                              N/A                               $37,665                         Both
 74           5.0%                               N/A                                 N/A                           Tax
 75          $9,450                            $33,600                             $44,820                         Both
 76          $20,000                             N/A                                 N/A                           Both
 77          $13,800                           $66,660                             $42,549                         Both
 78          $7,758                              N/A                                 N/A                           Tax
 79          $25,147                             N/A                                 N/A                           Both
 80          $1,824                            $12,981                             $15,708                         None
 81          $6,789                              N/A                                 N/A                           Both
 82          $5,559                            $37,058                             $43,042                         Both
 83          $18,000                             N/A                                 N/A                           Both
 84          $17,756                             N/A                                 N/A                           None
 85          $11,559                             N/A                               $53,820                         Both
 86          $4,959                              N/A                               $26,565                         Both
 87          $10,063                           $40,008                             $31,705                         Both
 88          $22,000                             N/A                                 N/A                           Both
 89          $47,133                             N/A                                 N/A                           Both
 90          $4,515                              N/A                               $27,566                         Both
 91          $29,700                             N/A                                 N/A                           Both
 92          $4,365                              N/A                               $27,617                         Both
 93          $16,500                             N/A                                 N/A                           Both
 94          $11,550                             N/A                                 N/A                           Both
 95          $9,705                            $38,818                             $42,054                         Both
 96          $28,000                             N/A                                 N/A                           Both
 97          $9,070                              N/A                               $32,302                         Both
 98          $8,698                              N/A                               $36,256                         Both
 99          $2,850                              N/A                               $4,776                          Tax
100          $1,013                              N/A                                 N/A                           None
101          $2,940                              N/A                               $14,097                         Both
102          $4,876                              N/A                               $18,286                         Both
103          $2,500                              N/A                               $10,883                         Both
104          $17,000                             N/A                                 N/A                           Both
105          $25,000                             N/A                                 N/A                           Both
106          $24,500                             N/A                                 N/A                           Both
107          $11,000                             N/A                                 N/A                           Both
108          $4,033                            $20,160                             $21,161                         Both
109          $3,400                              N/A                                 N/A                           Both
110          $8,100                              N/A                                 N/A                           Both
111          $12,000                             N/A                                 N/A                           Both
112          $6,000                              N/A                                 N/A                           Both
113          $1,812                             $9,600                             $13,661                         Tax
114          $1,994                              N/A                               $11,969                         Both
115          $22,771                             N/A                                 N/A                           Both
116          $6,364                              N/A                                 N/A                           Both
117          $15,000                             N/A                                 N/A                           Both
118          $15,902                             N/A                                 N/A                           Both
119          $6,664                            $33,828                             $20,917                         Both
120          $9,500                              N/A                                 N/A                           Both
121          $16,800                             N/A                                 N/A                           Both
122          $3,297                            $15,161                             $12,363                         Both
123          $5,168                              N/A                               $19,369                         Both
124          $15,750                             N/A                                 N/A                           Both
125          $13,500                             N/A                                 N/A                           Both
126          $9,000                              N/A                                 N/A                           Both
127          $2,700                              N/A                                 N/A                           Both
128          $5,312                              N/A                                 N/A                           Both
129          $8,500                              N/A                                 N/A                           Both
130          $2,000                              N/A                                 N/A                           Both
131            N/A                               N/A                                 N/A                           None
132          $16,200                             N/A                                 N/A                           Both
133           $750                               N/A                               $5,000                          Both
134          $5,625                              N/A                               $9,000                          Both
135          $1,155                              N/A                               $7,811                          Both
136          $1,200                            $17,040                             $3,059                          None
137          $4,000                              N/A                                 N/A                           Both
138          $6,600                              N/A                                 N/A                           Both
139          $1,050                            $12,660                             $2,927                          None
140          $4,000                              N/A                                 N/A                           Both
141          $5,500                              N/A                                 N/A                           Both
142          $1,750                              N/A                                 N/A                           Both
143          $1,500                              N/A                                 N/A                           Both
144          $1,642                              N/A                               $3,340                          Both

(2A) The Underlying Mortgage Loans secured by College Park Medical Office Building and College Park Commons are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Hollins Plantation Plaza, Centerview Plaza, Wildwood Plaza and Dorchester Crossing are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by 322 Hudson Street and 296-298 Park Street are cross-defaulted.

(2D) The Underlying Mortgage Loans secured by 808-812 Maple Avenue and 70-72 Wilson Street are cross-defaulted.

                                            MAJOR TENANTS OF THE COMMERCIAL PROPERTIES(1)
                                                                                                         Major Tenant #1
#    Property Name                                          Property Type         Sq. Ft.                     Name
------------------------------------------------------------------------------------------------------------------------------------
  1  Stonewood Center Mall                                  Retail                929,792                 J. C. Penney
  2  150 Spear Street Office Building                       Office                256,438             Providian Financial
  3  Central Plaza                                          Office                785,914           Pacific Bell - Directory
  4  First Union Building                                   Office                255,992          First Union National Bank
  5  747 Third Avenue                                       Office                404,894                     N/A
  6  Exodus R&D Building                                    Industrial            388,654         Exodus Communications, Inc.
  9  133 Federal Street Office Building                     Office                128,637         Fitcorp Health Centers, Inc.
 10  Brea Union Plaza Phase II                              Retail                175,372                Sears HomeLife
 11  Connector Park                                         Office                362,320           Joan Fabrics Corporation
 12  Wieden & Kennedy Building                              Office                182,775               Wieden & Kennedy
13a  Crystal Pavilion                                       Office                593,293                 Bozell Inc.
13b  Petry Building                                         Office                283,332                  Petry T.V.
 14  College Park Medical Office Building  (2A)             Office                173,787                     HFHS
 15  College Park Commons  (2A)                             Retail                 80,002                 Farmer Jack
 16  One Rennaisance Center                                 Office                160,509                  TRG, Inc.
 17  Cedarbrook Plaza Shopping Center                       Retail                530,858              Kmart Corporation
 18  Kauai Village Shopping Center                          Retail                113,507                   Safeway
 20  63-101 Sprague Street                                  Industrial            622,000             Maxwell Shoe Company
 22  Lowe's San Bruno                                       Retail                106,854              Lowe's H I W, Inc.
 24  Metro Park South                                       Office                130,149             Duferco Steel, Inc.
 25  Forbes Business Center II & Metro Business Center V    Office                194,514        Encore Marketing International
 26  Trendwest Office Building                              Office                 76,340           Trendwest Resorts, Inc.
 27  8251 & 8301 Maryland Avenue Buildings                  Office                106,521         Kupper Parker Communications
 29  Siemens Facility                                       Mixed Use             146,811        Siemens Power and Transmission
 30  Stuart Square Shopping Center                          Retail                178,090                  Winn-Dixie
 31  Chantilly Plaza I-IV                                   Mixed Use             143,513            Women's Club/Auld Ente
 32  Fairlane Village Mall                                  Retail                450,068                   Boscov's
 33  Sierra Center                                          Retail                100,253                 Food 4 Less
 34  Hollins Plantation Plaza  (2B)                         Retail                 45,920                  Food Lion
 35  Centerview Plaza  (2B)                                 Retail                 43,720                  Food Lion
 36  Wildwood Plaza  (2B)                                   Retail                 39,580                  Food Lion
 37  Dorchester Crossing  (2B)                              Retail                 45,271                  Food Lion
 40  Antelope Valley Plaza                                  Retail                127,295                     Vons
 42  Alameda West Shopping Center                           Retail                126,627                  T. J. Max
 44  Oak View Plaza North Shopping Center                   Retail                 91,598                   Petsmart
 47  Parker Landing                                         Mixed Use             112,682                     N/A
 48  The Crossroads at Middlebury-East                      Mixed Use              72,925             Bally Total Fitness
 49  70 Universal Drive                                     Retail                 61,203       Raymours Furniture Company, Inc.
 50  Westpark Industrial                                    Industrial            133,165                  Hydro USA
 53  Tiffany                                                Retail                 14,065             Tiffany and Company
 56  Lakewood City Center Shopping Center                   Retail                 67,280                    Marc's
 58  Bartell Warehouse & Office                             Industrial            104,786     Bartell Drug Company, Inc. Warehouse
 59  572 Main Street                                        Office                 77,236              The Hallen School
 60  Greenbrier West Business Park                          Mixed Use              75,745           Preist Electronics, Inc.
 61  13020 Yukon Avenue                                     Industrial             80,983                 Gentle Giant
 64  The Maple Leaf Square Shopping Center                  Retail                 49,608             Petsmart, Inc. #0525
 65  Golden Stream Quality Foods                            Industrial            116,811      Golden Streams Quality Foods, Inc.
 67  Sterling Creek Commons                                 Retail                 75,160                    Kroger
 68  Mill Plain Plaza                                       Retail                 24,300              The Party Factory
 72  Courtside Crossing at Bocage                           Retail                 33,596           Christian St. Furniture
 73  FDC II Office Building                                 Office                 32,194        Lenders Resource/Factual Data
 75  AT&T Cable Center                                      Office                 47,250     Mile Hi Cablevision Associates, LTD
 77  275 Turnpike Street                                    Office                 39,266          Brown, Altman and Company
 80  S&A Brookline                                          Retail                 8,290               Sprint Spectrum LP
 82  Greenway Hayden Center                                 Mixed Use              37,058       Mountain Valley Community Church
 84  Durkopp Adler America                                  Industrial             68,230         Durkopp Adler America, Inc.
 85  The 2411 Fountainview Drive Office Building            Office                 54,212             Preferred Healthcare
 86  Piedmont Plaza                                         Retail                 33,060                 Dollar Tree
 87  Tractor Supply Company                                 Office                 40,252            Tractor Supply Company
 90  Peppers Ferry Centre                                   Retail                 30,100              Jaclyn's Hallmark
 92  Garber's Crossing                                      Retail                 29,100                 Dollar Tree
 95  Pompano Plaza                                          Retail                 64,698                D&B Furniture
 97  New London Square                                      Retail                 51,402           New Song Christ. Fellow.
 98  Town & Country Professional Building                   Office                 36,255               Executive Suites
 99  Fischer & Bay Shopping Center                          Retail                 19,002              Eckerd Corporation
100  CVS Drug Store                                         Retail                 10,125                     CVS
101  Blackstone                                             Retail                 11,760                  Thai Tony
102  Somerdale Square                                       Retail                 24,380           Kennedy Memorial Center
103  Scripps Ranch Village                                  Retail                 10,274            Country Store & Bakery
108  Pert Ltd. Office Building                              Office                 20,131  Central California Facility Medical Group
113  Ridgemoor Square Building                              Retail                 12,083            Kent Gibson-Soundesign
114  Birmingham Drug & Video Max                            Retail                 11,728               Birmingham Drugs
119  14801 Broadway Avenue                                  Mixed Use              33,322           Remington University Inc
122  Newport Center                                         Office                 16,483                  Inter-tel
123  Florida Retail Center                                  Retail                 25,842       Suncoast Institute of Technology
131  CVS/Pharmacy                                           Retail                 10,150                     CVS
133  South Towne Retail Center                              Retail                 5,000                  Eye Masters
134  7171 Jurupa Avenue                                     Industrial             22,500                     N/A
135  41st Street Office Building                            Office                 5,776               The Everett Clinic
136  CSK Auto Store - Anchorage                             Retail                 8,000                      CSK
139  CSK Auto - Albuquerque                                 Retail                 7,000                   CSK Store
144  8422-8434 Telegraph Road                               Retail                 8,212                     Liquor


       Major Tenant #1          Major Tenant #1                        Major Tenant #2                      Major Tenant #2
#          Sq. Ft.           Lease Expiration Date                           Name                               Sq. Ft.
----------------------------------------------------------------------------------------------------------------------------------
  1        200,382                 10/31/05                             Robinson's May                          146,250
  2         82,506                  6/30/06                          Internet Barter, Inc.                       45,348
  3        130,187                  8/31/05                                   N/A                                 N/A
  4        255,992                  9/30/20                                   N/A                                 N/A
  5          N/A                      N/A                                     N/A                                 N/A
  6        388,654                  3/1/16                                    N/A                                 N/A
  9         19,467                  3/1/02                           Gensler & Associates                        19,460
 10         42,997                  8/23/14                             Nordstrom Rack                           40,725
 11         76,105                 11/30/07                              Cisco Systems                           55,709
 12        150,115                 12/26/02                          Full Upright Position                       10,193
13a        235,021                  6/30/07                           Baker and McKenzie                         77,700
13b         90,761                 12/31/15                              The Gap, Inc.                           65,896
 14         78,060                 12/31/09                               Wayne State                            41,666
 15         58,802                  7/31/15                               Blockbuster                            5,960
 16        106,870                  8/26/09                            Waste Industries                          25,840
 17        155,248                  1/31/23                                Pathmark                              64,636
 18         38,506                  5/31/14                            Longs Drug Store                          18,602
 20        109,000                 12/31/01                     John Hancock Life Insurance Co                   88,000
 22        106,854                  8/31/25                                   N/A                                 N/A
 24         21,516                  9/30/03                    Future Planning Associates, Inc.                  14,107
 25         47,980                 12/31/04                    Advertising Premiums & Incentives                 27,562
 26         76,340                 11/15/15                                   N/A                                 N/A
 27         22,595                  5/31/10                      MCI Worldcom Network Services                   15,900
 29        146,811                 10/31/10                                   N/A                                 N/A
 30         55,542                  5/1/14                       Consolidated Stores/Big Lots                    21,580
 31         14,505                 12/31/02                           Software Technology                        11,188
 32        204,178                  12/1/15                         Value City Dept. Store                       79,902
 33         53,470                  7/31/17                               Office Max                             23,500
 34         30,280                 11/30/18                                   CVS                                8,640
 35         30,280                  6/30/14                              Eckerd Drugs                            8,640
 36         35,140                 10/31/14                                   N/A                                 N/A
 37         30,271                  2/28/18                                   N/A                                 N/A
 40         32,000                  11/1/09                              Sav-On Drugs                            25,500
 42         28,640                 10/31/04                            JoAnne's Fabrics                          16,339
 44         26,040                  2/28/14                                Old Navy                              24,800
 47          N/A                      N/A                                     N/A                                 N/A
 48         24,250                 11/14/08                              Almost Family                           7,237
 49         50,203                 10/31/12                       New England Audio Co., Inc.                    11,000
 50         26,085                  9/30/05                            Raymond Handling                          22,608
 53         14,065                  6/30/10                                   N/A                                 N/A
 56         33,800                 12/31/07                             Jo-Ann Fabrics                           11,200
 58         68,676                  7/31/07                    Bartell Drug Company, Inc. Office                 36,110
 59         70,736                  6/30/11                             Ursiline School                          3,000
 60         5,400                  12/31/02                          BPS Engineering, Inc.                       5,400
 61         46,442                  4/30/09                             Berkley Designs                          16,000
 64         26,040                  1/31/14                               Party City                             10,980
 65        116,811                 11/14/15                                   N/A                                 N/A
 67         55,000                  6/30/18                                   N/A                                 N/A
 68         4,320                   8/31/06                             Sleep For Less                           3,260
 72         4,950                   7/31/05                          Pelican St. Graphics                        3,300
 73         15,882                  12/7/19                              Horizon Group                           9,378
 75         47,250                  3/14/10                                   N/A                                 N/A
 77         6,217                   8/1/07                           The Pastene Companies                       5,816
 80         8,290                  12/31/07                                   N/A                                 N/A
 82         24,635                  8/31/03                           Questron Technology                        7,149
 84         68,230                  9/30/15                                   N/A                                 N/A
 85         32,000                 12/31/10                                   N/A                                 N/A
 86         8,000                   8/31/05                          King's Beauty Supply                        4,500
 87         40,252                  2/9/07                                    N/A                                 N/A
 90         5,200                   2/28/03                               Dollar Tree                            4,500
 92         5,000                   3/31/05                              The Shoe Dept                           4,500
 95         19,417                 12/31/03                          Dept. of Corrections                        11,980
 97         7,290                  10/31/07                              Family Dollar                           7,285
 98         4,345                   5/31/02                                   N/A                                 N/A
 99         10,908                  3/31/20                          Mid ShoreMeats, Inc.                        2,554
100         10,125                  1/31/20                                   N/A                                 N/A
101         3,200                   3/31/09                                  Wenta                               2,000
102         10,080                 12/31/01                        Telepoint Communications                      4,900
103         2,312                  10/31/04                              Fitness Quest                           1,860
108         8,957                  12/31/02                            The Penstar Group                         4,981
113         3,898                   7/31/02                          Boulevard Pet Clinic                        1,850
114         11,728                  4/30/19                                   N/A                                 N/A
119         18,218                 12/31/11                            N.E.O. Fence Co.                          5,765
122         9,927                   3/31/05                          The Rennaisance Group                       3,286
123         8,876                   8/31/04                              Harvest Time                            6,480
131         10,150                  7/23/20                                   N/A                                 N/A
133         3,000                   6/30/10                           Togo Baskin Robbins                        2,000
134          N/A                      N/A                                     N/A                                 N/A
135         3,726                   7/1/03                      Ralph J. McCarty, D.D.S., P.S.                   1,150
136         8,000                  12/31/15                                   N/A                                 N/A
139         7,000                  12/31/15                                   N/A                                 N/A
144         1,834                   1/31/01                            Downey Coin Wash                          1,488


                 Major Tenant #2                     Major Tenant #3                    Major Tenant #3           Major Tenant #3
#             Lease Expiration Date                       Name                               Sq. Ft.           Lease Expiration Date
------------------------------------------------------------------------------------------------------------------------------------
  1                  9/30/05                              Sears                              143,427                  1/31/51
  2                  7/31/07                           First Union                           30,232                   5/31/05
  3                    N/A                                 N/A                                 N/A                      N/A
  4                    N/A                                 N/A                                 N/A                      N/A
  5                    N/A                                 N/A                                 N/A                      N/A
  6                    N/A                                 N/A                                 N/A                      N/A
  9                  9/1/07                          Foster Wheeler                          19,460                   6/1/05
 10                  9/30/14                          Staples, Inc.                          24,042                   8/31/14
 11                  5/30/05                             Textron                             48,730                   5/31/02
 12                 12/31/04                  Portland Inst of Contemp Art                    9,047                  12/31/02
13a                  6/30/08                               N/A                                 N/A                      N/A
13b                 12/31/06                          Square Alpha                           61,200                   6/30/08
 14                  3/31/10                           NW Dialysis                           15,392                  12/31/09
 15                 10/31/05                        Lee Beauty Supply                         3,840                  12/31/05
 16                 10/14/09                     Business Telecom, Inc.                      18,378                  12/31/05
 17                  8/31/20                            Toys R Us                            51,516                   1/31/11
 18                 10/31/09                               N/A                                 N/A                      N/A
 20                  7/31/10                       Goddess Bra Company                       59,899                   7/31/10
 22                    N/A                                 N/A                                 N/A                      N/A
 24                  5/31/04                      Nortel Networks, Inc.                      11,784                  10/31/05
 25                  5/31/09                         Motorola, Inc.                          11,246                  12/14/04
 26                    N/A                                 N/A                                 N/A                      N/A
 27                  6/30/06                         Adrian N. Baker                         12,843                   9/10/08
 29                    N/A                                 N/A                                 N/A                      N/A
 30                  1/1/02                                N/A                                 N/A                      N/A
 31                 11/30/03                      Connectus Software, I                      10,886                   3/31/02
 32                  6/1/08                                N/A                                 N/A                      N/A
 33                  6/30/17                           Party City                            10,147                   6/30/07
 34                  4/30/06                               N/A                                 N/A                      N/A
 35                  9/30/06                               N/A                                 N/A                      N/A
 36                    N/A                                 N/A                                 N/A                      N/A
 37                    N/A                                 N/A                                 N/A                      N/A
 40                  11/1/09                         Millers Outpost                         24,000                   1/1/14
 42                 12/31/07                           Aaron Rents                           13,102                   1/12/07
 44                  5/31/05                         Famous Footwear                         17,585                   7/31/10
 47                    N/A                                 N/A                                 N/A                      N/A
 48                  7/31/05                        Kimball, Kreinik                          4,528                  10/31/03
 49                  8/31/15                               N/A                                 N/A                      N/A
 50                  6/30/07                          System Three                           16,770                   6/30/06
 53                    N/A                                 N/A                                 N/A                      N/A
 56                 12/31/03                          Movie Gallery                           4,800                  12/31/00
 58                  7/31/12                               N/A                                 N/A                      N/A
 59                  2/28/02                 Educational Tools N' Toys, Inc.                  2,500                   8/15/02
 60                  1/31/04                         Network Medical                          5,000                   4/30/04
 61                  4/30/01                               N/A                                 N/A                      N/A
 64                  1/31/08                    Hollywood Video #035-832                      7,488                   8/7/07
 65                    N/A                                 N/A                                 N/A                      N/A
 67                    N/A                                 N/A                                 N/A                      N/A
 68                  7/31/05                               N/A                                 N/A                      N/A
 72                  4/30/10                               N/A                                 N/A                      N/A
 73                  1/5/07                           U.S. Oncology                           3,467                   7/31/05
 75                    N/A                                 N/A                                 N/A                      N/A
 77                  6/1/02                          Kaplan & Rizzo                           5,416                   4/1/05
 80                    N/A                                 N/A                                 N/A                      N/A
 82                  8/31/03               Catalytica Combustion Systems, Inc.                5,274                   8/31/03
 84                    N/A                                 N/A                                 N/A                      N/A
 85                    N/A                                 N/A                                 N/A                      N/A
 86                  8/31/03                              Cato                                4,160                   1/31/06
 87                    N/A                                 N/A                                 N/A                      N/A
 90                  9/30/04                              Cato                                4,000                   1/31/05
 92                  3/31/05                              Cato                                3,600                   1/31/05
 95                  1/31/03                               N/A                                 N/A                      N/A
 97                 12/31/04                         Lady of America                          5,000                   4/30/10
 98                    N/A                                 N/A                                 N/A                      N/A
 99                  6/30/01                      Papa John's USA, Inc.                       1,794                   2/28/06
100                    N/A                                 N/A                                 N/A                      N/A
101                  1/31/05                          Luxury Travel                           1,650                   5/31/04
102                  6/14/03                 University of Medicine & Dental                  3,500                  12/31/01
103                 12/22/02                      Sunny Fresh Cleaners                        1,517                   9/30/08
108                 12/31/06                 Paxson Communications of Fresno                  4,502                   8/4/03
113                  5/31/01                            H&R Block                             1,500                   4/30/03
114                    N/A                                 N/A                                 N/A                      N/A
119                  2/28/05                      Professional Flooring                       5,239                   6/30/03
122                  4/30/03                        G.A.T.E., L.L.C.                          3,270                  12/31/01
123                  2/28/05                          Tax Collector                           5,426                   5/31/01
131                    N/A                                 N/A                                 N/A                      N/A
133                  7/31/10                               N/A                                 N/A                      N/A
134                    N/A                                 N/A                                 N/A                      N/A
135                  1/1/04                   Marshall L. Batchelor, D.D.S.                    900                    11/1/04
136                    N/A                                 N/A                                 N/A                      N/A
139                    N/A                                 N/A                                 N/A                      N/A
144                  6/1/03                           Accupressure                            1,200                   2/29/04

(1)  Only those tenants which occupy 10% or more of the property area.

(2A) The Underlying Mortgage Loans secured by College Park Medical Office Building and College Park Commons are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Hollins Plantation Plaza, Centerview Plaza, Wildwood Plaza and Dorchester Crossing are cross-collateralized and cross-defaulted, respectively.


                                                     MULTIFAMILY SCHEDULE
                                                                                    Utilities                          Subject
                                                                                      Tenant                 #         Studio
#          Property Name                                                               Pays              Elevators      Units
-------------------------------------------------------------------------------------------------------------------------------
 7a        Foxfire Apartments                                                        Electric                0           N/A
 7b        Arrowood Apartments                                                       Electric                0           N/A
 7c        Apache Springs Apartments                                                 Electric                0           N/A
 7d        Aspen Village Apartments                                                  Electric                0           N/A
 8a        Crescent Square Apartments                                              Electric/Gas              0           N/A
 8b        Pecan Crossing Apartments                                           Electric/Water/Sewer          0           N/A
 8c        Estrada Place Apartments                                            Electric/Water/Sewer          0           N/A
 8d        Forest Creek Apartments                                                   Electric                0           N/A
 21        Strathmore Park Apartments                                                  None                  0           N/A
 23        Reflections Apartments                                              Electric/Water/Sewer          0           N/A
 39        St. Johns Village Apartments                                              Electric                0           N/A
 41        Park Creek Manor Apartments                                                 None                  0           N/A
 43        Oak Meadows Apartments and The Residence Apartments                       Electric                0           N/A
 45        Embassy and Diplomat Towers                                               Electric                2           16
 46        Sunrise Pointe Apartments                                              Electric/Water             0           N/A
 51        Milford Commons                                                           Electric                0           N/A
 52        Oak Crossing Apartments                                                   Electric                0           N/A
 54        Hollyview Apartments                                                      Electric                0           N/A
57a        Turnquist Apartments                                                      Electric                0           N/A
57b        Northern Parkway Apartments                                               Electric                0           N/A
57c        Cypress Garden Apartments                                                 Electric                0           N/A
57d        Harford Road Apartments                                                   Electric                0           N/A
 62        Heatherwood Apartments                                                    Electric                0           24
 63        Harper's Corners Apartments                                               Electric                0           N/A
 66        Andover Park Apartments                                                   Electric                0           24
 69        North Mountain Apartments                                                 Electric                0           24
 76        Evergreen Park Manor Apartments                                           Electric                0           N/A
79a        Superior Hill Apartments                                                Electric/Gas              0           N/A
79b        The Palmetto Building                                                   Electric/Gas              0           N/A
79c        2737 Hampshire Road                                                     Electric/Gas              0           N/A
79d        The Francis Building                                                    Electric/Gas              0           N/A
79e        The Orono Building                                                      Electric/Gas              0           N/A
79f        2857 Mayfield Road                                                      Electric/Gas              0           N/A
 83        Rosegate Place Apartments                                              Electric/Water             0           N/A
 88        Alta Park Apartments                                                      Electric                0           N/A
 89        Willow Wood Apartments                                                     Water                  0           23
 91        Charlotte Arms Apartments                                                 Electric                0           N/A
 93        Parkway Place Apartments                                                  Electric                0           N/A
 96        Sierra Pointe Apartments                                                  Electric                0           N/A
104        Clairmont Apartments                                                      Electric                0           N/A
105        Inwood Gardens Apartments                                                 Electric                0           100
106        Ashton Place Apartments I & II                                            Electric                0           N/A
107        The Lofts Apartments                                                      Electric                2           N/A
110        Lennox Avenue Townhomes                                                 Electric/Gas              0           N/A
111        Patrick Henry Apartments                                                  Electric                0           N/A
112        Southridge Commons                                                      Water/Sewer               0           N/A
115        Dorothy Park Place                                                        Electric                0           63
117        Oak Manor Apartments                                                      Electric                0           N/A
118        Palmdale Villa Apartments                                                 Electric                0           N/A
120        Bel-Aire Apartments                                                       Electric                0            2
121        The Meadows                                                             Electric/Gas              0           N/A
124        Wyncrest Manor Apartments                                           Electric/Water/Sewer          1            4
125        Rawlins Chateau                                                           Electric                0           14
126        Chelsea Palms Apartments                                               Electric/Water             0           N/A
129        322 Hudson Street  (2C)                                                   Electric                0           N/A
130        296-298 Park Street  (2C)                                                 Electric                0           N/A
132        Tiffany Village                                                           Electric                0           N/A
137        Pine Avenue Apartments                                                      None                  0           12
140        Crooks Road Apartments                                                      None                  0           N/A
141        Lawn Avenue Apartments                                                      None                  0           N/A
142        808-812 Maple Avenue  (2D)                                                Electric                0           N/A
143        70-72 Wilson Street  (2D)                                                   None                  0           N/A


             Subject       Subject      Subject       Subject      Subject       Subject       Subject       Subject
             Studio        Studio        1 BR          1 BR          1 BR         2 BR          2 BR          2 BR
#           Avg. Rent     Max. Rent      Units       Avg. Rent    Max. Rent       Units       Avg. Rent     Max. Rent
---------------------------------------------------------------------------------------------------------------------
 7a            N/A           N/A          104          $419          $470          200          $545          $605
 7b            N/A           N/A          200          $448          $490          136          $587          $635
 7c            N/A           N/A          200          $439          $530          96           $613          $720
 7d            N/A           N/A          45           $404          $445          151          $486          $585
 8a            N/A           N/A          73           $512          $605          191          $609          $665
 8b            N/A           N/A          156          $489          $560          88           $619          $640
 8c            N/A           N/A          104          $499          $550          56           $644          $690
 8d            N/A           N/A          80           $484          $505          24           $628          $649
 21            N/A           N/A          104          $831          $910          88          $1,023        $1,210
 23            N/A           N/A          136          $596          $980          116          $711          $800
 39            N/A           N/A          192          $418          $454          160          $477          $495
 41            N/A           N/A          13           $517          $910          265          $691         $1,171
 43            N/A           N/A          165          $478          $560          110          $624          $750
 45           $494          $535          252          $526         $1,180         120          $685         $1,260
 46            N/A           N/A          59           $394          $410          301          $434          $460
 51            N/A           N/A          60           $417          $420          174          $518          $620
 52            N/A           N/A          80           $396          $495          160          $494          $495
 54            N/A           N/A          216          $375          $390          112          $518          $530
57a            N/A           N/A          40           $485          $500          80           $536          $560
57b            N/A           N/A          24           $410          $439           9           $525          $530
57c            N/A           N/A          N/A           N/A          N/A           23           $418          $463
57d            N/A           N/A           9           $418          $428           6           $517          $540
 62           $454          $463          96           $535          $570          30           $651          $667
 63            N/A           N/A          104          $464          $554          112          $562          $614
 66           $412          $440          111          $459          $664          80           $544          $680
 69           $420          $428          88           $510          $539          28           $619          $666
 76            N/A           N/A          22           $588          $650          54           $693          $785
79a            N/A           N/A          13           $455          $475          22           $624          $740
79b            N/A           N/A          27           $534          $637          N/A           N/A           N/A
79c            N/A           N/A           1           $475          $475           6           $913          $950
79d            N/A           N/A          15           $577          $774          N/A           N/A           N/A
79e            N/A           N/A           1           $602          $602           6           $869          $975
79f            N/A           N/A           1           $515          $515           6           $823          $890
 83            N/A           N/A          N/A           N/A          N/A           N/A           N/A           N/A
 88            N/A           N/A           1           $490          $490          87           $590          $600
 89           $353          $420          127          $430          $450          19           $547          $550
 91            N/A           N/A          60           $399          $420          48           $493          $520
 93            N/A           N/A          24           $451          $490          10           $662          $695
 96            N/A           N/A          68           $380          $385          37           $541          $550
104            N/A           N/A          28           $450          $500          40           $573          $625
105           $377          $410          N/A           N/A          N/A           N/A           N/A           N/A
106            N/A           N/A          51           $348          $460          46           $452          $485
107            N/A           N/A          20           $480          $540          35           $555          $679
110            N/A           N/A          N/A           N/A          N/A           14           $796          $922
111            N/A           N/A          24           $587          $645          24           $618          $650
112            N/A           N/A          18           $515          $520          12           $653          $670
115           $403          $485           4           $546          $566          N/A           N/A           N/A
117            N/A           N/A          24           $407          $495          28           $465          $505
118            N/A           N/A          N/A           N/A          N/A           30           $519          $550
120           $405          $405          20           $495          $500          16           $604          $650
121            N/A           N/A          40           $386          $475          16           $488          $495
124           $416          $428          59           $455          $495          N/A           N/A           N/A
125           $404          $425          39           $434          $475           1           $595          $595
126            N/A           N/A          36           $511          $545          N/A           N/A           N/A
129            N/A           N/A          34           $501          $525          N/A           N/A           N/A
130            N/A           N/A          N/A           N/A          N/A           N/A           N/A           N/A
132            N/A           N/A          N/A           N/A          N/A           53           $488          $500
137           $468          $495           4           $618          $625          N/A           N/A           N/A
140            N/A           N/A          14           $557          $600           2           $685          $685
141            N/A           N/A          22           $342          $375          N/A           N/A           N/A
142            N/A           N/A           2           $512          $523           5           $660          $692
143            N/A           N/A          N/A           N/A          N/A            4           $663          $670


             Subject       Subject       Subject     Subject       Subject      Subject
              3 BR          3 BR          3 BR         4 BR         4 BR         4 BR
#             Units       Avg. Rent     Max. Rent     Units       Avg. Rent    Max. Rent
----------------------------------------------------------------------------------------
 7a            24           $667          $720         N/A           N/A          N/A
 7b            N/A           N/A           N/A         N/A           N/A          N/A
 7c            N/A           N/A           N/A         N/A           N/A          N/A
 7d            24           $601          $690         N/A           N/A          N/A
 8a            70           $729          $770          26          $809         $845
 8b             8           $766          $770         N/A           N/A          N/A
 8c            N/A           N/A           N/A         N/A           N/A          N/A
 8d            N/A           N/A           N/A         N/A           N/A          N/A
 21            16          $1,299        $1,380        N/A           N/A          N/A
 23            30           $841          $890         N/A           N/A          N/A
 39            N/A           N/A           N/A         N/A           N/A          N/A
 41            44           $767         $1,755        N/A           N/A          N/A
 43            N/A           N/A           N/A         N/A           N/A          N/A
 45            N/A           N/A           N/A         N/A           N/A          N/A
 46            N/A           N/A           N/A         N/A           N/A          N/A
 51            N/A           N/A           N/A         N/A           N/A          N/A
 52            N/A           N/A           N/A         N/A           N/A          N/A
 54            N/A           N/A           N/A         N/A           N/A          N/A
57a            N/A           N/A           N/A         N/A           N/A          N/A
57b            N/A           N/A           N/A         N/A           N/A          N/A
57c            N/A           N/A           N/A         N/A           N/A          N/A
57d            N/A           N/A           N/A         N/A           N/A          N/A
 62            N/A           N/A           N/A         N/A           N/A          N/A
 63            N/A           N/A           N/A         N/A           N/A          N/A
 66            N/A           N/A           N/A         N/A           N/A          N/A
 69            N/A           N/A           N/A         N/A           N/A          N/A
 76             2           $898          $915         N/A           N/A          N/A
79a            N/A           N/A           N/A         N/A           N/A          N/A
79b            N/A           N/A           N/A         N/A           N/A          N/A
79c            N/A           N/A           N/A         N/A           N/A          N/A
79d            N/A           N/A           N/A         N/A           N/A          N/A
79e            N/A           N/A           N/A         N/A           N/A          N/A
79f            N/A           N/A           N/A         N/A           N/A          N/A
 83            72           $720          $800         N/A           N/A          N/A
 88            N/A           N/A           N/A         N/A           N/A          N/A
 89            N/A           N/A           N/A         N/A           N/A          N/A
 91            N/A           N/A           N/A         N/A           N/A          N/A
 93            32           $711          $765         N/A           N/A          N/A
 96             7           $625          $625         N/A           N/A          N/A
104            N/A           N/A           N/A         N/A           N/A          N/A
105            N/A           N/A           N/A         N/A           N/A          N/A
106            N/A           N/A           N/A          1           $875         $875
107            N/A           N/A           N/A         N/A           N/A          N/A
110            13           $959         $1,025        N/A           N/A          N/A
111            N/A           N/A           N/A         N/A           N/A          N/A
112            N/A           N/A           N/A         N/A           N/A          N/A
115            N/A           N/A           N/A         N/A           N/A          N/A
117             8           $545          $550         N/A           N/A          N/A
118             8           $699          $750         N/A           N/A          N/A
120            N/A           N/A           N/A         N/A           N/A          N/A
121            N/A           N/A           N/A         N/A           N/A          N/A
124            N/A           N/A           N/A         N/A           N/A          N/A
125            N/A           N/A           N/A         N/A           N/A          N/A
126            N/A           N/A           N/A         N/A           N/A          N/A
129            N/A           N/A           N/A         N/A           N/A          N/A
130             8           $840          $840         N/A           N/A          N/A
132            N/A           N/A           N/A         N/A           N/A          N/A
137            N/A           N/A           N/A         N/A           N/A          N/A
140            N/A           N/A           N/A         N/A           N/A          N/A
141            N/A           N/A           N/A         N/A           N/A          N/A
142            N/A           N/A           N/A         N/A           N/A          N/A
143             2           $840          $840         N/A           N/A          N/A

(2C) The Underlying Mortgage Loans secured by 322 Hudson Street and 296-298 Park Street are cross-defaulted. Hampt55SInn5anduSuitesFoods

(2D) The Underlying Mortgage Loans secured by 808-812 Maple Avenue and 70-72 Wilson Street are cross-defaulted. Lakew56dPCityACenternShopping Center

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                             MORTGAGE INTEREST RATES

                         CUT-OFF DATE PRINCIPAL BALANCES

                           ORIGINAL AMORTIZATION TERMS

                        ORIGINAL TERMS TO STATED MATURITY

                          REMAINING AMORTIZATION TERMS

                       REMAINING TERMS TO STATED MATURITY

                           YEARS BUILT/YEAR RENOVATED

                         OCCUPANCY RATES AT UNDERWRITING

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                       MORTGAGED REAL PROPERTIES BY STATE

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                PREPAYMENT OPTION

                        MORTGAGE POOL PREPAYMENT PROFILE


                                     A-2-1

                                                MORTGAGE INTEREST RATES


                                                                              Weighted
                                  Number of                   Percentage of    Average                    Weighted
                                  Underlying    Cut-off Date     Initial      Mortgage      Weighted      Average
         Range of                  Mortgage      Principal    Mortgage Pool   Interest       Average     Cut-off Date
  Mortgage Interest Rates           Loans         Balance        Balance        Rates       U/W DSCR      LTV Ratio
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
  7.3250%    -    7.7500%             10      $  154,289,644      15.0%        7.4516%        1.50x        62.7%
  7.7510%    -    8.0000%             19         166,829,505      16.2%        7.9221%        1.29         72.8%
  8.0010%    -    8.2500%             36         295,754,721      28.8%        8.1531%        1.32         70.1%
  8.2510%    -    8.5000%             35         215,498,163      21.0%        8.3736%        1.27         74.5%
  8.5010%    -    8.7500%             21         116,599,804      11.3%        8.6192%        1.39         63.3%
  8.7510%    -    9.0000%             15          68,546,393       6.7%        8.9048%        1.32         69.7%
  9.0010%    -    9.3700%              8          10,689,028       1.0%        9.1086%        1.32         73.1%

                                 -----------------------------------------------------------------------------------
                                 -----------------------------------------------------------------------------------
Total/Weighted Average:              144      $1,028,207,257    100.0%        8.1695%        1.34x        69.6%
                                 ===================================================================================
                                 ===================================================================================

Maximum Mortgage Interest Rate:    9.3700%
Minimum Mortgage Interest Rate:    7.3250%
Wtd. Avg. Mortgage Interest Rate:  8.1695%







                                           CUT-OFF DATE PRINCIPAL BALANCES

                                                                              Weighted
                                  Number of                   Percentage of    Average                    Weighted
                                  Underlying    Cut-off Date     Initial      Mortgage      Weighted      Average
   Range of Cut-off Date           Mortgage      Principal    Mortgage Pool   Interest       Average     Cut-off Date
    Principal Balances              Loans         Balance        Balance        Rates       U/W DSCR      LTV Ratio
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
  $ 163,495  -       500,000          7         $  2,308,065      0.2%         8.7887%        1.48x        65.7%
    500,001  -       750,000          6            3,643,428      0.4%         8.9111%        1.36         68.8%
    750,001  -     1,000,000          8            7,177,831      0.7%         8.5738%        1.35         66.7%
  1,000,001  -     1,250,000          9           10,343,626      1.0%         8.6426%        1.33         74.9%
  1,250,001  -     1,500,000          7            9,597,766      0.9%         8.4729%        1.27         74.3%
  1,500,001  -     1,750,000          5            8,344,951      0.8%         8.3760%        1.24         74.1%
  1,750,001  -     2,000,000          6           11,266,944      1.1%         8.3568%        1.31         69.6%
  2,000,001  -     3,000,000         25           63,818,007      6.2%         8.1778%        1.29         73.4%
  3,000,001  -     4,000,000         13           46,711,706      4.5%         8.1851%        1.31         70.3%
  4,000,001  -     5,000,000          7           31,712,469      3.1%         8.1991%        1.27         73.3%
  5,000,001  -     6,000,000          7           39,553,862      3.8%         8.1356%        1.29         74.1%
  6,000,001  -     8,500,000         10           72,286,765      7.0%         8.1971%        1.29         73.4%
  8,500,001  -     9,500,000          4           36,403,296      3.5%         8.4664%        1.34         71.8%
  9,500,001  -    10,000,000          2           19,251,806      1.9%         8.1554%        1.24         73.2%
 10,000,001  -    11,250,000          3           30,602,636      3.0%         8.1207%        1.33         74.4%
 11,250,001  -    12,000,000          2           23,653,149      2.3%         8.1128%        1.28         73.9%
 12,000,001  -    19,500,000         10          150,961,010     14.7%         8.1714%        1.30         72.1%
 19,500,001  -    34,500,000          7          161,315,393     15.7%         7.9988%        1.33         65.4%
 34,500,001  -  $ 77,750,000          6          299,254,549     29.1%         8.1627%        1.41         66.1%

                                 -----------------------------------------------------------------------------------
                                 -----------------------------------------------------------------------------------
Total/Weighted Average:             144       $1,028,207,257    100.0%        8.1695%        1.34x        69.6%
                                 ===================================================================================
                                 ===================================================================================

Maximum Cut-off Date Principal Balance:          $77,750,000
Minimum Cut-off Date Principal Balance:          $   163,495
Wtd. Avg. Cut-off Date Principal Balance:        $ 7,140,328


                                                    ORIGINAL AMORTIZATION TERMS

                                                                                      Weighted
                                   Number of                         Percentage of    Average                        Weighted
         Range of                  Underlying      Cut-off Date        Initial        Mortgage       Weighted        Average
   Original Amortization            Mortgage         Principal       Mortgage Pool    Interest       Average       Cut-off Date
      Terms (Months)                 Loans            Balance          Balance         Rates         U/W DSCR       LTV Ratio
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
    180        -      290               6          $   40,655,642        4.0%         8.1733%         1.42x           53.9%
    291        -      300              38             108,389,786       10.5%         8.1906%          1.36           69.6%
    301        -      360             100             879,161,829       85.5%         8.1667%          1.33           70.3%

                                   ---------------------------------------------------------------------------------------------
                                   ---------------------------------------------------------------------------------------------
Total/Weighted Average:               144          $1,028,207,257       100.0%        8.1695%         1.34x           69.6%
                                   =============================================================================================
                                   =============================================================================================


Maximum Original Amortization Term (Months):       360
Minimum Original Amortization Term (Months):       180
Wtd. Avg. Original Amortization Term (Months):     347






                                                ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                      Weighted
                                   Number of                         Percentage of    Average                        Weighted
         Range of                  Underlying      Cut-off Date        Initial        Mortgage       Weighted        Average
      Original Terms                Mortgage          Principal       Mortgage Pool    Interest       Average       Cut-off Date
to Stated Maturity (Months)          Loans            Balance          Balance         Rates         U/W DSCR       LTV Ratio
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
     60        -      100               8          $  176,790,235       17.2%         8.1844%         1.45x           60.3%
    101        -      120             128             791,932,748       77.0%         8.1586%          1.32           71.4%
    121        -      174               8              59,484,275        5.8%         8.2694%          1.27           73.4%

                                   ---------------------------------------------------------------------------------------------
                                   ---------------------------------------------------------------------------------------------
Total/Weighted Average:               144          $1,028,207,257      100.0%         8.1695%         1.34x           69.6%
                                   =============================================================================================
                                   =============================================================================================


Maximum Original Term to Stated Maturity (Months):        174
Minimum Original Term to Stated Maturity (Months):         60
Wtd. Avg. Original Term to Stated Maturity (Months):      115

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.

                                             REMAINING AMORTIZATION TERMS

                                                                                        Weighted
                                 Number of                             Percentage of    Average                        Weighted
        Range of                 Underlying          Cut-off Date        Initial        Mortgage      Weighted         Average
  Remaining Amortization          Mortgage             Principal       Mortgage Pool    Interest       Average       Cut-off Date
     Terms (Months)                Loans                Balance          Balance         Rates        U/W DSCR        LTV Ratio
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
    167       -      290             10              $   42,630,214        4.1%         8.2238%         1.42x           54.8%
    291       -      350             41                 205,053,070       19.9%         8.1579%         1.36            68.0%
    351       -      360             93                 780,523,973       75.9%         8.1695%         1.33            70.8%

                                 -------------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------------
Total/Weighted Average:             144              $1,028,207,257      100.0%         8.1695%         1.34x           69.6%
                                 =================================================================================================
                                 =================================================================================================

Maximum Remaining Amortization Term (Months):        360
Minimum Remaining Amortization Term (Months):        167
Wtd. Avg. Remaining Amortization Term (Months):      343





                                        REMAINING TERMS TO STATED MATURITY (1)


                                                                                        Weighted
                                 Number of                             Percentage of    Average                        Weighted
         Range of                Underlying          Cut-off Date        Initial        Mortgage      Weighted         Average
     Remaining Terms              Mortgage             Principal       Mortgage Pool    Interest       Average       Cut-off Date
to Stated Maturity (Months)        Loans                Balance          Balance         Rates        U/W DSCR        LTV Ratio
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
     57       -       99              8              $  176,790,235       17.2%         8.1844%         1.45x           60.3%
    100       -      120            128                 791,932,748       77.0%         8.1586%         1.32            71.4%
    121       -      166              8                  59,484,275        5.8%         8.2694%         1.27            73.4%

                                 -------------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------------
Total/Weighted Average:             144              $1,028,207,257      100.0%         8.1695%         1.34x           69.6%
                                 =================================================================================================
                                 =================================================================================================

Maximum Remaining Term to Stated Maturity (Months):       166
Minimum Remaining Term to Stated Maturity (Months):        57
Wtd. Avg. Remaining Term to Stated Maturity (Months):     110

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.

                                                  YEARS BUILT/YEARS RENOVATED (1)


                                                                                         Weighted
                                       Number of                         Percentage of   Average                       Weighted
                                       Mortgaged       Cut-off Date        Initial       Mortgage      Weighted         Average
  Range of Years                          Real           Principal       Mortgage Pool   Interest       Average       Cut-off Date
  Built/Renovated                      Properties         Balance          Balance        Rates        U/W DSCR        LTV Ratio
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
    1939        -       1970                9          $   11,064,609        1.1%        8.2880%         1.31x           72.9%
    1971        -       1980               13              36,541,823        3.6%        8.0696%         1.28            72.4%
    1981        -       1990               36             253,614,552       24.7%        7.8792%         1.38            70.0%
    1991        -       2000              101             726,986,273       70.7%        8.2739%         1.33            69.3%

                                      --------------------------------------------------------------------------------------------
                                      --------------------------------------------------------------------------------------------
Total/Weighted Average:                   159          $1,028,207,257      100.0%        8.1695%         1.34x           69.6%
                                      ============================================================================================
                                      ============================================================================================

Most Recent Year Built/Renovated:         2000
Oldest Year Built/Renovated:              1939
Wtd. Avg. Year Built/Renovated:           1994

(1) Years Built/Renovated reflects the later of the Year Built or the Year Renovated.






                                                OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                         Weighted
                                       Number of                         Percentage of   Average                       Weighted
                                       Mortgaged       Cut-off Date        Initial       Mortgage      Weighted         Average
            Range of                      Real           Principal       Mortgage Pool   Interest       Average       Cut-off Date
     Occupancy Rates at U/W            Properties         Balance          Balance        Rates        U/W DSCR        LTV Ratio
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
    79.0%       -       84.9%               3            $ 12,110,682        1.2%        8.1103%         1.25x           69.5%
    85.0%       -       89.9%               8              66,263,686        6.4%        8.5877%         1.31            71.9%
    90.0%       -       94.9%              29             207,961,770       20.2%        7.9075%         1.36            70.5%
    95.0%       -       97.4%              33             184,081,439       17.9%        8.2216%         1.29            73.1%
    97.5%       -      100.0%              82             525,156,286       51.1%        8.1893%         1.33            68.3%

                                      --------------------------------------------------------------------------------------------
                                      --------------------------------------------------------------------------------------------
Total/Weighted Average:                   155            $995,573,863       96.8%        8.1620%         1.33x           69.9%
                                      ============================================================================================
                                      ============================================================================================


Maximum Occupancy Rate at U/W:           100.0%
Minimum Occupancy Rate at U/W:            79.0%
Wtd. Avg. Occupancy Rate at U/W:          96.3%

(1) Does not include the hotel properties.

                                              UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                    Weighted
                                    Number of                       Percentage of    Average                       Weighted
                                    Underlying    Cut-off Date        Initial       Mortgage       Weighted        Average
  Range of                          Mortgage        Principal       Mortgage Pool   Interest       Average       Cut-off Date
 U/W DSCRs                            Loans          Balance          Balance         Rates        U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
   1.20x      -      1.21               12        $   75,977,269        7.4%         8.2758%         1.20x          76.9%
   1.22       -      1.29               74           530,183,437       51.6%         8.2225%         1.26           73.7%
   1.30       -      1.39               33           168,877,112       16.4%         8.3578%         1.32           71.2%
   1.40       -      1.49               11            80,240,332        7.8%         8.0018%         1.44           64.3%
   1.50       -      1.59                7           100,243,189        9.7%         7.6012%         1.54           64.5%
   1.60       -      1.79x               7            72,685,918        7.1%         8.2028%         1.71           41.5%

                                    ------------------------------------------------------------------------------------------
                                    ------------------------------------------------------------------------------------------
Total/Weighted Average:                144        $1,028,207,257      100.0%         8.1695%         1.34x          69.6%
                                    ==========================================================================================
                                    ==========================================================================================

Maximum U/W DSCR:                     1.79x
Minimum U/W DSCR:                     1.20x
Wtd. Avg. U/W DSCR:                   1.34x






                                                  CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                    Weighted
                                    Number of                       Percentage of    Average                       Weighted
                                    Underlying    Cut-off Date        Initial       Mortgage       Weighted        Average
   Range of Cut-off Date            Mortgage        Principal       Mortgage Pool   Interest       Average       Cut-off Date
    Loan-to-Value Ratios              Loans          Balance          Balance         Rates        U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
   35.10%     -     55.00%              5         $   91,282,094        8.9%         8.1665%         1.61x          43.8%
   55.10%     -     65.00%             21            174,426,730       17.0%         7.7543%         1.46           62.4%
   65.10%     -     67.50%              7             37,288,211        3.6%         8.4743%         1.32           65.9%
   67.60%     -     70.00%             12             92,545,825        9.0%         8.1043%         1.29           68.5%
   70.10%     -     72.50%             14             80,983,120        7.9%         8.5901%         1.33           72.0%
   72.60%     -     75.00%             35            240,977,974       23.4%         8.2300%         1.29           74.0%
   75.10%     -     77.50%             16            116,416,469       11.3%         8.2052%         1.24           76.1%
   77.60%     -     78.50%              8             29,130,867        2.8%         8.1090%         1.29           77.9%
   78.60%     -     79.50%             16            132,321,331       12.9%         8.3257%         1.22           79.2%
   79.60%     -     79.80%             10             32,834,637        3.2%         8.0360%         1.28           79.7%

                                    ------------------------------------------------------------------------------------------
                                    ------------------------------------------------------------------------------------------
Total/Weighted Average:                144        $1,028,207,257       100.0%        8.1695%         1.34x          69.6%
                                    ==========================================================================================
                                    ==========================================================================================

Maximum Cut-off Date LTV Ratio:       79.8%
Minimum Cut-off Date LTV Ratio:       35.1%
Wtd. Avg. Cut-off Date LTV Ratio:     69.6%


                                                 MORTGAGED REAL PROPERTIES BY STATE

                                                                                   Weighted
                           Number of                            Percentage of       Average                          Weighted
                           Mortgaged         Cut-off Date          Initial         Mortgage         Weighted         Average
                              Real            Principal         Mortgage Pool      Interest          Average       Cut-off Date
State                      Properties          Balance             Balance           Rates          U/W DSCR        LTV Ratio
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
California                    26              $  331,334,133       32.2%            8.0634%           1.39x           68.7%
       Southern California    20                 219,777,629       21.4%            7.9979%           1.42            67.3%
       Northern California     6                 111,556,504       10.8%            8.1922%           1.34            71.4%
Texas                         22                  89,761,264        8.7%            8.3083%           1.26            77.7%
Pennsylvania                   4                  69,834,562        6.8%            8.5117%           1.24            74.0%
Massachusetts                  5                  63,628,757        6.2%            7.8284%           1.31            66.1%
New York                       5                  63,389,384        6.2%            8.2143%           1.67            41.2%
Florida                       13                  48,255,911        4.7%            8.3030%           1.25            76.0%
Michigan                       8                  34,180,604        3.3%            8.3000%           1.26            72.6%
Washington                     6                  30,128,288        2.9%            8.1554%           1.29            68.6%
Virginia                       7                  27,624,832        2.7%            8.0903%           1.26            74.7%
Colorado                       4                  27,071,317        2.6%            7.8790%           1.31            73.5%
Ohio                          13                  25,099,547        2.4%            8.1922%           1.32            73.4%
Indiana                        6                  22,730,512        2.2%            8.2746%           1.26            75.3%
North Carolina                 2                  20,965,245        2.0%            8.3131%           1.20            79.3%
Oregon                         1                  19,861,229        1.9%            8.0700%           1.24            53.5%
Hawaii                         1                  18,050,820        1.8%            7.9800%           1.23            75.2%
Maryland                       5                  16,638,757        1.6%            8.0717%           1.29            75.9%
New Jersey                     3                  15,795,722        1.5%            8.2164%           1.27            71.1%
Georgia                        2                  15,399,680        1.5%            8.5725%           1.23            76.9%
Connecticut                    7                  14,496,753        1.4%            8.3313%           1.33            72.9%
Arizona                        3                  10,866,542        1.1%            7.9838%           1.27            75.2%
Missouri                       1                  10,449,885        1.0%            8.2500%           1.26            73.6%
New Hampshire                  1                   8,964,157        0.9%            8.3900%           1.52            71.7%
South Carolina                 3                   8,473,173        0.8%            8.2476%           1.26            72.2%
New Mexico                     2                   8,375,252        0.8%            8.3321%           1.25            72.1%
Nebraska                       1                   7,571,109        0.7%            8.0700%           1.53            63.1%
Alabama                        1                   6,472,701        0.6%            9.0700%           1.28            73.6%
Louisiana                      1                   3,191,295        0.3%            8.6600%           1.30            73.4%
Minnesota                      1                   2,998,244        0.3%            7.8600%           1.23            79.7%
Tennessee                      1                   2,625,693        0.3%            7.7200%           1.29            62.5%
Rhode Island                   1                   2,045,067        0.2%            8.3000%           1.30            74.6%
Utah                           1                     798,200        0.1%            8.9000%           1.37            60.2%
Alaska                         1                     605,922        0.1%            8.8400%           1.35            57.2%
Iowa                           1                     522,700        0.1%            8.8500%           1.46            72.1%

                           -----------------------------------------------------------------------------------------------------
                           -----------------------------------------------------------------------------------------------------
Total/Weighted Average:      159              $1,028,207,257      100.0%            8.1695%           1.34x           69.6%
                           =====================================================================================================
                           =====================================================================================================

(1) Southern California consists of mortgaged real properties in California zip codes less than or equal to 93600. Northern California consists of mortgaged real properties in California zip codes greater than 93600.






                                           UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                   Weighted
                           Number of                            Percentage of       Average                          Weighted
                           Underlying        Cut-off Date          Initial         Mortgage         Weighted         Average
                            Mortgage          Principal         Mortgage Pool      Interest          Average       Cut-off Date
Loan Type                    Loans             Balance             Balance           Rates          U/W DSCR        LTV Ratio
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Balloon                       120             $  778,724,032        75.7%           8.2408%           1.32x           70.1%
ARD                            24                249,483,225        24.3%           7.9468%           1.40            68.1%

                           -----------------------------------------------------------------------------------------------------
                           -----------------------------------------------------------------------------------------------------
Total/Weighted Average:       144             $1,028,207,257       100.0%           8.1695%           1.34x           69.6%
                           =====================================================================================================



                                             MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                           Weighted
                                        Number of                          Percentage of   Average                      Weighted
                                        Mortgaged        Cut-off Date        Initial       Mortgage      Weighted       Average
                                           Real            Principal       Mortgage Pool   Interest      Average      Cut-off Date
Property Type                           Properties          Balance          Balance        Rates        U/W DSCR      LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Office                                      25           $  371,824,324       36.2%        8.2548%         1.34x         66.6%
Retail                                      42              279,431,178       27.2%        8.0178%         1.35          69.3%
Multifamily                                 62              201,914,914       19.6%        8.2479%         1.26          76.9%
Industrial                                   8               71,739,452        7.0%        8.0806%         1.36          67.9%
Mixed Use                                    7               40,760,579        4.0%        8.1645%         1.27          72.6%
Hotel                                        4               32,633,394        3.2%        8.3978%         1.59          60.9%
Self Storage                                 6               21,258,991        2.1%        7.8928%         1.46          69.4%
Manufactured Housing                         5                8,644,423        0.8%        8.1477%         1.33          74.1%

                                      ---------------------------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------------------------
Total/Weighted Average:                    159           $1,028,207,257      100.0%        8.1695%         1.34x         69.6%
                                      =============================================================================================
                                      =============================================================================================






                                           MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE



                                                                                           Weighted
                                        Number of                          Percentage of   Average                      Weighted
                                        Mortgaged        Cut-off Date        Initial       Mortgage      Weighted       Average
                                           Real            Principal       Mortgage Pool   Interest      Average      Cut-off Date
Property Type        Property Sub-Type  Properties          Balance          Balance        Rates        U/W DSCR      LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Retail
                     Anchored      (1)      26            $ 250,541,330       24.4%        7.9629%        1.36x          69.1%
                     Unanchored             16               28,889,848        2.8%        8.4942%         1.28          70.3%

                                      ---------------------------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------------------------
Total/Weighted Average:                     42            $ 279,431,178       27.2%        8.0178%        1.35x          69.3%
                                      =============================================================================================
                                      =============================================================================================

Hotel
                     Full Service           2              $ 24,256,355       2.4%         8.3017%        1.64x          59.2%
                     Limited Service        2                 8,377,039       0.8%         8.6760%         1.44          65.8%

                                      ---------------------------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------------------------
Total/Weighted Average:                     4              $ 32,633,394       3.2%         8.3978%        1.59x          60.9%
                                      =============================================================================================
                                      =============================================================================================

(1) Includes shadow anchored properties.

                                               PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                         Weighted       Weighted
                                                                                         Average        Average
                                                                        Percentage of   Remaining      Remaining       Weighted
         Range of                          Number of     Cut-off Date      Initial       Lockout        Lockout        Average
    Remaining Terms to                     Mortgage       Principal     Mortgage Pool     Period     Plus YM Period    Maturity
  Stated Maturity (Years)                    Loans         Balance         Balance       (Years)        (Years)      (Years) (1)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
      4.00           -         4.99             1        $      972,280      0.1%           4.3            4.3            4.8
      6.00           -         6.99             5           140,726,588     13.7%           5.5            6.3            6.7
      7.00           -         7.99             2            35,091,367      3.4%           4.0            7.0            7.3
      8.50           -         8.99             3            20,544,402      2.0%           8.4            8.6            8.9
      9.00           -         9.49            16           106,125,192     10.3%           8.3            8.8            9.2
      9.50           -         9.99           109           665,263,154     64.7%           8.9            9.3            9.7
     10.00           -        10.49             2            19,775,130      1.9%          10.2           10.2           10.4
     10.50           -        10.99             2            14,588,773      1.4%           9.8            9.8           10.6
     11.00           -        20.00             4            25,120,372      2.4%          11.0           11.5           11.9

                                         ------------------------------------------------------------------------------------------
                                         ------------------------------------------------------------------------------------------
Total/Weighted Average:                       144        $1,028,207,257    100.0%           8.3            8.8            9.2
                                         ==========================================================================================
                                         ==========================================================================================


(1) In the case of the ARD loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.






                                                          PREPAYMENT OPTION
                                                                                         Weighted       Weighted
                                                                                         Average        Average
                                                                        Percentage of   Remaining      Remaining       Weighted
                                           Number of     Cut-off Date      Initial       Lockout        Lockout        Average
                                           Mortgage       Principal     Mortgage Pool     Period     Plus YM Period    Maturity
     Prepayment Option                       Loans         Balance         Balance       (Years)        (Years)      (Years) (1)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance                           116         $  939,863,160     91.4%          8.9            8.9            9.3
Lockout/Yield Maintenance                     23             65,292,530      6.4%          2.4            8.3            8.6
Yield Maintenance                              5             23,051,567      2.2%          0.0            7.7            8.2

                                         ------------------------------------------------------------------------------------------
                                         ------------------------------------------------------------------------------------------
Total/Weighted Average:                       144        $1,028,207,257    100.0%          8.3            8.8            9.2
                                         ==========================================================================================
                                         ==========================================================================================


(1) In the case of the ARD loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

                                                MORTGAGE POOL PREPAYMENT PROFILE (1)

                                    Number of
                    Months Since     Mortgage    Outstanding         % of Pool         Yield        % of Pool
      Date          Cut-Off Date      Loans      Balance (mm)         Lockout       Maintenance        Open           Total
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
     Mar-01               0            144          $1,028.2          97.76%           2.24%          0.00%          100.0%

     Mar-02              12            144          $1,020.7          97.77%           2.23%          0.00%          100.0%

     Mar-03              24            144          $1,012.2          93.58%           6.42%          0.00%          100.0%

     Mar-04              36            144          $1,002.6          92.81%           7.19%          0.00%          100.0%

     Mar-05              48            144          $  991.9          92.70%           7.30%          0.00%          100.0%

     Mar-06              60            143          $  979.2          91.49%           8.51%          0.00%          100.0%

     Mar-07              72            143          $  966.4          91.50%           8.50%          0.00%          100.0%

     Mar-08              84            138          $  820.7          92.81%           5.57%          1.62%          100.0%

     Mar-09              96            136          $  777.2          94.22%           5.78%          0.00%          100.0%

     Mar-10             108            131          $  744.8          83.02%           5.55%         11.43%          100.0%

     Mar-11             120              8          $   52.7          81.48%           1.83%         16.68%          100.0%

     Mar-12             132              4          $   21.9          95.73%           4.27%          0.00%          100.0%

     Mar-13             144              1          $    1.3         100.00%           0.00%          0.00%          100.0%

     Mar-14             156              1          $    1.2         100.00%           0.00%          0.00%          100.0%

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------



(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.

                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

STATEMENT SECTIONS                                                   PAGE(s)
------------------                                                   -------

Certificate Distribution Detail                                        2
Certificate Factor Detail                                              3
Reconciliation Detail                                                  4
Other Required Information                                             5
Ratings Detail                                                         6
Current Mortgage Loan and Property Stratification Tables              7-9
Mortgage Loan Detail                                                   10
Principal Prepayment Detail                                            11
Historical Detail                                                      12
Delinquency Loan Detail                                                13
Specially Serviced Loan Detail                                       14-15
Modified Loan Detail                                                   16
Liquidated Loan Detail                                                 17

--------------------------------------------------------------------------------

                                   UNDERWRITER

--------------------------------------------------------------------------------
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:       General Information Number
Phone Number:  (212) 325-2000
--------------------------------------------------------------------------------

                                MASTER SERVICER

--------------------------------------------------------------------------------
KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact:       TBD
Phone Number:
--------------------------------------------------------------------------------

                                SPECIAL SERVICER

--------------------------------------------------------------------------------
ORIX Real Estate Capital Markets, LLC
1717 Main Street, 14th Floor
Dallas, TX 75201

Contact:       Paul G. Smyth
Phone Number: (214) 237-2010
--------------------------------------------------------------------------------

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                         CERTIFICATE DISTRIBUTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                            Interest
                Pass-Through Original Beginning  Principal   Distri-  Prepayment  Realized Loss/     Total     Ending     Current
Class/    CUSIP     Rate     Balance   Balance  Distribution bution    Premium   Additional Trust Distribution Balance Subordination
Component                                                                         Fund Expenses                           Level (1)
------------------------------------------------------------------------------------------------------------------------------------
A-1               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-2               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-3               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
C                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
D                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
E                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
F                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
G                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
H                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
J                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
K                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
L                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
M                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
N                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
O                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
V                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
R                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                         0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                           Original  Beginning Interest                             Ending
             Pass-Through  Notional  Notional   Distri-  Prepayment     Total      Notional
Class  CUSIP     Rate       Amount    Amount    bution    Premium    Distribution   Amount
-------------------------------------------------------------------------------------------
A-X             0.000000%     0.00      0.00     0.00       0.00        0.00          0.00
A-CP            0.000000%     0.00      0.00     0.00       0.00        0.00          0.00
A-Y             0.000000%     0.00      0.00     0.00       0.00        0.00          0.00
-------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                            CERTIFICATE FACTOR DETAIL

---------------------------------------------------------------------------------------------------------------------------
                        Beginning        Principal        Interest      Prepayment      Realized Loss /          Ending
  Class/     CUSIP      Balance        Distribution     Distribution     Premiums      Additional Trust         Balance
Component                                                                                Fund Expenses
---------------------------------------------------------------------------------------------------------------------------
A-1                     0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
A-2                     0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
A-3                     0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
C                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
D                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
E                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
F                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
G                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
H                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
J                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
K                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
L                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
M                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
N                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
O                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
V                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
R                       0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                 Beginning             Interest        Prepayment          Ending
Class            CUSIP           Notional            Distribution      Penalties          Notional
                                  Amount                                                   Amount
----------------------------------------------------------------------------------------------------
A-X                             0.00000000           0.00000000        0.00000000         0.00000000
A-CP                            0.00000000           0.00000000        0.00000000         0.00000000
A-Y                             0.00000000           0.00000000        0.00000000         0.00000000
----------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                             RECONCILIATION DETAIL

                                ADVANCE SUMMARY

P & I Advances Outstanding                                           0.00
Services Advances Outstanding                                        0.00

Reimbursements for Interest on P&I                                   0.00
Advances paid from general collections

Reimbursements for Interest on Servicing                             0.00
Advances paid from general collections

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                         0.00
Less Master Servicing Fees on Delinquent Payments                    0.00
Less Reductions to Master Servicing Fees                             0.00
Plus Master Servicing Fees on Delinquent Payments Received           0.00
Plus Adjustments for Prior Master Servicing Calculation              0.00
Total Master Servicing Fees Collected                                0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Distributable
             Accrued         Net Aggregate    Distributable   Certificate         Additional                    Remaining Unpaid
           Certificate        Prepayment       Certificate      Interest          Trust Fund       Interest       Distributable
Class       Interest      Interest Shortfall    Interest       Adjustment          Expenses      Distribution  Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
A-1          0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-2          0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-3          0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-X          0.00              0.00             0.00             0.00               0.00            0.00            0.00
B            0.00              0.00             0.00             0.00               0.00            0.00            0.00
C            0.00              0.00             0.00             0.00               0.00            0.00            0.00
D            0.00              0.00             0.00             0.00               0.00            0.00            0.00
E            0.00              0.00             0.00             0.00               0.00            0.00            0.00
F            0.00              0.00             0.00             0.00               0.00            0.00            0.00
G            0.00              0.00             0.00             0.00               0.00            0.00            0.00
H            0.00              0.00             0.00             0.00               0.00            0.00            0.00
J            0.00              0.00             0.00             0.00               0.00            0.00            0.00
K            0.00              0.00             0.00             0.00               0.00            0.00            0.00
L            0.00              0.00             0.00             0.00               0.00            0.00            0.00
M            0.00              0.00             0.00             0.00               0.00            0.00            0.00
N            0.00              0.00             0.00             0.00               0.00            0.00            0.00
O            0.00              0.00             0.00             0.00               0.00            0.00            0.00
V            0.00              0.00             0.00             0.00               0.00            0.00            0.00
R            0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-CP         0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-Y          0.00              0.00             0.00             0.00               0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total        0.00              0.00             0.00             0.00               0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                           OTHER REQUIRED INFORMATION

--------------------------------------------------------------------------------

Available Distribution Amount                                 0.00


Aggregate Number of Outstanding Loans                            0

Aggregate Unpaid Principal Balance of Loans                   0.00

Aggregate Stated Principal Balance of Loans                   0.00


Aggregate Amount of Servicing Fee                             0.00

Aggregate Amount of Special Servicing Fee                     0.00

Aggregate Amount of Trustee Fee                               0.00

Aggregate Stand-by Fee                                        0.00

Aggregate Trust Fund Expenses                                 0.00


Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                                 0

     Aggregate Unpaid Principal Balance                       0.00

--------------------------------------------------------------------------------

Appraisal Reduction Amount

--------------------------------------------------------------------------------
                       Appraisal            Cumulative             Most Recent
Loan                   Reduction               ASER                 App. Red.
Number                 Effected               Amount                  Date
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
TOTAL
================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                                 RATINGS DETAIL

-----------------------------------------------------------------------------------------------------------------
                                         Original Ratings                         Current Ratings (1)
Class        CUSIP          ------------------------------------------ ------------------------------------------
                              DCR      Fitch       Moody's    S & P        DCR       Fitch       Moody's    S & P
---------------------------------------------------------------------- ------------------------------------------
A-1
A-2
A-3
A-X
B
C
D
E
F
G
H
J
K
L
M
N
O
V
R
A-CP
A-Y
-----------------------------------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
Scheduled   # of        Scheduled         Agg.      WAM              Weighted
Balance     Loans       Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


                                    STATE (3)

--------------------------------------------------------------------------------
                                          % of
            # of        Scheduled         Agg.      WAM              Weighted
 State      Props.       Balance          Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                           DEBT SERVICE COVERAGE RATIO

--------------------------------------------------------------------------------
Debt Service                              % of
 Coverage     # of       Scheduled         Agg.      WAM              Weighted
   Ratio      Loans       Balance          Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                          % of
Property    # of        Scheduled         Agg.      WAM              Weighted
 Type       Props.       Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

--------------------------------------------------------------------------------
                                          % of
   Note        # of     Scheduled         Agg.      WAM              Weighted
   Rate        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    SEASONING

--------------------------------------------------------------------------------
                                          % of
               # of     Scheduled         Agg.      WAM              Weighted
Seasoning      Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
Anticipated                                % of
 Remaining    # of      Scheduled          Agg.      WAM              Weighted
 Term (2)    Loans       Balance           Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
Remaining                                 % of
 Stated     # of        Scheduled         Agg.      WAM              Weighted
  Term      Loans        Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
 Remaining                                % of
Amortization   # of     Scheduled         Agg.      WAM              Weighted
   Term        Loans     Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
 Age of Most                              % of
   Recent      # of     Scheduled         Agg.      WAM              Weighted
    NOI        Loans     Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                              MORTGAGE LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                                                                Anticipated                  Neg.    Beginning
Loan             Property                      Interest    Principal     Gross    Repayment    Maturity     Amort    Scheduled
Number   ODCR    Type (1)    City     State    Payment     Payment       Coupon     Date         Date       (Y/N)     Balance
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
         Ending     Paid      Appraisal    Appraisal      Res.   Mod.
        Scheduled   Thru      Reduction    Reduction     Strat.  Code
         Balance    Date         Date        Amount       (2)     (3)
----------------------------------------------------------------------


----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             (1) Property Type Code

MF  - Multi-Family          OF - Office
RT  - Retail                MU - Mixed Use
HC  - Health Care           LO - Lodging
IN  - Industrial            SS - Self Storage
WH  - Warehouse             OT - Other
MH  - Mobile Home Park

                          (2) Resolution Strategy Code

1 - Modification         6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                             Foreclosure
3 - Bankruptcy           8 - Resolved                   11 - Full Payoff
4 - Extension            9 - Pending Return             12 - Reps and Warranties
5 - Note Sale                to Master Servicer         13 - Other or TBD


                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                           PRINCIPAL PREPAYMENT DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                             Principal Prepayment Amount                      Prepayment Penalties
                Offering Document      -------------------------------------------------------------------------------------------
Loan Number      Cross-Reference       Payoff Amount       Curtailment Amount     Percentage Premium     Yield Maintenance Charge
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                                HISTORICAL DETAIL

-------------------------------------------------------------------------------------------------------------------------
                                      Delinquencies                                                  Prepayments
-------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More   Foreclosure    REO      Modifications    Curtailments   Payoff
Date          # Balance   # Balance   # Balance         # Balance    # Balance  # Balance        # Balance      # Balance
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

--------------------------------------
                Rate and Maturities
--------------------------------------
Distribution  Next Weighted Avg.
Date          Coupon       Remit   WAM
--------------------------------------

--------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                             DELINQUENCY LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------
                 Offering         # of                    Current    Outstanding   Status of  Resolution
                 Document         Months   Paid Through    P & I        P & I       Mortgage   Strategy    Servicing
Loan Number   Cross-Reference     Delinq.      Date       Advances   Advances **    Loan (1)   Code (2)   Transfer Date
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                  Current       Outstanding
                 Foreclosure     Servicing       Servicing       Bankruptcy Date     REO
Loan Number          Date         Advances        Advances                           Date
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A - Payment Not Received          2 - Two Months Delinquent
    But Still in Grace Period     3 - Three Or More Months Delinquent
B - Late Payment But Less         4 - Assumed Scheduled Payment
    Than 1 Month Delinquent           (Performing Matured Loan)
0 - Current                       7 - Foreclosure
1 - One Month Delinquent          9 - REO


                          (2) Resolution Strategy Code

1 - Modification             9 - Pending Return
2 - Foreclosure                  to Master Servicer
3 - Bankruptcy              10 - Deed In Lieu Of
4 - Extension                    Master Servicer
5 - Note Sale               11 - Full Payoff
6 - DPO                     12 - Reps and Warranties
7 - REO                     13 - Other or TBD
8 - Resolved



================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

----------------------------------------------------------------------------------------------------------------------
                                 Offering          Servicing   Resolution
Distribution       Loan          Document          Transfer     Strategy     Scheduled     Property           Interest
   Date            Number     Cross-Reference        Date       Code (1)      Balance      Type (2)    State    Rate
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                Net                                          Remaining
Distribution       Actual    Operating   NOI             Note    Maturity  Amortization
   Date           Balance      Income    Date    DSCR    Date      Date        Term
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification             8 - Resolved
2 - Foreclosure              9 - Pending Return
3 - Bankruptcy                   to Master Servicer
4 - Extension               10 - Deed In Lieu Of
5 - Note Sale                    Foreclosure
6 - DPO                     11 - Full Payoff
7 - REO                     12 - Reps and Warranties
                            13 - Other or TBD


                             (2) Property Type Code

MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                                 Offering       Resolution    Site
Distribution        Loan         Document        Strategy  Inspection    Phase 1   Appraisal   Appraisal    Other REO
   Date            Number     Cross-Reference    Code (1)     Date        Date       Date       Value    Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification            6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure             7 - REO                       Foreclosure
3 - Bankruptcy              8 - Resolved             11 - Full Payoff
4 - Extension               9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                   to Master Servicer   13 - Other or TBD

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                              MODIFIED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------
                      Offering
Loan                  Document      Pre-Modification
Number            Cross-Reference       Balance             Modification Date      Modification Description
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 04/17/2001
                                               RECORD DATE:  03/30/2001
================================================================================

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                     Final
                   Recovery         Offering                                                       Gross Proceeds    Aggregate
Loan             Determination      Document      Appraisal  Appraisal     Actual       Gross         as a % of     Liquidation
Number               Date       Cross-Reference     Date       Value       Balance     Proceeds    Actual Balance    Expenses *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Net         Net Proceeds                 Repurchased
Loan                    Liquidation      as a % of       Realized     by Seller
Number                    Proceeds     Actual Balance      Loss         (Y/N)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


                                                        EXHIBIT C

                                      DECREMENT TABLES FOR THE OFFERED CERTIFICATES

                             PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                                  CLASS A-1 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date.................................     100%             100%            100%            100%            100%






                                                 CLASS A-2 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date.................................      100%            100%            100%            100%            100%

                                                  CLASS A-3 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date.................................      100%            100%            100%            100%            100%















                             PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                                   CLASS B CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date.................................      100%            100%            100%            100%            100%

                                                   CLASS C CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date.................................      100%            100%            100%            100%            100%
















                             PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                                   CLASS D CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date.................................      100%            100%            100%            100%            100%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class A-1, Class A-2, Class A-3, Class B, Class C and Class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 ("United States person") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     o    the Trustee or the U.S. withholding agent receives a statement--

          1. from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor or substitute form) that--

               (a)  is signed by the certificateholder under penalty of perjury,

               (b)  certifies that such owner is not a United States person, and

               (c)  provides the name and address of the certificateholder, or

          2. from a securities clearing organization, a bank or another financial institution that holds customers' securities in the ordinary course of its trade or business that--

               (a) is signed under penalties of perjury by an authorized representative of the financial institution,

               (b) states that the financial institution has received an IRS Form W-8BEN (or any successor or substitute form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor or substitute form),

               (c)  provides the name and address of the certificateholder, and

               (d) attaches the IRS Form W-8BEN (or any successor or substitute form) provided by the certificateholder;

     o the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor or substitute form) to the Trustee or the U.S. withholding agent;

     o the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor or substitute form) to the Trustee or the U.S. withholding agent; or

     o the holder is a foreign entity that is treated as a partnership for U.S. federal income tax purposes and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service may be subject to different documentation requirements; it is recommended that such holders consult their tax advisors with respect to these certification rules.

     A holder holding book-entry certificates through Clearstream, Luxembourg or Euroclear, the holder's agent, provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances, a Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

     1. provides a properly executed IRS Form W-8BEN, W-8ECI or W-8IMY (or any successor or substitute form if that person is a not a United States person;

     2. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     3. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "U.S. persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS


      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES



     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."



--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o  have its own series designation;

o  consist of one or more classes with various payment characteristics;

o  evidence beneficial ownership interests in a trust established by us; and

o  be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

--------------------------------------------------------------------------------


     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is February 20, 2001.

                                TABLE OF CONTENTS

                                                                           Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.........3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE...........................3

SUMMARY OF PROSPECTUS.......................................................4

RISK FACTORS...............................................................11

CAPITALIZED TERMS USED IN THIS PROSPECTUS..................................27

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP........................27

USE OF PROCEEDS............................................................28

DESCRIPTION OF THE TRUST ASSETS............................................28

YIELD AND MATURITY CONSIDERATIONS..........................................51

DESCRIPTION OF THE CERTIFICATES............................................56

DESCRIPTION OF THE GOVERNING DOCUMENTS.....................................65

DESCRIPTION OF CREDIT SUPPORT..............................................74

LEGAL ASPECTS OF MORTGAGE LOANS............................................76

FEDERAL INCOME TAX CONSEQUENCES............................................87

STATE AND OTHER TAX CONSEQUENCES..........................................119

ERISA CONSIDERATIONS......................................................119

LEGAL INVESTMENT..........................................................122

PLAN OF DISTRIBUTION......................................................124

LEGAL MATTERS.............................................................125

FINANCIAL INFORMATION.....................................................125

RATING....................................................................125

GLOSSARY..................................................................127

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

================================================================================

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE.....................   Credit Suisse First Boston Mortgage Securities
                                  Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York
                                  10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse
                                  First Boston Management Corporation, which in turn is a wholly-owned subsidiary of Credit
                                  Suisse First Boston, Inc. See "Credit Suisse
                                  First Boston Mortgage Securities Corp."


THE SECURITIES BEING OFFERED...   The securities that will be offered by this
                                  prospectus and the related prospectus
                                  supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                  Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
   BE ISSUED WITH OTHER
   CERTIFICATES................   We may not publicly offer all the
                                  commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets.
                                  In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities
                                  Being Offered" above.

THE GOVERNING DOCUMENTS........   In general, a pooling and servicing agreement
                                  or other similar agreement or collection of agreements will govern, among other things--

                                  o    the issuance of each series of offered
                                       certificates;

                                  o the creation of and transfer of assets to the related trust; and

                                  o the servicing and administration of those assets.


                                  The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                  If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--


================================================================================

================================================================================

                                  o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                                  o a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                  The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                  If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                  In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS.............   The trust assets with respect to any series of
                                  offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                  o    rental or cooperatively-owned buildings
                                       with multiple dwelling units;

                                  o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                  o    office buildings;

                                  o    hospitality properties;

                                  o    casino properties;

                                  o    health care-related facilities;

                                  o    industrial facilities;

                                  o    warehouse facilities, mini-warehouse
                                       facilities and self-storage facilities;

                                  o    restaurants, taverns and other
                                       establishments involved in the food and
                                       beverage industry;

                                  o manufactured housing communities, mobile home parks and recreational vehicle parks;

                                  o    recreational and resort properties;

================================================================================

================================================================================


                                  o    arenas and stadiums;

                                  o    churches and other religious facilities;

                                  o    parking lots and garages;

                                  o    mixed use properties;

                                  o    other income-producing properties; and/or

                                  o    unimproved land.

                                  The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                  o    may provide for the accrual of interest
                                       at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                  o    may provide for the accrual of interest
                                       at a mortgage interest rate that may be
                                       converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                  o    may provide for no accrual of interest;

                                  o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                  o    may be fully amortizing or,
                                       alternatively, may be partially
                                       amortizing or nonamortizing, with a
                                       substantial payment of principal due on
                                       its stated maturity date;

                                  o    may permit the negative amortization or
                                       deferral of accrued interest;

                                  o    may prohibit some or all voluntary
                                       prepayments or require payment of a
                                       premium, fee or charge in connection with those prepayments;

                                  o may permit defeasance and the release of real property collateral in connection with that defeasance;

                                  o    may provide for payments of principal,
                                       interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                  o    may have two or more component parts,
                                       each having characteristics that are
                                       otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                  Most, if not all, of the mortgage loans
                                  underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.


================================================================================

================================================================================

                                  We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                  Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                  The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                  o    the security has been registered under
                                       the Securities Act of 1933, as amended;
                                       or

                                  o    we would be free to publicly resell the
                                       security without registration.

                                  See "Description of the Trust
                                  Assets--Mortgage-Backed Securities."

                                  We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                  In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION
   AND REMOVAL OF MORTGAGE
   ASSETS......................   If so specified in the related prospectus
                                  supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                  o    cash that would be applied to pay down
                                       the principal balances of certificates of that series; and/or

                                  o    other mortgage loans or mortgage-backed
                                       securities that--

                                       1.   conform to the description of
                                            mortgage assets in this prospectus;
                                            and


================================================================================

================================================================================

                                       2.   satisfy the criteria set forth in
                                            the related prospectus supplement.

                                  In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                  o    conform to the description of mortgage
                                       assets in this prospectus; and

                                  o    satisfy the criteria set forth in the
                                       related prospectus supplement.

                                  No replacement of mortgage assets or
                                  acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF
   THE OFFERED CERTIFICATES....   An offered certificate may entitle the holder
                                  to receive--

                                  o    a stated principal amount;

                                  o    interest on a principal balance or
                                       notional amount, at a fixed, variable or adjustable pass-through rate;

                                  o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                  o    payments of principal, with
                                       disproportionate, nominal or no payments of interest;

                                  o    payments of interest, with
                                       disproportionate, nominal or no payments of principal;

                                  o    payments of interest or principal that
                                       commence only as of a specified date or
                                       only after the occurrence of specified
                                       events, such as the payment in full of
                                       the interest and principal outstanding on one or more other classes of certificates of the same series;

                                  o    payments of principal to be made, from
                                       time to time or for designated periods,
                                       at a rate that is--

                                       1.   faster and, in some cases,
                                            substantially faster, or

                                       2.   slower and, in some cases,
                                            substantially slower,

                                  than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                  o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                  o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                  Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of


================================================================================

================================================================================


                                  certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                  A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                  We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
   INTEREST RATE AND CURRENCY
   RELATED PROTECTION FOR
   THE OFFERED CERTIFICATES....   Some classes of offered certificates may be
                                  protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                  The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                  o    guaranteed investment contracts in
                                       accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                  o    interest rate exchange agreements,
                                       interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                  o    currency exchange agreements or other
                                       agreements and arrangements designed to
                                       reduce the effects of currency exchange
                                       rate fluctuations with respect to the
                                       related mortgage assets and one or more
                                       classes of those offered certificates.

                                  We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                  See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT
   TO THE MORTGAGE ASSETS......   If the trust assets for a series of offered
                                  certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                  o    delinquent scheduled payments of
                                       principal and/or interest, other than
                                       balloon payments;


================================================================================

================================================================================


                                  o    property protection expenses;

                                  o    other servicing expenses; or

                                  o any other items specified in the related prospectus supplement.

                                  Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                  If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION...........   We will describe in the related prospectus
                                  supplement any circumstances in which a
                                  specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates.
                                  In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                  o all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                  o    that portion of the mortgage assets in
                                       any particular trust as is necessary or
                                       sufficient to retire one or more classes of offered certificates of the related series.

                                  See "Description of the Certificates--
                                  Termination."

CERTAIN FEDERAL INCOME
   TAX CONSEQUENCES............   Any class of offered certificates will
                                  constitute or evidence ownership of--

                                  o    regular interests or residual interests
                                       in a real estate mortgage investment
                                       conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                  o    interests in a grantor trust under
                                       Subpart E of Part I of Subchapter J of
                                       the Internal Revenue Code of 1986.

                                  See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS...   If you are a fiduciary of an employee benefit
                                  plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                  Considerations."

LEGAL INVESTMENT...............   If your investment authority is subject to
                                  legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market
                                  Enhancement Act of 1984, as amended. See
                                  "Legal Investment."


================================================================================

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including -

     o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability-

     o    that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     Many of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o the proximity and attractiveness of competing properties; o the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;


     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including--

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow;

     o    reduce operating and repair costs; and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition  Will  Adversely  Affect  the  Profitability  and  Value  of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.


CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either--

     o prohibit the related borrower from encumbering the related real property with additional secured debt, or

     o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans-x-Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates", "Description of the Certificates" above and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property; or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     o    the default is deemed to be immaterial;

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-confirming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury; or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     o    war;

     o    revolution;

     o    governmental actions;

     o    floods and other water-related causes;

     o    earth movement, including earthquakes, landslides and mudflows;

     o    wet or dry rot;

     o    vermin; and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners; or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower; or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint; and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     o    generally will not be reduced by losses from other activities;

     o for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to a United States person, if classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are United States persons.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS


GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period;

     o an estate for years, which consists of ownership of the property for a specified period of years;

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     o    shares in a cooperative corporation which owns the property; or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to the payment of real estate taxes; and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency;

     o    any forbearance arrangement then in effect;

     o    the condition of the related real property; and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include--

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project; and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments;

     o    real property taxes;

     o    maintenance expenses; and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders; and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers;

     o    factory outlet centers;

     o    malls;

     o    automotive sales and service centers;

     o    consumer oriented businesses;

     o    department stores;

     o    grocery stores;

     o    convenience stores;

     o    specialty shops;

     o    gas stations;

     o    movie theaters;

     o    fitness centers;

     o    bowling alleys;

     o    salons; and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     o    to lower rents;

     o    to grant a potential tenant a free rent or reduced rent period;

     o    to improve the condition of the property generally; or

     o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include--

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including--

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include--

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events; and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties.  Health-care related properties include--

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     o location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     o    building design;

     o    location and visibility;

     o    tenant privacy;

     o    efficient access to the property;

     o proximity to potential users, including apartment complexes or commercial users;

     o    services provided at the property, such as security;

     o    age and appearance of the improvements; and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment;

     o    product;

     o    price;

     o    value;

     o    quality;

     o    service;

     o    convenience;

     o    location; and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs;

     o    more favorable locations;

     o    more effective marketing;

     o    more efficient operations; or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     o actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location;

     o    its size;

     o    the surrounding neighborhood; and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property; and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan;

     o    cover operating expenses; and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities;

     o    hotels and motels;

     o    recreational vehicle parks; and

     o mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses;

     o    retail stores;

     o    office buildings; and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement; and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended;

     o    will be exempt from the registration requirements of that Act;

     o will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o    conform to the description of mortgage assets in this prospectus; and

     o    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.


                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates;

     o    the pass-through rate on your offered certificates; and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

     YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust; or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o the quality of management of the related real properties; o the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property; or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods; and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     o    to convert to a fixed rate loan and thereby lock in that rate; or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property;

     o    meet cash flow needs; or o make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     o    the relative importance of those factors;

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization; or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances; and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan; or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower; or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,


          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     o    the periodic payment date for that series; and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     o    a 360-day year consisting of 12 30-day months;

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     o the actual number of days elapsed during each relevant period in a normal calendar year; or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class; and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments;

     o    property protection expenses;

     o    other servicing expenses; or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     o at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates; and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year; or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream, Luxembourg. DTC is--

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg was incorporated in 1970 as "Cedel" (Centrale de Livraison de Valeurs Mobilieres), a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 40 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 40 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "-Book-Entry Registration" section. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. We understand that under an agreement effective January 1, 2000, the role of Morgan Guaranty Trust Company of New York will be taken over by a new market owned Euroclear Bank in early 2001. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 1,400 shareholder organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     o    in the case of a mortgage loan--


          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balance loan, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.


REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     o that the unaffiliated seller had good and marketable title to each mortgage loan;

     o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions, unless otherwise specified in the related prospectus supplement;

     o that there were no delinquent tax or assessment liens against the mortgaged property; and

     o that each mortgage loan was current as to all required payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o have a per annum interest rate (removed mortgage loan not less than, and not more than 1% greater than the per annum interest rate of the removed mortgage loan;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.


COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     o those procedures are consistent with the terms of the related Governing Document; and

     o they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action;

     o    evaluate the success of corrective action;

     o    develop additional initiatives;

     o    institute foreclosure proceedings and actually foreclose; or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting; and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan;

     o    making calculations with respect to the mortgage loan; and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.


MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the members, managers, master servicer, special servicer and/or manager for the related trust, and our and their respective directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     o the action is related to the respective responsibilities -of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated; o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

          1.   to cure any ambiguity;

          2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document;

          3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4. to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates, covered solely by clause 3. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    alter the servicing standard set forth in the Governing Document.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage;

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     o    the knowledge of the parties to the mortgage; and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property; and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor;

     o    the trustee to whom the real property is conveyed; and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     o    the express provisions of the related instrument;

     o    the law of the state in which the real property is located;

     o    various federal laws; and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent; or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings; and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property; and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions; or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale; and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.  The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security; and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent;

     o    accelerated rent;

     o    damages; or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     o    assume the lease and either retain it or assign it to a third party;
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials; and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.


SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley & Austin, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     o    banks;

     o    insurance companies; and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered; and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets-- Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


REMICs

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or


          2.   REMIC "residual interests".

     We refer in this discussion to--

     o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Date" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfer of Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of mortgage backed securities;

     o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:


          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or


          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.


If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     o a mortgage in default or as to which default is reasonably foreseeable;

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     o    a mortgage that was fraudulently procured by the mortgagor; and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     o    a fixed number of basis points;

     o    a fixed percentage of the total interest; or

     o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution, in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate;

     o    a qualified floating rate;

     o    an objective rate;

     o a combination of a single fixed rate and one or more qualified floating rates;

     o a combination of a single fixed rate and one qualified inverse floating rate; or

     o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     o    a fraction--


          1.   the numerator of which is the amount of the payment, and


          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--


          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     o    the sum of--


          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     o    the issue price of the certificate; increased by

     o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     o    on the basis of a constant yield method;

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your certificate; and

     o the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless, which is when its principal balance has been reduced to zero; and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     o    "excess inclusions";

     o    residual interests without "significant value"; and

     o    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     Taxable Income of the REMIC. The taxable income of a REMIC will equal--

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     o    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.


     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

     o    the amount paid for that REMIC residual certificate;

     o increased by, amounts included in the income of the holder of that REMIC residual certificate; and

     o decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions;

     o    through the deduction of any net losses of the REMIC; or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that certificate; over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate; increased by

     o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies;

     o    common trust funds; and

     o    certain cooperatives.

     The  Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o from the prospective transferee, providing certain representations as to its financial condition; and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulation would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, Treasury has issued Revenue Procedure 2001-12 (the "Revenue Procedure") addressing the transfer of noneconomic residual interests. The Revenue Procedure restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor,

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     o the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that include foreign persons as partners.

     Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that include foreign persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over the specified amount; or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder; increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of
Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate--

     o    reacquires that same REMIC residual certificate;

     o    acquires any other residual interest in a REMIC; or

     o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so; and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o    the United States;

     o    any State or political subdivision thereof;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o the residual interests in the entity are not held by disqualified organizations; and

     o the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income;

     o    deductions;

     o    gains;

     o    losses; and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations;

     o    trusts;

     o    securities dealers; and

     o    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested; or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income;

     o    excess inclusions;

     o    investment expenses; and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

     o    a foreign person; and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors; or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     o A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               o    normal administration fees, and

               o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be--

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over that amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o a class of grantor trust strip certificates is issued as part of the same series; or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer;

     o    a special servicer;

     o    any sub-servicer; or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     o    the treatment of certain stripped bonds as market discount bonds; and

     o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     o    the sum of all payments to be made on that certificate;

     o    other than qualified stated interest, if any; and

     o the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount; or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     o    0.25% of the stated redemption price; and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans; and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section

1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan; increased by

     o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o be allocated among the payments of stated redemption price on the mortgage loan; and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you; and

     o the projected payments remaining to be made thereon at the time of the purchase; plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a grantor trust certificate; and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     o    its cost; increased by

     o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     o    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     o the amount of servicing compensation received by a master servicer or special servicer; and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account;

     o    a nominee; and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS


GENERAL

     ERISA and the Code impose various requirements on--

     o    ERISA Plans; and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification; and

     o    compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

     The types of transactions between ERISA Plans and Parties in Interest that are prohibited include--

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     o those with discretionary authority or control over the assets of the entity;

     o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     o those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing ERISA Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan; or

     o provides investment advice with respect to the assets of that ERISA Plan for a fee.

     If the mortgages and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing ERISA Plan; and

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

     The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

     If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34 and PTE 2000-58, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA and prohibited transaction class exemption 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should--

     o    consider your general fiduciary obligations under ERISA; and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they--

          o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

          o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows--

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     o    federal credit unions may invest in mortgage related securities; and

     o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

     o    by placements by us with institutional investors through dealers; and

     o    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent;

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Cadwalader, Wickersham & Taft;

     o    Sidley & Austin; or

     o    Orrick, Herrington & Sutcliffe LLP.


                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-Scheduled term in Supp. principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means--

     o    the United States;

     o    any State or political subdivision of the United States;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

     "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Association.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "Pass-Through Entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

-------------------------------------------------------------------------------

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFB01CK1.XLS". The spreadsheet file "CSFB01CK1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

-------------------------------------------------------------------------------

-------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

INFORMATION CONTAINED ON THIS DISKETTE DATED, FEBRUARY 20, 2001, IS SUBJECT TO COMPLETION OR AMENDMENT.

This diskette relates to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class A-1, Class A-2, Class A-3, Class B, Class C and Class D (the "Offered Certificates"). The information contained on this diskette is provided to facilitate your review of the collateral underlying the Offered Certificates. The information on this diskette constitutes a collateral term sheet prepared solely for informational purposes. No offer to sell or solicitation of any offer to purchase securities is being made hereby. While the information contained hereon is from sources believed to be reliable, it has not been independently verified by Credit Suisse First Boston Corporation, McDonald Investments Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Salomon Smith Barney Inc. or any of their respective affiliates. Therefore, none of Credit Suisse First Boston Corporation, McDonald Investments Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Salomon Smith Barney Inc. nor any of their respective affiliates makes any representations or warranties with respect to the information contained hereon or as to the appropriateness, usefulness or completeness of these materials. The information on this diskette is subject to errors, omissions and changes and is subject to modification or withdrawal at any time with or without notice. The information on this diskette supersedes any and all information contained in any previously furnished collateral term sheets and shall be superseded by any subsequently furnished similar materials. The information on this diskette shall be superseded by a final prospectus and prospectus supplement with respect to the Offered Certificates. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement with respect to the Offered Certificates has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents of this diskette are not to be reproduced without the express written consent of Credit Suisse First Boston Corporation, McDonald Investments Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Salomon Smith Barney Inc. Credit Suisse First Boston Corporation, McDonald Investments Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Salomon Smith Barney Inc. and their affiliates expressly reserve the right, at their sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

Prospective investors are advised to read carefully,  and should rely solely on,
the  final  prospectus  and  prospectus   supplement  relating  to  the  Offered
Certificates in making their investment decisions.



Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2001-CK1
Preliminary Information
February 20, 2001


 #    PROPERTY NAME                                         MANAGEMENT COMPANY
------------------------------------------------------------------------------------------------------
 1    Stonewood Center Mall                                 Macerich Management Company
 2    150 Spear Street Office Building                      Pacific Eagle Holdings Corporation
 3    Central Plaza                                         Jamison Properties, Inc.
 4    First Union Building                                  First States Management Corp.
 5    747 Third Avenue                                      Sage Realty Corporation
 6    Exodus R&D Building                                   Towne Center Resources Corporation
 7    The Alliance IJ Portfolio
 7a   Foxfire Apartments                                    Alliance Residential Management, L.L.C.
 7b   Arrowood Apartments                                   Alliance Residential Management, L.L.C.
 7c   Apache Springs Apartments                             Alliance Residential Management, L.L.C.
 7d   Aspen Village Apartments                              Alliance Residential Management, L.L.C.
 8    The Alliance CC Portfolio
 8a   Crescent Square Apartments                            Alliance Residential Management, L.L.C.
 8b   Pecan Crossing Apartments                             Alliance Residential Management, L.L.C.
 8c   Estrada Place Apartments                              Alliance Residential Management, L.L.C.
 8d   Forest Creek Apartments                               Alliance Residential Management, L.L.C.
 9    133 Federal Street Office Building                    Charlesgate West Management, Inc.
 10   Brea Union Plaza Phase II                             DSB Properties, Inc.
 11   Connector Park                                        Owner Managed
 12   Wieden & Kennedy Building                             Gerding/Edlen Development Co.
 13   The Crystal Pavilion/Petry Building Loan  (1)
13a   Crystal Pavilion                                      Cohen Brothers Realty Corporation
13b   Petry Building                                        Cohen Brothers Realty Corporation
 14   College Park Medical Office Building  (2A)            Premier Management Services, Ltd
 15   College Park Commons  (2A)                            Premier Management Company
 16   One Rennaisance Center                                Dewitt Corporation
 17   Cedarbrook Plaza Shopping Center                      Winbrook Management, Inc.
 18   Kauai Village Shopping Center                         Wade Lord
 19   Hotel Richelieu                                       Milepost Inns
 20   63-101 Sprague Street                                 First Highland
 21   Strathmore Park Apartments                            Gold Crown Management
 22   Lowe's San Bruno  (3)                                 Owner Managed
 23   Reflections Apartments                                A & M Business Properties, Inc.
 24   Metro Park South                                      Denholtz Management Co.
 25   Forbes Business Center II & Metro Business Center V   Robt. Depew & Associates
 26   Trendwest Office Building                             Trendwest Resorts, Inc.
 27   8251 & 8301 Maryland Avenue Buildings                 THF Realty
 28   Redondo Torrance Mini Storage                         Self Storage Management Co
 29   Siemens Facility                                      INOK Investments, LLC
 30   Stuart Square Shopping Center                         Noble Properties, Inc.
 31   Chantilly Plaza I-IV                                  Velsor Properties
 32   Fairlane Village Mall                                 EIG Operating Partnership, L.P.
 33   Sierra Center                                         SDC Partners, Ltd.
 34   Hollins Plantation Plaza  (2B)                        Victory Commercial Real Estate, Inc.
 35   Centerview Plaza  (2B)                                Victory Commercial Real Estate, Inc.
 36   Wildwood Plaza  (2B)                                  Victory Commercial Real Estate, Inc.
 37   Dorchester Crossing  (2B)                             Victory Commercial Real Estate, Inc.
 38   Holiday Inn - Portsmouth                              Holiday Hospitality Franchising, Inc.
 39   St. Johns Village Apartments                          Feit Management Company
 40   Antelope Valley Plaza                                 Columbus Pacific Properties
 41   Park Creek Manor Apartments                           Olympic Realty Group
 42   Alameda West Shopping Center                          Las Colinas Realty and Development Company
 43   Oak Meadows Apartments and The Residence Apartments   J. Hester Properties, Inc.
 44   Oak View Plaza North Shopping Center                  Investors Realty, Inc.
 45   Embassy and Diplomat Towers                           BDB Properties, LLC
 46   Sunrise Pointe Apartments                             H & H Realty, Inc.
 47   Parker Landing                                        CSM Corporation, Inc.
 48   The Crossroads at Middlebury-East                     Corbo Associates, Inc.
 49   70 Universal Drive                                    Raymours Furniture Company, Inc.
 50   Westpark Industrial                                   West Valley Parnters
 51   Milford Commons                                       Pritchard Brothers
 52   Oak Crossing Apartments                               Wentwood Properties, L.P.
 53   Tiffany                                               PRIET Rubin Organization
 54   Hollyview Apartments                                  Grey Star Management Services, Inc.
 55   Hampton Inn and Suites                                Owner Managed
 56   Lakewood City Center Shopping Center                  The Coral Company
 57   Maryland Portfolio
57a   Turnquist Apartments                                  Owner Managed
57b   Northern Parkway Apartments                           Owner Managed
57c   Cypress Garden Apartments                             Owner Managed
57d   Harford Road Apartments                               Owner Managed
 58   Bartell Warehouse & Office                            Parkway Capital
 59   572 Main Street                                       RPW Group
 60   Greenbrier West Business Park                         James C. Nocito, Inc.
 61   13020 Yukon Avenue                                    Owner Managed
 62   Heatherwood Apartments                                InterWest Properties
 63   Harper's Corners Apartments                           EMES Management Corp.
 64   The Maple Leaf Square Shopping Center                 Zaremba Group Inc.
 65   Golden Stream Quality Foods                           INOK Investments, LLC
 66   Andover Park Apartments                               Realmark
 67   Sterling Creek Commons                                Victory Commercial Real Estate, Inc
 68   Mill Plain Plaza                                      Elliott Associates, Inc.
 69   North Mountain Apartments                             InterWest Properties
 70   Redmond Self Storage                                  Urban Self-Storage
 71   Coachwood Colony Mobile Home Park                     Diversified Investments - EW, LLC
 72   Courtside Crossing at Bocage                          Owner Managed
 73   FDC II Office Building                                Horizon West Property Management, Inc.
 74   Comfort Inn - Syracuse                                Tramz Hotels, Inc.
 75   AT&T Cable Center                                     Owner Managed
 76   Evergreen Park Manor Apartments                       ASK Properties
 77   275 Turnpike Street                                   Community Habitat, Inc.
 78   Van Nuys Mini Storage                                 Self Storage Management
 79   Cleveland Heights Portfolio
79a   Superior Hill Apartments                              Owner Managed
79b   The Palmetto Building                                 Owner Managed
79c   2737 Hampshire Road                                   Owner Managed
79d   The Francis Building                                  Owner Managed
79e   The Orono Building                                    Owner Managed
79f   2857 Mayfield Road                                    Owner Managed
 80   S&A Brookline                                         Samuels & Associates
 81   Premier Self Storage                                  Litton Property Management, Inc.
 82   Greenway Hayden Center                                Birtcher Property Services
 83   Rosegate Place Apartments                             Owner Managed
 84   Durkopp Adler America                                 Owner Managed
 85   The 2411 Fountainview Drive Office Building           Asset Plus Corporation
 86   Piedmont Plaza                                        Wyatt Development Co., Inc.
 87   Tractor Supply Company                                Admiralty Properties, LLC
 88   Alta Park Apartments                                  Owner Managed
 89   Willow Wood Apartments                                Owner Managed
 90   Peppers Ferry Centre                                  Wyatt Development Co., Inc.
 91   Charlotte Arms Apartments                             DIHP Enterprises
 92   Garber's Crossing                                     Wyatt Devlopement Co., Inc.
 93   Parkway Place Apartments                              Bender Property Management, Inc.
 94   Topics RV Park                                        Diversified Investments - EW, LLC
 95   Pompano Plaza                                         Owner Managed
 96   Sierra Pointe Apartments                              Owner Managed
 97   New London Square                                     Mutual Property Associates
 98   Town & Country Professional Building                  Owner Managed
 99   Fischer & Bay Shopping Center                         Stavola Realty Company
100   CVS Drug Store                                        Bruce A. Bodner Company
101   Blackstone                                            Sandstone Management Company
102   Somerdale Square                                      Owner Managed
103   Scripps Ranch Village                                 Marketplace Properties
104   Clairmont Apartments                                  Owner Managed
105   Inwood Gardens Apartments                             Owner Managed
106   Ashton Place Apartments I & II                        Creative Management
107   The Lofts Apartments                                  Gough Properties Management, Inc.
108   Pert Ltd. Office Building                             Dana Butcher Associates
109   El Rancho Seven Mobile Home Park                      Owner Managed
110   Lennox Avenue Townhomes                               Kaufman Bloomfield Properties
111   Patrick Henry Apartments                              Garfield Investment
112   Southridge Commons                                    O'Neil Property Management
113   Ridgemoor Square Building                             Heidt Torres Company
114   Birmingham Drug & Video Max                           Owner Managed
115   Dorothy Park Place                                    Owner Managed
116   Windhorst Mobile Home Park                            Royce Communities
117   Oak Manor Apartments                                  Owner Managed
118   Palmdale Villa Apartments                             Kaufman Bloomfield Properties
119   14801 Broadway Avenue                                 Capstone Limited
120   Bel-Aire Apartments                                   Owner Managed
121   The Meadows                                           Kaufman Bloomfield Properties
122   Newport Center                                        Owner Managed
123   Florida Retail Center                                 Hunt Douglas Real Estate Services
124   Wyncrest Manor Apartments                             Owner Managed
125   Rawlins Chateau                                       Ross Investments, Inc.
126   Chelsea Palms Apartments                              Owner Managed
127   Vanowen Self Storage                                  So Cal Development Co., Inc
128   Aspin Storage                                         Owner Managed
129   322 Hudson Street  (2C)                               Rego Realty Corp
130   296-298 Park Street  (2C)                             Rego Realty Corp
131   CVS/Pharmacy                                          Owner Managed
132   Tiffany Village                                       Owner Managed
133   South Towne Retail Center                             Owner Managed
134   7171 Jurupa Avenue                                    Owner Managed
135   41st Street Office Building                           41st Street Associates II
136   CSK Auto Store - Anchorage                            Owner Managed
137   Pine Avenue Apartments                                Owner Managed
138   Westside Mobile Home Park                             Owner Managed
139   CSK Auto - Albuquerque                                Owner Managed
140   Crooks Road Apartments                                Owner Managed
141   Lawn Avenue Apartments                                JFP Properties
142   808-812 Maple Avenue  (2D)                            Rego Management Corporation
143   70-72 Wilson Street  (2D)                             Rego Realty Corporation
144   8422-8434 Telegraph Road                              Owner Managed



                                                                                                                        Zip
 #    ADDRESS                                                         CITY                COUNTY               STATE    CODE
-----------------------------------------------------------------------------------------------------------------------------
 1    251 Stonewood Street                                            Downey              Los Angeles            CA    90241
 2    150 Spear Street                                                San Francisco       San Francisco          CA    94105
 3    3440-3470 Wilshire Boulevard                                    Los Angeles         Los Angeles            CA    90010
 4    123 South Broad Street                                          Philadelphia        Philadelphia           PA    19109
 5    747 Third Avenue                                                New York            New York               NY    10017
 6    17871 Von Karman & 17836 Gillette Avenue                        Irvine              Orange                 CA    92614
 7
 7a   4101 West 45th Street                                           Amarillo            Randall                TX    79109
 7b   707 Washington Drive                                            Arlington           Tarrant                TX    76011
 7c   300 North Vista                                                 Houston             Harris                 TX    77073
 7d   3510 Kebil Drive                                                Indianapolis        Marion                 IN    46224
 8
 8a   2050 Austell Road                                               Marietta            Cobb                   GA    30008
 8b   1225 East Pleasant Run Road                                     DeSoto              Dallas                 TX    75115
 8c   1900 Estrada Parkway                                            Irving              Dallas                 TX    75061
 8d   13500 Rodgers Avenue                                            Largo               Pinellas               FL    33771
 9    133 Federal Street                                              Boston              Suffolk                MA    02110
 10   2315-2395 East Imperial Highway                                 Brea                Orange                 CA    92821
 11   790 Chelmsford Street, 41 Wellman Street and 59 Composite Way   Lowell              Middlesex              MA    01850
 12   1227 Northwest Davis Street                                     Portland            Multnomah              OR    97201
 13
13a   805 Third Avenue                                                New York            New York               NY    10022
13b   3 East 54th Street                                              New York            New York               NY    10022
 14   7800 West Outer Drive                                           Detroit             Wayne                  MI    48235
 15   17550 Southfield Freeway                                        Detroit             Wayne                  MI    48235
 16   3301 Benson Drive                                               Raleigh             Wake                   NC    27609
 17   1000 Easton Road                                                Wyncote             Montgomery             PA    19095
 18   4-831 Kuhio Highway                                             Kapaa               Kauai                  HI    96746
 19   1050 Van Ness Avenue                                            San Francisco       San Francisco          CA    94109
 20   63-101 Sprague Street                                           Dedham              Norfolk                MA    02137
 21   440 Strathmore Lane                                             Lafayette           Boulder                CO    80026
 22   1340 El Camino Real                                             San Bruno           San Mateo              CA    94066
 23   3891 Solomon Boulevard                                          Fort Myers          Lee                    FL    33901
 24   100 Atrium Drive                                                Old Bridge          Middlesex              NJ    07747
 25   4351-4485 Nicole Drive & 4501 Forbes Boulevard                  Lanham              Prince George's        MD    20706
 26   9805 Willows Road                                               Redmond             King                   WA    98052
 27   8251 & 8301 Maryland Avenue                                     Clayton             Saint Louis            MO    63105
 28   3701 Inglewood Avenue                                           Redondo Beach       Los Angeles            CA    90278
 29   Highway 52                                                      Lafayette           Tippecanoe             IN    47904
 30   1900 South Federal Highway                                      Stuart              Martin                 FL    34994
 31   14155, 14175, 14201 and 14225 Sullyfield Circle                 Chantilly           Fairfax                VA     20151
 32   7211 Route 61 North                                             Pottsville          Schuylkill             PA    17901
 33   3000-3060 Baldwin Park Boulevard                                Baldwin Park        Los Angeles            CA    91706
 34   4812 Hollins Road                                               Roanoke             Roanoke                VA    24019
 35   106 North U.S. Highway 29                                       China Grove         Rowan                  NC    28023
 36   28 Wildwood Road                                                Salem               Roanoke                VA    24153
 37   7550 Dorchester Road                                            North Charleston    Charleston             SC    29418
 38   300 Woodbury Avenue                                             Portsmouth          Rockingham             NH    03801
 39   2174 Sharp Court                                                Fern Park           Seminole               FL    32730
 40   2002-2072 West Avenue J                                         Lancaster           Los Angeles            CA    93536
 41   2520 Coombs Creek Drive                                         Dallas              Dallas                 TX    75211
 42   10131 Coors Road Northwest                                      Albuquerque         Bernalillo             NM    87114
 43   1810 Teasley Lane and 1800-1801 Jason Drive                     Denton              Denton                 TX    76205
 44   3103-3225  Oak View Drive                                       Omaha               Douglas                NE    68144
 45   15700-15800 Providence Drive                                    Southfield          Oakland                MI    48075
 46   5700 Oporto Boulevard                                           Birmingham          Jefferson              AL    35210
 47   3100-3112 South Parker Road                                     Aurora              Arapahoe               CO    80014
 48   850 - 930 Straits Turnpike                                      Middlebury          New Haven              CT    06762
 49   70 Universal Drive                                              North Haven         New Haven              CT    06473
 50   1224 37th Street Northwest                                      Auburn              King                   WA    98001
 51   10 Commons Drive                                                Miami               Clermont               OH    45150
 52   3631 Callaghan Road                                             San Antonio         Bexar                  TX    78228
 53   1418 Walnut Street                                              Philadelphia        Philadelphia           PA    19102
 54   5555 Holly View Drive                                           Houston             Harris                 TX    77091
 55   6020 Jefferson Drive                                            Independence        Cuyahoga               OH    44131
 56   14833-81 Detroit Avenue                                         Lakewood            Cuyahoga               OH    44107
 57
57a   110 Windward Court                                              Elkton              Cecil                  MD    21921
57b   401-409 East Northern Parkway                                   Baltimore           Baltimore City         MD    21212
57c   1402-1410 Cypress Street                                        Baltimore           Baltimore City         MD    21226
57d   5101-5105 Harford Road                                          Baltimore           Baltimore City         MD    21214
 58   4727 Denver Avenue South                                        Seattle             King                   WA    98134
 59   572 Main Street                                                 New Rochelle        Westchester            NY    10801
 60   Research and Technology Drives                                  Chesapeake          Washington Borough     VA    23320
 61   13020 Yukon Avenue                                              Hawthorne           Los Angeles            CA    90250
 62   8603 North 22nd Avenue                                          Phoenix             Maricopa               AZ    85021
 63   6602 Everhart Road                                              Corpus Christi      Nueces                 TX    78413
 64   5400-5488 Warrensville Center Road                              Maple Heights       Cuyahoga               OH    44137
 65   11899 Exit Five Parkway                                         Fishers             Hamilton               IN    46038
 66   831 Cleveland Street                                            Greenville          Greenville             SC    29601
 67   5601 High Street West                                           Portsmouth          Hampton Roads          VA    23703
 68   221-A & 221-G Northeast 104th Avenue                            Vancouver           Clark                  WA    98684
 69   10001 North 7th Street                                          Phoenix             Maricopa               AZ    85020
 70   17825 - Northeast 70th Street                                   Redmond             King                   WA    98052
 71   2610 West Dogwood Place                                         Leesburg            Lake                   FL    34748
 72   7474 Corporate Boulevard                                        Baton Rouge         East Baton Rouge       LA    70809
 73   5250 Hahns Peak Drive                                           Loveland            Larimer                CO    80538
 74   6491 Thompson Road                                              Syracuse            Onondaga               NY    13206
 75   1617 South Acoma Street                                         Denver              Denver                 CO    80223
 76   7200-7224 Camden Avenue North                                   Brooklyn Center     Hennepin               MN    55430
 77   275 Turnpike Street                                             Canton              Norfolk                MA    02021
 78   9635 Van Nuys Boulevard                                         Los Angeles         Los Angeles            CA    91402
 79
79a   14148 Superior Road                                             Cleveland Heights   Cuyahoga               OH    44106
79b   2733 Hampshire Road                                             Cleveland Heights   Cuyahoga               OH    44106
79c   2737 Hampshire Road                                             Cleveland Heights   Cuyahoga               OH    44106
79d   2863 Mayfield Road                                              Cleveland Heights   Cuyahoga               OH    44106
79e   2769 Lancashire Road                                            Cleveland Heights   Cuyahoga               OH    44106
79f   2857 Mayfield Road                                              Cleveland Heights   Cuyahoga               OH    44106
 80   301 Harvard Street                                              Brookline           Suffolk                MA    02446
 81   2101 Sylvan Avenue                                              Modesto             Stanislaus             CA    95355
 82   15678 North Greenway-Hayden Loop                                Scottsdale          Maricopa               AZ    85260
 83   4221 Rose Hill Road                                             Garland             Dallas                 TX    75043
 84   3025 Northwoods Parkway                                         Norcross            Gwinnett               GA    30071
 85   2411 Fountainview Drive                                         Houston             Harris                 TX    77057
 86   107-157 Floyd Baker Boulevard                                   Gaffney             Cherokee               SC    29341
 87   320 Plus Park Boulevard                                         Nashville           Davidson               TN    37217
 88   2111-2125 East 7th Street & 611-635 South T Avenue              National City       San Diego              CA    91950
 89   9767 Denton Drive                                               Dallas              Dallas                 TX    75220
 90   7381-7401 Peppers Ferry Boulevard                               Radford             Pulaski                VA    24141
 91   1166 North Macomb Street                                        Monroe              Monroe                 MI    48162
 92   2184-2204 John Wayland Highway                                  Harrisonburg        Rockingham             VA    22801
 93   300 West Pioneer Parkway                                        Arlington           Tarrant                TX    76010
 94   13063 County Line Road                                          Spring Hill         Hernando               FL    34609
 95   100 East McNab Road                                             Pompano Beach       Broward                FL    33060
 96   4301 West 51st Street                                           Amarillo            Randall                TX    79109
 97   1745 Main Street                                                West Warwick        Kent                   RI    02893
 98   10405 & 10409 Town and Country Way                              Houston             Harris                 TX    77024
 99   805 Fisher Boulevard                                            Dover Township      Ocean                  NJ    08753
100   21 West Main Street                                             Brownsburg          Hendricks              IN    46112
101   824-890 Washington Avenue                                       Miami Beach         Dade                   FL    33139
102   1200 South Whitehorse Pike                                      Somerdale           Camden                 NJ    08083
103   10006 Scripps Ranch Boulevard                                   San Diego           San Diego              CA    92131
104   1502 Pech Road                                                  Houston             Harris                 TX    77055
105   6110 Fairdale Lane                                              Houston             Harris                 TX    77057
106   101 South Allen Genoa Road and 1408 Avenue H                    Houston             Harris                 TX    77587
107   26 Sheldon Avenue Southeast                                     Grand Rapids        Kent                   MI    46503
108   4910 East Clinton Way                                           Fresno              Fresno                 CA    93727
109   5551 Johnson Street                                             Coconut Creek       Broward                FL    33073
110   6930 Lennox Avenue                                              Van Nuys            Los Angeles            CA    91405
111   2688 Patrick Henry Drive                                        Auburn Hills        Oakland                MI    48326
112   2298 South Beck Lane                                            Lafayette           Tippecanoe             IN    47909
113   11440 Ventura Boulevard                                         Studio City         Los Angeles            CA    91604
114   33855 & 33877 Woodward Avenue                                   Birmingham          Oakland                MI    48009
115   1610 North Normandie Avenue                                     Los Angeles         Los Angeles            CA    90027
116   7515 East Washington Street                                     Indianapolis        Marion                 IN    46219
117   2800 Victory Drive                                              Marshall            Harrison               TX    75670
118   38675-38707 12th Street East                                    Palmdale            Los Angeles            CA    93550
119   14801 Broadway Avenue                                           Maple Heights       Cuyahoga               OH    44137
120   2847 & 2851 Fillmore Street                                     Hollywood           Broward                FL    33020
121   1617 East Avenue R                                              Palmdale            Los Angeles            CA    93550
122   1191-1199 West Newport Center Drive                             Deerfield Beach     Broward                FL    33442
123   9340 North Florida Avenue                                       Tampa               Hillsborough           FL    33612
124   48 Craftwood Road                                               Waterbury           New Haven              CT    06705
125   3917-3929 Rawlins Street                                        Dallas              Dallas                 TX    75219
126   902 Romeria Drive                                               Austin              Travis                 TX    78757
127   16225 Vanowen Street                                            Van Nuys            Los Angeles            CA    91406
128   1845 Aspin Avenue                                               Redding             Shasta                 CA    96003
129   322 Hudson Street                                               Hartford            Hartford               CT    06114
130   296-298 Park Street                                             Hartford            Hartford               CT    06114
131   4224 Pearl Road                                                 Cleveland           Cuyahoga               OH    44103
132   4226 Desoto Avenue                                              Fort Myers          Lee                    FL    33905
133   13017 South State Street                                        Sandy               Salt Lake              UT    84070
134   7171 Jurupa Avenue                                              Riverside           Riverside              CA    92504
135   4004 Colby Avenue                                               Everett             Snohomish              WA    98201
136   4245 Debarr Road                                                Anchorage           N/A                    AK    99508
137   517-523 Pine Avenue                                             Long Beach          Los Angeles            CA    90802
138   5921 Avenue O                                                   Fort Madison        Lee                    IA    52627
139   3721 State Highway 528 Northwest                                Albuquerque         Bernalillo             NM    87048
140   1500-1520 Crooks Road                                           Royal Oak           Oakland                MI    48096
141   2214-2216 Lawn Avenue                                           Norwood             Hamilton               OH    45212
142   808-812 Maple Avenue                                            Hartford            Hartford               CT    06114
143   70-72 Wilson Street                                             Hartford            Hartford               CT    06106
144   8422-8434 Telegraph Road                                        Downey              Los Angeles            CA    90240




                                                                 UNITS/
                                                                SQ. FT./                                        OCCUPANCY
                PROPERTY          PROPERTY       MORTGAGE        ROOMS/      FEE SIMPLE/     YEAR     YEAR       RATE AT
 #                TYPE            SUB-TYPE       LOAN SELLER      PADS        LEASEHOLD     BUILT   RENOVATED    U/W (4)
----------------------------------------------------------------------------------------------------------------------------
 1    Retail                      Anchored       Column          929,792      Leasehold      1958     1990         94%
 2    Office                                     Column          256,438         Fee         1982     1999         98%
 3    Office                                     Column          785,914         Fee         1952     1992         86%
 4    Office                                     Column          255,992         Fee         1927     1996        100%
 5    Office                                     Column          404,894      Leasehold      1972     1998         98%
 6    Industrial                                 Column          388,654         Fee         1975     2000        100%
 7
 7a   Multifamily                                Column              328         Fee         1980     1998         93%
 7b   Multifamily                                Column              336         Fee         1978     1998         94%
 7c   Multifamily                                Column              296         Fee         1982     1998         95%
 7d   Multifamily                                Column              220         Fee         1972     1997         90%
 8
 8a   Multifamily                                Column              360         Fee         1973     1998         95%
 8b   Multifamily                                Column              252         Fee         1982     1998         95%
 8c   Multifamily                                Column              160         Fee         1983     1998         98%
 8d   Multifamily                                Column              104         Fee         1985     1999        100%
 9    Office                                     Column          128,637         Fee         1960     1994        100%
 10   Retail                      Anchored       Column          175,372         Fee         1999      N/A        100%
 11   Office                                     KeyBank         362,320         Fee         1969     1996         96%
 12   Office                                     Column          182,775         Fee         1910     1998         98%
 13
13a   Office                                     Column          593,293         Fee         1983     1995         98%
13b   Office                                     Column          283,332         Fee         1959     1990        100%
 14   Office                                     KeyBank         173,787         Fee         1996      N/A        100%
 15   Retail                      Anchored       KeyBank          80,002         Fee         1996      N/A        100%
 16   Office                                     Column          160,509         Fee         1999      N/A        100%
 17   Retail                      Anchored       Column          530,858         Fee         1964     1998         95%
 18   Retail                      Anchored       Column          113,507         Fee         1988      N/A         94%
 19   Hotel                     Full Service     Column              167         Fee         1909     1998         N/A
 20   Industrial                                 KeyBank         622,000         Fee         1899     1991         85%
 21   Multifamily                                KeyBank             208         Fee         1999      N/A         99%
 22   Retail                      Anchored       Column          106,854         Fee         1987     1990        100%
 23   Multifamily                                Column              282         Fee         1987      N/A         97%
 24   Office                                     Column          130,149         Fee         1986      N/A        100%
 25   Office                                     Column          194,514         Fee         1984      N/A         93%
 26   Office                                     Column           76,340         Fee         1999      N/A        100%
 27   Office                                     Column          106,521    Fee/Leasehold    1955     1997         94%
 28   Self Storage                               KeyBank           1,351         Fee         1984      N/A         95%
 29   Mixed Use              Office/Industrial   KeyBank         146,811         Fee         2000      N/A        100%
 30   Retail                      Anchored       Column          178,090         Fee         1972     1994         97%
 31   Mixed Use              Office/Industrial   Column          143,513         Fee         1988      N/A        100%
 32   Retail                      Anchored       Column          450,068         Fee         1974     1995         92%
 33   Retail                      Anchored       Column          100,253         Fee         1997      N/A        100%
 34   Retail                      Anchored       Column           45,920         Fee         1985      N/A        100%
 35   Retail                      Anchored       Column           43,720         Fee         1986     1994        100%
 36   Retail                      Anchored       Column           39,580         Fee         1985     1994        100%
 37   Retail                      Anchored       Column           45,271         Fee         1985     1998         90%
 38   Hotel                     Full Service     Column              130         Fee         1969     1999         N/A
 39   Multifamily                                Column              352         Fee         1970     1990         97%
 40   Retail                      Anchored       Column          127,295         Fee         1979      N/A         93%
 41   Multifamily                                KeyBank             322         Fee         1964     1999         99%
 42   Retail                      Anchored       Column          126,627         Fee         1982     1999         93%
 43   Multifamily                                Column              275         Fee         1979     1997         95%
 44   Retail                      Anchored       Column           91,598         Fee         2000      N/A        100%
 45   Multifamily                                KeyBank             388         Fee         1972      N/A         97%
 46   Multifamily                                Column              360         Fee         1978     1995         95%
 47   Mixed Use                Office/Retail     Column          112,682         Fee         1981     1997         80%
 48   Mixed Use                Office/Retail     KeyBank          72,925         Fee         1988      N/A         94%
 49   Retail                      Anchored       Column           61,203         Fee         1994     2000        100%
 50   Industrial                                 KeyBank         133,165         Fee         2000      N/A        100%
 51   Multifamily                                Column              234         Fee         1975     1990         97%
 52   Multifamily                                Column              240         Fee         1984     1998         95%
 53   Retail                     Unanchored      Column           14,065         Fee         1920     1990        100%
 54   Multifamily                                Column              328         Fee         1980     1992         95%
 55   Hotel                   Limited Service    Column              103      Leasehold      1998      N/A         N/A
 56   Retail                      Anchored       Column           67,280         Fee         1992      N/A         91%
 57
57a   Multifamily                                Column              120         Fee         1989      N/A         97%
57b   Multifamily                                Column               33         Fee         1978     1998         97%
57c   Multifamily                                Column               23         Fee         1972     1995         96%
57d   Multifamily                                Column               15         Fee         1977     1998         93%
 58   Industrial                                 KeyBank         104,786         Fee         1969     1989        100%
 59   Office                                     Column           77,236         Fee         1928     1996        100%
 60   Mixed Use              Office/Industrial   Column           75,745         Fee         1997      N/A         97%
 61   Industrial                                 Column           80,983         Fee         1969     1999         89%
 62   Multifamily                                KeyBank             150         Fee         1983      N/A         92%
 63   Multifamily                                KeyBank             216         Fee         1974      N/A         95%
 64   Retail                      Anchored       KeyBank          49,608         Fee         1997      N/A        100%
 65   Industrial                                 KeyBank         116,811         Fee         1988     1992        100%
 66   Multifamily                                KeyBank             215         Fee         1975     1999         92%
 67   Retail                      Anchored       Column           75,160         Fee         1998      N/A         96%
 68   Retail                  Shadow Anchored    Column           24,300         Fee         1999      N/A         79%
 69   Multifamily                                KeyBank             140         Fee         1982      N/A         96%
 70   Self Storage                               Column              616         Fee         1984      N/A         87%
 71   Manufactured Housing                       Column              200         Fee         1968      N/A         98%
 72   Retail                     Unanchored      Column           33,596         Fee         2000      N/A         96%
 73   Office                                     Column           32,194         Fee         1999      N/A        100%
 74   Hotel                   Limited Service    Column              109         Fee         1985      N/A         N/A
 75   Office                                     Column           47,250         Fee         1990      N/A        100%
 76   Multifamily                                KeyBank              80         Fee         1973      N/A         98%
 77   Office                                     Column           39,266         Fee         1987      N/A         97%
 78   Self Storage                               KeyBank             861         Fee         1979      N/A         98%
 79
79a   Multifamily                                Column               35         Fee         1920     1997         91%
79b   Multifamily                                Column               27         Fee         1925     1997        100%
79c   Multifamily                                Column                7         Fee         1925     1997        100%
79d   Multifamily                                Column               15         Fee         1920     1997         93%
79e   Multifamily                                Column                7         Fee         1920     1997        100%
79f   Multifamily                                Column                7         Fee         1920     1997        100%
 80   Retail                      Anchored       Column            8,290         Fee         1926     1989        100%
 81   Self Storage                               KeyBank             670         Fee         1998      N/A         86%
 82   Mixed Use              Office/Industrial   Column           37,058         Fee         1997      N/A        100%
 83   Multifamily                                Column               72         Fee         1984      N/A        100%
 84   Industrial                                 Column           68,230         Fee         1991     1998        100%
 85   Office                                     Column           54,212         Fee         1974     1997         92%
 86   Retail                     Unanchored      Column           33,060         Fee         2000      N/A         92%
 87   Office                                     Column           40,252         Fee         1986      N/A        100%
 88   Multifamily                                Column               88         Fee         1972      N/A        100%
 89   Multifamily                                Column              169         Fee         1962     1998         98%
 90   Retail                  Shadow Anchored    Column           30,100         Fee         2000      N/A         92%
 91   Multifamily                                Column              108         Fee         1971      N/A         92%
 92   Retail                  Shadow Anchored    Column           29,100         Fee         2000      N/A        100%
 93   Multifamily                                Column               66         Fee         1968     1999         97%
 94   Manufactured Housing                       Column              231         Fee         1985      N/A         88%
 95   Retail                     Unanchored      Column           64,698         Fee         1976     1998        100%
 96   Multifamily                                Column              112         Fee         1975     2000         96%
 97   Retail                     Unanchored      KeyBank          51,402         Fee         1960     1985         90%
 98   Office                                     Column           36,255         Fee         1973     1994         94%
 99   Retail                     Unanchored      Column           19,002         Fee         1978     2000         80%
100   Retail                     Unanchored      Column           10,125         Fee         1999      N/A        100%
101   Retail                     Unanchored      KeyBank          11,760         Fee         1939      N/A        100%
102   Retail                     Unanchored      Column           24,380         Fee         1990      N/A        100%
103   Retail                  Shadow Anchored    Column           10,274         Fee         1983     1999        100%
104   Multifamily                                Column               68         Fee         1964     1999         99%
105   Multifamily                                Column              100         Fee         1980      N/A         93%
106   Multifamily                                KeyBank              98         Fee         1963     1999        100%
107   Multifamily                                Column               55         Fee         1927     1998         95%
108   Office                                     Column           20,131         Fee         1991      N/A         92%
109   Manufactured Housing                       Column               68         Fee         1971     1999        100%
110   Multifamily                                Column               27         Fee         1976      N/A        100%
111   Multifamily                                KeyBank              48         Fee         1967      N/A         98%
112   Multifamily                                Column               30         Fee         2000      N/A        100%
113   Retail                     Unanchored      KeyBank          12,083         Fee         1987      N/A        100%
114   Retail                     Unanchored      KeyBank          11,728         Fee         1927     1968        100%
115   Multifamily                                Column               67         Fee         1929     1983         96%
116   Manufactured Housing                       KeyBank              86         Fee         1955      N/A         95%
117   Multifamily                                Column               60         Fee         1980     2000         95%
118   Multifamily                                Column               38         Fee         1985      N/A         95%
119   Mixed Use              Office/Industrial   KeyBank          33,322         Fee         1975     1998        100%
120   Multifamily                                Column               38         Fee         1974      N/A         95%
121   Multifamily                                Column               56         Fee         1984     1998         93%
122   Office                                     Column           16,483         Fee         1985     2000        100%
123   Retail                     Unanchored      KeyBank          25,842         Fee         1964     1987        100%
124   Multifamily                                Column               63         Fee         1986      N/A         87%
125   Multifamily                                Column               54         Fee         1969      N/A         98%
126   Multifamily                                Column               36         Fee         1971     1999         92%
127   Self Storage                               KeyBank             191         Fee         1987      N/A        100%
128   Self Storage                               KeyBank             335         Fee         1979      N/A         90%
129   Multifamily                                KeyBank              34         Fee         1966     1999         97%
130   Multifamily                                KeyBank               8         Fee         1925     1999        100%
131   Retail                     Unanchored      KeyBank          10,150         Fee         1999      N/A        100%
132   Multifamily                                Column               53         Fee         1984      N/A        100%
133   Retail                  Shadow Anchored    Column            5,000         Fee         2000      N/A        100%
134   Industrial                                 Column           22,500         Fee         1980      N/A        100%
135   Office                                     KeyBank           5,776         Fee         1916     1989        100%
136   Retail                     Unanchored      KeyBank           8,000         Fee         1999      N/A        100%
137   Multifamily                                KeyBank              16         Fee         1925     1993        100%
138   Manufactured Housing                       KeyBank             137         Fee         1955     1975         85%
139   Retail                     Unanchored      KeyBank           7,000         Fee         1999      N/A        100%
140   Multifamily                                KeyBank              16         Fee         1960      N/A        100%
141   Multifamily                                KeyBank              22         Fee         1967      N/A        100%
142   Multifamily                                KeyBank               7         Fee         1920     1996        100%
143   Multifamily                                KeyBank               6         Fee         1927     1999        100%
144   Retail                     Unanchored      KeyBank           8,212         Fee         1959      N/A        100%

                                                                                             -------------------------
Total/Weighted Average:                                                                      1972     1996       96.3%
                                                                                             =========================




                                                       MATURITY/
       DATE OF                            CUT-OFF         ARD                                                 ENGINEERING
      OCCUPANCY             APPRAISED    DATE LTV      DATE LTV          U/W            U/W         U/W       RESERVE AT
 #       RATE                 VALUE      RATIO (5)    RATIO(5)(6)        NOI          NCF (7)     DSCR (8)    ORIGINATION
---------------------------------------------------------------------------------------------------------------------------
 1     10/31/00           $123,000,000     63.2%         57.7%       $10,247,913     $9,982,211     1.54x         N/A
 2     8/31/00             103,000,000     74.7%         70.2%         9,554,420      8,951,341     1.29       $341,974
 3     11/1/00              51,500,000     72.5%         66.6%         5,835,956      4,758,657     1.32        $33,750
 4      6/8/00              46,000,000     79.2%         71.8%         4,133,960      4,082,725     1.22        $6,250
 5     10/1/00             102,000,000     35.1%         33.3%         6,691,544      5,629,765     1.67       $736,840
 6     10/13/00             54,000,000     64.6%         58.0%         4,705,841      4,462,046     1.44          N/A
 7                          36,650,000     79.1%         71.5%         3,526,633      3,231,633     1.22       $159,875
 7a    10/26/00             11,400,000                                 1,120,424      1,038,424
 7b    10/27/00             10,350,000                                   997,066        913,066
 7c    10/25/00              9,400,000                                   899,512        825,512
 7d    12/28/00              5,500,000                                   509,631        454,631
 8                          35,450,000     77.3%         70.4%         3,342,868      3,123,868     1.22       $270,000
 8a    10/24/00             16,400,000                                 1,543,942      1,453,942
 8b    10/25/00              9,500,000                                   888,717        825,717
 8c    10/25/00              6,200,000                                   589,653        549,653
 8d    7/25/00               3,350,000                                   320,556        294,556
 9     10/1/00              34,000,000     68.5%         64.2%         2,842,990      2,552,912     1.24          N/A
 10    5/31/00              32,250,000     68.2%         62.0%         2,573,426      2,513,543     1.29          N/A
 11    12/1/00              35,600,000     56.1%         49.6%         2,732,515      2,351,524     1.41       $935,625
 12    11/13/00             37,100,000     53.5%         32.0%         2,906,406      2,695,093     1.24          N/A
 13                        270,000,000     43.7%         38.9%        19,010,399     18,097,836     1.79       $135,063
13a     1/1/01             195,000,000                                12,215,201     11,821,254
13b     1/1/01              75,000,000                                 6,795,198      6,276,582
 14    11/15/00             18,250,000     73.7%         65.9%         1,629,839      1,493,239     1.25          N/A
 15    10/31/00              8,600,000     73.7%         65.9%           798,754        787,954     1.25          N/A
 16    10/4/00              23,700,000     79.3%         72.1%         2,241,832      2,052,791     1.20          N/A
 17    5/16/00              27,900,000     66.0%         60.5%         2,422,403      2,276,081     1.30        $10,063
 18    8/24/00              24,000,000     75.2%         67.4%         2,041,236      1,957,799     1.23        $6,563
 19      N/A                29,500,000     51.8%         44.5%         2,812,554      2,549,976     1.71          N/A
 20    8/24/00              19,700,000     73.5%         60.8%         1,857,817      1,729,653     1.29       $512,375
 21    9/25/00              19,100,000     75.7%         67.2%         1,616,774      1,616,774     1.31          N/A
 22    8/30/00              18,600,000     75.3%         69.0%         1,497,407      1,497,407     1.21          N/A
 23     8/1/00              15,640,000     79.6%         71.3%         1,447,662      1,377,162     1.26       $120,000
 24    12/5/00              16,600,000     72.6%         65.4%         1,546,474      1,367,823     1.27        $13,125
 25    11/1/00              16,000,000     74.8%         64.4%         1,546,933      1,360,779     1.30          N/A
 26    11/15/00             16,000,000     73.0%         65.8%         1,419,281      1,335,880     1.26          N/A
 27    10/16/00             14,200,000     73.6%         63.9%         1,336,549      1,193,493     1.26        $57,121
 28     7/1/00              13,850,000     73.2%         60.4%         1,386,034      1,386,034     1.49          N/A
 29     9/5/00              13,100,000     76.5%         66.3%         1,208,938      1,138,670     1.25      $1,500,000
 30     7/1/00              13,000,000     74.4%         67.1%         1,165,495      1,057,464     1.21          N/A
 31    10/15/00             13,300,000     72.0%         64.6%         1,201,740      1,076,963     1.27          N/A
 32    12/1/00              14,000,000     67.6%         61.3%         1,342,659      1,093,764     1.25        $21,094
 33    6/19/00              13,600,000     69.1%         66.4%         1,208,594      1,182,846     1.38          N/A
 34    7/20/00               3,720,000     79.3%         71.3%           340,640        324,419     1.24          N/A
 35    7/20/00               2,720,000     79.3%         71.3%           258,313        236,536     1.24          N/A
 36    7/20/00               2,640,000     79.3%         71.3%           240,659        231,334     1.24          N/A
 37    7/20/00               2,430,000     79.3%         71.3%           226,815        210,007     1.24          N/A
 38      N/A                12,500,000     71.7%         60.0%         1,504,960      1,313,678     1.52        $16,378
 39    10/25/00             10,800,000     79.4%         72.3%         1,055,632        967,632     1.20          N/A
 40    11/13/00             10,100,000     78.7%         70.5%           900,902        846,776     1.20          N/A
 41    10/17/00              9,950,000     79.2%         70.8%           842,944        842,944     1.23          N/A
 42     9/1/00              10,650,000     74.0%         66.8%           959,609        873,094     1.22          N/A
 43    10/1/00               9,750,000     77.7%         69.7%           953,725        884,975     1.32        $11,625
 44    11/1/00              12,000,000     63.1%         56.7%         1,130,741      1,028,714     1.53          N/A
 45    7/31/00              11,100,000     67.9%         56.4%           895,713        895,713     1.27       $872,813
 46    10/30/00              8,800,000     73.6%         67.7%           900,405        810,405     1.28        $73,225
 47    12/6/00               8,500,000     74.5%         66.8%           775,430        702,806     1.25          N/A
 48    10/31/00              8,900,000     70.6%         58.5%           897,297        792,400     1.34          N/A
 49    8/14/00               7,950,000     75.3%         68.1%           769,798        706,894     1.29          N/A
 50     6/9/00               9,665,000     61.9%         51.1%           803,939        737,759     1.34          N/A
 51    8/30/00               7,450,000     77.7%         69.1%           700,180        637,841     1.29       $127,889
 52     6/6/00               7,250,000     77.9%         71.0%           739,850        679,850     1.28        $15,719
 53    10/1/00               7,100,000     77.5%         68.0%           636,460        605,267     1.20          N/A
 54    10/2/00               6,850,000     79.7%         70.6%           656,102        574,102     1.24        $46,250
 55      N/A                 7,500,000     69.2%         58.0%           806,495        708,426     1.41          N/A
 56    9/27/00               6,500,000     73.7%         66.4%           630,139        583,469     1.35          N/A
 57                          5,935,000     78.6%         71.1%           589,025        537,953     1.26        $45,938
57a    12/29/00              4,200,000                                   414,946        384,342
57b    12/29/00                810,000                                    83,634         75,384
57c    12/29/00                475,000                                    53,316         44,848
57d    12/29/00                450,000                                    37,129         33,379
 58    8/23/00               6,350,000     72.2%         64.8%           535,815        510,990     1.26          N/A
 59    11/10/00              7,000,000     65.3%         52.6%           647,691        563,206     1.30          N/A
 60     9/1/00               6,000,000     74.8%         67.4%           577,093        506,521     1.25          N/A
 61    8/24/00               6,350,000     69.0%         57.7%           542,434        507,486     1.21          N/A
 62    9/25/00               5,330,000     79.5%         71.1%           456,300        456,300     1.23          N/A
 63    8/29/00               5,700,000     69.8%         57.7%           469,821        469,821     1.27        $13,688
 64    10/2/00               5,200,000     76.5%         69.2%           478,901        455,599     1.26        $19,938
 65    10/30/00              5,435,000     73.0%         64.4%           488,813        462,256     1.30          N/A
 66    7/19/00               5,905,000     66.6%         60.3%           459,518        459,518     1.28          N/A
 67    7/20/00               5,330,000     73.3%         65.7%           473,644        442,272     1.28          N/A
 68     9/1/00               5,650,000     67.1%         60.3%           447,923        421,485     1.25          N/A
 69    9/25/00               4,690,000     79.7%         71.3%           425,724        425,724     1.30          N/A
 70    9/25/00               5,450,000     63.5%         52.8%           438,504        438,504     1.34        $12,125
 71     1/3/01               4,430,000     74.5%         67.1%           374,649        364,649     1.31          N/A
 72     9/1/00               4,350,000     73.4%         66.8%           427,443        389,135     1.30          N/A
 73    8/31/00               4,595,000     69.4%         62.8%           426,646        384,152     1.32          N/A
 74      N/A                 5,300,000     60.2%         51.0%           548,120        474,505     1.48          N/A
 75    8/25/00               4,750,000     65.1%         58.7%           435,013        390,193     1.39          N/A
 76    10/27/00              3,760,000     79.7%         65.7%           338,638        338,638     1.23          N/A
 77    7/31/00               4,000,000     74.8%         67.2%           384,133        327,784     1.23        $11,900
 78     7/1/00               4,580,000     65.1%         53.7%           411,444        411,444     1.50          N/A
 79                          3,800,000     78.0%         70.2%           361,122        335,975     1.26        $82,838
79a     8/1/00               1,190,000                                   107,890         99,140
79b     8/1/00                 940,000                                    94,570         87,820
79c     8/1/00                 450,000                                    44,613         42,863
79d     8/1/00                 460,000                                    44,602         40,852
79e     8/1/00                 410,000                                    38,950         37,187
79f     8/1/00                 350,000                                    30,497         28,113
 80    11/8/00               4,100,000     70.6%         66.4%           365,702        349,994     1.34          N/A
 81    11/9/00               4,000,000     72.3%         59.0%           353,696        353,696     1.36          N/A
 82     7/1/00               4,600,000     62.9%         56.7%           386,113        337,512     1.29          N/A
 83     1/1/01               3,650,000     76.5%         69.0%           341,154        323,154     1.28        $96,375
 84    9/28/00               3,650,000     75.1%         68.4%           343,242        325,486     1.27        $1,875
 85    12/1/00               3,650,000     73.8%         66.6%           373,295        307,916     1.26        $54,156
 86    11/1/00               3,500,000     75.6%         68.1%           330,613        299,089     1.25          N/A
 87    12/1/00               4,200,000     62.5%         55.6%           332,130        290,425     1.29          N/A
 88    8/24/00               4,100,000     60.8%         55.1%           328,289        306,289     1.33        $58,155
 89    8/24/00               3,065,000     78.2%         70.9%           324,435        277,302     1.25        $25,219
 90    5/31/00               3,100,000     75.9%         68.4%           290,598        258,517     1.22          N/A
 91    12/13/00              2,880,000     78.2%         68.9%           247,199        247,199     1.32        $18,638
 92    5/31/00               2,910,000     76.4%         68.8%           285,147        253,165     1.27          N/A
 93    8/25/00               2,900,000     76.2%         68.6%           260,199        243,699     1.23        $31,188
 94     7/1/00               3,130,000     70.2%         63.9%           270,859        259,309     1.25          N/A
 95     7/1/00               3,400,000     64.4%         54.3%           320,289        268,530     1.25          N/A
 96     7/1/00               2,650,000     79.8%         72.7%           333,571        305,571     1.53       $271,855
 97    8/29/00               2,740,000     74.6%         62.3%           286,158        253,856     1.30          N/A
 98    11/30/00              2,700,000     73.9%         67.3%           316,508        271,554     1.45        $11,813
 99    10/19/00              3,400,000     58.5%         41.9%           261,293        256,517     1.25          N/A
100    10/31/00              2,900,000     63.5%         45.1%           237,644        237,644     1.27          N/A
101    11/16/00              2,650,000     67.8%         56.6%           252,612        238,515     1.38          N/A
102     8/1/00               2,340,000     74.8%         68.0%           227,190        204,028     1.25        $20,375
103     1/1/01               2,680,000     64.2%         58.1%           209,533        196,150     1.25          N/A
104     8/1/00               2,250,000     76.2%         72.3%           222,469        205,469     1.26        $13,063
105     7/1/00               2,150,000     78.8%         71.3%           212,714        187,714     1.21        $18,125
106    8/25/00               2,150,000     78.6%         65.7%           203,324        203,324     1.26        $24,381
107    6/13/00               2,100,000     72.6%         56.3%           175,611        164,611     1.20        $5,500
108     8/1/00               2,200,000     67.9%         61.5%           208,503        183,309     1.34          N/A
109     9/1/00               1,800,000     79.8%         71.6%           176,974        173,574     1.37        $18,275
110    7/14/00               1,975,000     72.2%         65.7%           168,590        160,490     1.20        $5,625
111     8/1/00               1,680,000     79.3%         66.1%           155,271        155,271     1.23        $30,700
112    11/1/00               1,695,000     78.1%         70.1%           142,014        142,014     1.20          N/A
113    10/23/00              1,810,000     72.7%         66.3%           170,469        156,808     1.26          N/A
114    8/29/00               1,800,000     70.5%         60.9%           177,157        165,188     1.25        $1,969
115    6/30/00               1,515,000     79.8%         72.5%           179,101        156,330     1.39        $4,750
116    8/24/00               1,600,000     74.3%         62.4%           161,896        161,896     1.40          N/A
117    9/19/00               1,520,000     78.2%         70.9%           170,867        155,867     1.41        $21,250
118     7/1/00               1,480,000     79.8%         72.6%           151,304        135,402     1.23        $10,425
119    10/24/00              2,000,000     58.5%         45.6%           170,545        149,628     1.34          N/A
120    5/12/00               1,415,000     79.7%         72.8%           137,755        128,255     1.20        $1,500
121    5/30/00               1,400,000     79.7%         73.0%           157,031        140,231     1.31        $15,610
122     6/1/00               1,500,000     73.4%         66.6%           143,741        128,081     1.25         $813
123     9/1/00               1,500,000     70.9%         60.5%           175,267        155,898     1.44         $188
124    7/24/00               1,400,000     71.2%         64.1%           126,541        110,791     1.24        $4,700
125    9/25/00               1,350,000     72.0%         67.8%           139,967        126,467     1.31        $11,790
126    11/22/00              1,200,000     79.0%         72.0%           119,987        110,987     1.24        $3,500
127    11/7/00               1,500,000     59.9%         49.8%           123,107        123,107     1.45          N/A
128    9/20/00               1,425,000     62.7%         52.6%           144,836        144,836     1.68        $1,563
129    9/30/00                 850,000     74.4%         63.5%            91,759         91,759     1.51          N/A
130    6/30/00                 310,000     74.4%         63.5%            39,960         39,960     1.51          N/A
131    3/31/00               1,475,000     57.7%         30.0%           132,938        132,938     1.25          N/A
132     9/1/00               1,200,000     68.4%         34.2%           141,491        125,291     1.28        $3,450
133     7/1/00               1,325,000     60.2%         55.1%           110,257        104,507     1.37          N/A
134    8/31/00                 935,000     74.8%         68.3%            99,920         85,295     1.28        $8,675
135    8/31/00               1,050,000     60.7%         51.4%            92,991         85,180     1.34          N/A
136    11/27/00              1,060,000     57.2%         48.4%            84,309         81,250     1.35          N/A
137    10/1/00                 740,000     73.8%         63.1%            69,787         69,787     1.25          N/A
138    8/29/00                 725,000     72.1%         61.1%            76,302         76,302     1.46        $32,612
139    11/27/00              1,175,000     42.4%         35.9%            90,438         87,511     1.76          N/A
140     9/6/00                 750,000     66.4%         55.5%            60,639         60,639     1.27          N/A
141    8/22/00                 510,000     73.5%         66.4%            42,672         42,672     1.25          N/A
142    6/30/00                 280,000     74.3%         64.2%            37,510         36,582     1.75         $625
143    6/30/00                 220,000     74.3%         64.2%            31,442         31,442     1.75          N/A
144    6/30/00                 445,000     75.2%         64.7%            48,474         45,134     1.30        $1,000



                        -----------------------------------------------------------------------
Total/Weighted Average: $1,748,265,000     69.6%         62.2%      $150,842,407   $139,921,771
                        =======================================================================




          CONTRACTUAL                      U/W
           RECURRING     CONTRACTUAL    RECURRING                                              PERCENTAGE OF                  ORIG
          REPLACEMENT     RECURRING    REPLACEMENT       U/W       ORIGINAL        CUT-OFF        INITIAL        MATURITY    AMORT.
 #          RESERVE         LC&TI        RESERVE        LC&TI      BALANCE       BALANCE (9)   POOL BALANCE      BALANCE      TERM
------------------------------------------------------------------------------------------------------------------------------------
 1          $54,000          N/A         $55,349      $210,353   $77,750,000     $77,750,000       7.6%       $ 70,965,575    360
 2            N/A            N/A         $51,288      $551,791    77,100,000      76,983,259       7.5%         72,328,405    360
 3            N/A         $240,000      $156,422      $920,877    37,500,000      37,338,703       3.6%         34,285,721    360
 4          $51,240          N/A         $51,235         N/A      36,550,000      36,445,087       3.5%         33,009,387    360
 5          $111,317         N/A        $111,317      $950,462    36,000,000      35,830,879       3.5%         33,984,130    360
 6            N/A            N/A         $58,298      $185,497    35,000,000      34,906,620       3.4%         31,340,738    360
 7          $295,000         N/A        $295,000         N/A      29,022,770      28,980,097       2.8%         26,192,534    360
 7a
 7b
 7c
 7d
 8          $219,000         N/A        $219,000         N/A      27,566,869      27,406,372       2.7%         24,973,537    360
 8a
 8b
 8c
 8d
 9          $25,504       $167,500       $25,504      $264,574    23,350,000      23,302,603       2.3%         21,828,819    360
 10           N/A            N/A         $26,300       $33,583    22,000,000      22,000,000       2.1%         20,003,670    324
 11         $39,737       $300,000       $90,580      $380,991    20,000,000      19,965,923       1.9%         17,648,519    360
 12          $4,638          N/A         $36,555      $211,313    20,000,000      19,861,229       1.9%         11,855,796    204
 13         $175,047     $2,324,893     $219,156      $693,407    20,000,000      19,799,168       1.9%         17,628,164    328
13a
13b
 14         $34,452        $44,004       $43,447      $136,600    14,128,000      12,950,714       1.3%         11,590,655    360
 15          $6,000          N/A         $12,000       $10,800     6,850,000       6,824,415       0.7%          6,111,820    360
 16           N/A            N/A         $24,090      $164,951    18,800,000      18,800,000       1.8%         17,089,965    360
 17         $78,016        $75,000       $78,016       $68,306    18,550,000      18,425,199       1.8%         16,889,125    360
 18         $17,026        $58,200       $17,026       $66,411    18,100,000      18,050,820       1.8%         16,173,111    360
 19           4.0%           N/A          5.0%           N/A      15,292,198      15,292,198       1.5%         13,128,414    271
 20         $10,931       $171,000       $93,300      $128,164    14,550,000      14,475,093       1.4%         11,969,512    300
 21           N/A            N/A         $36,400         N/A      14,500,000      14,457,556       1.4%         12,840,473    360
 22           N/A            N/A           N/A           N/A      14,000,000      14,000,000       1.4%         12,833,680    360
 23         $70,500          N/A         $70,500         N/A      12,480,000      12,454,616       1.2%         11,150,342    360
 24           N/A         $189,996       $32,537      $178,651    12,100,000      12,054,813       1.2%         10,855,839    360
 25         $38,880        $50,000       $42,793      $186,154    12,000,000      11,975,443       1.2%         10,309,411    360
 26         $11,445        $96,000       $15,268       $83,401    11,700,000      11,677,706       1.1%         10,532,253    360
 27           N/A            N/A         $26,630      $143,056    10,470,000      10,449,885       1.0%          9,079,559    360
 28           N/A            N/A         $18,182         N/A      10,200,000      10,134,975       1.0%          8,360,497    300
 29           N/A            N/A         $22,005       $70,268    10,050,000      10,017,776       1.0%          8,687,101    360
 30           N/A            N/A         $17,809       $90,222     9,700,000       9,670,978       0.9%          8,724,229    360
 31         $34,430          N/A         $34,431      $124,777     9,600,000       9,580,828       0.9%          8,595,545    360
 32           N/A          $63,600       $67,510      $181,385     9,500,000       9,459,433       0.9%          8,587,861    360
 33           N/A            N/A         $15,037       $10,711     9,400,000       9,400,000       0.9%          9,033,744    360
 34           N/A          $7,020        $7,312        $8,909      2,976,000       2,966,744       0.3%          2,666,005    360
 35           N/A          $10,140       $7,432        $14,345     2,172,000       2,165,245       0.2%          1,945,754    360
 36           N/A          $3,000        $6,333        $2,992      2,112,000       2,105,281       0.2%          1,887,519    360
 37           N/A          $8,280        $6,586        $10,222     1,900,000       1,894,091       0.2%          1,702,087    360
 38           5.0%           N/A          5.0%           N/A       9,000,000       8,964,157       0.9%          7,497,212    300
 39         $88,000          N/A         $88,000         N/A       8,600,000       8,579,706       0.8%          7,807,171    360
 40         $11,558        $20,000       $19,094       $54,126     7,960,000       7,944,038       0.8%          7,123,765    360
 41         $80,500          N/A         $80,500         N/A       7,900,000       7,878,052       0.8%          7,040,411    360
 42           N/A          $45,000       $18,994       $67,521     7,900,000       7,876,634       0.8%          7,113,521    360
 43           N/A            N/A         $68,750         N/A       7,600,000       7,575,877       0.7%          6,793,827    360
 44           N/A            N/A         $13,740       $88,287     7,600,000       7,571,109       0.7%          6,805,739    360
 45           N/A            N/A        $134,475         N/A       7,600,000       7,531,168       0.7%          6,259,970    300
 46         $90,000          N/A         $90,000         N/A       6,500,000       6,472,701       0.6%          5,954,322    360
 47           N/A          $56,341       $17,083       $55,541     6,345,000       6,332,328       0.6%          5,681,117    360
 48           N/A          $34,380       $14,585      $104,897     6,300,000       6,280,443       0.6%          5,210,705    300
 49          $9,180          N/A         $9,180        $53,724     6,000,000       5,985,064       0.6%          5,415,177    360
 50           N/A          $69,600       $18,186       $66,180     6,000,000       5,980,760       0.6%          4,934,196    300
 51         $58,500          N/A         $62,339         N/A       5,800,000       5,787,465       0.6%          5,144,483    360
 52         $60,000          N/A         $60,000         N/A       5,670,000       5,647,143       0.5%          5,151,019    360
 53          $2,110          N/A         $2,110        $31,193     5,522,000       5,504,843       0.5%          4,830,033    336
 54         $82,000          N/A         $82,000         N/A       5,472,000       5,459,886       0.5%          4,839,132    360
 55           4.0%           N/A          5.0%           N/A       5,200,000       5,188,700       0.5%          4,347,073    300
 56          $1,595        $16,668       $10,092       $46,670     4,800,000       4,787,679       0.5%          4,317,266    360
 57         $51,072          N/A         $51,072         N/A       4,672,000       4,663,314       0.5%          4,217,287    360
57a
57b
57c
57d
 58           N/A            N/A         $15,718       $24,825     4,600,000       4,585,563       0.4%          4,116,943    360
 59           $990        $115,020       $15,447       $84,485     4,585,000       4,570,997       0.4%          3,682,707    300
 60         $11,362          N/A         $11,362       $70,572     4,500,000       4,486,381       0.4%          4,042,621    360
 61           N/A          $60,000       $10,552       $24,396     4,400,000       4,382,362       0.4%          3,661,220    300
 62         $39,600          N/A         $39,600         N/A       4,250,000       4,236,172       0.4%          3,789,176    360
 63         $51,973          N/A         $54,000         N/A       4,000,000       3,979,407       0.4%          3,290,587    300
 64          $1,483        $50,004       $4,961        $23,302     4,000,000       3,977,481       0.4%          3,597,842    360
 65         $23,040        $80,004       $23,362       $26,557     3,975,000       3,967,186       0.4%          3,497,740    360
 66         $53,750          N/A         $53,750         N/A       3,950,000       3,934,163       0.4%          3,558,577    360
 67           N/A          $15,000       $11,274       $20,098     3,920,000       3,907,529       0.4%          3,503,349    360
 68           N/A            N/A         $2,430        $24,008     3,800,000       3,788,235       0.4%          3,405,779    360
 69         $35,000          N/A         $35,000         N/A       3,750,000       3,737,799       0.4%          3,343,390    360
 70         $12,356          N/A         $12,925         N/A       3,476,000       3,458,839       0.3%          2,879,230    300
 71           N/A            N/A         $10,000         N/A       3,300,000       3,300,000       0.3%          2,971,803    360
 72          $5,041        $12,000       $5,041        $33,267     3,200,000       3,191,295       0.3%          2,905,003    360
 73           N/A            N/A         $4,829        $37,665     3,200,000       3,190,687       0.3%          2,886,065    360
 74           4.0%           N/A          5.0%           N/A       3,200,000       3,188,339       0.3%          2,705,172    300
 75          $9,450        $33,600       $9,450        $44,820     3,100,000       3,090,746       0.3%          2,788,802    360
 76           N/A            N/A         $20,000         N/A       3,008,000       2,998,244       0.3%          2,468,664    300
 77         $10,395        $66,660       $13,800       $42,549     3,000,000       2,990,733       0.3%          2,689,406    360
 78           N/A            N/A         $7,758          N/A       3,000,000       2,980,875       0.3%          2,458,970    300
 79         $24,500          N/A         $25,147         N/A       2,970,000       2,962,314       0.3%          2,668,835    360
79a
79b
79c
79d
79e
79f
 80          $1,244        $12,981       $1,824        $15,708     2,900,000       2,894,406       0.3%          2,721,248    360
 81           N/A            N/A         $6,789          N/A       2,900,000       2,892,856       0.3%          2,360,756    300
 82           N/A          $37,058       $5,559        $43,042     2,900,000       2,892,571       0.3%          2,608,951    360
 83           N/A            N/A         $18,000         N/A       2,800,000       2,792,842       0.3%          2,519,568    360
 84           N/A            N/A         $17,756         N/A       2,750,000       2,742,466       0.3%          2,494,821    360
 85           N/A            N/A         $11,559       $53,820     2,700,000       2,691,959       0.3%          2,429,520    360
 86          $4,959          N/A         $4,959        $26,565     2,650,000       2,644,919       0.3%          2,383,856    360
 87          $6,621        $40,008       $10,063       $31,705     2,630,000       2,625,693       0.3%          2,335,210    360
 88         $22,000          N/A         $22,000         N/A       2,500,000       2,493,840       0.2%          2,258,885    360
 89         $43,855          N/A         $47,133         N/A       2,402,000       2,396,154       0.2%          2,173,276    360
 90          $4,515          N/A         $4,515        $27,566     2,360,000       2,353,865       0.2%          2,119,607    360
 91         $29,700          N/A         $29,700         N/A       2,255,000       2,251,096       0.2%          1,984,851    360
 92          $4,365          N/A         $4,365        $27,617     2,230,000       2,224,203       0.2%          2,002,849    360
 93         $16,500          N/A         $16,500         N/A       2,215,000       2,208,266       0.2%          1,988,939    360
 94           N/A            N/A         $11,550         N/A       2,200,000       2,196,187       0.2%          2,001,054    360
 95           N/A          $38,818       $9,705        $42,054     2,200,000       2,187,851       0.2%          1,845,936    300
 96         $28,000          N/A         $28,000         N/A       2,120,000       2,114,327       0.2%          1,927,547    360
 97           N/A            N/A         $9,070        $32,302     2,055,000       2,045,067       0.2%          1,707,965    300
 98           N/A            N/A         $8,698        $36,256     2,000,000       1,995,290       0.2%          1,816,024    360
 99           N/A            N/A         $2,850        $4,776      2,000,000       1,990,119       0.2%          1,424,123    240
100           N/A            N/A         $1,013          N/A       1,850,000       1,840,618       0.2%          1,307,898    240
101           N/A            N/A         $2,940        $14,097     1,800,000       1,796,036       0.2%          1,500,603    300
102           N/A            N/A         $4,876        $18,286     1,755,000       1,750,790       0.2%          1,590,377    360
103           N/A            N/A         $2,500        $10,883     1,725,000       1,720,680       0.2%          1,555,800    360
104         $17,000          N/A         $17,000         N/A       1,720,000       1,715,441       0.2%          1,626,521    360
105         $25,000          N/A         $25,000         N/A       1,700,000       1,693,984       0.2%          1,533,680    360
106           N/A            N/A         $24,500         N/A       1,700,000       1,690,055       0.2%          1,413,457    300
107         $11,004          N/A         $11,000         N/A       1,533,678       1,524,792       0.1%          1,183,054    338
108           N/A          $20,160       $4,033        $21,161     1,500,000       1,494,716       0.1%          1,353,865    360
109           N/A            N/A         $3,400          N/A       1,440,000       1,437,107       0.1%          1,288,416    360
110          $8,233          N/A         $8,100          N/A       1,430,000       1,426,073       0.1%          1,297,017    360
111           N/A            N/A         $12,000         N/A       1,340,000       1,331,982       0.1%          1,110,069    300
112          $6,000          N/A         $6,000          N/A       1,325,000       1,322,972       0.1%          1,188,643    360
113          $1,813        $9,600        $1,812        $13,661     1,320,000       1,316,476       0.1%          1,200,436    360
114           N/A            N/A         $1,994        $11,969     1,285,000       1,268,440       0.1%          1,095,911    300
115         $22,771          N/A         $22,771         N/A       1,212,000       1,208,656       0.1%          1,098,800    360
116           N/A            N/A         $6,364          N/A       1,194,000       1,188,430       0.1%            997,910    300
117         $15,000          N/A         $15,000         N/A       1,190,000       1,187,846       0.1%          1,077,346    360
118         $13,594          N/A         $15,902         N/A       1,184,000       1,180,749       0.1%          1,073,894    360
119           N/A          $33,828       $6,664        $20,917     1,175,000       1,170,251       0.1%            912,569    300
120          $9,500          N/A         $9,500          N/A       1,132,000       1,127,521       0.1%          1,029,983    360
121         $16,800          N/A         $16,800         N/A       1,120,000       1,115,732       0.1%          1,022,195    360
122           N/A          $15,161       $3,297        $12,363     1,104,000       1,100,904       0.1%            999,316    360
123           N/A            N/A         $5,168        $19,369     1,068,000       1,063,537       0.1%            907,419    300
124         $15,750          N/A         $15,750         N/A       1,000,000         996,946       0.1%            897,521    360
125         $13,500          N/A         $13,500         N/A         975,000         972,280       0.1%            914,830    300
126          $9,000          N/A         $9,000          N/A         950,000         947,482       0.1%            864,520    360
127           N/A            N/A         $2,700          N/A         900,000         897,972       0.1%            746,747    300
128           N/A            N/A         $5,312          N/A         897,000         893,474       0.1%            748,882    300
129           N/A            N/A         $8,500          N/A         637,000         632,296       0.1%            540,722    300
130           N/A            N/A         $2,000          N/A         232,000         230,426       0.1%            195,610    300
131           N/A            N/A           N/A           N/A         882,000         850,762       0.1%            443,208    180
132           N/A            N/A         $16,200         N/A         830,000         820,715       0.1%            410,878    180
133           N/A            N/A          $750         $5,000        800,000         798,200       0.1%            729,911    360
134           N/A            N/A         $5,625        $9,000        701,000         699,403       0.1%            638,753    360
135           N/A            N/A         $1,155        $7,811        640,000         637,186       0.1%            539,731    300
136           N/A          $17,040       $1,200        $3,059        607,600         605,922       0.1%            512,512    300
137           N/A            N/A         $4,000          N/A         550,000         545,923       0.1%            466,625    300
138           N/A            N/A         $6,600          N/A         525,000         522,700       0.1%            442,986    300
139           N/A          $12,660       $1,050        $2,927        500,000         498,619       0.0%            421,750    300
140           N/A            N/A         $4,000          N/A         500,000         497,996       0.0%            416,042    300
141           N/A            N/A         $5,500          N/A         376,000         374,893       0.0%            338,723    360
142           N/A            N/A         $1,750          N/A         210,000         208,084       0.0%            179,729    300
143           N/A            N/A         $1,500          N/A         165,000         163,495       0.0%            141,215    300
144           N/A            N/A         $1,642        $3,340        337,500         334,553       0.0%            287,716    300

                                                              ----------------------------------------------------------------------
Total/Weighted Average:                                       $1,032,379,616  $1,028,207,257     100.0%       $917,533,578    347
                                                              ======================================================================




                   REM.        ORIG          REM.          INTEREST                                                          FIRST
                  AMORT.     TERM TO        TERM TO      ONLY PERIOD    INTEREST     INTEREST CALCULATION      MONTHLY      PAYMENT
 #                 TERM    MATURITY(10)   MATURITY(10)     (MONTHS)       RATE      (30/360 / ACTUAL/360)    PAYMENT(11)     DATE
------------------------------------------------------------------------------------------------------------------------------------
 1                 360         120            117             24         7.4100%          Actual/360          $ 538,856     1/11/01
 2                 358          84            82              0          8.2200%          Actual/360            577,601     2/11/01
 3                 351         120            111             0          8.9800%          Actual/360            301,194     7/1/00
 4                 355         120            115             0          8.4300%          Actual/360            279,227    11/11/00
 5                 351          84            75              0          8.6400%          Actual/360            280,389     7/1/00
 6                 356         120            116             0          8.0700%          Actual/360            258,528     12/1/00
 7                 358         120            118             0          8.4100%          Actual/360            221,311     2/11/01
 7a
 7b
 7c
 7d
 8                 349         120            109             0          8.5600%          Actual/360            213,139     5/1/00
 8a
 8b
 8c
 8d
 9                 357          84            81              0          7.9800%          Actual/360            171,009     1/11/01
 10                324         120            115             36         7.8000%          Actual/360            162,973     11/1/00
 11                358         120            118             0          7.4700%          Actual/360            139,432     2/1/01
 12                201         120            117             0          8.0700%          Actual/360            180,487     1/1/01
 13                317          99            88              0          7.3250%          Actual/360            141,286     5/11/00
13a
13b
 14                353         132            125             0          8.4400%          Actual/360             99,213     9/1/00
 15                353         132            125             0          8.6100%          Actual/360             53,206     9/1/00
 16                360         120            118             6          8.3400%          Actual/360            142,429     2/11/01
 17                347         120            107             0          8.7900%          Actual/360            146,463     3/11/00
 18                356         120            116             0          7.9800%          Actual/360            132,559    12/11/00
 19                271          88            88              0          8.2500%          Actual/360            124,593     4/1/01
 20                295         120            115             0          7.9400%          Actual/360            111,722     11/1/00
 21                356         120            116             0          7.6100%          Actual/360            102,481     12/1/00
 22                360         120            114             36         8.0600%          Actual/360            103,313     10/1/00
 23                357         120            117             0          7.9700%          Actual/360             91,313     1/1/01
 24                354         120            114             0          8.1500%          Actual/360             90,054     10/1/00
 25                357         144            141             0          7.9400%          Actual/360             87,550     1/1/01
 26                357         120            117             0          8.2900%          Actual/360             88,227     1/1/01
 27                357         144            141             0          8.2500%          Actual/360             78,658     1/1/01
 28                294         120            114             0          7.8200%          Actual/360             77,513     10/1/00
 29                355         132            127             0          8.2900%            30/360               75,785     11/1/00
 30                355         120            115             0          8.2500%          Actual/360             72,873     11/1/00
 31                357         120            117             0          8.0600%          Actual/360             70,843     1/1/01
 32                352         120            112             0          8.4600%          Actual/360             72,778     8/1/00
 33                360         120            114             60         8.3600%          Actual/360             71,347     10/1/00
 34                355         120            115             0          8.0800%          Actual/360             22,003     11/1/00
 35                355         120            115             0          8.0800%          Actual/360             16,059     11/1/00
 36                355         120            115             0          7.9800%          Actual/360             15,468     11/1/00
 37                355         120            115             0          8.0800%          Actual/360             14,048     11/1/00
 38                296         120            116             0          8.3900%          Actual/360             71,805    12/11/00
 39                356         120            116             0          8.6700%          Actual/360             67,165     12/1/00
 40                357         120            117             0          8.0400%          Actual/360             58,630     1/1/01
 41                356         120            116             0          7.8700%          Actual/360             57,253     12/1/00
 42                355         120            115             0          8.3000%          Actual/360             59,628     11/1/00
 43                355         120            115             0          7.9900%          Actual/360             55,713     11/1/00
 44                354         120            114             0          8.0700%          Actual/360             56,137     10/1/00
 45                291         120            111             0          7.9800%          Actual/360             58,557     7/1/00
 46                351         120            111             0          9.0700%          Actual/360             52,628     7/1/00
 47                357         120            117             0          8.0600%          Actual/360             46,823     1/1/01
 48                297         120            117             0          8.1300%          Actual/360             49,168     1/1/01
 49                356         120            116             0          8.4100%          Actual/360             45,753     12/1/00
 50                297         120            117             0          7.9300%          Actual/360             46,031     1/1/01
 51                357         120            117             0          7.6700%          Actual/360             41,232     1/11/01
 52                352         120            112             0          8.6800%          Actual/360             44,323     8/11/00
 53                332         120            116             0          8.2100%          Actual/360             42,032     12/1/00
 54                357         120            117             0          7.5500%          Actual/360             38,449     1/11/01
 55                298         120            118             0          8.5200%          Actual/360             41,942     2/1/01
 56                356         120            116             0          8.2600%          Actual/360             36,095     12/1/00
 57                357         120            117             0          8.4100%          Actual/360             35,626     1/11/01
57a
57b
57c
57d
 58                355         120            115             0          8.0400%          Actual/360             33,882     11/1/00
 59                297         132            129             0          8.2300%          Actual/360             36,089     1/1/01
 60                355         120            115             0          8.2000%          Actual/360             33,649     11/1/00
 61                296         120            116             0          8.3500%          Actual/360             34,986     12/1/00
 62                355         120            115             0          7.8800%          Actual/360             30,830     11/1/00
 63                295         120            115             0          7.9400%          Actual/360             30,714     11/1/00
 64                350         120            110             0          8.2400%          Actual/360             30,023     6/1/00
 65                357         120            117             0          8.1500%            30/360               29,584     1/1/01
 66                353         120            113             0          8.3200%          Actual/360             29,870     9/1/00
 67                355         120            115             0          7.9800%          Actual/360             28,709     11/1/00
 68                355         120            115             0          8.1000%          Actual/360             28,148     11/1/00
 69                355         120            115             0          7.8800%          Actual/360             27,203     11/1/00
 70                295         120            115             0          8.1800%          Actual/360             27,244     11/1/00
 71                360         120            117             12         7.5600%          Actual/360             23,210     1/11/01
 72                355         120            115             0          8.6600%          Actual/360             24,969     11/1/00
 73                355         120            115             0          8.3700%          Actual/360             24,311     11/1/00
 74                296         120            116             0          8.9300%          Actual/360             26,701     12/1/00
 75                355         120            115             0          8.2600%          Actual/360             23,311     11/1/00
 76                297         120            117             0          7.8600%          Actual/360             22,938     1/1/01
 77                355         120            115             0          8.1100%          Actual/360             22,243     11/1/00
 78                294         120            114             0          7.8200%          Actual/360             22,798     10/1/00
 79                356         120            116             0          8.2200%          Actual/360             22,250     12/1/00
79a
79b
79c
79d
79e
79f
 80                357          84            81              0          8.2300%          Actual/360             21,746     1/1/01
 81                298         120            118             0          7.5900%          Actual/360             21,601     2/1/01
 82                356         120            116             0          8.2700%          Actual/360             21,828     12/1/00
 83                356         120            116             0          8.2800%          Actual/360             21,095     12/1/00
 84                355         120            115             0          8.6300%          Actual/360             21,399     11/1/00
 85                355         120            115             0          8.2700%          Actual/360             20,322     11/1/00
 86                357         120            117             0          8.2600%          Actual/360             19,927     1/1/01
 87                358         120            118             0          7.7200%          Actual/360             18,787     2/1/01
 88                356         120            116             0          8.4600%          Actual/360             19,152     12/1/00
 89                356         120            116             0          8.5200%          Actual/360             18,503     12/1/00
 90                356         120            116             0          8.1980%          Actual/360             17,644     12/1/00
 91                358         120            118             0          7.3700%          Actual/360             15,567     2/1/01
 92                356         120            116             0          8.1980%          Actual/360             16,672     12/1/00
 93                355         120            115             0          8.1800%          Actual/360             16,532     11/1/00
 94                357         120            117             0          8.7500%          Actual/360             17,307     1/1/01
 95                294         120            114             0          8.6500%          Actual/360             17,938     10/1/00
 96                355         120            115             0          8.7300%          Actual/360             16,648     11/1/00
 97                295         120            115             0          8.3000%          Actual/360             16,271     11/1/00
 98                356         120            116             0          8.6800%          Actual/360             15,634     12/1/00
 99                237         120            117             0          8.2900%          Actual/360             17,092     1/1/01
100                237         120            117             0          8.0800%          Actual/360             15,566     1/1/01
101                298         120            118             0          8.4200%          Actual/360             14,397     2/1/01
102                356         120            116             0          8.5900%          Actual/360             13,607     12/1/00
103                356         120            116             0          8.3800%          Actual/360             13,117     12/1/00
104                355          84            79              0          8.7700%          Actual/360             13,556     11/1/00
105                354         120            114             0          8.3900%          Actual/360             12,939     10/1/00
106                294         120            114             0          8.3200%          Actual/360             13,483     10/1/00
107                330         174            166             0          7.9750%          Actual/360             11,408     8/11/00
108                354         120            114             0          8.4100%          Actual/360             11,438     10/1/00
109                357         120            117             0          8.0300%          Actual/360             10,596     1/1/01
110                355         120            115             0          8.6200%          Actual/360             11,117    11/11/00
111                294         120            114             0          8.1900%          Actual/360             10,512     10/1/00
112                358         120            118             0          8.1500%          Actual/360              9,861     2/1/01
113                355         120            115             0          8.7400%          Actual/360             10,375     11/1/00
114                284         120            104             0          9.2400%          Actual/360             10,996     12/1/99
115                355         120            115             0          8.6000%          Actual/360              9,405    11/11/00
116                295         120            115             0          8.5000%          Actual/360              9,614     11/1/00
117                357         120            117             0          8.5400%          Actual/360              9,184     1/1/01
118                355         120            115             0          8.6200%          Actual/360              9,205    11/11/00
119                296         144            140             0          8.3000%          Actual/360              9,304     12/1/00
120                352         120            112             0          8.7500%          Actual/360              8,905     8/1/00
121                352         120            112             0          8.8900%          Actual/360              8,923     8/11/00
122                355         120            115             0          8.5300%          Actual/360              8,512     11/1/00
123                295         120            115             0          9.1100%          Actual/360              9,043     11/1/00
124                355         120            115             0          8.1600%          Actual/360              7,449     11/1/00
125                297          60            57              0          8.7800%          Actual/360              8,036     1/11/01
126                355         120            115             0          8.7700%          Actual/360              7,487     11/1/00
127                298         120            118             0          8.2500%          Actual/360              7,096     2/1/01
128                296         120            116             0          8.4700%          Actual/360              7,205     12/1/00
129                291         120            111             0          9.0700%          Actual/360              5,376     7/1/00
130                292         120            112             0          8.8100%          Actual/360              1,917     8/1/00
131                167         120            107             0          8.8400%          Actual/360              8,862     3/1/00
132                176         120            116             0          8.4800%          Actual/360              8,164     12/1/00
133                356         120            116             0          8.9000%          Actual/360              6,380     12/1/00
134                356         120            116             0          8.8400%          Actual/360              5,560     12/1/00
135                295         120            115             0          8.8300%          Actual/360              5,297     11/1/00
136                297         120            117             0          8.8400%          Actual/360              5,033     1/1/01
137                291         120            111             0          9.0500%          Actual/360              4,634     7/1/00
138                295         120            115             0          8.8500%          Actual/360              4,352     11/1/00
139                297         120            117             0          8.8400%          Actual/360              4,141     1/1/01
140                296         120            116             0          8.3500%          Actual/360              3,976     12/1/00
141                355         120            115             0          8.3200%          Actual/360              2,843     11/1/00
142                288         120            108             0          9.3700%          Actual/360              1,816     4/1/00
143                288         120            108             0          9.3700%          Actual/360              1,427     4/1/00
144                289         120            109             0          9.2300%          Actual/360              2,886     5/1/00

Total/Weighted
  Average          ------------------------------                        -------                         --------------
                   343         115            110                        8.1695%                         $ 7,791,244.02
                   ==============================                        =======                         ==============




                                                                                                   ORIGINAL
                                                                          ORIGINAL      YIELD      ORIGINAL
                                                                          LOCKOUT    MAINTENANCE     OPEN
       MATURITY                         PREPAYMENT PROVISION               PERIOD       PERIOD      PERIOD
 #       DATE     ARD (12)   SEASONING  AS OF ORIGINATION (13)            (MONTHS)     (MONTHS)    (MONTHS)  DEFEASANCE (14)
------------------------------------------------------------------------------------------------------------------------------
 1     12/11/32   12/11/10       3      L (9.75), O (0.25)                  117           0            3            Yes
 2     1/11/08                   2      L (6.5), O (0.5)                     78           0            6            Yes
 3      6/1/10                   9      L (9.5), O (0.5)                    114           0            6            Yes
 4     10/11/30   10/11/10       5      L (9.83), O (0.17)                  118           0            2            Yes
 5      6/1/07                   9      L (6.75), O (0.25)                   81           0            3            Yes
 6     11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 7     1/11/11                   2      L (9.5), O (0.5)                    114           0            6            Yes
 7a
 7b
 7c
 7d
 8      4/1/10                  11      L (9.5), O (0.5)                    114           0            6            Yes
 8a
 8b
 8c
 8d
 9     12/11/07                  3      L (1.92), YM 1% (4.75), O (0.33)     23           57           4            No
 10    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 11     1/1/11                   2      L (1.92), YM 1% (7.75), O (0.33)     23           93           4            No
 12    12/1/10                   3      L (9.67), O (0.33)                  116           0            4            Yes
 13    7/11/28     7/11/08      11      L (8.08), O (0.17)                   97           0            2            Yes
13a
13b
 14     8/1/11                   7      L (10.75), O (0.25)                 129           0            3            Yes
 15     8/1/11                   7      L (10.75), O (0.25)                 129           0            3            Yes
 16    1/11/11                   2      L (9.5), O (0.5)                    114           0            6            Yes
 17    2/11/30     2/11/10      13      L (9.75), O (0.25)                  117           0            3            Yes
 18    11/11/30   11/11/10       4      L (9.75), O (0.25)                  117           0            3            Yes
 19     7/1/08                   0      YM (6.75), O (0.58)                  0            81           7            No
 20    10/1/25     10/1/10       5      L (9.67), O (0.33)                  116           0            4            Yes
 21    11/1/10                   4      L (9.67), O (0.33)                  116           0            4            Yes
 22     9/1/10                   6      L (9.5), O (0.5)                    114           0            6            Yes
 23    12/1/10                   3      L (9.5), O (0.5)                    114           0            6            Yes
 24     9/1/10                   6      L (9.75), O (0.25)                  117           0            3            Yes
 25    12/1/12                   3      L (11.5), O (0.5)                   138           0            6            Yes
 26    12/1/10                   3      L (9.75), O (0.25)                  117           0            3            Yes
 27    12/1/12                   3      L (11.75), O (0.25)                 141           0            3            Yes
 28     9/1/10                   6      L (9.67), O (0.33)                  116           0            4            Yes
 29    10/1/11                   5      L (9.92), O (1.08)                  119           0           13            Yes
 30    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 31    12/1/10                   3      L (9.75), O (0.25)                  117           0            3            Yes
 32     7/1/10                   8      L (9.5), O (0.5)                    114           0            6            Yes
 33     9/1/10                   6      L (9.5), O (0.5)                    114           0            6            Yes
 34    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 35    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 36    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 37    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 38    11/11/25   11/11/10       4      L (9.67), O (0.33)                  116           0            4            Yes
 39    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 40    12/1/30     12/1/10       3      L (9.67), O (0.33)                  116           0            4            Yes
 41    11/1/10                   4      L (9.75), O (0.25)                  117           0            3            Yes
 42    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 43    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 44     9/1/10                   6      L (9.5), O (0.5)                    114           0            6            Yes
 45     6/1/10                   9      L (9.75), O (0.25)                  117           0            3            Yes
 46     6/1/10                   9      L (9.5), O (0.5)                    114           0            6            Yes
 47    12/1/10                   3      L (9.25), O (0.75)                  111           0            9            Yes
 48    12/1/10                   3      L (9.75), O (0.25)                  117           0            3            Yes
 49    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 50    12/1/10                   3      L (9.75), O (0.25)                  117           0            3            Yes
 51    12/11/10                  3      L (9.5), O (0.5)                    114           0            6            Yes
 52    7/11/30     7/11/10       8      L (9.42), O (0.58)                  113           0            7            Yes
 53    11/1/28     11/1/10       4      L (9.67), O (0.33)                  116           0            4            Yes
 54    12/11/10                  3      L (9.5), O (0.5)                    114           0            6            Yes
 55     1/1/11                   2      L (9.5), O (0.5)                    114           0            6            Yes
 56    11/1/10                   4      L (9.67), O (0.33)                  116           0            4            Yes
 57    12/11/10                  3      L (9.5), O (0.5)                    114           0            6            Yes
57a
57b
57c
57d
 58    10/1/30     10/1/10       5      L (9.67), O (0.33)                  116           0            4            Yes
 59    12/1/25     12/1/11       3      L (10.67), O (0.33)                 128           0            4            Yes
 60    10/1/10                   5      L (9.75), O (0.25)                  117           0            3            Yes
 61    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 62    10/1/10                   5      L (2.92), YM 1% (6.75), O (0.33)     35           81           4            No
 63    10/1/10                   5      L (9.67), O (0.33)                  116           0            4            Yes
 64     5/1/30     5/1/10       10      L (9.67), O (0.33)                  116           0            4            Yes
 65    12/1/30     12/1/10       3      L (9.67), O (0.33)                  116           0            4            Yes
 66     8/1/10                   7      YM 2% (4.92), YM 1% (4.75), O (0.33) 0           116           4            No
 67    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 68    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 69    10/1/10                   5      L (2.92), YM 1% (6.75), O (0.33)     35           81           4            No
 70    10/1/25     10/1/10       5      L (9.67), O (0.33)                  116           0            4            Yes
 71    12/11/10                  3      L (9.5), O (0.5)                    114           0            6            Yes
 72    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 73    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 74    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 75    10/1/30     10/1/10       5      L (9.67), O (0.33)                  116           0            4            Yes
 76    12/1/10                   3      L (9.75), O (0.25)                  117           0            3            Yes
 77    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 78     9/1/10                   6      L (9.67), O (0.33)                  116           0            4            Yes
 79    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
79a
79b
79c
79d
79e
79f
 80    12/1/30     12/1/07       3      L (6.67), O (0.33)                   80           0            4            Yes
 81     1/1/11                   2      L (9.75), O (0.25)                  117           0            3            Yes
 82    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 83    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 84    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 85    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 86    12/1/10                   3      L (9.5), O (0.5)                    114           0            6            Yes
 87     1/1/31     1/1/11        2      L (9.67), O (0.33)                  116           0            4            Yes
 88    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 89    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 90    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 91     1/1/11                   2      L (9.75), O (0.25)                  117           0            3            Yes
 92    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 93    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 94    12/1/10                   3      L (9.5), O (0.5)                    114           0            6            Yes
 95     9/1/10                   6      L (9.5), O (0.5)                    114           0            6            Yes
 96    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
 97    10/1/10                   5      L (9.75), O (0.25)                  117           0            3            Yes
 98    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
 99    12/1/10                   3      L (9.75), O (0.25)                  117           0            3            Yes
100    12/1/10                   3      L (9.67), O (0.33)                  116           0            4            Yes
101     1/1/11                   2      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
102    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
103    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
104    10/1/07                   5      L (6.5), O (0.5)                     78           0            6            Yes
105     9/1/10                   6      L (9.5), O (0.5)                    114           0            6            Yes
106     9/1/10                   6      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
107    1/11/30     1/11/15       8      L (13.92), O (0.58)                 167           0            7            Yes
108     9/1/10                   6      L (9.5), O (0.5)                    114           0            6            Yes
109    12/1/10                   3      L (9.5), O (0.5)                    114           0            6            Yes
110    10/11/30   10/11/10       5      L (9.83), O (0.17)                  118           0            2            Yes
111     9/1/10                   6      YM 5% (9.67), O (0.33)               0           116           4            No
112     1/1/11                   2      YM 5% (9.67), O (0.33)               0           116           4            No
113    10/1/10                   5      L (9.75), O (0.25)                  117           0            3            Yes
114    11/1/09                  16      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
115    10/11/30   10/11/10       5      L (9.83), O (0.17)                  118           0            2            Yes
116    10/1/10                   5      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
117    12/1/10                   3      L (9.5), O (0.5)                    114           0            6            Yes
118    10/11/30   10/11/10       5      L (9.83), O (0.17)                  118           0            2            Yes
119    11/1/12                   4      YM 4% (11.67), O (0.33)              0           140           4            No
120     7/1/10                   8      L (9.5), O (0.5)                    114           0            6            Yes
121    7/11/30     7/11/10       8      L (9.83), O (0.17)                  118           0            2            Yes
122    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
123    10/1/10                   5      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
124    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
125    12/11/05                  3      L (4.5), O (0.5)                     54           0            6            Yes
126    10/1/10                   5      L (9.5), O (0.5)                    114           0            6            Yes
127     1/1/11                   2      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
128    11/1/10                   4      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
129     6/1/10                   9      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
130     7/1/10                   8      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
131     2/1/15     1/31/10      13      L (9.67), O (0.33)                  116           0            4            Yes
132    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
133    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
134    11/1/10                   4      L (9.5), O (0.5)                    114           0            6            Yes
135    10/1/10                   5      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
136    12/1/10                   3      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
137     6/1/10                   9      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
138    10/1/10                   5      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
139    12/1/10                   3      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
140    11/1/10                   4      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
141    10/1/10                   5      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
142     3/1/10                  12      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
143     3/1/10                  12      L (5), YM 1% (4.67), O (0.33)        60           56           4            No
144     4/1/10                  11      L (5), YM 1% (4.67), O (0.33)        60           56           4            No

                                --
Total/Weighted Average:          5
                                ==




                     YIELD                     SERVICING
       LOCKOUT    MAINTENANCE       YIELD         AND                                      UTILITIES                      SUBJECT
     EXPIRATION    EXPIRATION    MAINTENANCE    TRUSTEE              HOTEL            MULTIFAMILY TENANT    MULTIFAMILY   STUDIO
 #      DATE          DATE          SPREAD        FEES             FRANCHISE                 PAYS            ELEVATORS     UNITS
---------------------------------------------------------------------------------------------------------------------------------
 1     9/11/10        N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 2     7/11/07        N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 3     12/1/09        N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 4     8/11/10        N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 5     3/1/07         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 6     5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 7     7/11/10        N/A            N/A        0.0529%
 7a                                                                   N/A                  Electric              0          N/A
 7b                                                                   N/A                  Electric              0          N/A
 7c                                                                   N/A                  Electric              0          N/A
 7d                                                                   N/A                  Electric              0          N/A
 8     10/1/09        N/A            N/A        0.0529%
 8a                                                                   N/A                Electric/Gas            0          N/A
 8b                                                                   N/A            Electric/Water/Sewer        0          N/A
 8c                                                                   N/A            Electric/Water/Sewer        0          N/A
 8d                                                                   N/A                  Electric              0          N/A
 9    11/11/02      8/11/07         T + 75      0.0529%               N/A                     N/A               N/A         N/A
 10    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 11    12/1/02       9/1/10        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
 12    8/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 13    5/11/08        N/A            N/A        0.1029%
13a                                                                   N/A                     N/A               N/A         N/A
13b                                                                   N/A                     N/A               N/A         N/A
 14    5/1/11         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 15    5/1/11         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 16    7/11/10        N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 17   11/11/09        N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 18    8/11/10        N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 19      N/A        12/1/07        T - Flat     0.0529%              None                     N/A               N/A         N/A
 20    6/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 21    7/1/10         N/A            N/A        0.0529%               N/A                    None                0          N/A
 22    3/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 23    6/1/10         N/A            N/A        0.0529%               N/A            Electric/Water/Sewer        0          N/A
 24    6/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 25    6/1/12         N/A            N/A        0.1029%               N/A                     N/A               N/A         N/A
 26    9/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 27    9/1/12         N/A            N/A        0.0729%               N/A                     N/A               N/A         N/A
 28    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 29    9/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 30    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 31    9/1/10         N/A            N/A        0.1029%               N/A                     N/A               N/A         N/A
 32    1/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 33    3/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 34    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 35    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 36    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 37    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 38    7/11/10        N/A            N/A        0.0529%           Holiday Inn                 N/A               N/A         N/A
 39    5/1/10         N/A            N/A        0.0529%               N/A                  Electric              0          N/A
 40    8/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 41    8/1/10         N/A            N/A        0.0529%               N/A                    None                0          N/A
 42    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 43    4/1/10         N/A            N/A        0.0529%               N/A                  Electric              0          N/A
 44    3/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 45    3/1/10         N/A            N/A        0.0529%               N/A                  Electric              2          16
 46    12/1/09        N/A            N/A        0.0529%               N/A               Electric/Water           0          N/A
 47    3/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 48    9/1/10         N/A            N/A        0.1029%               N/A                     N/A               N/A         N/A
 49    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 50    9/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 51    6/11/10        N/A            N/A        0.0829%               N/A                  Electric              0          N/A
 52   12/11/09        N/A            N/A        0.0529%               N/A                  Electric              0          N/A
 53    7/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 54    6/11/10        N/A            N/A        0.0529%               N/A                  Electric              0          N/A
 55    7/1/10         N/A            N/A        0.0529%     Hampton Inn and Suites            N/A               N/A         N/A
 56    7/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 57    6/11/10        N/A            N/A        0.0529%
57a                                                                   N/A                  Electric              0          N/A
57b                                                                   N/A                  Electric              0          N/A
57c                                                                   N/A                  Electric              0          N/A
57d                                                                   N/A                  Electric              0          N/A
 58    6/1/10         N/A            N/A        0.1029%               N/A                     N/A               N/A         N/A
 59    8/1/11         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 60    7/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 61    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 62    9/1/03        6/1/10        T - Flat     0.0529%               N/A                  Electric              0          24
 63    6/1/10         N/A            N/A        0.0529%               N/A                  Electric              0          N/A
 64    1/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 65    8/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 66      N/A         4/1/10        T - Flat     0.1029%               N/A                  Electric              0          24
 67    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 68    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 69    9/1/03        6/1/10        T - Flat     0.0529%               N/A                  Electric              0          24
 70    6/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 71    6/11/10        N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 72    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 73    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 74    5/1/10         N/A            N/A        0.0529%           Comfort Inn                 N/A               N/A         N/A
 75    6/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 76    9/1/10         N/A            N/A        0.1029%               N/A                  Electric              0          N/A
 77    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 78    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 79    5/1/10         N/A            N/A        0.0529%
79a                                                                   N/A                Electric/Gas            0          N/A
79b                                                                   N/A                Electric/Gas            0          N/A
79c                                                                   N/A                Electric/Gas            0          N/A
79d                                                                   N/A                Electric/Gas            0          N/A
79e                                                                   N/A                Electric/Gas            0          N/A
79f                                                                   N/A                Electric/Gas            0          N/A
 80    8/1/07         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 81    10/1/10        N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 82    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 83    5/1/10         N/A            N/A        0.0529%               N/A               Electric/Water           0          N/A
 84    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 85    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 86    6/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 87    9/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 88    5/1/10         N/A            N/A        0.0529%               N/A                  Electric              0          N/A
 89    5/1/10         N/A            N/A        0.0529%               N/A                    Water               0          23
 90    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 91    10/1/10        N/A            N/A        0.0529%               N/A                  Electric              0          N/A
 92    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 93    4/1/10         N/A            N/A        0.0629%               N/A                  Electric              0          N/A
 94    6/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 95    3/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 96    4/1/10         N/A            N/A        0.0529%               N/A                  Electric              0          N/A
 97    7/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 98    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
 99    9/1/10         N/A            N/A        0.1029%               N/A                     N/A               N/A         N/A
100    8/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
101    1/1/06        9/1/10        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
102    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
103    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
104    4/1/07         N/A            N/A        0.0529%               N/A                  Electric              0          N/A
105    3/1/10         N/A            N/A        0.0529%               N/A                  Electric              0          100
106    9/1/05        5/1/10        T - Flat     0.0529%               N/A                  Electric              0          N/A
107    6/11/14        N/A            N/A        0.0529%               N/A                  Electric              2          N/A
108    3/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
109    6/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
110    8/11/10        N/A            N/A        0.1529%               N/A                Electric/Gas            0          N/A
111      N/A         5/1/10        T - Flat     0.0529%               N/A                  Electric              0          N/A
112      N/A         9/1/10        T - Flat     0.0529%               N/A                 Water/Sewer            0          N/A
113    7/1/10         N/A            N/A        0.1029%               N/A                     N/A               N/A         N/A
114    11/1/04       7/1/09        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
115    8/11/10        N/A            N/A        0.1529%               N/A                  Electric              0          63
116    10/1/05       6/1/10        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
117    6/1/10         N/A            N/A        0.0529%               N/A                  Electric              0          N/A
118    8/11/10        N/A            N/A        0.1529%               N/A                  Electric              0          N/A
119      N/A         7/1/12        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
120    1/1/10         N/A            N/A        0.0529%               N/A                  Electric              0           2
121    5/11/10        N/A            N/A        0.1529%               N/A                Electric/Gas            0          N/A
122    4/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
123    10/1/05       6/1/10        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
124    4/1/10         N/A            N/A        0.0529%               N/A            Electric/Water/Sewer        1           4
125    6/11/05        N/A            N/A        0.0529%               N/A                  Electric              0          14
126    4/1/10         N/A            N/A        0.0529%               N/A               Electric/Water           0          N/A
127    1/1/06        9/1/10        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
128    11/1/05       7/1/10        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
129    6/1/05        2/1/10        T - Flat     0.0529%               N/A                  Electric              0          N/A
130    7/1/05        3/1/10        T - Flat     0.0529%               N/A                  Electric              0          N/A
131    10/1/09        N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
132    5/1/10         N/A            N/A        0.0529%               N/A                  Electric              0          N/A
133    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
134    5/1/10         N/A            N/A        0.0529%               N/A                     N/A               N/A         N/A
135    10/1/05       6/1/10        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
136    12/1/05       8/1/10        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
137    6/1/05        2/1/10        T - Flat     0.0529%               N/A                    None                0          12
138    10/1/05       6/1/10        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
139    12/1/05       8/1/10        T - Flat     0.0529%               N/A                     N/A               N/A         N/A
140    11/1/05       7/1/10        T - Flat     0.0529%               N/A                    None                0          N/A
141    10/1/05       6/1/10        T - Flat     0.0529%               N/A                    None                0          N/A
142    3/1/05       11/1/09        T - Flat     0.0529%               N/A                  Electric              0          N/A
143    3/1/05       11/1/09        T - Flat     0.0529%               N/A                    None                0          N/A
144    4/1/05       12/1/09        T - Flat     0.0529%               N/A                     N/A               N/A         N/A




       SUBJECT    SUBJECT   SUBJECT   SUBJECT     SUBJECT   SUBJECT   SUBJECT     SUBJECT   SUBJECT    SUBJECT    SUBJECT    SUBJECT
       STUDIO      STUDIO    1 BR       1 BR       1 BR       2 BR     2 BR        2 BR       3 BR      3 BR        3 BR      4 BR
 #    AVG. RENT  MAX. RENT   UNITS   AVG. RENT   MAX. RENT   UNITS   AVG. RENT   MAX. RENT   UNITS    AVG. RENT  MAX. RENT    UNITS
------------------------------------------------------------------------------------------------------------------------------------
 1       N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 2       N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 3       N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 4       N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 5       N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 6       N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 7
 7a      N/A        N/A       104       $419       $470       200      $545        $605        24       $667        $720       N/A
 7b      N/A        N/A       200       $448       $490       136      $587        $635       N/A        N/A        N/A        N/A
 7c      N/A        N/A       200       $439       $530        96      $613        $720       N/A        N/A        N/A        N/A
 7d      N/A        N/A       45        $404       $445       151      $486        $585        24       $601        $690       N/A
 8
 8a      N/A        N/A       73        $512       $605       191      $609        $665        70       $729        $770       26
 8b      N/A        N/A       156       $489       $560        88      $619        $640        8        $766        $770       N/A
 8c      N/A        N/A       104       $499       $550        56      $644        $690       N/A        N/A        N/A        N/A
 8d      N/A        N/A       80        $484       $505        24      $628        $649       N/A        N/A        N/A        N/A
 9       N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 10      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 11      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 12      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 13
13a      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
13b      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 14      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 15      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 16      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 17      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 18      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 19      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 20      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 21      N/A        N/A       104       $831       $910        88     $1,023      $1,210       16      $1,299      $1,380      N/A
 22      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 23      N/A        N/A       136       $596       $980       116      $711        $800        30       $841        $890       N/A
 24      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 25      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 26      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 27      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 28      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 29      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 30      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 31      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 32      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 33      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 34      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 35      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 36      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 37      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 38      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 39      N/A        N/A       192       $418       $454       160      $477        $495       N/A        N/A        N/A        N/A
 40      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 41      N/A        N/A       13        $517       $910       265      $691       $1,171       44       $767       $1,755      N/A
 42      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 43      N/A        N/A       165       $478       $560       110      $624        $750       N/A        N/A        N/A        N/A
 44      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 45     $494        $535      252       $526      $1,180      120      $685       $1,260      N/A        N/A        N/A        N/A
 46      N/A        N/A       59        $394       $410       301      $434        $460       N/A        N/A        N/A        N/A
 47      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 48      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 49      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 50      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 51      N/A        N/A       60        $417       $420       174      $518        $620       N/A        N/A        N/A        N/A
 52      N/A        N/A       80        $396       $495       160      $494        $495       N/A        N/A        N/A        N/A
 53      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 54      N/A        N/A       216       $375       $390       112      $518        $530       N/A        N/A        N/A        N/A
 55      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 56      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 57
57a      N/A        N/A       40        $485       $500        80      $536        $560       N/A        N/A        N/A        N/A
57b      N/A        N/A       24        $410       $439        9       $525        $530       N/A        N/A        N/A        N/A
57c      N/A        N/A       N/A       N/A         N/A        23      $418        $463       N/A        N/A        N/A        N/A
57d      N/A        N/A        9        $418       $428        6       $517        $540       N/A        N/A        N/A        N/A
 58      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 59      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 60      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 61      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 62     $454        $463      96        $535       $570        30      $651        $667       N/A        N/A        N/A        N/A
 63      N/A        N/A       104       $464       $554       112      $562        $614       N/A        N/A        N/A        N/A
 64      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 65      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 66     $412        $440      111       $459       $664        80      $544        $680       N/A        N/A        N/A        N/A
 67      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 68      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 69     $420        $428      88        $510       $539        28      $619        $666       N/A        N/A        N/A        N/A
 70      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 71      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 72      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 73      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 74      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 75      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 76      N/A        N/A       22        $588       $650        54      $693        $785        2        $898        $915       N/A
 77      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 78      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 79
79a      N/A        N/A       13        $455       $475        22      $624        $740       N/A        N/A        N/A        N/A
79b      N/A        N/A       27        $534       $637       N/A       N/A         N/A       N/A        N/A        N/A        N/A
79c      N/A        N/A        1        $475       $475        6       $913        $950       N/A        N/A        N/A        N/A
79d      N/A        N/A       15        $577       $774       N/A       N/A         N/A       N/A        N/A        N/A        N/A
79e      N/A        N/A        1        $602       $602        6       $869        $975       N/A        N/A        N/A        N/A
79f      N/A        N/A        1        $515       $515        6       $823        $890       N/A        N/A        N/A        N/A
 80      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 81      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 82      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 83      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A        72       $720        $800       N/A
 84      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 85      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 86      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 87      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 88      N/A        N/A        1        $490       $490        87      $590        $600       N/A        N/A        N/A        N/A
 89     $353        $420      127       $430       $450        19      $547        $550       N/A        N/A        N/A        N/A
 90      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 91      N/A        N/A       60        $399       $420        48      $493        $520       N/A        N/A        N/A        N/A
 92      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 93      N/A        N/A       24        $451       $490        10      $662        $695        32       $711        $765       N/A
 94      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 95      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 96      N/A        N/A       68        $380       $385        37      $541        $550        7        $625        $625       N/A
 97      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 98      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
 99      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
100      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
101      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
102      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
103      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
104      N/A        N/A       28        $450       $500        40      $573        $625       N/A        N/A        N/A        N/A
105     $377        $410      N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
106      N/A        N/A       51        $348       $460        46      $452        $485       N/A        N/A        N/A         1
107      N/A        N/A       20        $480       $540        35      $555        $679       N/A        N/A        N/A        N/A
108      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
109      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
110      N/A        N/A       N/A       N/A         N/A        14      $796        $922        13       $959       $1,025      N/A
111      N/A        N/A       24        $587       $645        24      $618        $650       N/A        N/A        N/A        N/A
112      N/A        N/A       18        $515       $520        12      $653        $670       N/A        N/A        N/A        N/A
113      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
114      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
115     $403        $485       4        $546       $566       N/A       N/A         N/A       N/A        N/A        N/A        N/A
116      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
117      N/A        N/A       24        $407       $495        28      $465        $505        8        $545        $550       N/A
118      N/A        N/A       N/A       N/A         N/A        30      $519        $550        8        $699        $750       N/A
119      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
120     $405        $405      20        $495       $500        16      $604        $650       N/A        N/A        N/A        N/A
121      N/A        N/A       40        $386       $475        16      $488        $495       N/A        N/A        N/A        N/A
122      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
123      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
124     $416        $428      59        $455       $495       N/A       N/A         N/A       N/A        N/A        N/A        N/A
125     $404        $425      39        $434       $475        1       $595        $595       N/A        N/A        N/A        N/A
126      N/A        N/A       36        $511       $545       N/A       N/A         N/A       N/A        N/A        N/A        N/A
127      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
128      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
129      N/A        N/A       34        $501       $525       N/A       N/A         N/A       N/A        N/A        N/A        N/A
130      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A        8        $840        $840       N/A
131      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
132      N/A        N/A       N/A       N/A         N/A        53      $488        $500       N/A        N/A        N/A        N/A
133      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
134      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
135      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
136      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
137     $468        $495       4        $618       $625       N/A       N/A         N/A       N/A        N/A        N/A        N/A
138      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
139      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A
140      N/A        N/A       14        $557       $600        2       $685        $685       N/A        N/A        N/A        N/A
141      N/A        N/A       22        $342       $375       N/A       N/A         N/A       N/A        N/A        N/A        N/A
142      N/A        N/A        2        $512       $523        5       $660        $692       N/A        N/A        N/A        N/A
143      N/A        N/A       N/A       N/A         N/A        4       $663        $670        2        $840        $840       N/A
144      N/A        N/A       N/A       N/A         N/A       N/A       N/A         N/A       N/A        N/A        N/A        N/A




       SUBJECT    SUBJECT                  MAJOR                      MAJOR          MAJOR                      MAJOR
        4 BR        4 BR                 TENANT #1                  TENANT #1   TENANT #1 LEASE               TENANT #2
 #    AVG. RENT  MAX. RENT                  NAME                     SQ. FT.    EXPIRATION DATE                 NAME
------------------------------------------------------------------------------------------------------------------------------------
 1       N/A        N/A                 J. C. Penney                 200,382        10/31/05               Robinson's May
 2       N/A        N/A             Providian Financial              82,506         6/30/06             Internet Barter, Inc.
 3       N/A        N/A           Pacific Bell - Directory           130,187        8/31/05                      N/A
 4       N/A        N/A          First Union National Bank           255,992        9/30/20                      N/A
 5       N/A        N/A                     N/A                        N/A            N/A                        N/A
 6       N/A        N/A         Exodus Communications, Inc.          388,654         3/1/16                      N/A
 7
 7a      N/A        N/A                     N/A                        N/A            N/A                        N/A
 7b      N/A        N/A                     N/A                        N/A            N/A                        N/A
 7c      N/A        N/A                     N/A                        N/A            N/A                        N/A
 7d      N/A        N/A                     N/A                        N/A            N/A                        N/A
 8
 8a     $809        $845                    N/A                        N/A            N/A                        N/A
 8b      N/A        N/A                     N/A                        N/A            N/A                        N/A
 8c      N/A        N/A                     N/A                        N/A            N/A                        N/A
 8d      N/A        N/A                     N/A                        N/A            N/A                        N/A
 9       N/A        N/A         Fitcorp Health Centers, Inc.         19,467          3/1/02             Gensler & Associates
 10      N/A        N/A                Sears HomeLife                42,997         8/23/14                Nordstrom Rack
 11      N/A        N/A           Joan Fabrics Corporation           76,105         11/30/07                Cisco Systems
 12      N/A        N/A               Wieden & Kennedy               150,115        12/26/02            Full Upright Position
 13
13a      N/A        N/A                 Bozell Inc.                  235,021        6/30/07              Baker and McKenzie
13b      N/A        N/A                  Petry T.V.                  90,761         12/31/15                The Gap, Inc.
 14      N/A        N/A                     HFHS                     78,060         12/31/09                 Wayne State
 15      N/A        N/A                 Farmer Jack                  58,802         7/31/15                  Blockbuster
 16      N/A        N/A                  TRG, Inc.                   106,870        8/26/09               Waste Industries
 17      N/A        N/A              Kmart Corporation               155,248        1/31/23                   Pathmark
 18      N/A        N/A                   Safeway                    38,506         5/31/14               Longs Drug Store
 19      N/A        N/A                     N/A                        N/A            N/A                        N/A
 20      N/A        N/A             Maxwell Shoe Company             109,000        12/31/01       John Hancock Life Insurance Co
 21      N/A        N/A                     N/A                        N/A            N/A                        N/A
 22      N/A        N/A              Lowe's H I W, Inc.              106,854        8/31/25                      N/A
 23      N/A        N/A                     N/A                        N/A            N/A                        N/A
 24      N/A        N/A             Duferco Steel, Inc.              21,516         9/30/03       Future Planning Associates, Inc.
 25      N/A        N/A        Encore Marketing International        47,980         12/31/04      Advertising Premiums & Incentives
 26      N/A        N/A           Trendwest Resorts, Inc.            76,340         11/15/15                     N/A
 27      N/A        N/A         Kupper Parker Communications         22,595         5/31/10         MCI Worldcom Network Services
 28      N/A        N/A                     N/A                        N/A            N/A                        N/A
 29      N/A        N/A        Siemens Power and Transmission        146,811        10/31/10                     N/A
 30      N/A        N/A                  Winn-Dixie                  55,542          5/1/14         Consolidated Stores/Big Lots
 31      N/A        N/A            Women's Club/Auld Ente            14,505         12/31/02             Software Technology
 32      N/A        N/A                   Boscov's                   204,178        12/1/15            Value City Dept. Store
 33      N/A        N/A                 Food 4 Less                  53,470         7/31/17                  Office Max
 34      N/A        N/A                  Food Lion                   30,280         11/30/18                     CVS
 35      N/A        N/A                  Food Lion                   30,280         6/30/14                 Eckerd Drugs
 36      N/A        N/A                  Food Lion                   35,140         10/31/14                     N/A
 37      N/A        N/A                  Food Lion                   30,271         2/28/18                      N/A
 38      N/A        N/A                     N/A                        N/A            N/A                        N/A
 39      N/A        N/A                     N/A                        N/A            N/A                        N/A
 40      N/A        N/A                     Vons                     32,000         11/1/09                 Sav-On Drugs
 41      N/A        N/A                     N/A                        N/A            N/A                        N/A
 42      N/A        N/A                  T. J. Max                   28,640         10/31/04              JoAnne's Fabrics
 43      N/A        N/A                     N/A                        N/A            N/A                        N/A
 44      N/A        N/A                   Petsmart                   26,040         2/28/14                   Old Navy
 45      N/A        N/A                     N/A                        N/A            N/A                        N/A
 46      N/A        N/A                     N/A                        N/A            N/A                        N/A
 47      N/A        N/A                     N/A                        N/A            N/A                        N/A
 48      N/A        N/A             Bally Total Fitness              24,250         11/14/08                Almost Family
 49      N/A        N/A       Raymours Furniture Company, Inc.       50,203         10/31/12         New England Audio Co., Inc.
 50      N/A        N/A                  Hydro USA                   26,085         9/30/05               Raymond Handling
 51      N/A        N/A                     N/A                        N/A            N/A                        N/A
 52      N/A        N/A                     N/A                        N/A            N/A                        N/A
 53      N/A        N/A             Tiffany and Company              14,065         6/30/10                      N/A
 54      N/A        N/A                     N/A                        N/A            N/A                        N/A
 55      N/A        N/A                     N/A                        N/A            N/A                        N/A
 56      N/A        N/A                    Marc's                    33,800         12/31/07               Jo-Ann Fabrics
 57
57a      N/A        N/A                     N/A                        N/A            N/A                        N/A
57b      N/A        N/A                     N/A                        N/A            N/A                        N/A
57c      N/A        N/A                     N/A                        N/A            N/A                        N/A
57d      N/A        N/A                     N/A                        N/A            N/A                        N/A
 58      N/A        N/A     Bartell Drug Company, Inc. Warehouse     68,676         7/31/07       Bartell Drug Company, Inc. Office
 59      N/A        N/A              The Hallen School               70,736         6/30/11                Ursiline School
 60      N/A        N/A           Preist Electronics, Inc.            5,400         12/31/02            BPS Engineering, Inc.
 61      N/A        N/A                 Gentle Giant                 46,442         4/30/09                Berkley Designs
 62      N/A        N/A                     N/A                        N/A            N/A                        N/A
 63      N/A        N/A                     N/A                        N/A            N/A                        N/A
 64      N/A        N/A             Petsmart, Inc. #0525             26,040         1/31/14                  Party City
 65      N/A        N/A      Golden Streams Quality Foods, Inc.      116,811        11/14/15                     N/A
 66      N/A        N/A                     N/A                        N/A            N/A                        N/A
 67      N/A        N/A                    Kroger                    55,000         6/30/18                      N/A
 68      N/A        N/A              The Party Factory                4,320         8/31/06                Sleep For Less
 69      N/A        N/A                     N/A                        N/A            N/A                        N/A
 70      N/A        N/A                     N/A                        N/A            N/A                        N/A
 71      N/A        N/A                     N/A                        N/A            N/A                        N/A
 72      N/A        N/A           Christian St. Furniture             4,950         7/31/05             Pelican St. Graphics
 73      N/A        N/A        Lenders Resource/Factual Data         15,882         12/7/19                 Horizon Group
 74      N/A        N/A                     N/A                        N/A            N/A                        N/A
 75      N/A        N/A     Mile Hi Cablevision Associates, LTD      47,250         3/14/10                      N/A
 76      N/A        N/A                     N/A                        N/A            N/A                        N/A
 77      N/A        N/A          Brown, Altman and Company            6,217          8/1/07             The Pastene Companies
 78      N/A        N/A                     N/A                        N/A            N/A                        N/A
 79
79a      N/A        N/A                     N/A                        N/A            N/A                        N/A
79b      N/A        N/A                     N/A                        N/A            N/A                        N/A
79c      N/A        N/A                     N/A                        N/A            N/A                        N/A
79d      N/A        N/A                     N/A                        N/A            N/A                        N/A
79e      N/A        N/A                     N/A                        N/A            N/A                        N/A
79f      N/A        N/A                     N/A                        N/A            N/A                        N/A
 80      N/A        N/A              Sprint Spectrum LP               8,290         12/31/07                     N/A
 81      N/A        N/A                     N/A                        N/A            N/A                        N/A
 82      N/A        N/A       Mountain Valley Community Church       24,635         8/31/03              Questron Technology
 83      N/A        N/A                     N/A                        N/A            N/A                        N/A
 84      N/A        N/A         Durkopp Adler America, Inc.          68,230         9/30/15                      N/A
 85      N/A        N/A             Preferred Healthcare             32,000         12/31/10                     N/A
 86      N/A        N/A                 Dollar Tree                   8,000         8/31/05             King's Beauty Supply
 87      N/A        N/A            Tractor Supply Company            40,252          2/9/07                      N/A
 88      N/A        N/A                     N/A                        N/A            N/A                        N/A
 89      N/A        N/A                     N/A                        N/A            N/A                        N/A
 90      N/A        N/A              Jaclyn's Hallmark                5,200         2/28/03                  Dollar Tree
 91      N/A        N/A                     N/A                        N/A            N/A                        N/A
 92      N/A        N/A                 Dollar Tree                   5,000         3/31/05                 The Shoe Dept
 93      N/A        N/A                     N/A                        N/A            N/A                        N/A
 94      N/A        N/A                     N/A                        N/A            N/A                        N/A
 95      N/A        N/A                D&B Furniture                 19,417         12/31/03            Dept. of Corrections
 96      N/A        N/A                     N/A                        N/A            N/A                        N/A
 97      N/A        N/A           New Song Christ. Fellow.            7,290         10/31/07                Family Dollar
 98      N/A        N/A               Executive Suites                4,345         5/31/02                      N/A
 99      N/A        N/A              Eckerd Corporation              10,908         3/31/20             Mid ShoreMeats, Inc.
100      N/A        N/A                     CVS                      10,125         1/31/20                      N/A
101      N/A        N/A                  Thai Tony                    3,200         3/31/09                     Wenta
102      N/A        N/A           Kennedy Memorial Center            10,080         12/31/01          Telepoint Communications
103      N/A        N/A            Country Store & Bakery             2,312         10/31/04                Fitness Quest
104      N/A        N/A                     N/A                        N/A            N/A                        N/A
105      N/A        N/A                     N/A                        N/A            N/A                        N/A
106     $875        $875                    N/A                        N/A            N/A                        N/A
107      N/A        N/A                     N/A                        N/A            N/A                        N/A
108      N/A        N/A   Central California Facility Medical Group   8,957         12/31/02              The Penstar Group
109      N/A        N/A                     N/A                        N/A            N/A                        N/A
110      N/A        N/A                     N/A                        N/A            N/A                        N/A
111      N/A        N/A                     N/A                        N/A            N/A                        N/A
112      N/A        N/A                     N/A                        N/A            N/A                        N/A
113      N/A        N/A            Kent Gibson-Soundesign             3,898         7/31/02             Boulevard Pet Clinic
114      N/A        N/A               Birmingham Drugs               11,728         4/30/19                      N/A
115      N/A        N/A                     N/A                        N/A            N/A                        N/A
116      N/A        N/A                     N/A                        N/A            N/A                        N/A
117      N/A        N/A                     N/A                        N/A            N/A                        N/A
118      N/A        N/A                     N/A                        N/A            N/A                        N/A
119      N/A        N/A           Remington University Inc           18,218         12/31/11              N.E.O. Fence Co.
120      N/A        N/A                     N/A                        N/A            N/A                        N/A
121      N/A        N/A                     N/A                        N/A            N/A                        N/A
122      N/A        N/A                  Inter-tel                    9,927         3/31/05             The Rennaisance Group
123      N/A        N/A       Suncoast Institute of Technology        8,876         8/31/04                 Harvest Time
124      N/A        N/A                     N/A                        N/A            N/A                        N/A
125      N/A        N/A                     N/A                        N/A            N/A                        N/A
126      N/A        N/A                     N/A                        N/A            N/A                        N/A
127      N/A        N/A                     N/A                        N/A            N/A                        N/A
128      N/A        N/A                     N/A                        N/A            N/A                        N/A
129      N/A        N/A                     N/A                        N/A            N/A                        N/A
130      N/A        N/A                     N/A                        N/A            N/A                        N/A
131      N/A        N/A                     CVS                      10,150         7/23/20                      N/A
132      N/A        N/A                     N/A                        N/A            N/A                        N/A
133      N/A        N/A                 Eye Masters                   3,000         6/30/10              Togo Baskin Robbins
134      N/A        N/A                     N/A                        N/A            N/A                        N/A
135      N/A        N/A              The Everett Clinic               3,726          7/1/03        Ralph J. McCarty, D.D.S., P.S.
136      N/A        N/A                     CSK                       8,000         12/31/15                     N/A
137      N/A        N/A                     N/A                        N/A            N/A                        N/A
138      N/A        N/A                     N/A                        N/A            N/A                        N/A
139      N/A        N/A                  CSK Store                    7,000         12/31/15                     N/A
140      N/A        N/A                     N/A                        N/A            N/A                        N/A
141      N/A        N/A                     N/A                        N/A            N/A                        N/A
142      N/A        N/A                     N/A                        N/A            N/A                        N/A
143      N/A        N/A                     N/A                        N/A            N/A                        N/A
144      N/A        N/A                    Liquor                     1,834         1/31/01               Downey Coin Wash




            MAJOR          MAJOR                       MAJOR                    MAJOR          MAJOR
          TENANT #2   TENANT #2 LEASE                TENANT #3                TENANT #3   TENANT #3 LEASE
 #         SQ. FT.    EXPIRATION DATE                   NAME                   SQ. FT.    EXPIRATION DATE
-----------------------------------------------------------------------------------------------------------
 1         146,250        9/30/05                      Sears                   143,427        1/31/51
 2         45,348         7/31/07                   First Union                30,232         5/31/05
 3           N/A            N/A                         N/A                      N/A            N/A
 4           N/A            N/A                         N/A                      N/A            N/A
 5           N/A            N/A                         N/A                      N/A            N/A
 6           N/A            N/A                         N/A                      N/A            N/A
 7
 7a          N/A            N/A                         N/A                      N/A            N/A
 7b          N/A            N/A                         N/A                      N/A            N/A
 7c          N/A            N/A                         N/A                      N/A            N/A
 7d          N/A            N/A                         N/A                      N/A            N/A
 8
 8a          N/A            N/A                         N/A                      N/A            N/A
 8b          N/A            N/A                         N/A                      N/A            N/A
 8c          N/A            N/A                         N/A                      N/A            N/A
 8d          N/A            N/A                         N/A                      N/A            N/A
 9         19,460          9/1/07                  Foster Wheeler              19,460         6/1/05
 10        40,725         9/30/14                  Staples, Inc.               24,042         8/31/14
 11        55,709         5/30/05                     Textron                  48,730         5/31/02
 12        10,193         12/31/04          Portland Inst of Contemp Art        9,047        12/31/02
 13
13a        77,700         6/30/08                       N/A                      N/A            N/A
13b        65,896         12/31/06                  Square Alpha               61,200         6/30/08
 14        41,666         3/31/10                   NW Dialysis                15,392        12/31/09
 15         5,960         10/31/05               Lee Beauty Supply              3,840        12/31/05
 16        25,840         10/14/09             Business Telecom, Inc.          18,378        12/31/05
 17        64,636         8/31/20                    Toys R Us                 51,516         1/31/11
 18        18,602         10/31/09                      N/A                      N/A            N/A
 19          N/A            N/A                         N/A                      N/A            N/A
 20        88,000         7/31/10               Goddess Bra Company            59,899         7/31/10
 21          N/A            N/A                         N/A                      N/A            N/A
 22          N/A            N/A                         N/A                      N/A            N/A
 23          N/A            N/A                         N/A                      N/A            N/A
 24        14,107         5/31/04              Nortel Networks, Inc.           11,784        10/31/05
 25        27,562         5/31/09                  Motorola, Inc.              11,246        12/14/04
 26          N/A            N/A                         N/A                      N/A            N/A
 27        15,900         6/30/06                 Adrian N. Baker              12,843         9/10/08
 28          N/A            N/A                         N/A                      N/A            N/A
 29          N/A            N/A                         N/A                      N/A            N/A
 30        21,580          1/1/02                       N/A                      N/A            N/A
 31        11,188         11/30/03             Connectus Software, I           10,886         3/31/02
 32        79,902          6/1/08                       N/A                      N/A            N/A
 33        23,500         6/30/17                    Party City                10,147         6/30/07
 34         8,640         4/30/06                       N/A                      N/A            N/A
 35         8,640         9/30/06                       N/A                      N/A            N/A
 36          N/A            N/A                         N/A                      N/A            N/A
 37          N/A            N/A                         N/A                      N/A            N/A
 38          N/A            N/A                         N/A                      N/A            N/A
 39          N/A            N/A                         N/A                      N/A            N/A
 40        25,500         11/1/09                 Millers Outpost              24,000         1/1/14
 41          N/A            N/A                         N/A                      N/A            N/A
 42        16,339         12/31/07                  Aaron Rents                13,102         1/12/07
 43          N/A            N/A                         N/A                      N/A            N/A
 44        24,800         5/31/05                 Famous Footwear              17,585         7/31/10
 45          N/A            N/A                         N/A                      N/A            N/A
 46          N/A            N/A                         N/A                      N/A            N/A
 47          N/A            N/A                         N/A                      N/A            N/A
 48         7,237         7/31/05                 Kimball, Kreinik              4,528        10/31/03
 49        11,000         8/31/15                       N/A                      N/A            N/A
 50        22,608         6/30/07                   System Three               16,770         6/30/06
 51          N/A            N/A                         N/A                      N/A            N/A
 52          N/A            N/A                         N/A                      N/A            N/A
 53          N/A            N/A                         N/A                      N/A            N/A
 54          N/A            N/A                         N/A                      N/A            N/A
 55          N/A            N/A                         N/A                      N/A            N/A
 56        11,200         12/31/03                 Movie Gallery                4,800        12/31/00
 57
57a          N/A            N/A                         N/A                      N/A            N/A
57b          N/A            N/A                         N/A                      N/A            N/A
57c          N/A            N/A                         N/A                      N/A            N/A
57d          N/A            N/A                         N/A                      N/A            N/A
 58        36,110         7/31/12                       N/A                      N/A            N/A
 59         3,000         2/28/02         Educational Tools N' Toys, Inc.       2,500         8/15/02
 60         5,400         1/31/04                 Network Medical               5,000         4/30/04
 61        16,000         4/30/01                       N/A                      N/A            N/A
 62          N/A            N/A                         N/A                      N/A            N/A
 63          N/A            N/A                         N/A                      N/A            N/A
 64        10,980         1/31/08             Hollywood Video #035-832          7,488         8/7/07
 65          N/A            N/A                         N/A                      N/A            N/A
 66          N/A            N/A                         N/A                      N/A            N/A
 67          N/A            N/A                         N/A                      N/A            N/A
 68         3,260         7/31/05                       N/A                      N/A            N/A
 69          N/A            N/A                         N/A                      N/A            N/A
 70          N/A            N/A                         N/A                      N/A            N/A
 71          N/A            N/A                         N/A                      N/A            N/A
 72         3,300         4/30/10                       N/A                      N/A            N/A
 73         9,378          1/5/07                  U.S. Oncology                3,467         7/31/05
 74          N/A            N/A                         N/A                      N/A            N/A
 75          N/A            N/A                         N/A                      N/A            N/A
 76          N/A            N/A                         N/A                      N/A            N/A
 77         5,816          6/1/02                  Kaplan & Rizzo               5,416         4/1/05
 78          N/A            N/A                         N/A                      N/A            N/A
 79
79a          N/A            N/A                         N/A                      N/A            N/A
79b          N/A            N/A                         N/A                      N/A            N/A
79c          N/A            N/A                         N/A                      N/A            N/A
79d          N/A            N/A                         N/A                      N/A            N/A
79e          N/A            N/A                         N/A                      N/A            N/A
79f          N/A            N/A                         N/A                      N/A            N/A
 80          N/A            N/A                         N/A                      N/A            N/A
 81          N/A            N/A                         N/A                      N/A            N/A
 82         7,149         8/31/03       Catalytica Combustion Systems, Inc.     5,274         8/31/03
 83          N/A            N/A                         N/A                      N/A            N/A
 84          N/A            N/A                         N/A                      N/A            N/A
 85          N/A            N/A                         N/A                      N/A            N/A
 86         4,500         8/31/03                       Cato                    4,160         1/31/06
 87          N/A            N/A                         N/A                      N/A            N/A
 88          N/A            N/A                         N/A                      N/A            N/A
 89          N/A            N/A                         N/A                      N/A            N/A
 90         4,500         9/30/04                       Cato                    4,000         1/31/05
 91          N/A            N/A                         N/A                      N/A            N/A
 92         4,500         3/31/05                       Cato                    3,600         1/31/05
 93          N/A            N/A                         N/A                      N/A            N/A
 94          N/A            N/A                         N/A                      N/A            N/A
 95        11,980         1/31/03                       N/A                      N/A            N/A
 96          N/A            N/A                         N/A                      N/A            N/A
 97         7,285         12/31/04                Lady of America               5,000         4/30/10
 98          N/A            N/A                         N/A                      N/A            N/A
 99         2,554         6/30/01              Papa John's USA, Inc.            1,794         2/28/06
100          N/A            N/A                         N/A                      N/A            N/A
101         2,000         1/31/05                  Luxury Travel                1,650         5/31/04
102         4,900         6/14/03         University of Medicine & Dental       3,500        12/31/01
103         1,860         12/22/02              Sunny Fresh Cleaners            1,517         9/30/08
104          N/A            N/A                         N/A                      N/A            N/A
105          N/A            N/A                         N/A                      N/A            N/A
106          N/A            N/A                         N/A                      N/A            N/A
107          N/A            N/A                         N/A                      N/A            N/A
108         4,981         12/31/06        Paxson Communications of Fresno       4,502         8/4/03
109          N/A            N/A                         N/A                      N/A            N/A
110          N/A            N/A                         N/A                      N/A            N/A
111          N/A            N/A                         N/A                      N/A            N/A
112          N/A            N/A                         N/A                      N/A            N/A
113         1,850         5/31/01                    H&R Block                  1,500         4/30/03
114          N/A            N/A                         N/A                      N/A            N/A
115          N/A            N/A                         N/A                      N/A            N/A
116          N/A            N/A                         N/A                      N/A            N/A
117          N/A            N/A                         N/A                      N/A            N/A
118          N/A            N/A                         N/A                      N/A            N/A
119         5,765         2/28/05              Professional Flooring            5,239         6/30/03
120          N/A            N/A                         N/A                      N/A            N/A
121          N/A            N/A                         N/A                      N/A            N/A
122         3,286         4/30/03                 G.A.T.E., L.L.C.              3,270        12/31/01
123         6,480         2/28/05                  Tax Collector                5,426         5/31/01
124          N/A            N/A                         N/A                      N/A            N/A
125          N/A            N/A                         N/A                      N/A            N/A
126          N/A            N/A                         N/A                      N/A            N/A
127          N/A            N/A                         N/A                      N/A            N/A
128          N/A            N/A                         N/A                      N/A            N/A
129          N/A            N/A                         N/A                      N/A            N/A
130          N/A            N/A                         N/A                      N/A            N/A
131          N/A            N/A                         N/A                      N/A            N/A
132          N/A            N/A                         N/A                      N/A            N/A
133         2,000         7/31/10                       N/A                      N/A            N/A
134          N/A            N/A                         N/A                      N/A            N/A
135         1,150          1/1/04          Marshall L. Batchelor, D.D.S.         900          11/1/04
136          N/A            N/A                         N/A                      N/A            N/A
137          N/A            N/A                         N/A                      N/A            N/A
138          N/A            N/A                         N/A                      N/A            N/A
139          N/A            N/A                         N/A                      N/A            N/A
140          N/A            N/A                         N/A                      N/A            N/A
141          N/A            N/A                         N/A                      N/A            N/A
142          N/A            N/A                         N/A                      N/A            N/A
143          N/A            N/A                         N/A                      N/A            N/A
144         1,488          6/1/03                   Accupressure                1,200         2/29/04




(1) The Crystal Pavilion/Petry Building Loan is one of four existing pari passu notes. The total original principal amount of all four notes is $119,120,085.86. The U/W DSCR and LTV ratios presented are based on the entire outstanding indebtedness of the Crystal Pavilion/Petry Building four existing pari passu notes.

(2A) The Underlying Mortgage Loans secured by College Park Medical Office Building and College Park Commons are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Hollins Plantation Plaza, Centerview Plaza, Wildwood Plaza and Dorchester Crossing are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by 322 Hudson Street and 296-298 Park Street are cross-defaulted.

(2D) The Underlying Mortgage Loans secured by 808-812 Maple Avenue and 70-72 Wilson Street are cross-defaulted.

(3) The Underlying Mortgage Loan secured by Lowe's San Bruno follows the following amortization schedule:
     Payments 1-36 are based on an Interest-Only Period
     Payments 37-60 are based on a 360-month amortization of principal Payments 61-120 are based on a 300-month amortization of principal

(4)  Does not include the hotel properties.

(5) In the case of cross-collateralized and/or cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.

(6) At maturity with respect to Balloon Loans or at the anticipated repayement date in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(7) Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.

(8) U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and/or cross-defaulted Underlying Mortgage Loans, the combined U/W DSCR is presented for each and every related Underlying Mortgage Loan.

(9)  Assumes a Cut-off Date of March 11, 2001.

(10) In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

(11) In the case of Mortgage Loans with Interest Only Periods, the monthly payment presented herein reflects the amount due during the respective amortization terms.

(12) Anticipated Repayment Date.

(13) Prepayment Provision as of Origination:
     L (x) = Lockout or Defeasance for x years
     YM A% (x) = Greater of Yield Maintenance Premium and A% Prepayment for x years
     O (x) = Prepayable at par for x years

(14) "Yes" means that defeasance is permitted notwithstanding the Lockout
     Period.